Filed Pursuant to Rule 424(b)(3) and Rule 424(c)

Registration Statement No. 333-296928

August 18, 2026

PROSPECTUS SUPPLEMENT NO. 1

MOBIX LABS, INC.

Up to 3,744,161 SHARES OF CLASS A COMMON STOCK

This prospectus supplement amends the prospectus dated July 17, 2026 (as supplemented to date, the “Prospectus”) of Mobix Labs, Inc. a Delaware corporation (the “Company”), which forms a part of the Company’s Registration Statement on Form S-1, as amended (No. 333-296928). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2026 and the Quarterly Report on Form 10-Q filed with the SEC on August 18, 2026, as set forth below. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement.

Shares of our Class A Common Stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MOBX”. On August 17, 2026, the closing price of our Class A Common Stock was $1.26.

Investing in the Company’s Class A Common Stock involves risks. See “Risk Factors” beginning on page 4 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is August 18, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2026, Mobix Labs, Inc. (the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”) with Mobix Merger Sub X, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub X”), Mobix Merger Sub XI, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub XI”), Vision Aerial, Inc., a Delaware corporation (“Vision Aerial”), and the shareholder representative named therein.

The Merger Agreement provides for the acquisition of Vision Aerial by the Company through a series of mergers, pursuant to which Merger Sub X will merge with and into Vision Aerial, with Vision Aerial surviving as a wholly owned subsidiary of the Company, followed immediately by the merger of the surviving corporation with and into Merger Sub XI, with Merger Sub XI surviving the second merger. The parties intend that the mergers (the “Mergers”), taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Under the terms of the Merger Agreement, consideration payable to the shareholders of Vision Aerial will consist of a combination of (i) a number of shares of the Company’s Class A common stock equal to $12 million divided by the Rollover Share Price (as defined below) and (ii) $3,000,000 cash, subject to customary post-closing purchase price adjustments and indemnification holdbacks. The Rollover Share Price is equal to the volume-weighted average price per share of the Class A common stock for the 20 trading days ending on (and including) the third trading day preceding the closing of the Mergers, provided the Rollover Share Price shall not be less than $2.00 nor greater than $3.00 (subject to adjustment for any stock split, stock dividend, recapitalization or similar event). The Merger Agreement contains representations, warranties, covenants, and indemnification provisions customary for a transaction of this type, and the closing of the transaction is subject to customary closing conditions, including the satisfaction of the Company’s due diligence investigation, approval by the stockholders of the Company and of Vison Aerial. The Merger Agreement may be terminated under specified circumstances, including the payment of a termination fee by Vision Aerial in certain cases.

A copy of the Merger Agreement is expected to be filed as an exhibit hereto by amendment.

The foregoing description of the Merger Agreement does not purport to be complete and, upon filing, will be qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the Merger Agreement and the issuance of the shares of Class A common stock contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The securities comprising the stock consideration to be issued in connection with the Mergers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Dated: July 29, 2026	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2026

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________

Commission File Number 001-40621

Mobix Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1591717
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 Venture, Suite 220

Irvine, California 92618

(Address of principal executive offices and zip code)

(949) 808-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of the registrant’s Class A Common Stock and Class B Common Stock outstanding as of August 13, 2026 was 16,774,387 and 200,491, respectively.

MOBIX LABS, INC.

i

Cautionary Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q for Mobix Labs, Inc. (the “Company”, “we”, “us” or “our”) contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. In this Quarterly Report on Form 10-Q, forward-looking statements include, but are not limited to, any statements regarding:

●	our financial and business performance;
●	our intent to pursue acquisitions of companies and technologies and the impact of such acquisitions on our business and results of operations;
●	our ability to consummate the pending acquisitions of Vision Aerial, Inc. and Special Project Delivery, Inc. in the expected time frames or at all, and to finance those acquisitions;
●	our beliefs regarding whether the assets and focus areas we have prioritized in furtherance of the National Security Matters (“NSM”) Initiative advance U.S. national security, reduce foreign dependency in critical supply chains, respond to announced federal supply-chain, stockpile and defense initiatives, and position us to help strengthen America’s defense industrial base and supply-chain resilience;
●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
●	our expectation regarding our ability to continue as a going concern and ability to obtain sufficient liquidity to meet our operating needs and satisfy our obligations;
●	the implementation, market acceptance and success of our products and technology in the wireless and connectivity markets and in potential new categories for expansion;
●	the demand for our products and the drivers of that demand;
●	our opportunities and strategies for growth;
●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;
●	our expectation that we will incur substantial expenses and continuing losses for the foreseeable future;
●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
●	our assumptions underlying our critical accounting estimates;
●	future capital requirements and sources and uses of cash; and
●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this Quarterly Report on Form 10-Q, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to remain in compliance with Nasdaq listing requirements, including the $1.00 minimum bid price requirement and the minimum $35 million market value of listed securities;
●	the dilutive effect of conversions of the Series A 10% Convertible Preferred Stock and the Additional Notes, the conversion price of which floats with the trading price of our Class A Common Stock;
●	the inability to meet future capital requirements and the risk that we will be unable to raise additional capital in the future on attractive terms or at all, as well as the dilutive impact that may have on our stockholders;
●	the risk that we are unable to successfully commercialize our products and solutions, or experience significant delays in doing so;
●	the risk that we may not be able to generate sufficient income from operations to sustain ourselves;
●	the risks concerning our ability to continue as a going concern;
●	the risk that we experience difficulties in managing our growth and expanding operations;
●

the risk that we may not be able to consummate planned strategic acquisitions, including Vision Aerial, Inc. and Special Project Delivery, Inc. on the expected time frames or at all, or fully realize anticipated benefits from past or future acquisitions or investments;

●	the risk that litigation may be commenced against us;
●	the risk that our patent applications may not be approved or may take longer than expected, and we may incur substantial costs in enforcing and protecting our intellectual property;
●	our ability to attract new customers and grow our customer base; and
●	the risk that the price of our securities may be volatile due to a variety of factors, including changes caused by ongoing conflict in the Middle East and the implementation of tariffs in the United States as well as any impact that either may have on laws and regulations, changes in the competitive industries in which we operate, variations in performance across competitors, the global supply chain, and macro-economic and social environments affecting our business and changes in our capital structure.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by geopolitical tensions, including the further escalation of war between Russia and Ukraine or the conflict pertaining to the Middle East, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. However, we encourage you to review our risk factors as set forth herein and in our Annual Report on Form 10-K for our fiscal year ended September 30, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission on January 13, 2026 and May 20, 2026, respectively.

iii

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements.

Mobix Labs, Inc.

Unaudited Condensed Consolidated Financial Statements

June 30, 2026 and 2025

Condensed Consolidated Balance Sheets as of June 30, 2026 and September 30, 2025 (unaudited)	2
Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months and nine months ended June 30, 2026 and 2025 (unaudited)	3
Condensed Consolidated Statements of Preferred Stock and Stockholders’ Equity (Deficit) for the three months and nine months ended June 30, 2026 and 2025 (unaudited)	4
Condensed Consolidated Statements of Cash Flows for the nine months ended June 30, 2026 and 2025 (unaudited)	5
Notes to Condensed Consolidated Financial Statements (unaudited)	6

1

MOBIX LABS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	June 30, 2026	September 30, 2025
ASSETS
Current assets
Cash	$2,142	$3,273
Accounts receivable, net	760	1,414
Inventory	1,462	1,435
Prepaid expenses and other current assets	1,666	593
Total current assets	6,030	6,715

Property and equipment, net	208	328
Intangible assets, net	12,324	13,519
Goodwill	16,066	16,066
Operating lease right-of-use assets	159	370
Other assets	147	115
Total assets	$34,934	$37,113

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$5,032	$8,981
Accrued expenses and other current liabilities	9,114	11,122
Deferred purchase consideration	2,093	2,323
Notes payable, current	995	3,934
Notes payable – related parties, current	1,397	1,152
Notes payable – measured at fair value, current	3,360	—
Operating lease liabilities, current	156	274
Total current liabilities	22,147	27,786

Notes payable – related parties, noncurrent	—	1,099
Earnout liability	280	1,240
Deferred tax liability	299	321
Operating lease liabilities, noncurrent	3	96
Liability-classified warrants	3,047	6,859
Other noncurrent liabilities	935	48
Total liabilities	26,711	37,449

Commitments and contingencies (Note 9)

Preferred Stock, $0.00001 par value, of which 20,000 shares have been designated as Series A 10% Convertible Preferred Stock; 2,000 and no shares issued and outstanding at June 30, 2026 and September 30, 2025, respectively	1,975	—

Stockholders’ equity (deficit)
Class A Common Stock, $0.00001 par value, 285,000,000 shares authorized; 15,001,187 and 5,883,842 shares issued and outstanding at June 30, 2026 and September 30, 2025, respectively	—	—
Class B Common Stock, $0.00001 par value, 5,000,000 shares authorized; 200,491 shares issued and outstanding at June 30, 2026 and September 30, 2025	—	—
Additional paid-in capital	189,609	150,252
Accumulated deficit	(183,361)	(150,588)
Total stockholders’ equity (deficit)	6,248	(336)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$34,934	$37,113

See accompanying notes to condensed consolidated financial statements.

2

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2026	2025	2026	2025

Net revenue:
Products	$529	$1,503	$2,533	$4,911
Services	260	847	1,101	3,119
Total net revenue	789	2,350	3,634	8,030
Cost of revenue:
Products	528	655	1,933	2,912
Services	159	346	834	1,062
Total cost of revenue	687	1,001	2,767	3,974
Gross profit	102	1,349	867	4,056

Operating expenses:
Research and development	411	486	1,281	1,816
Selling, general and administrative	7,045	8,208	21,864	32,043
Impairment of long-lived assets	—	725	—	725
Loss from operations	(7,354)	(8,070)	(22,278)	(30,528)

Interest expense	868	547	3,637	1,032
Change in fair value of earnout liability	—	(210)	(960)	(490)
Change in fair value of warrants	(108)	(612)	320	(1,237)
Change in fair value of notes payable	27	—	27	—
Loss on issuance of preferred shares and liability-classified warrants	3,707	—	3,707	—
Financing costs expensed	600	443	600	443
Loss on extinguishment of notes payable	3,791	17	4,218	300
Other non-operating (gains) losses, net	553	19	(1,036)	(165)
Loss before income taxes	(16,792)	(8,274)	(32,791)	(30,411)
Income tax provision (benefit)	3	(2)	(18)	(9)
Net loss and comprehensive loss	$(16,795)	$(8,272)	$(32,773)	$(30,402)

Net loss per share of Class A and Class B Common Stock:
Basic	$(1.33)	$(1.70)	$(3.39)	$(7.16)
Diluted	$(1.33)	$(1.70)	$(3.39)	$(7.16)
Weighted-average common shares outstanding:
Basic	12,640,059	4,878,530	9,683,935	4,247,441
Diluted	12,640,059	4,878,530	9,683,935	4,247,441

See accompanying notes to condensed consolidated financial statements.

3

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF PREFERRED STOCK AND

STOCKHOLDERS’ EQUITY (DEFICIT)

(unaudited, in thousands, except share and per share amounts)

							Additional		Total
	Preferred Stock		Class A Common Stock		Class B Common Stock		Paid-in Capital	Accumulated	Stockholder’s Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at September 30, 2025	-	$-	5,883,842	$-	200,491	$-	$150,252	$(150,588)	$(336)

Issuance of common stock	-	-	226,450	-	-	-	1,523	-	1,523
Issuance of common stock in settlement of liabilities	-	-	119,085	-	-	-	985	-	985
Issuance of common stock on vesting of RSUs	-	-	403,595	-	-	-	-	-	-
Issuance of common stock on exercise of stock options	-	-	32,353	-	-	-	55	-	55
Reclassification of warrants	-	-	-	-	-	-	6,912	-	6,912
Issuance of warrants in consideration for modification	-	-	-	-	-	-	514	-	514
Stock-based compensation	-	-	-	-	-	-	5,139	-	5,139
Net loss	-	-	-	-	-	-	-	(10,125)	(10,125)

Balance at December 31, 2025	-	-	6,665,325	-	200,491	-	165,380	(160,713)	4,667

Issuance of common stock	-	-	30,000	-	-	-	-	-	-
Issuance of common stock in connection with debt	-	-	426,878	-	-	-	-	-	-
Issuance of common stock in settlement of liabilities	-	-	-	-	-	-	2,219	-	2,219
Issuance of common stock in connection with public offering	-	-	3,000,000	-	-	-	5,360	-	5,360
Issuance of common stock on vesting of RSUs	-	-	233,322	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	2,452	-	2,452
Net loss	-	-	-	-	-	-	-	(5,853)	(5,853)

Balance at March 31, 2026	-	-	10,355,525	-	200,491	-	175,411	(166,566)	8,845

Issuance of common stock on vesting of RSUs	-	-	200,918	-	-	-	-	-	-
Issuance of common stock for amendment of RaGE earnout	-	-	464,952	-	-	-	1,121	-	1,121
Issuance of Common Stock for services	-	-	3,000	-	-	-	7	-	7
Issuance of common stock in settlement of liabilities	-	-	3,976,792	-	-	-	10,120	-	10,120
Issuance of preferred stock	2,000	1,975	-	-	-	-	-	-	-
Issuance of extension shares in consideration for modification	-	-	-	-	-	-	600	-	600
Stock-based compensation	-	-	-	-	-	-	2,350	-	2,350
Net loss	-	-	-	-	-	-	-	(16,795)	(16,795)

Balance at June 30, 2026	2,000	$1,975	15,001,187	$-	200,491	$-	$189,609	$(183,361)	$6,248

							Additional		Total
	Preferred Stock		Class A Common Stock		Class B Common Stock		Paid-in Capital	Accumulated	Stockholder’s Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at September 30, 2024	-	$-	3,282,423	$-	212,990	$-	$109,987	$(104,457)	$5,530

Issuance of common stock	-	-	56,174	-	-	-	640	-	640
Conversion of Class B Common Stock to Class A Common Stock	-	-	12,500	-	(12,500)	-	-	-	-
Conversion of notes payable to Class A Common Stock	-	-	63,180	-	-	-	828	-	828
Issuance of common stock upon vesting of RSUs	-	-	51,000	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	9,802	-	9,802
Net loss	-	-	-	-	-	-	-	(19,839)	(19,839)

Balance at December 31, 2024	-	-	3,465,277	-	200,490	-	121,257	(124,296)	(3,039)

Issuance of common stock in settlement of liabilities	-	-	61,059	-	-	-	553	-	553
Issuance of common stock for amendment of RaGE earnout	-	-	56,310	-	-	-	1,752	-	1,752
Issuance of common stock on vesting of RSUs	-	-	1,000	-	-	-	-	-	-
Issuance of common stock upon exercise of warrants	-	-	174,819	-	-	-	15	-	15
Stock-based compensation	-	-	-	-	-	-	3,352	-	3,352
Net loss	-	-	-	-	-	-	-	(2,291)	(2,291)

Balance at March 31, 2025	-	-	3,758,465	-	200,490	-	126,929	(126,587)	342

Issuance of Class A common stock and warrants in private placement	-	-	385,000	-	-	-	342	-	342
Issuance of Class A common stock in settlement of liabilities	-	-	16,688	-	-	-	133	-	133
Issuance of Class A common stock for RaGE earnout	-	-	7,971	-	-	-	56	-	56
Issuance of restricted stock awards	-	-	510,000	-	274,510	-	-	-	-
Issuance of common stock upon vesting of RSUs	-	-	41,253	-	-	-	-	-	-
Issuance of common stock upon exercise of warrants	-	-	155,386	-	-	-	722	-	722
Stock-based compensation	-	-	-	-	-	-	7,102	-	7,102
Net loss	-	-	-	-	-	-	-	(8,272)	(8,272)

Balance at June 30, 2025	-	$-	4,874,763	$-	475,000	$-	$135,284	$(134,859)	$425

See accompanying notes to condensed consolidated financial statements.

4

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands, except share and per share amounts)

	Nine months ended June 30,
	2026	2025
Operating activities
Net loss	$(32,773)	$(30,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	129	306
Amortization of intangible assets	1,195	1,285
Impairment of long-lived assets	—	725
Issuance of warrants to placement agent	—	280
Issuance of common stock for amendment of RaGE earnout	1,121	—
Change in fair value of earnout liability	(960)	(490)
Change in fair value of warrants	320	(1,237)
Change in fair value of notes payable	27	—
Loss on extinguishment of notes payable	4,218	300
Loss on issuance of preferred shares and liability-classified warrants	3,707	—
Noncash private placement costs expensed	514	—
Noncash financing costs expensed	600	443
Stock-based compensation	9,941	20,256
Deferred income taxes	(22)	(15)
Loss on disposal of assets	—	472
Other non-cash items	(389)	(508)
Changes in operating assets and liabilities:
Accounts receivable	588	1,331
Inventory	(27)	479
Prepaid expenses and other assets	(1,100)	(104)
Accounts payable	(2,835)	376
Accrued expenses and other current liabilities	1,027	903
Net cash used in operating activities	(14,719)	(5,600)

Investing activities
Proceeds from sale of property and equipment	—	27
Acquisition of property and equipment	(9)	(16)
Net cash provided by (used in) investing activities	(9)	11

Financing activities
Proceeds from sale of common stock and warrants in private placement	—	3,645
Proceeds from issuance of common stock	1,254	600
Proceeds from issuance of preferred shares and liability-classified warrants	1,975	—
Proceeds from exercise of stock options	55	—
Proceeds from issuance of common stock in public offering	5,360	—
Proceeds from exercise of warrants	—	17
Proceeds from issuance of notes payable	8,649	2,575
Principal payments on notes payable	(2,842)	(655)
Principal payments on notes payable - related parties	(854)	(445)
Deferred consideration paid for acquisition of business	—	(174)
Net cash provided by financing activities	13,597	5,563

Net increase (decrease) in cash	(1,131)	(26)
Cash, beginning of period	3,273	266
Cash, end of period	$2,142	$240

Supplemental cash flow information
Cash paid for interest	$1,706	$757
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Settlement of notes payable and other liabilities in common stock	$10,561	$1,361

See accompanying notes to condensed consolidated financial statements.

5

Note 1 — Company Information

Mobix Labs, Inc. (“Mobix Labs” or the “Company”), a Delaware corporation based in Irvine, California, designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies used in the defense, aerospace, commercial, industrial and other markets. The Company’s wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the defense, aerospace, commercial and industrial sectors. The Company’s interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies. In July 2026, our Board of Directors approved the launch of our NSM Initiative, broadening our strategic focus to businesses that advance U.S. national security priorities, including critical resources; defense, aerospace and autonomous systems; energy, water and critical infrastructure; and digital infrastructure and strategic technologies. The Company’s Class A Common Stock and its Public Warrants are traded on the Nasdaq Capital Market under the symbols “MOBX” and “MOBXW,” respectively.

Going Concern

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows from operations, as a result of its ongoing investment in product development and other operating expenses. The Company incurred a loss from operations of $22,278 for the nine months ended June 30, 2026 and incurred losses from operations of $37,693 and $46,395 for the years ended September 30, 2025 and 2024, respectively. Additionally, the Company had negative cash flows from operations of $14,719 for the nine months ended June 30, 2026 and negative cash flows from operations of $10,113 and $18,388 for the years ended September 30, 2025 and 2024, respectively. As of June 30, 2026, the Company had cash on hand of $2,142 and an accumulated deficit of $183,361. The Company has historically financed its operations through the issuance and sale of equity securities and the issuance of debt. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations for at least the next twelve months.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

6

Note 2 — Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of Mobix Labs, Inc. and its subsidiaries. The Company’s fiscal year ends on September 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended September 30, 2025 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The September 30, 2025 consolidated balance sheet was derived from the Company’s audited financial statements. These unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s condensed consolidated financial position as of June 30, 2026 and its condensed consolidated results of operations and cash flows for the periods ended June 30, 2026 and 2025. The condensed consolidated results of operations for the three months and nine months ended June 30, 2026 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2026 or for any other future annual or interim period.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified for consistency with the current year presentation.

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of net revenue and expenses for the periods covered and certain amounts disclosed in the notes to the condensed consolidated financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	valuation of stock-based compensation awards;
●	impairment assessments of goodwill and long-lived assets;
●	measurement of liabilities carried at fair value, including the earnout liability, liability-classified warrants, bifurcated derivatives, and certain debt instruments; and,
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Significant Accounting Policies

A summary of the Company’s significant accounting policies is included in its Annual Report on Form 10-K for the year ended September 30, 2025, filed with the Securities and Exchange Commission on January 13, 2026. There have been no significant changes to these policies during the nine months ended June 30, 2026, aside from those outlined below.

7

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815. The Company values its derivatives using the Black-Scholes option-pricing model or other acceptable valuation models, as applicable, with the assistance of valuation specialists. Derivative instruments accounted for as liabilities are valued at inception and subsequent valuation dates for each reporting period the derivative instrument remains outstanding. The classification of derivative instruments, including whether such instruments should be recorded as liabilities, is reassessed at each reporting period.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company did not recognize any impairment losses for the three and nine months ended June 30, 2026. The Company recognized impairment losses of $725 for the three months and nine months ended June 30, 2025. See Note 8, Leases.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company did not recognize any goodwill impairment losses for the three and nine months ended June 30, 2026 and 2025. There were no changes in the carrying amount of goodwill during the three and nine months ended June 30, 2026 and 2025.

Note 3 — Inventory

Inventory consists of the following:

	June 30, 2026	September 30, 2025

Raw materials	$1,338	$999
Finished goods	124	436
Total inventory	$1,462	$1,435

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Note 4 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful Life (years)	June 30, 2026	September 30, 2025

Equipment and furniture	5 - 7	$400	$400
Laboratory equipment	5	690	681
Leasehold improvements	Shorter of estimated useful life or remaining lease term	41	41
Property and equipment, gross		1,131	1,122
Less: Accumulated depreciation		(923)	(794)
Property and equipment, net		$208	$328

Depreciation expense for the three months ended June 30, 2026 and 2025 was $42 and $60, respectively. Depreciation expense for the nine months ended June 30, 2026 and 2025 was $129 and $306, respectively.

During the nine months ended June 30, 2025, the Company recognized losses of $472 on the disposal of certain assets, principally consisting of equipment and furniture and leasehold improvements, at a leased office the Company vacated. Such losses are principally included in selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

During the nine months ended June 30, 2025, the Company recognized an impairment loss of $725 on long-lived assets.

Note 5 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated	June 30, 2026			September 30, 2025
	Useful Life		Accumulated			Accumulated
	(years)	Gross	Amortization	Net	Gross	Amortization	Net
Developed technology	7 – 10	$5,688	$(3,234)	$2,454	$5,689	$(2,798)	$2,891
Customer relationships	12 – 15	11,900	(2,062)	9,838	11,900	(1,374)	10,526
Trade names	2 – 2.5	300	(268)	32	300	(198)	102
		$17,888	$(5,564)	$12,324	$17,889	$(4,370)	$13,519

Amortization expense related to intangible assets for the three months ended June 30, 2026 and 2025 was $395 and $407, respectively. Amortization expense related to intangible assets for the nine months ended June 30, 2026 and 2025 was $1,195 and $1,285, respectively. The weighted-average remaining lives of intangible assets as of June 30, 2026 were developed technology 4.2 years; customer relationships 10.9 years; and trade names 0.4 years.

Estimated future amortization expense for intangible assets by fiscal year as of June 30, 2026 is as follows:

Years ending September 30,
2026 (remaining three months)	$394
2027	1,510
2028	1,498
2029	1,498
2030	1,454
Thereafter	5,970
Total	$12,324

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Note 6 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	June 30, 2026	September 30, 2025

Accrued compensation and benefits	$884	$1,212
Accrued professional fees	332	694
Accrued interest	64	393
Deferred revenue	1,452	1,047
Committed equity facility fees	1,478	1,478
Unpaid Merger-related transaction costs	1,090	1,090
RaGE Earnout	2,000	2,000
Other	1,814	3,208
Total accrued expenses and other current liabilities	$9,114	$11,122

Note 7 — Debt

Debt consists of the following:

	June 30, 2026	September 30, 2025

Notes payable	$995	$3,934
7% promissory notes – related parties	1,397	2,251
Total debt	2,392	6,185
Less: Amounts classified as current	(2,392)	(5,086)
Noncurrent portion	$—	$1,099

Debt measured at fair value consists of the following:

	June 30, 2026	September 30, 2025

Notes payable – measured at fair value	$3,360	$—
Total debt measured at fair value	3,360	—
Less: Amounts classified as current	(3,360)	—
Noncurrent portion	$—	$—

Exchange Agreements

On March 13, 2026, the Company entered into an exchange agreement pursuant to which certain outstanding indebtedness and other amounts owed were exchanged for shares of the Company’s Class A Common Stock. Under this agreement, outstanding obligations of $1,425 were partially settled through the issuance of shares having an aggregate value of $615, with the remaining balance of $810 to be resolved under a separate agreement.

On June 5, 2026, the Company entered into a final exchange agreement pursuant to which certain outstanding indebtedness and other amounts owed were exchanged for shares of the Company’s Class A Common Stock. Under the agreement, the remaining balance of $810 was settled through the issuance of shares having an aggregate value equal to the remaining outstanding obligation. Upon closing, the applicable exchanged obligations were to be cancelled and extinguished in accordance with the terms of the respective agreements. In connection with these agreements, the Company issued 459,310 shares of the Company’s Class A Common Stock and recognized a loss on the extinguishment of debt of $149, which was recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

10

During the nine months ended June 30, 2026, the Company and the holders of four notes agreed to settle the outstanding principal and accrued interest, totaling $3,001, for 1,207,015 shares of the Company’s Class A Common Stock. The Company recognized a loss on the extinguishment of debt of $597, which was recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

During the nine months ended June 30, 2025, the Company and the holders of three notes agreed to settle the outstanding principal and accrued interest, totaling $661, for 79,868 shares of the Company’s Class A Common Stock. The Company recognized a loss on the extinguishment of debt of $300 recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

Convertible Notes

Between February 23, 2026 and March 31, 2026, the Company entered into three securities purchase agreements providing for the issuance of convertible notes.

Bridge Promissory Notes

The first two agreements, entered into on February 23, 2026 and March 16, 2026, provided for bridge promissory notes with an aggregate principal amount of $554, aggregate original issue discount of $72, aggregate purchase price of $482, and one-time interest charges of 12%, resulting in net proceeds to the Company of $445. These bridge notes mature on December 30, 2026 and January 15, 2027, respectively, and require aggregate scheduled payments of $621.

Leviston Senior Convertible Notes

The third agreement, entered into on March 31, 2026, with Leviston Resources, LLC (“Leviston”), provided for a senior secured convertible note with a principal amount of $3,000 (the “Convertible Note”). The holder funded $2,500, reflecting an original issue discount of $500, and $25 was withheld for legal fees, resulting in net proceeds to the Company of $2,475. This note bears interest at 10% per annum, matures on July 31, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. Following an Event of Default (as defined in the Convertible Note), all amounts owing by the Company to the holder shall be increased to an amount equal to 125% of the then outstanding obligations. At any time prior to maturity, the holder may convert all or a portion of the outstanding principal and accrued interest into shares of Class A Common Stock in the manner set forth in the Convertible Note. Subject to adjustment as set forth in the Convertible Note, the conversion price is the lesser of (A) the closing price on March 31, 2026 and (B) 85% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice. With respect to the March 31, 2026 financing, the Company entered into a registration rights agreement and a security agreement.

On May 13, 2026, the Company entered into a First Amendment to the Securities Purchase Agreement and Senior Secured Convertible Note (the “First Amendment”) with Leviston amending the Senior Secured Convertible Note originally issued on March 31, 2026 (the “Original Note”). Pursuant to the First Amendment, Leviston advanced an additional $833 to the Company, increasing the total funded amount under the Original Note to $3,333. The First Amendment increased the aggregate principal amount of the Original Note, inclusive of a 16.667% original issue discount, from $3,000 to $4,000. Interest on the incremental $1,000 of principal created by the First Amendment commenced accruing on May 13, 2026; interest on the original $3,000 principal continues to accrue in accordance with the terms of the Original Note as in effect immediately prior to May 13, 2026.

On May 13, 2026, the Company entered into an Investor Rights Agreement (the “IRA”) with Leviston, in connection with the Senior Secured Convertible Note originally entered into on March 31, 2026 and amended pursuant to the First Amendment described above. Pursuant to the IRA, the Company granted Leviston the right, but not the obligation, to purchase one or more additional senior secured convertible notes (each, an “Additional Note”) from the Company during the seven-month period commencing May 13, 2026 and ending December 13, 2026, in an aggregate principal amount not to exceed $4,000, with a corresponding maximum aggregate cash subscription amount of approximately $3,333, reflecting the same 16.667% original issue discount as the Original Note. Each Additional Note will be issued in minimum tranches of $300 of principal, will bear interest at 10% per annum (18% upon an event of default), will mature four months from its respective issuance date, and will be convertible into shares of the Company’s Class A Common Stock at a price equal to the lesser of (i) the closing price of the Common Stock on the applicable issuance date and (ii) 85% of the lowest 8-day volume-weighted average price immediately prior to and including the date of the applicable conversion notice. Following an Event of Default (as defined in the Additional Note), all amounts owing by the Company to the holder shall be increased to an amount equal to 125% of the then outstanding obligations. Any Additional Notes issued under the IRA will constitute senior secured indebtedness of the Company ranking pari passu with, and secured by the same collateral as, the Original Note.

11

On May 18, 2026, the Company satisfied in full the entire $4,000 of outstanding principal under the Original Note, together with all accrued interest thereon, through the conversion of such amounts into an aggregate of 2,500,000 shares of Common Stock. Upon such full satisfaction, the Original Note, the Securities Purchase Agreement, dated March 31, 2026, between the Company and Leviston (as amended by the First Amendment), and the Registration Rights Agreement, dated March 31, 2026, between the Company and Leviston, terminated in accordance with their terms.

Based on the fair value of the shares issued at the time of settlement of $6,827, or $2.73 per share, the Company recognized a loss on extinguishment of debt of $3,328, which was recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

Leviston Senior Convertible Notes Measured at Fair Value

On May 18, 2026, the Company issued to Leviston an Additional Note pursuant to the IRA with a principal amount of $1,200. The holder funded $1,000 reflecting an original issue discount of $200, resulting in net proceeds to the Company of $1,000. This note bears interest at 10% per annum, and matures on September 18, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. At any time prior to maturity, the holder may convert all or a portion of the outstanding principal and accrued interest into shares of Class A Common Stock in the manner set forth in the Additional Note. Subject to adjustment as set forth in the Additional Note, the conversion price is the lesser of (A) the closing price on May 18, 2026 and (B) 85% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice. The Company elected the fair value option to account for this note. See Note 14, Fair Value Measurements.

On June 22, 2026, the Company issued to Leviston a senior secured convertible note with a principal amount of $2,800. The holder funded $2,333, reflecting an original issue discount of $467, and $25 was withheld for legal fees, resulting in net proceeds to the Company of $2,308. This note bears interest at 10% per annum, and matures on October 22, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. Following an Event of Default (as defined in the Additional Note), all amounts owing by the Company to the holder shall be increased to an amount equal to 125% of the then outstanding obligations. At any time prior to maturity, the holder may convert all or a portion of the outstanding principal and accrued interest into shares of Class A Common Stock in the manner set forth in the Additional Note. Subject to adjustment as set forth in the Additional Note, the conversion price is the lesser of (A) the closing price on June 22, 2026 and (B) 85% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice. The Company elected the fair value option to account for this note. See Note 14, Fair Value Measurements.

Maximcash Loan and Security Agreement

On January 15, 2026, the Company amended an existing loan and security agreement, dated August 13, 2025, pursuant to which the Company was provided with a closed-end commercial loan in the original principal amount of $600. Under the amendment, the Company agreed to make an additional interim payment of $33, and make a principal reduction payment of $233. The amendment also provided for an equity-based settlement of the remaining obligations under the loan, subject to the effectiveness of a registration statement covering shares of the Company’s common stock held by or for the benefit of Maximcash Solutions LLC and the Company’s timely payment of the required cash amounts. During the nine months ended June 30, 2026, the Company settled the remaining outstanding indebtedness under the arrangement. In connection with the settlement, indebtedness of $232, consisting of principal of $140 and accrued interest of $92, was settled through the issuance of 169,375 shares of the Company’s Class A Common Stock.

Based on the fair value of the shares issued or delivered at the time of settlement of $376, or $2.22 per share, the Company recognized a loss on extinguishment of debt of $144, which was recorded in loss on extinguishment of notes payable in the condensed consolidated statements of operations and comprehensive loss.

12

Purchase and Sale of Future Receipts

During the nine months ended June 30, 2026, the Company also amended two existing agreements for the purchase and sale of future receipts, pursuant to which the Company agreed to sell to the buyers additional future trade receipts totaling $1,966 (together with amounts already outstanding under these agreements, the “Future Receipts Purchased Amount”) for net proceeds to the Company of $806. Under the agreements, the Company granted the buyers a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Company must repay the Future Receipts Purchased Amount in varying weekly installments through July 2026. In December 2024, the Company entered into an agreement for the purchase and sale of future receipts with an unrelated buyer pursuant to which the Company agreed to sell to the buyer certain future trade receipts in the aggregate amount of $710 for net proceeds to the Company of $480. Under the agreement, the Company granted the buyer a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount.

During the nine months ended June 30, 2025, the Company entered into three agreements for the purchase and sale of future receipts with unrelated buyers, pursuant to which the Company agreed to sell to the buyer certain future trade receipts in the aggregate amount of $2,918 (the “Future Receipts Purchased Amount”) for net proceeds to the Company of $1,930. Under the agreements, the Company granted the buyers a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Company was required to pay the Future Receipts Purchased Amount in varying weekly installments through November 2025.

Notes Payable with Financial Institutions

During the nine months ended June 30, 2025, the Company entered into two notes payable with financial institutions for net proceeds of $545. The notes have terms of seven to eighteen months and require weekly payments totaling $819, including finance charges. The notes are secured by substantially all of the Company’s assets and one note is guaranteed by an officer and director of the Company. The Company also borrowed $100 from an unrelated investor.

Total Principal Payments and Remaining Principal Balances on Non-Related Party Debt

During the nine months ended June 30, 2026 and 2025, the Company made principal payments on notes payable of $2,842 and $655, respectively. As of June 30, 2026, notes payable having an aggregate remaining principal balance of $995 were outstanding and are included in “Notes payable” in the condensed consolidated balance sheet. As of June 30, 2026, notes payable measured at a fair value of $3,360 are included in “Notes payable – measured at fair value” in the condensed consolidated balance sheet.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties which bear interest at 7% per annum and are unsecured. One 7% promissory note, having a principal balance of $229 as of June 30, 2026, is payable in monthly payments of varying amounts through September 2026. The other 7% promissory note, having a principal balance of $1,168 as of June 30, 2026, no longer bears interest; the outstanding principal and previously accrued interest balance is payable in monthly payments of varying amounts through March 2027, with the remaining principal of $979 payable on May 15, 2027. The outstanding principal balance of the 7% promissory notes is included in “Notes payable — related parties, current” and “Notes payable — related parties, noncurrent” in the condensed consolidated balance sheet as of June 30, 2026. During the nine months ended June 30, 2026 and 2025, the Company made principal payments of $854 and $115, respectively, on the 7% promissory notes.

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Note 8 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from five months to 1.1 years and expire at various dates through July 2027. The leases do not contain residual value guarantees or restrictive covenants. The following lease costs are included in the condensed consolidated statements of operations and comprehensive loss:

	Nine months ended June 30,
	2026	2025
Operating lease cost	$239	$454
Short-term lease cost	13	32
Total lease cost	$252	$486

Cash paid for amounts included in the measurement of operating lease liabilities for the nine months ended June 30, 2026 and 2025 was $239 and $458, respectively. As of June 30, 2026, the weighted-average remaining lease term was 0.7 years, and the weighted-average discount rate was 15.6%. There are no other leases that had not yet commenced as of June 30, 2026 that will create significant additional rights and obligations for the Company. The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed consolidated balance sheet as of June 30, 2026:

Years ending September 30,
2026 (remaining three months)	$68
2027	99
Total minimum lease payments	167
Less: imputed interest	(8)
Present value of future minimum lease payments	159
Less: current obligations under leases	(156)
Long-term lease obligations	$3

Note 9 — Commitments and Contingencies

The Company previously engaged a financial advisor to provide services and the financial advisor has asserted that the Company owes additional funds in excess of amounts previously recognized. The Company disputes the financial advisor’s claim. As of the date of these condensed consolidated financial statements, no legal proceeding has been initiated in respect of this matter. The ultimate resolution of this matter may differ from the amount recognized and any such difference could be material to the Company’s consolidated results of operations and cash flows. At this time, the Company is unable to reasonably estimate the possible amount or range of additional loss, if any, that it may incur.

Litigation

On March 13, 2026, Ydens Holdings, LLC and related individual plaintiffs filed a lawsuit in Orange County Superior Court against the Company and its subsidiary EMI Solutions, asserting breach of contract and related claims arising from the September 2022 Agreement and Plan of Merger under which the Company acquired EMI Solutions. The plaintiffs seek damages. The Merger Agreement contains a mandatory arbitration provision, and the Company moved to compel arbitration. The parties thereafter stipulated to arbitrate the claims and the claims will now proceed in arbitration. The Company is unable to predict the final outcome of this matter, but it does not currently believe that it will have a material adverse effect on its results of operations or financial position. Additionally, on March 10, 2026, Robert Ydens (“Ydens”) filed a lawsuit against EMI Solutions, LLC, the Company, Phil Sansone, and Keyvan Samini in Orange County Superior Court, asserting claims for violation of the California Labor Code for failure to pay an alleged retention bonus, failure to pay alleged accrued vacation, breach of his at-will employment agreement, failure to pay final wages, and waiting time penalties. Defendants have filed a Petition to Compel Arbitration, seeking to enforce the mandatory arbitration provision contained in Ydens’ employment agreement, which requires all disputes arising out of or relating to his employment to be resolved through final and binding arbitration before JAMS. The Company is unable to predict the final outcome of this matter, but it does not currently believe that it will have a material adverse effect on its results of operations or financial position.

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any legal proceedings—nor is the Company aware of any other pending or threatened litigation—that the Company believes would have a material adverse effect on its business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of June 30, 2026 or September 30, 2025.

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Note 10 — Income Taxes

The Company recorded an income tax provision of $3 and an income tax benefit of $2 for the three months ended June 30, 2026 and 2025, respectively, and an income tax benefit of $18 and an income tax benefit of $9 for the nine months ended June 30, 2026 and 2025, respectively. The Company calculated the income tax provision (benefit) using the discrete year-to-date method. The Company’s income tax provision (benefit) differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the periods. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

Note 11 — Equity

The Company’s amended and restated certificate of incorporation authorizes the issuance of preferred stock, Class A Common Stock and Class B Common Stock.

The Company assesses its preferred stock instruments at issuance and each reporting period for classification and derivative features requiring bifurcation.

The preferred stock is classified as mezzanine equity due to redemption features not solely within the Company’s control. For preferred stock presented as mezzanine equity that is not currently redeemable, the Company assesses the probability of the event that would lead to redemption. If it is probable that the equity instrument will become redeemable, the Company accretes changes in the redemption value over the period from the date of issuance, or from the date that it becomes probable that the instrument will become redeemable, if later, to the earliest redemption date of the instrument using an appropriate methodology. If an equity instrument classified as mezzanine equity is not probable of redemption, subsequent adjustment of the amounts presented in mezzanine equity is unnecessary.

Issuance of Preferred Stock and Preferred Warrants

On May 19, 2026, the Company entered into a Securities Purchase Agreement (the “Kips Purchase Agreement”) with Kips Bay Select, LP (“Kips”), pursuant to which the Company agreed to sell to Kips (i) 2,000 shares of Series A 10% Convertible Preferred Stock (the “Preferred Shares”) for an aggregate purchase price of $2,000, reflecting an aggregate stated value of $2,400, and (ii) a Preferred Stock Purchase Warrant (the “Preferred Warrant”) to purchase up to an additional 6,000 shares of Series A 10% Convertible Preferred Stock at an exercise price of $1,000 per share. Kips funded $2,000 and $25 was withheld for legal fees, resulting in net proceeds to the Company of $1,975.

The Company has classified the preferred stock as mezzanine equity on the condensed consolidated balance sheet, as the shares have certain redemption features contingent upon the occurrence or non-occurrence of certain events that are not solely in the control of the Company.   The carrying value of the Series A convertible preferred stock, which includes the proceeds received upon issuance, has not been adjusted to liquidation value since the securities are not currently redeemable or probable to become redeemable.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of preferred stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value of $1,200 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation (the “Certificate of Designation”), for each share of Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of preferred stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividend Rights

Dividends are cumulative and accrue at a stated rate of 10.00% of the Stated Value per annum and are payable in cash, or at the Company’s option, shares of Series A 10% Convertible Preferred Stock.

Conversion Rights

The Preferred Shares and any shares issued upon exercise of the Preferred Warrant are convertible into shares of our Class A Common Stock. The Conversion Price is 82% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice, subject to adjustments. The number of shares of Class A Common Stock issuable upon conversion is equal to the aggregate stated value plus accrued and unpaid dividends divided by the Conversion Price. The Company determined that the conversion feature embedded within its preferred stock requires bifurcation under the guidance of ASC 815, Derivatives and Hedging Activities. As shares of Series A 10% Convertible Preferred Stock are convertible at any time at the above terms, the estimated fair value of the preferred stock, the bifurcated conversion feature, and the Preferred Warrant exceeded the amount of proceeds received from the investor. As a result, the Company recognized a loss on issuance of $3,707, included in “Loss on issuance of preferred shares and liability-classified warrants” on the condensed consolidated statements of operations and comprehensive loss. See Note 14, Fair Value Measurements.

Voting Rights

Holders of the redeemable convertible preferred stock generally have no voting rights. However, as long as any shares of redeemable convertible preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of redeemable convertible preferred stock, take certain specified actions such as amending the terms of the preferred shares that would have a material adverse affect on the economics of the preferred stock.

15

Registration Rights Agreement

In connection with the transaction, on May 19, 2026, the Company also entered into a Registration Rights Agreement with Kips (the “Registration Rights Agreement”) pursuant to which the Company agreed to register the resale of shares of Class A Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the Preferred Warrant.

On June 18, 2026, the Company and Kips entered into Amendment No. 1 to the Registration Rights Agreement, pursuant to which the filing and effectiveness deadlines were extended and prior remedies were waived. In addition, The Company and Kips agreed to revise the Original Issue Date of the Preferred Shares to be June 18, 2026. As a non-refundable registration-extension fee, fully earned upon execution of the amendment, the Company issued 294,117 shares of Class A Common Stock (the “Extension Shares”) on July 17, 2026, valued at $600 based on a price of $2.04 per share, which exceeded the Nasdaq Listing Rule 5635(d) Minimum Price of $2.036. Our registration statement on Form S-1 (File No. 333-296928) was filed June 22, 2026 and declared effective July 16, 2026. The Company recorded a charge of $600 in the three months ended June 30, 2026 with respect to the Extension Shares, which was recorded in financing costs expensed in the condensed consolidated statements of operations and comprehensive loss.

In addition to the exchange agreements discussed in Note 7, Debt, during the nine months ended June 30, 2025, the Company and the holders of certain of the Company’s accounts payable and accrued expenses and other current liabilities agreed to settle the outstanding balances, totaling $2,122, for 134,062 shares of the Company’s Class A Common Stock. The Company recognized a gain on the settlements of $1,469 recorded in other non-operating (gains) losses, net, in the condensed consolidated statements of operations and comprehensive loss.

During the nine months ended June 30, 2026, in connection with a modification of the RaGE earnout agreement, the Company issued 464,952 shares of the Company’s Class A Common Stock. The Company recognized an additional expense on the issuance of $1,121 recorded in selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

On April 2, 2026, the Company’s board of directors approved a reverse stock split of its Class A Common Stock and Class B Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:00 p.m. Eastern Time on April 6, 2026, and the Company’s Class A Common Stock began trading on a post-split adjusted basis on April 7, 2026. The number of authorized shares and par value per share were not adjusted as a result of the Reverse Stock Split. The shares of common stock underlying outstanding stock options and other equity instruments, other than outstanding warrants, were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities. The number of Public Warrants and Private Warrants outstanding was not reduced as a result of the Reverse Stock Split. Rather, in accordance with the terms of the applicable warrant agreements, the number of shares of common stock issuable upon exercise of each outstanding warrant was proportionately reduced such that each warrant is exercisable for 1/10th of one share of common stock following the Reverse Stock Split, and the applicable exercise prices were proportionately increased, as applicable. Accordingly, the number of warrants outstanding has not been retrospectively adjusted or recast in the condensed consolidated financial statements. No fractional shares were issued in connection with the Reverse Stock Split, and cash was paid in lieu of fractional shares.

Issuance of Class A Common Stock

On January 6, 2026, the Company entered into certain securities purchase agreements with unrelated investors relating to a public offering of 3,000,000 shares of its Class A Common Stock at a price to the public of $2.00 per share (the “Offering”). In connection with the Offering, the Company entered into a placement agency agreement, pursuant to which the Company agreed to pay the placement agent a cash placement fee equal to 8.0% of the aggregate gross proceeds raised in the Offering. Subject to certain conditions, the Company also agreed to reimburse the placement agent up to 1.0% of the gross proceeds raised in the Offering for non-accountable expenses and up to $100 for fees and expenses of legal counsel and other out-of-pocket expenses. The Company also agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the placement agent may be required to make in respect of those liabilities. The net proceeds to the Company from the Offering were approximately $5,360, after deducting placement agent fees and commissions and other estimated offering expenses payable by the Company. As a result of the Offering, the Company issued 220,000 shares of its Class A Common Stock to a lender as make-whole shares, pursuant to the terms of a promissory note.

During the nine months ended June 30, 2025, the Company sold 52,173 shares of its Class A Common Stock to an unaffiliated investor for net proceeds of $600. The Company also issued 61,059 shares of its Class A Common Stock to certain vendors in settlement of $700 of accounts payable. In connection therewith, the Company recognized a gain of $147. Also during the nine months ended June 30, 2025, holders of 12,500 shares of the Company’s Class B Common Stock elected to convert such shares into the same number of shares of the Company’s Class A Common Stock.

16

Termination of At the Market Offering Agreement

On October 21, 2025, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with Roth Capital Partners, LLC (“Manager”) under which the Company may offer and sell, from time to time at its sole discretion, up to $15,800 in shares of its Class A Common Stock through the Manager acting in its capacity as its sales agent. On June 26, 2026, the Company terminated its At The Market Offering Agreement and filed a post-effective amendment to deregister approximately 900,000 shares of Class A Common Stock previously registered for potential sale under the facility.

During the nine months ended June 30, 2026, the Company sold 191,449 shares of its Class A Common Stock under the ATM Agreement, for net proceeds (after commissions) of $1,254.

As of June 30, 2026, the number of shares of Class A Common Stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of Class A Common Stock	285,000,000
Less:
Class A Common Stock outstanding	15,001,187
Reserve for conversion of Class B Common Stock	200,491
Reserve for exercise of common stock warrants	2,593,074
Reserve for Earnout shares	350,000
Reserve for Extension shares	294,117
Reserve for conversion of Series A 10% Convertible Preferred Stock and exercise of Preferred Warrant [1]	—
Reserve for conversion of convertible notes payable measured at fair value[2]	—
Stock options and RSUs	711,217
Awards available for grant under 2023 Equity Incentive Plan	357,047
Awards available for grant under 2023 Employee Stock Purchase Plan	68,705
Shares of Class A Common Stock available for issuance	265,424,162

[1]	The amounts issuable upon conversion of the preferred shares or the exercise of the warrants for the preferred shares were not included here as of June 30, 2026, as the number of dilutive shares is not determinable until conversion or exercise. Using the lowest eight-day volume weighted average price of the Class A Common Shares on June 30, 2026, the Company estimates that approximately 6,367,975 shares would be issuable upon conversion of the preferred shares and exercise of the warrants as of June 30, 2026.
[2]

The amounts issuable upon conversion of the convertible notes measured at fair value were not included here as of June 30, 2026, as the number of dilutive shares is not determinable until conversion Using the lowest eight-day volume weighted average price of the Class A Common Shares on June 30, 2026, the Company estimates that approximately 2,570,688 shares would be issuable upon conversion as of June 30, 2026.

The Company has never declared or paid any dividends on any class of its equity securities and does not expect to do so in the near future.

Note 12 — Warrants

Outstanding warrants for the Company’s Class A Common Stock consist of the following:

Range of Exercise Prices Per Share:	June 30, 2026	September 30, 2025
Public Warrants and Private Warrants - $57.90	900,000	900,000
Other Warrants:
$0.00 Extension Shares	294,117	—
$0.10	38,000	38,000
$8.20 to $9.60	632,857	632,857
$10.80 to $11.80	1,002,075	902,075
$17.38 to $20.00	20,142	35,636
Total	2,887,191	2,508,568

Outstanding warrants for the Company’s Series A 10% Convertible Preferred Stock consist of the following:

Range of Exercise Prices Per Share:	June 30, 2026	September 30, 2025
Preferred Warrant - $1,000.00	6,000	—
Total	6,000	—

17

Liability-Classified Warrants

The Company evaluated all common stock warrants at the time of issuance and concluded that certain warrants did not meet the derivative scope exception. Specifically, these warrants contained provisions that affected their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants were not considered indexed to the Company’s stock and were classified as liabilities. At their respective dates of issuance, the Company recognized a liability for each of the liability-classified warrants in the amount of its estimated fair value using the Black-Scholes option-pricing or other methodology as appropriate. See Note 14, Fair Value Measurements. The Company subsequently adjusts the carrying amount of the liability for each warrant to its estimated fair value as of the end of each reporting period (or through the warrants’ respective dates of exercise or modification, if earlier).

On October 24, 2025, the Company entered into amendments to certain liability-classified warrants to purchase an aggregate of 1,337,549 shares of its Class A Common Stock. The amendments revised certain terms of the warrants, including terms that could potentially require cash settlement, such that under the guidance in ASC 480 and ASC 815, the warrants are equity-classified financial instruments. The amendments did not affect any terms of the warrants that are inputs into the estimation of the fair value of warrants under the Black-Scholes option pricing model, which the Company uses to estimate the fair value of warrants.

As a result of the amendments to the warrants, the Company remeasured the related liabilities to their estimated fair value of $6,912 as of the date of the amendments and reclassified this amount from “Liability-classified warrants” to “Additional paid-in capital” in the condensed consolidated balance sheet. As consideration for these amendments, the Company issued the warrant holder an additional warrant to purchase 100,000 shares of Class A Common Stock at a price of $10.80 per share. The Company recognized the $514 fair value of the additional warrant as an expense, included in “Other non-operating losses, net” in the condensed consolidated statements of operations and comprehensive loss for the nine months ended June 30, 2026.

As a result of changes in the fair value of liability-classified warrants outstanding during the periods, for the nine months ended June 30, 2026 and 2025, the Company recognized net non-cash losses of $320 and net non-cash gains of $1,237, respectively, which are included in “Change in fair value of warrants” in the condensed consolidated statements of operations and comprehensive loss. As of June 30, 2026 and September 30, 2025, the related liabilities of $3,047 and $6,859, respectively, are included in “Liability-classified warrants” in the condensed consolidated balance sheets.

Note 13 — Stock-Based Compensation

The Company’s 2023 Equity Incentive Plan provides for the issuance of stock options, restricted stock awards, RSUs and other stock-based compensation awards to employees, directors, officers, consultants or others who provide services to the Company. The specific terms of such awards are to be established by the board of directors or a committee thereof. As of June 30, 2026, 357,047 shares of the Company’s Class A Common Stock are available for the grant of awards under the 2023 Equity Incentive Plan.

Restricted Stock Units

During the nine months ended June 30, 2025, the Company and a former employee entered into certain agreements wherein the Company agreed to accelerate the vesting of 99,999 common stock warrants and grant the holder an additional 25,000 warrants to purchase shares of its Class A Common Stock. The warrants are immediately exercisable and have an exercise price of $0.10 per share. Subsequently, the Company agreed to cancel 45,000 of these common stock warrants and replace them with the same number of fully vested RSUs. As a result of the acceleration of vesting and the grant of the warrants, during the nine months ended June 30, 2025 the Company recognized additional stock-based compensation expense of $6,917.

A summary of activity in the Company’s RSUs for the nine months ended June 30, 2026 is as follows:

	Number of units	Weighted-Average Grant Date Fair Value per Unit
Outstanding at September 30, 2025	954,562	$42.10
Granted	194,286	2.67
Forfeited	(18,773)	12.96
Vested	(623,955)	19.06
Outstanding at June 30, 2026	506,120	48.81

18

Unrecognized compensation expense related to RSUs was $6,479 as of June 30, 2026 and is expected to be recognized over a weighted-average period of 1.4 years.

Restricted Stock Awards

A summary of activity in the Company’s RSAs for the nine months ended June 30, 2026 is as follows:

	Number of shares	Weighted-Average Grant Date Fair Value per Share

Outstanding at September 30, 2025	487,250	$7.00
Vested	(144,750)	7.00
Outstanding at June 30, 2026	342,500	7.00

Unrecognized compensation expense related to RSAs was $1,545 as of June 30, 2026 and is expected to be recognized over a weighted-average period of 1.4 years.

Stock Options

Stock option activity for the nine months ended June 30, 2026 is as follows:

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (years)
Outstanding at September 30, 2025	245,215	$48.50
Exercised	(32,353)	1.70
Forfeited	(1,436)	68.40
Expired	(6,329)	64.40
Outstanding at June 30, 2026	205,097	55.26	5.2
Exercisable at June 30, 2026	202,669	55.11	5.2

Unrecognized stock-based compensation expense related to stock options, totaling $159 as of June 30, 2026, is expected to be recognized over a weighted-average period of 0.4 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of June 30, 2026 was $13 and $13, respectively. The total intrinsic value of options exercised during the nine months ended June 30, 2026 and 2025 was $165 and $0, respectively. The total fair value of options that vested during the nine months ended June 30, 2026 and 2025 was $528 and $471, respectively. No stock options were granted during the nine months ended June 30, 2026 and 2025.

The condensed consolidated statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Three months ended June 30,		Nine months ended June 30,
	2026	2025	2026	2025

Cost of revenue – product	$32	$64	$116	$122
Cost of revenue – services	34	—	91	—
Research and development	14	66	123	212
Selling, general and administrative	2,270	6,972	9,611	19,922
Total stock-based compensation expense	$2,350	$7,102	$9,941	$20,256

19

Note 14 — Fair Value Measurements

The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments. The Company believes the aggregate carrying value of debt not accounted for using the fair value option approximates its fair value as of June 30, 2026 and September 30, 2025 because the notes payable, the 7% promissory notes - related parties and the notes payable - related parties each mature within one year of the respective balance sheet dates.

Fair Value Hierarchy

Liabilities measured at fair value on a recurring basis as of June 30, 2026 are as follows:

	Level 1	Level 2	Level 3	Total
Earnout liability	$—	$—	$280	$280
Bifurcated conversion feature derivative	—	—	927	927
Notes payable measured at fair value	—	—	3,360	3,360
Liability-classified warrants	—	—	3,047	3,047

Total	$—	$—	$7,614	$7,614

The Company classifies the earnout liability, liability-classified warrants, bifurcated conversion feature derivative, and notes payable measured at fair value as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were transferred between levels of the fair value hierarchy during the nine months ended June 30, 2026 or 2025. The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

Nine months ended June 30, 2026:	Earnout Liability	Liability Classified Warrants	Notes Payable Measured at Fair Value	Bifurcated Conversion Feature Derivative
Balance, September 30, 2025	$1,240	$6,859	$—	$—
Reclassification of warrant liabilities to equity	—	(6,912)	—
Issuance of notes payable measured at fair value	—	—	3,333	—
Issuance of Preferred Stock	—	—	—	927
Issuance of Preferred Stock warrants	—	2,780	—	—
Change in fair value included in net loss	(960)	320	27	—

Balance, June 30, 2026	$280	$3,047	$3,360	$927

Nine months ended June 30, 2025:	Earnout Liability	Liability Classified Warrants
Balance, September 30, 2024	$1,680	$2,139
Sale of warrants in private placement	—	2,853
Modification of warrants in connection with private placement	—	721
Exercise of warrants	—	(720)

Change in fair value included in net loss	(490)	(1,237)

Balance, June 30, 2025	$1,190	$3,756

Liability-Classified Warrants

As of June 30, 2026, liability-classified warrants consist of the Private Warrants and the Preferred Warrants. The Company estimates the fair value of the Private Warrants based on quoted market prices for the Public Warrants, which have substantially the same economic characteristics. As of September 30, 2025, the Company estimated the fair value of liability-classified warrants (other than the Private Warrants)—including those amended during the nine months ended June 30, 2026—using the Black-Scholes option pricing model. The following table summarizes the significant assumptions used in estimating the fair value of liability-classified warrants under the Black-Scholes option pricing model:

September 30, 2025
Stock price	$8.06
Expected volatility	79.0%
Risk-free rate	3.7%
Contractual term	4.3 – 4.9 years

Liability-Classified Preferred Warrants and Bifurcated Conversion Feature

The Preferred Shares and the shares of Series A 10% Convertible Preferred Stock underlying the Preferred Warrants are immediately convertible or exercisable into a variable number of common shares based on a fixed dollar amount. The Company estimated the fair value of these warrants and the bifurcated conversion feature associated with the Preferred Shares as equal to the fixed dollar amount associated with each warrant or share of convertible Series A 10% Convertible Preferred Stock. See Note 11, Equity.

20

Earnout Liability

The Company estimates the fair value of the earnout liability using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The changes in the assumptions used to estimate the earnout liability were inconsequential for the three months ended June 30, 2026. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates:

	June 30, 2026	September 30, 2025
Stock price	$1.99	$8.06
Expected volatility	90.0%	80.0%
Risk-free rate	3.8%	3.8%
Contractual term	5.7 years	6.2 years

Notes Payable Measured at Fair Value

The Company estimates the fair value of the notes payable measured at fair value using the Black-Scholes option pricing model. The following table summarizes the significant assumptions used in estimating the fair value of notes payable measured at fair value under the Black-Scholes option pricing model:

June 30, 2026
Stock price	$1.99
Expected volatility	125.4 – 136.3%
Risk-free rate	3.8 – 3.9%
Contractual term	0.22 – 0.32 years

Note 15 — Net Loss Per Share

The Company computes net loss per share of Class A and Class B Common Stock using the two-class method. Basic net loss per share is computed using the weighted-average number of shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, warrants, RSAs, RSUs, preferred stock, and other contingently issuable shares. The dilutive effect of outstanding stock options, warrants, RSAs, RSUs and other contingently issuable shares is reflected in diluted earnings per share by application of the more dilutive of (a) the two-class method or (b) the if-converted method and treasury stock method, as applicable. The computation of the diluted net loss per share of Class A Common Stock assumes the conversion of Class B Common Stock, while the diluted net loss per share of Class B Common Stock does not assume the conversion of those shares.

In periods where the Company has a net loss, most potentially dilutive securities are not included in the computation as their impact is anti-dilutive; those potentially dilutive securities whose impact is dilutive are included in the computation. In periods where their effect is dilutive, liability-classified warrants are included in the computation of diluted loss per share as if the underlying shares had been issued as of the later of the beginning of the fiscal period or the date of issuance of those securities. Inclusion of those securities increases both the net loss for the period and the number of shares used in the per share computation and is dilutive to the Company’s net loss per share.

	Three months ended June 30,
	2026		2025
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(16,528)	$(267)	$(7,932)	$(340)
Preferred stock dividends	(8)	—	—	—
Net loss available to common stockholders	$(16,536)	$(267)	$(7,932)	$(340)
Denominator:
Weighted-average shares outstanding	12,439,568	200,491	4,678,039	200,491
Basic net loss per share	$(1.33)	$(1.33)	$(1.70)	$(1.70)

Diluted net loss per share:
Numerator:
Net loss available to common stockholders	$(16,536)	$(267)	$(7,932)	$(340)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(267)	—	(340)	—
Allocation of net loss	$(16,803)	$(267)	$(8,272)	$(340)

Denominator:
Number of shares used in basic earnings per share calculation	12,439,568	200,491	4,678,039	200,491
Conversion of Class B to Class A Common Stock	200,491	—	200,491	—
Number of shares used in per share computation	12,640,059	200,491	4,878,530	200,491
Diluted net loss per share	$(1.33)	$(1.33)	$(1.70)	$(1.70)

21

	Nine months ended June 30,
	2026		2025
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(32,094)	$(679)	$(28,944)	$(1,458)
Preferred stock dividends	(8)	—	—	—
Net loss available to common stockholders	$(32,102)	(679)	$(28,944)	$(1,458)
Denominator:
Weighted-average shares outstanding	9,483,444	200,491	4,043,700	203,741
Basic net loss per share	$(3.39)	$(3.39)	$(7.16)	$(7.16)

Diluted net loss per share:
Numerator:
Allocation of net loss	$(32,102)	$(679)	$(28,944)	$(1,458)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(679)	—	(1,458)	—
Allocation of net loss	$(32,781)	$(679)	$(30,402)	$(1,458)

Denominator:
Number of shares used in basic earnings per share calculation	9,483,444	200,491	4,043,700	203,741
Conversion of Class B to Class A Common Stock	200,491	—	203,741	—
Number of shares used in per share computation	9,683,935	200,491	4,247,441	203,741
Diluted net loss per share	$(3.39)	$(3.39)	$(7.16)	$(7.16)

For the purposes of applying the if converted method or treasury stock method for calculating diluted earnings per share, Warrants, RSAs, RSUs, stock options and preferred stock result in anti-dilution. Therefore, these securities are not included in the computation of diluted net loss per share. Shares potentially issuable under earnout arrangements were not included for purposes of calculating the number of diluted shares outstanding because the number of dilutive shares is, in each case, based on a contingency which had not been met during the periods presented herein.

The potential shares of Class A Common Stock that were excluded from the computation of diluted net loss per share for the periods presented because including them would have an antidilutive effect were as follows:

	Nine months ended June 30,
	2026	2025
Warrants	2,555,074	2,107,840
Shares potentially issuable upon conversion of preferred stock or exercise of warrants on preferred stock[3]	—	—
Shares potentially issuable upon conversion of convertible notes payable measured at fair value[4]	—	—
Shares potentially issuable under earnout arrangements	350,000	414,281
RSAs	342,500	510,000
RSUs	506,120	620,414
Stock options	205,097	245,262
Total	3,958,791	3,897,797

[3]	The amounts issuable upon conversion of the preferred shares or the exercise of the warrants for the preferred shares were not included here as of June 30, 2026, as the number of dilutive shares is not determinable until conversion or exercise. Using the lowest eight day volume weighted average price of the Class A Common Shares on June 30, 2026, the Company estimates that approximately 6,367,975 shares would be issuable upon conversion of the preferred shares and exercise of the warrants as of June 30, 2026.
[4]	The amounts issuable upon conversion of the convertible notes measured at fair value were not included here as of June 30, 2026, as the number of dilutive shares is not determinable until conversion Using the lowest eight-day volume weighted average price of the Class A Common Shares on June 30, 2026, the Company estimates that approximately 2,570,688 shares would be issuable upon conversion as of June 30, 2026.

Note 16 — Concentrations

Significant Customers

For the three months ended June 30, 2026, two customers accounted for 62% of the Company’s net revenue. For the three months ended June 30, 2025, one customer accounted for 33% of the Company’s net revenue. For the nine months ended June 30, 2026, two customers accounted for 35% of the Company’s net revenue. For the nine months ended June 30, 2025, one customer accounted for 55% of the Company’s net revenue. No other customer accounted for more than 10% of net revenue in the respective periods.

As of June 30, 2026, two customers had balances due that represented 47% of the Company’s total accounts receivable. As of September 30, 2025, two customers had balances due that represented 30% of the Company’s total accounts receivable.

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Note 17 — Segment Information

The Company operates as a single operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. All significant operating decisions are based upon analysis of the Company as one operating segment to allocate resources, make operating decisions, and evaluate financial performance.

The CODM considers consolidated net income (loss) to be the measure of segment profit and loss for monitoring budget versus actual results, performing variance analysis, and forecasting future performance. The CODM considers the impact of significant segment expenses on net income, which are the same expenses presented on the condensed consolidated statements of operations and comprehensive loss when making operating decisions.

The measure of segment assets is reported on the condensed consolidated balance sheets as total assets. The CODM does not review segment assets at a level other than that presented in the Company’s condensed consolidated balance sheets.

Revenues by Geographic Region

The Company’s net revenue by geographic region, based on ship-to location, is summarized as follows:

	Three months ended June 30,		Nine months ended June 30,
	2026	2025	2026	2025

United States	$761	$2,108	$3,408	$7,421
Other	28	242	226	609
Total net revenue	$789	$2,350	$3,634	$8,030

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

Note 18 — Subsequent Events

Agreement and Plan of Merger — Vision Aerial

On July 24, 2026, the Company entered into an Agreement and Plan of Merger (the “Vision Aerial Merger Agreement”) with Vision Aerial, Inc. (“Vision Aerial”), a U.S.-based designer and manufacturer of unmanned aerial systems, providing for the acquisition of Vision Aerial through a two-step merger, following which Vision Aerial will be a wholly owned subsidiary of the Company. The consideration for the transaction consists of (i) a number of shares of the Company’s Class A Common Stock equal to $12,000 divided by the volume-weighted average price per share of the Class A Common Stock for the 20 trading days ending on (and including) the third trading day preceding the closing, which price shall not be less than $2.00 nor greater than $3.00 per share (subject to equitable adjustment), and (ii) $3,000 in cash, in each case subject to customary post-closing purchase price adjustments and indemnification holdbacks. The closing is subject to customary closing conditions, and the Vision Aerial Merger Agreement may be terminated under specified circumstances, including payment of a termination fee by Vision Aerial in certain cases. Because the transaction has not been consummated, the Company is unable to estimate the financial effect of the acquisition on its condensed consolidated financial statements at this time.

 Agreement and Plan of Merger — Special Project Delivery

On August 13, 2026, the Company entered into an Agreement and Plan of Merger with Special Project Delivery, Inc. (“SPD”), two wholly owned merger subsidiaries of the Company, and the stockholder representative named therein, providing for the acquisition of SPD through a two-step merger. The merger consideration consists solely of 4,800,000 shares of the Company’s Class A Common Stock, with no cash consideration, escrow or holdback. No shares will be issued unless and until the Company’s stockholders have approved the issuance in accordance with Nasdaq Listing Rule 5635, and the closing is subject to that approval and other customary conditions. Because the transaction has not been consummated, no shares have been issued and the Company is unable to estimate the financial effect of the acquisition on its condensed consolidated financial statements at this time.

Kips Warrant Exercise and Preferred Stock Conversion

On August 5, 2026, Kips exercised the Preferred Warrant in part, purchasing 1,000 shares of Series A 10% Convertible Preferred Stock for aggregate gross proceeds to the Company of $1,000, and converted those Preferred Shares into 585,365 shares of Class A Common Stock at a conversion price of $2.05 per share in accordance with the terms of the Certificate of Designation. The conversion price is equal to the Nasdaq Minimum Price of the Class A Common Stock on May 19, 2026, the date of the Kips Purchase Agreement. Following the partial exercise, 5,000 Preferred Shares remain issuable under the Preferred Warrant.

On August 13, 2026, Kips converted 1,000 shares of Series A 10% Convertible Preferred Stock into 585,365 shares of Class A Common Stock at a conversion price of $2.05 per share in accordance with the terms of the Certificate of Designation.

Partial Conversion of Notes Payable

On August 13, 2026, an unrelated investor converted $150 of outstanding principal and accrued interest into 126,957 shares of Class A Common Stock at a conversion price of $1.18 per share.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our unaudited condensed consolidated financial statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q. The following discussion contains forward-looking statements based upon current beliefs that involve risks, uncertainties, and assumptions, such as statements regarding our plans, objectives, expectations, intentions, and projections. Our actual results and the timing of selected events could differ materially from those described in or implied by these forward-looking statements as a result of several factors. You should carefully read the Cautionary Note Regarding Forward-Looking Statements as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended September 30, 2025 and our other SEC filings to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

All amounts in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are in thousands, except numbers of shares and per share amounts.

Overview

We design, develop and sell components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the defense, aerospace, commercial, industrial and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. In July 2026, our Board of Directors approved the launch of our National Security Matters (“NSM”) Initiative, broadening our strategic focus to businesses that advance U.S. national security priorities, including critical resources; defense, aerospace and autonomous systems; energy, water and critical infrastructure; and digital infrastructure and strategic technologies. Consistent with this strategy, in July 2026 we entered into a definitive agreement to acquire Vision Aerial, Inc., a U.S.-based drone manufacturer, and announced our intention to change our corporate name to NSM Labs, Inc. In furtherance of the NSM Initiative, we have also entered into a definitive agreement to acquire Special Project Delivery, Inc., a company focused on U.S. supply chains for rare earth elements and critical minerals – an opportunity we have prioritized around assets that we believe advance U.S. national security, reduce single points of foreign dependency in critical supply chains, and are responsive to the priorities reflected in announced federal supply-chain, stockpile and defense initiatives, including the U.S. Strategic Critical Minerals Reserve (“Project Vault”), financed in part by the Export-Import Bank of the United States, the “Golden Dome” missile defense initiative, and the executive order on “Unleashing American Drone Dominance.” We believe these focus areas position us to help strengthen America’s defense industrial base and supply-chain resilience. We are not a party to, and have not been awarded any contract or funding under, any of these programs or initiatives, and there can be no assurance that we or any business we acquire will participate in or benefit from them. See “Recent Developments” below.

Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the defense, aerospace, commercial and industrial sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies. Our Class A Common Stock and our public warrants are traded on the Nasdaq Capital Market under the symbols “MOBX” and “MOBXW,” respectively.

We were founded with the goal of simplifying the development and maximizing the performance of mmWave wireless products by designing and developing high performance system-level solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions serving diverse industry sectors, including aerospace, military, defense, medical and high reliability (“HiRel”) technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products. Our NSM Initiative extends this strategy to the broader national security priorities described above.

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Recent Developments

April 2026 Reverse Stock Split

On April 2, 2026, our board of directors approved a reverse stock split of our Class A Common Stock and Class B Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:00 p.m. Eastern Time on April 6, 2026, and our Class A Common Stock began trading on a post-split adjusted basis on April 7, 2026. The number of authorized shares and par value per share were not adjusted as a result of the Reverse Stock Split. All references to shares, options to purchase common stock, share amounts, per share amounts, and related information contained in the condensed consolidated financial statements have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented. The shares of common stock underlying outstanding stock options and other equity instruments, other than outstanding warrants, were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities. The number of warrants outstanding was not reduced as a result of the Reverse Stock Split. Rather, in accordance with the terms of the applicable warrant agreements, the number of shares of common stock issuable upon exercise of each outstanding warrant was proportionately reduced such that each warrant is exercisable for 1/10th of one share of common stock following the Reverse Stock Split, and the applicable exercise prices were proportionately increased, as applicable. Accordingly, the number of warrants outstanding has not been retrospectively adjusted or recast in the condensed consolidated financial statements. No fractional shares were issued in connection with the Reverse Stock Split, and cash was paid in lieu of fractional shares.

Second Quarter Financings

On March 13, 2026, we issued an aggregate of 206,876 shares of Class A Common Stock to three of our creditors pursuant to exchange agreements under which (i) indebtedness of $785 was exchanged in full, (ii) outstanding obligations of $1,425 were partially settled through the issuance of shares having an aggregate value of $615, with the remaining balance to be resolved under a separate agreement, and (iii) outstanding amounts owed under a service agreement were exchanged in full.

Between February 23, 2026 and March 16, 2026, we issued convertible bridge promissory notes with an aggregate principal amount of $554. These bridge notes mature on December 30, 2026 and January 15, 2027 and require aggregate scheduled payments of $621.

March 2026 Convertible Promissory Note

On March 31, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Leviston Resources, LLC (“Leviston”), pursuant to which we agreed to issue a convertible promissory note (the “Promissory Note”). The $3,000 principal amount of the Promissory Note will be payable with interest on July 31, 2026. We intend to use the net proceeds from the sale of the Promissory Note for working capital and general corporate purposes. The Promissory Note bears an interest rate of 10% per annum.

The Promissory Note is convertible into shares of our Class A Common Stock at the election of Leviston at a conversion price that is the lesser of (i) the closing price on March 31, 2026, which was $3.34, and (ii) 85% of the lowest 8-day VWAP immediately prior to and including the date of the notice of conversion (the “Conversion Price”). If at any time the market price is lower than the Conversion Price, the principal of the Promissory Note is subject to adjustment in accordance with the terms of the Promissory Note.

First Amendment to Senior Secured Convertible Note

On May 13, 2026, we entered into a First Amendment to the Securities Purchase Agreement and Promissory Note (the “First Amendment”) with Leviston, amending the Promissory Note originally issued on March 31, 2026 (the “Original Note”). Pursuant to the First Amendment, Leviston advanced an additional $833 to us, increasing the total funded amount under the Original Note to $3,333. The First Amendment increased the aggregate principal amount of the Original Note, inclusive of a 16.667% original issue discount, from $3,000 to $4,000. Interest on the incremental $1,000 of principal created by the First Amendment commenced accruing on May 13, 2026; interest on the original $3,000 principal continues to accrue in accordance with the terms of the Original Note as in effect immediately prior to May 13, 2026.

On May 18, 2026, we satisfied in full the entire $4,000 of outstanding principal under the Original Note, together with all accrued interest thereon, through the conversion of such amounts into 2,500,000 shares of Class A Common Stock. Upon such full satisfaction, the Original Note, the Securities Purchase Agreement (as amended by the First Amendment), and the Registration Rights Agreement, dated March 31, 2026, between the Company and Leviston, terminated in accordance with their terms.

Leviston Additional Notes

On May 13, 2026, we entered into an Investor Rights Agreement (the “IRA”) with Leviston, in connection with the Promissory note originally entered into on March 31, 2026 and amended pursuant to the First Amendment described above. Pursuant to the IRA, we granted Leviston the right, but not the obligation, to purchase one or more additional senior secured convertible notes (each, an “Additional Note”) from us during the seven-month period commencing May 13, 2026 and ending December 13, 2026, in an aggregate principal amount not to exceed $4,000, with a corresponding maximum aggregate cash subscription amount of approximately $3,333, reflecting the same 16.667% original issue discount as the Original Note. Each Additional Note will be issued in minimum tranches of $300 of principal, will bear interest at 10% per annum (18% upon an event of default), will mature four months from its respective issuance date, and will be convertible into shares of our Class A Common Stock at a price equal to the lesser of (i) the closing price of the Common Stock on the applicable issuance date and (ii) 85% of the lowest 8-day volume-weighted average price immediately prior to and including the date of the applicable conversion notice. Any Additional Notes issued under the IRA will constitute senior secured indebtedness of us ranking pari passu with, and secured by the same collateral as, the Original Note. We intend to use any proceeds from exercises of the Investment Right for working capital and general corporate purposes.

On May 18, 2026, we issued to Leviston a senior secured convertible promissory note in the original principal amount of $1,200, for gross proceeds to us of approximately $1,000. On June 22, 2026, we issued to Leviston a senior secured convertible promissory note in the original principal amount of $2,800, for gross proceeds to us of approximately $2,300. The notes mature on September 18, 2026 and October 22, 2026, respectively. Each note was issued as an Additional Note under the IRA. We also amended the registration rights agreement with Leviston relating to the resale registration of shares issuable upon conversion of the notes.

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Kips Financing

On May 19, 2026, we entered into a Securities Purchase Agreement (the “Kips Purchase Agreement”) with Kips Bay Select, LP (“Kips”), pursuant to which we sold to Kips (i) 2,000 shares of Series A 10% Convertible Preferred Stock (the “Preferred Shares”) for an aggregate purchase price of $2,000, reflecting an aggregate stated value of $2,400, and (ii) a Preferred Stock Purchase Warrant (the “Preferred Warrant”) to purchase up to an additional 6,000 shares of Series A 10% Convertible Preferred Stock at an exercise price of $1,000.00 per share, for net proceeds to us of $1,975. Dividends are payable in cash, or at our option, shares of Series A 10% Convertible Preferred Stock. The Preferred Shares and any shares issued upon exercise of the Preferred Warrant are convertible into shares of our Class A Common Stock in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A 10% Convertible Preferred Stock (the “Certificate of Designation”). In connection with the transaction, on May 19, 2026, we also entered into a Registration Rights Agreement with Kips (the “Registration Rights Agreement”) pursuant to which we agreed to register the resale of shares of Class A Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the Preferred Warrant.

The Preferred Shares and the Preferred Warrant were issued on June 18, 2026 upon the filing of the corrected Certificate of Designation. Under Amendment No. 1 to the Registration Rights Agreement, dated June 18, 2026, we agreed to issue 294,117 Extension Shares valued at $600 as a non-refundable registration-extension fee. We issued the Extension Shares on July 17, 2026. Our registration statement on Form S-1 (File No. 333-296928) was filed June 22, 2026 and declared effective July 16, 2026.

On August 5, 2026, Kips exercised the Preferred Warrant in part, purchasing 1,000 Preferred Shares for aggregate gross proceeds to the Company of $1,000, and converted those Preferred Shares into 585,365 shares of Class A Common Stock at a conversion price of $2.05 per share in accordance with the terms of the Certificate of Designation. The conversion price is equal to the Nasdaq Minimum Price of the Class A Common Stock on May 19, 2026, the date of the Kips Purchase Agreement. Following the partial exercise, 5,000 Preferred Shares remain issuable under the Preferred Warrant.

On August 13, 2026, Kips converted 1,000 shares of Series A 10% Convertible Preferred Stock into 585,365 shares of Class A Common Stock at a conversion price of $2.05 per share in accordance with the terms of the Certificate of Designation.

Partial Conversion of Notes Payable

On August 13, 2026, an unrelated investor converted $150 of outstanding principal and accrued interest into 126,957 shares of Class A Common Stock at a conversion price of $1.18 per share.

Loan and Security Agreement Settlement

On January 15, 2026, we amended an existing loan and security agreement, dated August 13, 2025, pursuant to which we were provided with a closed-end commercial loan in the original principal amount of $600. Under the amendment, we agreed to cure a prior payment default, make an additional interim payment of $33, and make a principal reduction payment of $233. The amendment also provided for an equity-based settlement of the remaining obligations under the loan, subject to the effectiveness of a registration statement covering shares of the Company’s common stock held by or for the benefit of Maximcash Solutions LLC and our timely payment of the required cash amounts.

During the nine months ended June 30, 2026, we settled the remaining outstanding indebtedness under the arrangement. In connection with the settlement, indebtedness of $232, consisting of principal of $140 and accrued interest of $92, was settled through the issuance or delivery of 169,375 shares of the Company’s Class A Common Stock. Based on the fair value of the shares issued or delivered at the time of settlement of $376, or $2.22 per share, we recognized a loss on extinguishment of debt of $144, which was recorded in loss on extinguishment of notes payable on the condensed consolidated statements of operations and comprehensive loss.

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Issuance of Class A Common Stock

On January 6, 2026, we entered into certain securities purchase agreements with unrelated investors relating to a public offering of 3,000,000 shares of our Class A Common Stock at a price to the public of $2.00 per share (the “Offering”). In connection with the Offering, we entered into a placement agency agreement, pursuant to which we agreed to pay the placement agent a cash placement fee equal to 8.0% of the aggregate gross proceeds raised in the Offering. Subject to certain conditions, we also agreed to reimburse the placement agent up to 1.0% of the gross proceeds raised in the Offering for non-accountable expenses and up to $100 for fees and expenses of legal counsel and other out-of-pocket expenses. We also agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the placement agent may be required to make in respect of those liabilities. The net proceeds to us from the Offering were approximately $5,360, after deducting placement agent fees and commissions and other estimated offering expenses payable by us.

Termination of At The Market Offering Agreement

On June 26, 2026, we terminated our At The Market Offering Agreement and filed a post-effective amendment to deregister approximately 950,000 shares of Class A Common Stock previously registered for potential sale under the facility.

Vision Aerial Merger Agreement

On July 24, 2026, we entered into the Vision Aerial Merger Agreement providing for our acquisition of Vision Aerial, Inc., a U.S.-based designer and manufacturer of unmanned aerial systems, for consideration consisting of (i) shares of our Class A Common Stock valued at $12,000, based on a 20-trading-day volume-weighted average price subject to a $2.00 floor and $3.00 cap per share, and (ii) $3,000 in cash, subject to customary adjustments and holdbacks. The closing is subject to customary closing conditions, and there can be no assurance a transaction will be consummated. See Note 18 to our condensed consolidated financial statements.

Special Project Delivery Merger Agreement

On August 13, 2026, we entered into a definitive merger agreement to acquire Special Project Delivery, Inc. for 4,800,000 shares of our Class A Common Stock. No shares will be issued unless and until our stockholders approve the issuance under Nasdaq Listing Rule 5635, and the closing is subject to that approval and other customary conditions. See Note 18 to our condensed consolidated financial statements.

National Security Matters Initiative

On July 21, 2026, our Board of Directors approved the launch of the NSM Initiative described under “Overview” above, broadening our strategic focus to businesses that advance U.S. national security priorities. The NSM Initiative builds on the proposed acquisitions of Vision Aerial and SPD described above.

Corporate Name Change

On July 27, 2026, we announced our intention to change our corporate name to NSM Labs, Inc., reflecting the expansion of our platform across national security markets. The name change is subject to stockholder approval. Until the change becomes effective, we will continue to operate as Mobix Labs, Inc., and our Class A Common Stock will continue to trade on Nasdaq under the symbol “MOBX.”

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Results of Operations

Comparison of the Three Months Ended June 30, 2026 and 2025

(dollars in thousands)	Three months ended June 30,		Change
	2026	2025	$	%

Net revenue:
Products	$529	$1,503	$(974)	(65)%
Services	260	847	(587)	(69)%
Total net revenue	789	2,350	(1,561)	(66)%

Cost of revenue:
Products	528	655	(127)	(19)%
Services	159	346	(187)	(54)%
Total cost of revenue	687	1,001	(314)	(31)%
Gross profit	102	1,349	(1,247)	(92)%

Operating expenses:
Research and development	411	486	(75)	(15)%
Selling, general and administrative	7,045	8,208	(1,163)	(14)%
Impairment of long-lived assets	—	725	(725)	(100)%

Loss from operations	(7,354)	(8,070)	716	(9)%

Interest expense	868	547	321	59%
Change in fair value of earnout liability	—	(210)	210	(100)%
Change in fair value of warrants	(108)	(612)	504	(82)%
Financing costs expensed	600	443	157	35%
Change in fair value of notes payable	27	—	27	100%
Loss on extinguishment of notes payable	3,791	17	3,774	22,201%
Loss on issuance of preferred shares and liability-classified warrants	3,707	—	3,707	100%
Other non-operating losses, net	553	19	534	2,810%

Loss before income taxes	(16,792)	(8,274)	(8,518)	103%
Income tax provision (benefit)	3	(2)	5	(250)%

Net loss and comprehensive loss	$(16,795)	$(8,272)	$(8,523)	103%

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Comparison of the Nine Months Ended June 30, 2026 and 2025

(dollars in thousands)	Nine months ended June 30,		Change
	2026	2025	$	%

Net revenue:
Products	$2,533	$4,911	$(2,378)	(48)%
Services	1,101	3,119	(2,018)	(65)%
Total net revenue	3,634	8,030	(4,396)	(55)%

Cost of revenue:
Products	1,933	2,912	(979)	(34)%
Services	834	1,062	(228)	(21)%
Total cost of revenue	2,767	3,974	(1,207)	(30)%
Gross profit	867	4,056	(3,189)	(79)%

Operating expenses:
Research and development	1,281	1,816	(535)	(29)%
Selling, general and administrative	21,864	32,043	(10,179)	(32)%
Impairment of long-lived assets	—	725	(725)	(100)%

Loss from operations	(22,278)	(30,528)	8,250	(27)%

Interest expense	3,637	1,032	2,605	252%
Change in fair value of earnout liability	(960)	(490)	(470)	96%
Change in fair value of warrants	320	(1,237)	1,557	(126)%
Financing costs expensed	600	443	157	35%
Change in fair value of notes payable	27	—	27	100%
Loss on extinguishment of notes payable	4,218	300	3,918	1,306%
Loss on issuance of preferred shares and liability-classified warrants	3,707	—	3,707	100%
Other non-operating gains (losses), net	(1,036)	(165)	(871)	528%

Loss before income taxes	(32,791)	(30,411)	(2,380)	8%
Income tax benefit	(18)	(9)	(9)	100%

Net loss and comprehensive loss	$(32,773)	$(30,402)	$(2,371)	8%

Net Revenue

We derive our net revenue primarily from product sales to equipment manufacturers. We recognize product revenue when we satisfy performance obligations under the terms of our contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract), net of accruals for estimated sales returns and allowances (which were not material for the nine months ended June 30, 2026 and 2025). Sales and other taxes we collect, if any, are excluded from net revenue. We include shipping and handling fees we bill to customers as part of net revenue. We include shipping and handling costs associated with outbound freight in cost of product revenue.

We derive services revenue from engineering services, principally for the research, development or design of wireless systems solutions. Our contracts with our customers generally contain a single distinct performance obligation, to provide research or design services for products based on the customer’s specifications. We recognize revenue for engineering services over time as we deliver the services on an input basis, using costs incurred as the measure of progress. Costs incurred represent the most reliable measure of transfer of control to the customer. We defer the recognition of revenue for any amounts billed or received prior to delivery of the services.

Our net revenue fluctuates based on a variety of factors, including the timing of the receipt of product orders or contracts from our customers, product mix, competition, global economic conditions, and other factors.

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Product revenue was $529 for the three months ended June 30, 2026 compared to $1,503 for the three months ended June 30, 2025, a decrease of $974 or 65%. The change is principally driven by a drop in sales of our filtered connectors products.

For the nine months ended June 30, 2026, product revenue was $2,533 compared to $4,911 for the nine months ended June 30, 2025, a decrease of $2,378 or 48%. The change reflects a delay in shipments of our radar and imaging sensor products, which began to resume near the end of the three months ended June 30, 2026.

Services revenue was $260 for the three months ended June 30, 2026 compared to $847 for the three months ended June 30, 2025, a decrease of $587 or 69%. The decrease is primarily attributable to reduced project activity with a customer that began to slow in advance of the customer’s April 2026 announcement that it intends to contribute the division with which we principally engage to a newly formed joint venture expected to close in the third quarter of calendar year 2026; we anticipate project activity will begin to recover within approximately three to six months following the closing, although there can be no assurance regarding the timing or completion of the transaction or that activity with the successor entity will resume at historical levels.

For the nine months ended June 30, 2026, services revenue was $1,101 compared to $3,119 for the nine months ended June 30, 2025, a decrease of $2,018 or 65%. The decrease is primarily attributable to the same reduction in project activity with the customer described above, which affected a larger portion of the current nine-month period as project activity began to slow in advance of the customer’s April 2026 announcement. The decrease also reflects performance under a relatively large service contract with this customer during the nine months ended June 30, 2025, which elevated services revenue in the prior-year period and did not recur in the current-year period.

Cost of Revenue

Cost of product revenue consists of materials, direct labor, contract manufacturing services, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of product revenue also includes overhead costs for the manufacture or sourcing of products, including facility costs and depreciation.

Cost of services revenue principally consists of employee compensation and benefits of employees engaged in the delivery of engineering services, along with any related materials, equipment, supplies or other costs to perform a contract.

Cost of product revenue was $528 for the three months ended June 30, 2026 compared to $655 for the three months ended June 30, 2025, a decrease of $127 or 19%. The change principally reflects the lower shipments of our wireless systems solutions products noted above.

Cost of services revenue was $159 for the three months ended June 30, 2026 compared to $346 for the three months ended June 30, 2025, a decrease of $187, or 54%. The decrease is primarily attributable to lower direct labor and related compensation and benefits costs resulting from the reduced project activity with the customer described under “Services Revenue” above. Cost of services revenue decreased at a lower rate than the related revenue due to certain fixed costs within our services operations that do not vary with project activity, which adversely affected our services gross margin for the period.

Cost of product revenue was $1,933 for the nine months ended June 30, 2026 compared to $2,912 for the nine months ended June 30, 2025, a decrease of $979 or 34%. The change principally reflects the lower shipments of our wireless systems solutions products noted above.

Cost of service revenue was $834 for the nine months ended June 30, 2026 compared to $1,062 for the nine months ended June 30, 2025, a decrease of $228 or 21%.

Research and Development Expenses

Research and development expenses represent costs of our product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. We expense all research and development costs as incurred.

Research and development expenses were $411 for the three months ended June 30, 2026 compared to $486 for the three months ended June 30, 2025, a decrease of $75 or 15%. The decrease primarily relates to lower stock-based compensation expense.

Research and development expenses were $1,281 for the nine months ended June 30, 2026 compared to $1,816 for the nine months ended June 30, 2025, a decrease of $535 or 29%. The decrease reflects lower costs for employee compensation and benefits and other costs as part of the Company’s ongoing cost management efforts.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily include employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Selling, general and administrative expenses were $7,045 for the three months ended June 30, 2026 compared to $8,208 for the three months ended June 30, 2025, a decrease of $1,163 or 14%. The change principally reflects a decrease in stock-based compensation expense.

Selling, general and administrative expenses were $21,864 for the nine months ended June 30, 2026 compared to $32,043 for the nine months ended June 30, 2025, a decrease of $10,179 or 32%. The decrease was primarily attributable to lower stock-based compensation expense, which included $6,917 recognized in the nine months ended June 30, 2025 in connection with the acceleration of vesting of certain awards, with no comparable expense in the current-year period. The decrease also reflects lower professional services costs and lower employee compensation and benefits as a result of the Company’s ongoing cost reduction initiatives.

Interest Expense

Interest expense consists of cash and non-cash interest related to our related and unrelated party promissory notes, notes payable and convertible notes.

Interest expense was $868 for the three months ended June 30, 2026 compared to $547 for the three months ended June 30, 2025, an increase of $321 or 59%. The increase reflects higher outstanding borrowings and higher interest rates on borrowings during the three months ended June 30, 2026.

Interest expense was $3,637 for the nine months ended June 30, 2026 compared to $1,032 for the nine months ended June 30, 2025, an increase of $2,605 or 252%. The increase reflects higher outstanding borrowings and higher interest rates on borrowings during the nine months ended June 30, 2026.

Change in Fair Value of Earnout Liability

Certain Mobix stockholders and certain holders of Mobix stock options will be entitled to receive an additional aggregate 350,000 shares of our Class A Common Stock (“Earnout Shares”) based on the achievement of trading price targets over a period extending to December 2030. We account for the Earnout Shares as liability-classified instruments because the events that determine the number of Earnout Shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock, and we remeasure the earnout liability to its estimated fair value at the end of each reporting period.

As of June 30, 2026, none of the conditions for the issuance of any earnout shares had been achieved and we adjusted the carrying amount of the earnout liability to its estimated fair value of $280. As a result of changes in the estimated fair value of the liability, we recognized non-cash gains of $0 and $210 for the three months ended June 30, 2026 and 2025, respectively, and non-cash gains of $960 and $490 for the nine months ended June 30, 2026 and 2025, respectively.

The fair value of the earnout liability is based on a number of factors, including changes in the market price of our Class A Common Stock. We have experienced significant fluctuations in the market price of our Class A Common Stock, and may experience significant fluctuations in the future. Such price fluctuations will increase or decrease the value of the earnout liability, and we may be required to recognize additional losses or gains in our statements of operations and comprehensive loss, the amounts of which may be substantial.

Change in Fair Value of Warrants

We evaluated all common stock warrants at the time of issuance and concluded that certain warrants did not meet the derivative scope exception. Specifically, these warrants contained provisions that affected their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants were not considered indexed to our common stock and were classified as liabilities. At their respective dates of issuance, we recognized a liability for each of the liability-classified warrants in the amount of its estimated fair value using the Black-Scholes option-pricing model. We subsequently adjust the carrying amount of the liability for each warrant to its estimated fair value as of the end of each reporting period (or through the warrants’ respective dates of exercise or modification, if earlier).

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On October 24, 2025, we entered into amendments to certain liability-classified warrants to purchase an aggregate of 1,337,549 shares of our Class A Common Stock. The amendments revised certain terms of the warrants, including terms that could potentially require cash settlement, such that under the guidance in ASC Topic 480, Distinguishing Liabilities from Equity and ASC Topic 815, Derivatives and Hedging, the warrants are equity-classified financial instruments. The amendments did not affect any terms of the warrants that are inputs into the estimation of the fair value of warrants under the Black-Scholes option pricing model, which we use to estimate the fair value of warrants.

As a result of the amendments to the warrants, we remeasured the related liabilities to their estimated fair value of $6,912 as of the date of the amendments and we reclassified this amount from “Liability-classified warrants” to “Additional paid-in capital” in the condensed consolidated balance sheet. As consideration for these amendments, we issued the warrant holder an additional warrant to purchase 100,000 shares of our Class A Common Stock at a price of $10.80 per share. We recognized the $514 fair value of the additional warrant as an expense, included in “Other non-operating losses, net” in the condensed consolidated statements of operations and comprehensive loss for the nine months ended June 30, 2026.

As a result of changes in the fair value of liability-classified warrants outstanding during the periods, for the three months ended June 30, 2026 and 2025, we recognized net non-cash gains of $108 and net non-cash gains of $612, respectively. For the nine months ended June 30, 2026 and 2025, we recognized net non-cash losses of $320 and net non-cash gains of $1,237, respectively, which are included in “Change in fair value of warrants” in the condensed consolidated statements of operations and comprehensive loss.

As of June 30, 2026 and September 30, 2025, the related liabilities of $3,047 and $6,859, respectively, are included in “Liability-classified warrants” in the condensed consolidated balance sheet.

Financing Costs Expensed

In April 2025, we entered into a securities purchase agreement with an institutional accredited investor, pursuant to which it issued 385,000 shares of Class A Common Stock, a pre-funded warrant to purchase up to 102,686 shares of Class A Common Stock and common stock warrants to purchase up to 487,686 shares of our Class A Common Stock (together, the “April 2025 Offering”). Private placement costs of $443 for the three months and nine months ended June 30, 2025 represent costs incurred in connection with the April 2025 Offering. The costs consist of outside professional fees and the value of warrants to purchase shares of our Class A Common Stock issued to the placement agent. We allocated the total costs among the liability-classified and equity-classified securities we issued in the April 2025 Offering. The portion of such costs allocated to liability-classified securities is included in “Private Placement Costs Expensed” in the unaudited condensed consolidated statements of operations and comprehensive loss. Additional information relating to the April 2025 Offering can be found in the notes to our unaudited condensed consolidated financial statements included herein.

On June 18, 2026, we entered into Amendment No. 1 to the Registration Rights Agreement with Kips, pursuant to which the filing and effectiveness deadlines were extended and prior remedies were waived. As a non-refundable registration-extension fee, fully earned upon execution, we issued 294,117 shares of Class A Common Stock (the “Extension Shares”) on July 17, 2026, valued at $600 based on a price of $2.04 per share, which exceeded the Nasdaq Listing Rule 5635(d) Minimum Price of $2.036. Our registration statement on Form S-1 (File No. 333-296928) was filed June 22, 2026 and declared effective July 16, 2026. We recorded a charge of $600 in the three months ended June 30, 2026 with respect to the Extension Shares, which was recorded in financing costs expensed in the condensed consolidated statements of operations and comprehensive loss

Other Non-Operating (Gains) Losses, Net

For the three months ended June 30, 2026, other non-operating losses, net of $553 principally consist of losses on the settlements of certain other liabilities in shares of our Class A Common Stock. For the nine months ended June 30, 2026, other non-operating gains, net of $1,036 principally consist of gains on the settlements of certain other liabilities in shares of our Class A Common Stock.

For the three months ended June 30, 2025, other non-operating losses, net of $19 consist of a loss from the increase in the fair value of a derivative liability. For the nine months ended June 30, 2025, other non-operating gains, net of $165 principally consist of net gains recognized upon the settlement of liabilities in shares of our Class A Common Stock.

Income Tax Provision / Benefit

We account for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of our deferred tax assets unless it is more likely than not that such assets will be realized.

For the three months and nine months ended June 30, 2026, and for the three and nine months ended June 30, 2025, our provision (benefit) for income taxes differs from an amount calculated based on statutory tax rates principally due to our recording a valuation allowance against the net operating losses we generated during the period because we did not expect that the deferred tax asset arising from our pretax book losses would be realized in the future.

Liquidity and Capital Resources

Our primary use of cash is to fund operating expenses, working capital requirements, debt service obligations, capital expenditures and other investments.

We have incurred operating losses and negative cash flows as a result of our ongoing investment in product development and other operating expenses we incur. We expect to continue to incur operating losses and negative cash flows from operations associated with research and development expenses, selling, general, and administrative expenses and capital expenditures necessary to expand our operations, product offerings, and customer base with the ultimate goals of growing our business and achieving profitability in the future.

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Cash Flows

The following table summarizes our unaudited condensed consolidated cash flows for the nine months ended June 30, 2026 and 2025:

	Nine months ended June 30,		Change
	2026	2025	$
Net cash used in operating activities	$(14,719)	$(5,600)	$(9,119)
Net cash provided by (used in) investing activities	(9)	11	(20)
Net cash provided by financing activities	13,597	5,563	8,034
Net increase (decrease) in cash	(1,131)	(26)	$(1,105)
Cash, beginning of period	3,273	266
Cash, end of period	$2,142	$240

Operating Activities

For the nine months ended June 30, 2026, net cash used in operating activities was $14,719, which included the impact of our net loss of $32,773 and a net decrease in working capital items of $2,347, offset by net non-cash charges of $20,401. The net non-cash charges principally consisted of stock-based compensation expense of $9,941 for restricted stock units and stock options, $1,324 of depreciation and amortization expense, charges of $4,027 for the issuance or change in fair value of warrants and the issuance of preferred stock, charges of $4,218 for the extinguishment of notes payable, and charges of $1,121 for the issuance of common stock in consideration for a modification, partially offset by a $960 non-cash gain from the decrease in the fair value of the earnout liability. The net working capital increase principally consisted of decreases in accounts payable and accrued expenses, partly offset by decreases in accounts receivable and inventory.

For the nine months ended June 30, 2025, net cash used in operating activities was $5,600, which included the impact of our net loss of $30,402, offset by net non-cash charges of $21,817 and net decreases in working capital items of $2,985. The net non-cash charges principally consisted of stock-based compensation expense of $20,256 for stock options and restricted stock units and $1,591 of depreciation and amortization expense and a $725 loss on the impairment of long-lived assets. The net working capital decrease principally consisted of increases in accrued expenses and inventory together with decreases in accounts receivable and accounts payable.

Investing Activities

Net cash used in investing activities for the nine months ended June 30, 2026 was $9.

Net cash provided by investing activities of $11 for the nine months ended June 30, 2025 consisted of proceeds from the sale of property and equipment, partially offset by payments for the acquisition of property and equipment.

Financing Activities

Net cash provided by financing activities for the nine months ended June 30, 2026 of $13,597 principally consisted of $5,360 in proceeds from our public offering, $1,254 in proceeds from the sale of common stock, $1,975 in proceeds from the sale of preferred stock and warrants on preferred stock, $8,649 in borrowings under notes payable and agreements for the purchase and sale of future receipts and proceeds of $55 from the exercise of stock options. These amounts were partially offset by principal payments on notes payable of $3,696 (including payments of $854 on notes payable—related parties).

Net cash provided by financing activities for the nine months ended June 30, 2025 of $5,563 consisted of $3,645 in proceeds from the sale of common stock and warrants in the April 2025 Offering, $600 from the issuance of common stock, $2,575 in proceeds under agreements for the purchase and sale of future receipts and the issuance of notes payable and proceeds of $17 from the exercise of warrants to purchase shares of the Company’s Class A Common Stock. These amounts were partially offset by principal payments on notes payable of $1,100 (including payments of $445 on notes payable—related parties) and the payment of deferred consideration of $174 for the acquisition of a business.

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Liquidity

As of June 30, 2026, our cash balance was $2,142 compared to $3,273 at September 30, 2025. We had a working capital deficit of $16,117 as of June 30, 2026 compared to a working capital deficit of $21,071 at September 30, 2025.

As of June 30, 2026, our debt consists of notes payable with an aggregate amount of $4,355 and 7% promissory notes—related parties with an aggregate principal amount of $1,397. Of these amounts, one note having a principal amount of $125 has reached its maturity date and is currently due. The remainder require weekly or monthly payments in varying amounts through July 2027. Holders of 10% Convertible Preferred Shares have accrued $8 of dividends. In addition, our near-term liquidity requirements include the September and October 2026 maturities of the convertible notes with principal amounts of $1,200 and $2,800, respectively, each described in Note 7 and in “Recent Developments” and, if the Vision Aerial acquisition is consummated, the $3,000 cash component of the merger consideration. In August 2026, we received gross proceeds of $1,000 from Kips’ partial exercise of the Preferred Warrant. See Note 18 to our condensed consolidated financial statements.

Our total liabilities as of June 30, 2026 were $26,711 compared to $37,449 as of September 30, 2025. The decrease in our total liabilities is principally due to the amendment of certain liability-classified warrants and the resulting reclassification of $6,912 of liabilities to stockholders’ equity (deficit) on the condensed consolidated balance sheet during the nine months ended June 30, 2026, a decrease in accounts payable of $3,949, and a decrease in accrued expenses and other current liabilities of $2,008, partially offset by the issuance of $2,780 of liability-classified warrants.

Other commitments include (i) non-cancelable operating leases for equipment, office facilities and other property containing future minimum lease payments totaling $167 payable over the next 0.7 years, (ii) unpaid commitment and other fees of $1,478 payable in connection with the committed equity facility (terminated effective June 26, 2026), (iii) deferred purchase consideration of $2,093 related to acquisitions which is currently due, and (iv) $2,000 currently payable under an earnout arrangement related to the acquisition of a business.

Going Concern

We incurred a loss from operations of $22,278 for the nine months ended June 30, 2026 and we incurred losses from operations of $37,693 and $46,395 for the years ended September 30, 2025 and 2024, respectively. Additionally, we had negative cash flows from operations of $14,719 for the nine months ended June 30, 2026 and negative cash flows from operations of $10,113 and $18,388 for the years ended September 30, 2025 and 2024, respectively. As of June 30, 2026, we had cash on hand of $2,142 and an accumulated deficit of $183,361. We have historically financed our operations through the issuance and sale of equity securities and the issuance of debt. We expect to continue to incur operating losses and negative cash flows from operations for the foreseeable future and we will need to raise additional debt or equity financing to fund our operations and satisfy our obligations. We believe that there is substantial doubt concerning our ability to continue as a going concern as we currently do not have adequate liquidity to meet our operating needs and satisfy our obligations for at least the next twelve months.

While we will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to us, or at all. If we raise funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If we are unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, we may be required to reduce our operating expenditures, which could adversely affect our business prospects, or we may be unable to continue operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes we will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

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Critical Accounting Policies and Estimates

Our unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this Quarterly Report on Form 10-Q are prepared in accordance with U.S. GAAP. The preparation of condensed consolidated financial statements also requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates. To the extent that there are differences between our estimates and actual results, our future financial position, results of operations, and cash flows may be affected.

During the nine months ended June 30, 2026, there were no significant changes to our critical accounting policies and estimates compared to those previously disclosed in “Critical Accounting Policies and Estimates” included in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on January 13, 2026.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

We expect to no longer be an “emerging growth company” effective September 30, 2026.

Smaller Reporting Company

Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter and (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.

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Item 3. Quantitative and Qualitative Disclosures about Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures.

Limitations on Effectiveness of Disclosure Controls and Procedures

In designing and evaluating our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures, pursuant to Rule 13a-15(b) of the Exchange Act, as of June 30, 2026. We identified material weaknesses in our internal control over financial reporting as described below, and, as a result, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were not effective as of June 30, 2026.

Material Weaknesses in Internal Control over Financial Reporting

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

●	We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient complement of personnel with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, our insufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.
●	We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in our financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to our risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

●	We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of account reconciliations and journal entries, (ii) maintaining appropriate segregation of duties, (iii) determining the appropriate grant date for stock options and evaluating the assumptions used within our Black-Scholes model to determine the fair value of option grants, and (iv) the review of the completeness and accuracy of the income tax provision and related disclosures. Additionally, we did not design and maintain controls over the classification and presentation of accounts and disclosures in our financial statements and to ensure revenue transactions are recorded in the correct period.
●	We did not design and maintain effective controls to identify and account for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, we did not design and maintain effective controls to (i) timely identify, account for and value business combinations and asset acquisitions, including the associated tax implications and (ii) timely identify, account for and value our financing arrangements.
●	We did not design and maintain effective controls to verify transactions are properly authorized, executed, and accounted for, including transactions related to incentive compensation arrangements.

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These material weaknesses resulted in adjustments to revenue, accrued expenses, general and administrative expenses, inventory, costs of products sold, the accounting for and classification of redeemable convertible preferred stock, founders preferred and common stock, stock-based compensation expense, other current assets, income tax expense and deferred tax liabilities, as well as the purchase price allocation for our business combination, as of and for the years ended September 30, 2022 and 2021; adjustments to stock-based compensation expense, accrued expenses, other current liabilities, other non-operating gains and losses, and the PIPE make-whole liability, as well as the purchase price allocations for our business combinations as of and for the interim periods ended December 31, 2023, June 30, 2024, and June 30, 2026, and as of and for the year ended September 30, 2024; and, an adjustment to the number of shares of our Class B Common Stock reported as issued and outstanding as of June 30, 2025.

●	We did not design and maintain effective information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that program and data changes are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel, (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored, and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately. These deficiencies did not result in a misstatement to our financial statements.

Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to our annual or interim financial statements that would not be prevented or detected.

Remediation Plan

We have begun an implementation plan to remediate these material weaknesses, which we expect will result in significant future costs for us.

Those remediation measures will include (i) hiring additional accounting and IT personnel to enhance our financial reporting, accounting and IT capabilities; (ii) designing and implementing controls to formalize roles and review responsibilities and designing and implementing controls over segregation of duties; (iii) designing and implementing controls to identify and evaluate changes in our business and the impact on our internal control over financial reporting; (iv) designing and implementing controls over the proper authorization of transactions; (v) designing and implementing controls to identify, account for, and value non-routine, unusual or complex transactions; (vi) designing and implementing formal accounting policies, procedures and controls supporting our financial close process, including controls over account reconciliations and journal entries; (vii) designing and implementing controls over determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model; (viii) designing and implementing controls over the completeness and accuracy of the income tax provision and related disclosure; (ix) designing and implementing controls over the classification and presentation of accounts and disclosures in our financial statements and to ensure revenue transactions are recorded in the correct period; (x) implementing a more sophisticated IT system; and (xi) designing and implementing IT general controls.

The material weaknesses will not be considered remediated until our remediation plan as described above has been fully implemented and we determine no further changes to the remediation plan are necessary, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively.

Notwithstanding the above, our management believes that the financial statements included in this Quarterly Report on Form 10-Q present fairly in all material respects our financial position, results of operations and cash flows for the periods presented.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II. OTHER INFORMATION

Item 1. Legal Proceedings

See Part I, Notes to Condensed Consolidated Financial Statements, Note 9, Commitments and Contingencies.

Item 1A. Risk Factors

In addition to the information set forth in this Form 10-Q, you should carefully consider the risk factors disclosed in the Company’s Form 10-K for the year ended September 30, 2025 and the Company’s Form 10-Q for the quarterly period ended March 31, 2026. The information presented below updates, and should be read in conjunction with, the risk factors and information disclosed in our Annual Report on Form 10-K and those additional risk factors in our Form 10-Q for the period ended March 31, 2026.

The terms of our Series A Preferred Stock and outstanding convertible notes impose significant restrictions on our operations and our ability to raise capital.

The terms of our Series A 10% Convertible Preferred Stock and our convertible notes contain a number of restrictive covenants and protective provisions that may impose significant operating and financial restrictions on us while those securities remain outstanding. These restrictions generally cannot be waived without the prior written consent of the applicable holders. Among other things, these instruments restrict our ability to incur senior or other indebtedness, to issue or create securities senior to or on parity with the applicable security, to pay dividends on or repurchase our common stock and other junior securities, to enter into certain affiliate transactions, to change the nature of our business, to amend our charter documents in a manner adverse to the holders, and to consummate mergers, asset sales, and other fundamental transactions. Certain of our convertible notes are further secured by a lien on our assets and rank senior in right of payment to our existing and future indebtedness, which would subordinate other creditors and equity holders and could limit our ability to obtain additional secured financing. As a result of these restrictions, we may be limited in how we conduct our business, unable to finance our operations through additional debt or equity financings, and/or unable to compete effectively or to take advantage of new business opportunities.

In addition, both securities require us to apply proceeds from certain future financings and asset sales to repay or redeem the applicable security, in some cases before we may use those proceeds for any other purpose. These mandatory repayment and proceeds-application requirements could further constrain our liquidity and our ability to fund our operations. These protective provisions may also restrict our ability to raise additional capital, restructure our capital stock, pursue strategic transactions, or otherwise respond to changing market conditions in a timely manner. The interests of the holders of the Series A 10% Convertible Preferred Stock and the convertible notes may differ from those of holders of our Class A Common Stock, and the exercise of these rights could result in outcomes that are less favorable to Class A Common Stockholders.

The combination of a floating, discounted conversion price, anti-dilution protection, and a potentially increasing stated value or principal amount could result in the issuance of a significantly greater number of shares of our common stock than currently anticipated, causing substantial and potentially continuing dilution to our stockholders and further depressing the market price of our Class A Common Stock.

The conversion price applicable to each of the Series A 10% Convertible Preferred Stock and the convertible notes is not fixed but instead floats at a discount to the recent trading price of our Class A Common Stock and is subject to anti-dilution and other adjustments. Because the conversion price is tied to a discount to the market price of our Class A Common Stock, the lower the market price of our Class A Common Stock at the time of conversion, the more shares of common stock a holder will receive upon conversion. The conversion of some or all of the Series A 10% Convertible Preferred Stock or the convertible notes into shares of our common stock will dilute the ownership interests of our existing stockholders. In addition, any sales in the public market of the shares of our Class A Common Stock issuable upon such conversion, and/or any anticipated conversion of these securities into shares of our Class A Common Stock, could adversely affect prevailing market prices of our common stock. Any such conversion may significantly dilute our common stockholders and adversely affect both our net income per share and the market price of our common stock. Although conversion of each of these securities is subject to a beneficial ownership limitation, and conversion of the convertible notes is also subject to an exchange cap and a stockholder approval limitation under applicable listing rules, these limitations restrict the size or timing of conversions but do not limit the aggregate number of shares that may ultimately be issued upon conversion over time.

In addition, each of the Series A 10% Convertible Preferred Stock and the convertible notes provides that its stated value or outstanding principal amount, as applicable, may automatically increase if the market price of our common stock is below the applicable conversion price, meaning that the amount owed to these holders may grow as our stock price declines. The combination of a floating, discounted conversion price, anti-dilution protection, and a potentially increasing stated value or principal amount could result in the issuance of a significantly greater number of shares of our common stock than currently anticipated, causing substantial and potentially continuing dilution to our stockholders and further depressing the market price of our common stock.

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We may be required, under certain circumstances, to redeem or repay the outstanding Series A 10% Convertible Preferred Stock and our outstanding convertible notes for cash, at a premium, and to pay additional penalties and default interest, and such obligations could adversely affect our liquidity and financial condition.

Upon the occurrence of specified triggering events or events of default, each holder of our Series A 10% Convertible Preferred Stock and our convertible notes has the right to require us to redeem or repay all or any portion of the applicable security for cash. These events include, among others, a failure to timely deliver shares of common stock upon conversion, a breach of the applicable covenants, a delisting of our common stock, and certain bankruptcy, judgment, and cessation-of-operations events, as well as a change of control or other fundamental transaction in the case of the Series A 10% Convertible Preferred Stock. Upon such an event and a holder’s election, we may be required to redeem or repay the affected security at a redemption or repayment price that represents a premium to its stated value or outstanding balance or, in the case of the Series A 10% Convertible Preferred Stock, if greater, its value on an as-converted basis, together with accrued and unpaid dividends or interest and other amounts then due. In the case of the convertible notes, following an event of default the amounts we owe increase to a specified premium over the outstanding obligations, and default interest accrues on those amounts.

We are generally required to pay amounts due upon such an event within a short period after demand, and a failure to make timely payment would result in additional penalties and default interest. These penalty, dividend, interest, and redemption or repayment obligations could significantly impact our liquidity and reduce the amount of our cash flows that are available for working capital, capital expenditures, growth opportunities, acquisitions, and other general corporate purposes. Our obligations to these holders could also limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition. The preferential and security rights described above could also result in divergent interests between these holders and the holders of our common stock.

We do not currently have sufficient cash on hand to fund a redemption or repayment of the Series A 10% Convertible Preferred Stock and the convertible notes if we are required to do so. If we are required to redeem or repay these securities and are unable to do so, or if we otherwise fail to satisfy our payment obligations, we would incur additional penalties and default interest, the holder of the note could exercise remedies against the assets securing the note, and our liquidity, financial condition, and ability to continue our operations would be materially and adversely affected.

Our expansion into new lines of business under our NSM Initiative, including through acquisitions, may not be successful and could strain our financial and management resources.

In furtherance of our NSM Initiative, we have entered into a definitive agreement to acquire Vision Aerial and a definite agreement to acquire Special Project Delivery, Inc. (“SPD”), and we expect to pursue additional acquisitions in markets that are new to us, such as unmanned aerial systems and critical minerals. We may fail to complete announced transactions, and any transaction we do complete may not achieve the anticipated benefits. Acquisitions will place substantial demands on our management, may require additional capital that may not be available on acceptable terms or at all, may result in substantial dilution to existing stockholders, and expose us to integration, regulatory and, in certain cases, related-party transaction risks. If we are unable to manage this expansion effectively, our business, financial condition and results of operations could be materially and adversely affected.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On June 5, 2026, we entered into a settlement agreement and mutual release pursuant to which we issued 49,702 shares to Green Flash Media LLC and 21,565 shares to Wolff Moscaro LLP in connection with the settlement of litigation. The issuance of such shares was effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

In connection with the Kips transaction, on May 19, 2026, we also entered into a registration rights agreement, as amended on June 18, 2026, with Kips (the “May 2026 Registration Rights Agreement”) pursuant to which we agreed to register the resale of shares of Class A Common Stock issuable upon conversion of the Preferred Shares. We agreed to issue $600,000 of shares of Class A Common Stock (or 294,117 shares) to Kips as consideration for extending the filing deadlines in the May 2026 Registration Rights Agreement. The issuance of such shares was effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

On August 5, 2026, we issued 585,365 shares to Kips upon conversion of 1,000 shares of Series A 10% Convertible Preferred Stock at a conversion price of $2.05. On August 13, 2026, Kips converted 1,000 shares of Series A 10% Convertible Preferred Stock into 585,365 shares of Class A Common Stock at a conversion price of $2.05. The issuance of the shares of Class A Common Stock was exempt from registration under Section 3(a)(9) of the Securities Act.

On August 13, 2026, an unrelated investor converted $150 of outstanding principal and accrued interest into 126,957 shares of Class A Common Stock at a conversion price of $1.18 per share. The issuance of the shares of Class A Common Stock was exempt from registration under Section 3(a)(9) of the Securities Act.

On August 13, 2026, we entered into a definitive merger agreement to acquire SPD for 4,800,000 shares of our Class A Common Stock. No shares will be issued unless and until our stockholders approve the issuance under Nasdaq Listing Rule 5635, and the closing is subject to that approval and other customary conditions. The issuance of such shares will be effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

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Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

Entry into a Material Definitive Agreement with Special Project Delivery, Inc.

On August 13, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mobix Merger Sub XIV, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub XIV”), Mobix Merger Sub XV, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub XV”), SPD, and the stockholder representative named therein.

The Merger Agreement provides for the acquisition of SPD by the Company through a series of mergers, pursuant to which Merger Sub XIV will merge with and into SPD, with SPD surviving as a wholly owned subsidiary of the Company, followed immediately by the merger of the surviving corporation with and into Merger Sub XV, with Merger Sub XV surviving the second merger. The parties intend that the mergers (the “Mergers”), taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Under the terms of the Merger Agreement, the consideration payable to the stockholders of SPD will consist solely of shares of 4,800,000 shares of the Company’s Class A common stock, and no cash consideration will be payable. The consideration is fixed as of the closing, and is not subject to any post-closing purchase price adjustment or indemnification holdback. The issuance of the shares is subject to approval by the Company’s stockholders in accordance with the applicable listing rules of The Nasdaq Stock Market LLC, and the issuance of such shares will be effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

The Merger Agreement contains representations, warranties, covenants, and indemnification provisions customary for a transaction of this type, and the closing of the transaction is subject to customary closing conditions, including the satisfaction of the Company’s due diligence investigation, approval by the stockholders of the Company and of SPD, delivery of a tax opinion regarding the intended tax treatment of the Mergers, and the execution of employment agreements by specified individuals. The Merger Agreement may be terminated under specified circumstances, including by mutual consent, if the closing has not occurred by the outside date, upon an uncured breach by either party, or in connection with the exercise of the specified termination rights of the parties. No termination fee, break-up fee, or expense reimbursement is payable by any party in connection with a termination of the Merger Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibits 10.7 to this Quarterly Report on Form 10-Q.

Kips Financing

On August 5, 2026, Kips exercised the Preferred Warrant in part, purchasing 1,000 Preferred Shares for aggregate gross proceeds to the Company of $1,000, and converted those Preferred Shares into 585,365 shares of Class A Common Stock at a conversion price of $2.05 per share in accordance with the terms of the Certificate of Designation. The conversion price is equal to the Nasdaq Minimum Price of the Class A Common Stock on May 19, 2026, the date of the Kips Purchase Agreement. Following the partial exercise, 5,000 Preferred Shares remain issuable under the Preferred Warrant.  On August 13, 2026, Kips converted 1,000 shares of Series A 10% Convertible Preferred Stock into 585,365 shares of Class A Common Stock at a conversion price of $2.05 per share in accordance with the terms of the Certificate of Designation. The issuances of the shares of Class A Common Stock were exempt from registration under Section 3(a)(9) of the Securities Act.

Partial Conversion of Notes Payable

On August 13, 2026, an unrelated investor converted $150 of outstanding principal and accrued interest into 126,957 shares of Class A Common Stock at a conversion price of $1.18 per share. The issuance of the shares of Class A Common Stock was exempt from registration under Section 3(a)(9) of the Securities Act.

10b5-1 Trading Plans

Insider Trading Arrangements

During the quarter ended June 30, 2026, the following directors of the Company adopted a “Rule 10b5-1 trading arrangement,” as that term is defined in Item 408(c) of Regulation S-K, each of which the applicable director represented was designed to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended:

Name	Title	Action	Date Adopted	Character of Trading Arrangement(1)	Aggregate Number of Shares of Common Stock to be Purchased or Sold Pursuant to a Trading Arrangement	Expiration Date(2)
James J. Peterson(3)	Chairman of the Board, Director	Adoption	6/10/2026	Rule 10b5-1 Trading Arrangement	100,000	12/31/2027
Frederick C. Goerner(4)	Director	Adoption	6/12/2026	Rule 10b5-1 Trading Arrangement	30,000	12/31/2027

(1) Except as indicated by footnote, each trading arrangement marked as a “Rule 10b5-1 Trading Arrangement” is intended to satisfy the affirmative defense of Rule 10b5-1(c) of the Exchange Act, as amended (the Rule).

(2) Except as indicated by footnote, each trading arrangement permitted or permits transactions through and including the earlier to occur of (a) the date on which all trades under the arrangement have been executed or (b) the date listed in the table. Each trading arrangement marked as a “Rule 10b5-1 Trading Arrangement” only permits transactions upon expiration of the applicable mandatory cooling-off period under the Rule and is scheduled to terminate on the earlier of the expiration date or when all shares are sold under such plan, subject to early termination for certain specified events set forth therein.

(3) The shares covered by this trading arrangement include certain shares that are held by trusts and may be deemed to be indirectly beneficially owned by James J. Peterson.

(4) The shares covered by this trading arrangement include certain shares that are held by trusts and may be deemed to be indirectly beneficially owned by Frederick C. Goerner.

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Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

Exhibit No.	Description

4.1	First Amendment to Securities Purchase Agreement and Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of May 13, 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report Form 10-Q filed with the SEC on May 20, 2026).

4.2	Preferred Stock Purchase Warrant, dated May 19, 2026, in favor of Kips Bay Select, LP (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report Form 10-Q filed with the SEC on May 20, 2026).

4.3	Certificate of Designation of Series A 10% Convertible Preferred Stock (incorporated by reference to Exhibit 4.20 to the Registrant’s Registration Statement on Form S-1 (File No. 333-296928) filed with the SEC on June 22, 2026).

4.4	Amended and Restated Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of June 22, 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2026).

10.1*#^	Agreement and Plan of Merger dated July 24, 2026 by and between Mobix Labs, Inc., Mobix Merger Sub X, Inc., Mobix Merger Sub XI, LLC, Vision Aerial, Inc. and the shareholder representative named therein.

10.2	Registration Rights Agreement by and between Mobix Labs, Inc and Leviston Resources, LLC, dated as of March 31, 2026 (incorporated by reference to Exhibit 10.58 to the Registrant’s Registration Statement on Form S-1 (File No. 333-295357), filed with the SEC on April 27, 2026).

10.3	Investor Rights Agreement by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of May 13, 2026 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 20, 2026).

10.4	Securities Purchase Agreement, dated May 19, 2026, by and between Mobix Labs, Inc. and Kips Bay Select, LP (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report Form 10-Q filed with the SEC on May 20, 2026).

10.5	Registration Rights Agreement, dated May 19, 2026 by and between Mobix Labs and Kips Bay Select, LP (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report Form 10-Q filed with the SEC on May 20, 2026).

10.6	Second Amendment to Registration Rights Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of June 22, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2026).

10.7*#^	Agreement and Plan of Merger dated August 13, 2026 by and between Mobix Labs, Inc., Mobix Merger Sub XIV, Inc., Mobix Merger Sub XV, LLC, Special Project Delivery, Inc. and the shareholder representative named therein.

31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.

31.2*	Certification of Principal Financial Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.

32.1**	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101 INS*	Inline XBRL Instance Document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Filed herewith

** Furnished herewith

# Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

^ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIX LABS, INC.

Date: August 17, 2026	By:	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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Exhibit 10.1

Please be advised that certain identified information has been excluded in this Exhibit because it is the type of information that the registrant treats as private or confidential and is (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that has been redacted/omitted is symbolized by “[***]”.

____________________________

Agreement and Plan of Merger

____________________________

by and among

Mobix Labs, Inc.,

Mobix Merger Sub X, Inc.,

Mobix Merger Sub XI, LLC,

Vision Aerial, Inc.

and

the Shareholder Representative named herein

Dated as of July 24, 2026

-i-

-ii-

-iii-

INDEX OF DISCLOSURE SCHEDULES

The following Disclosure Schedules are referenced in this Agreement and, together, constitute the Company Disclosure Letter to be delivered pursuant to Section 5.10. This index is provided for convenience of reference only and does not modify the Agreement or the Disclosure Schedules.

Schedule	Subject Matter
3.3(a)	Capitalization
3.4(b)	No Conflicts; Required Filings and Consents
3.5(a)	Employee Benefit Matters
3.6(a)	Labor and Employment Matters
3.7(a)	Financial Statements
3.8	Absence of Undisclosed Liabilities
3.11(a)	Compliance with Laws; Permits
3.12	Absence of Litigation
3.13(b)	Real Property
3.14(a)	Material Contracts
3.15	Insurance
3.16(b)	Registered Company Intellectual Property
3.18	Environmental Matters
3.19(m)	Tax Matters
3.19(p)	Tax Matters
3.24	NDAA and Supply Chain Compliance
3.25	Export and Trade Controls
3.26	Government Contracts
3.27	Product Warranty and Product Liability
3.28	Customers and Suppliers
3.30	Affiliate Transactions
3.31	Inventory and Accounts Receivable
3.32	Aviation Regulatory Matters
3.33	CFIUS
7.2(g)	Specified Indemnification Matters

Schedule 7.2(g) is to be prepared by Parent and delivered to the Company and the Shareholder Representative within ten (10) days after receipt of the final Disclosure Schedules (Section 7.2(g)).

-iv-

Agreement and Plan of Merger

This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of the 24st day of July, 2026, by and among (i) Mobix Labs, Inc., a Delaware corporation (“Parent”); (ii) Mobix Merger Sub X, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub X”); (iii) Mobix Merger Sub XI, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub XI”); (iv) Vision Aerial, Inc., a Delaware corporation (the “Company”); and (v) James Ness solely in his capacity of Shareholder Representative (the “Shareholder Representative”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Section 10.1. If either of Merger Sub X or Merger Sub XI has not been duly formed, validly existing and in good standing as of the execution and delivery of this Agreement, then Parent shall, and shall cause its Affiliates to, promptly (and in any event not later than ten (10) Business Days following execution of this Agreement) take all actions necessary to form such entity as a wholly owned direct or indirect Subsidiary of Parent. Upon its formation, each such entity shall (a) satisfy in all respects the representations and covenants applicable to it under this Agreement, (b) become a party to this Agreement and bound by all of the terms, conditions and obligations hereof applicable to “Merger Sub X” or “Merger Sub XI,” as applicable, by executing and delivering a joinder in form and substance reasonably acceptable to the Company, and (c) be deemed, from and after such joinder (and, for all purposes of this Agreement other than representations made as of the date hereof, as if it were an original signatory hereto), to be a party to this Agreement as “Merger Sub X” or “Merger Sub XI,” as applicable.

Recitals

Whereas, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (“DLLCA”), Parent, Merger Sub X, Merger Sub XI and the Company intend to enter into a business combination transaction by which: (a) Merger Sub X will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub XI (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub XI being the surviving company of the Second Merger (Merger Sub XI, in its capacity as the surviving company of the Second Merger, is sometimes referred to as the “Surviving Entity”);

Whereas, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of the Company and its shareholders (the “Shareholders”), (ii) approved and declared advisable, in accordance with the applicable provisions of the DGCL, this Agreement and the transactions contemplated hereby, including the Mergers, and (iii) resolved to recommend adoption of this Agreement by the Shareholders; and

Whereas, each of the board of directors of Merger Sub X and the manager of Merger Sub XI has unanimously approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, and the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been approved by the board of directors of Parent, which has resolved to recommend adoption of this Agreement by its stockholders, subject only to, if required by applicable Law or the rules of The Nasdaq Stock Market LLC, the approval of the stockholders of Parent; and

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Whereas, for U.S. federal income Tax purposes (and for purposes of any applicable state or local Tax Laws that follows the U.S. federal income Tax treatment), each of the parties hereto intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (and any comparable provision of state or local Tax Laws), and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) (“368 Transaction”); and

Whereas, Parent, Merger Sub X, Merger Sub XI, the Company and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and to prescribe various conditions to the Mergers.

Agreement

Now, Therefore, in consideration of the foregoing promises and the mutual representations, warranties, covenants, and agreements contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

Article I

the mergerS

Section 1.1. The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub X shall be merged with and into the Company as a 368 Transaction, the separate corporate existence of Merger Sub X shall thereupon cease, and the Company shall continue as the Surviving Corporation in the First Merger.

(b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, at the Second Effective Time, the Surviving Corporation shall be merged with and into Merger Sub XI as a 368 Transaction, the separate corporate existence of the Surviving Corporation shall thereupon cease, and Merger Sub XI shall continue as the Surviving Entity in the Second Merger.

Section 1.2. Closing.

The closing of the transactions contemplated hereby, including the Mergers (the “Closing”), shall take place at the offices of Greenberg Traurig, LLP, 18565 Jamboree Road, Suite 500, Irvine, California 92612, at 10:00 a.m., Pacific Standard Time, on the second (2nd) Business Day following the satisfaction or waiver of the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by Parent and the Company, provided that the Closing shall not occur after September 3, 2026 without the prior written consent of Parent and the Company. By agreement of Parent and the Company, the Closing may take place by delivery of the documents to be delivered at the Closing by electronic mail or other electronic transmission. All deliveries by one party to any other party or parties at the Closing shall be deemed to have occurred simultaneously and none shall be effective unless and until all have occurred, unless Parent and the Company agree otherwise. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

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Section 1.3. Effective Times.

(a) Upon the terms and subject to the conditions set forth in this Agreement, concurrently with or as soon as practicable following the Closing, the parties shall (i) cause certificates of merger with respect to the First Merger (the “First Certificates of Merger”) to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, and (ii) make all other filings or recordings required by the DGCL in connection with the First Merger. The First Merger shall become effective at the time when the First Certificates of Merger have each been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Parent and the Company in writing and specified in the First Certificates of Merger (the time the First Merger becomes effective being referred to in this Agreement as the “Effective Time”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable following the Effective Time and in any case on the same day as the Effective Time, the parties shall (i) cause certificates of merger with respect to the Second Merger (the “Second Certificates of Merger”) to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and the DLLCA, and (ii) make all other filings or recordings required by the DGCL and the DLLCA in connection with the Second Merger. The Second Merger shall become effective as a 368 Transaction at the time when the Second Certificates of Merger have each been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Second Certificates of Merger (the time the Second Merger becomes effective being referred to in this Agreement as the “Second Effective Time”).

Section 1.4. Effects of the Mergers.

(a) The First Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub X shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub X shall become the debts, liabilities and duties of the Surviving Corporation.

(b) The Second Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all property, rights, privileges, powers and franchises of the Surviving Corporation and Merger Sub XI shall vest in the Surviving Entity, and all debts, liabilities and duties of the Surviving Corporation and Merger Sub XI shall become the debts, liabilities and duties of the Surviving Entity.

Section 1.5. Governing Documents.

At the Effective Time, the certificate of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law. At the Second Effective Time, the certificate of formation and limited liability company agreement of Merger Sub XI as in effect immediately prior to the Second Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving Entity until thereafter amended as provided therein or by applicable Law, except that the name of the Surviving Entity will be “Vision Aerial, LLC” or such other name as is determined by Parent.

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Section 1.6. Directors, Managers and Officers of the Surviving Corporation and the Surviving Entity.

(a) The directors and officers of Merger Sub X immediately prior to the Effective Time shall be, from and after the Effective Time, the directors and officers of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

(b) The managers and officers of Merger Sub XI immediately prior to the Second Effective Time shall be, from and after the Second Effective Time, the managers and officers of the Surviving Entity, to hold office in accordance with the certificate of formation and limited liability company agreement of the Surviving Entity until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

Section 1.7. Deliveries by the Company and the Shareholders.

At or prior to the Closing, the Company and the Shareholders (as applicable) shall deliver or cause to be delivered to Parent:

(c) a certificate of good standing (or its equivalent) of the Company from its jurisdiction of incorporation and in each other jurisdiction in which the Company is qualified, licensed or authorized to do business as a foreign corporation, in each case dated no more than seven (7) days prior to the Closing Date;

(d) a certified copy of the certificate of incorporation of the Company from its jurisdiction of incorporation, dated no more than seven (7) days prior to the Closing Date;

(e) a certificate of the Secretary of the Company, in his or her capacity as such, dated as of the Closing Date, certifying that (i) attached thereto are correct and complete copies of the Organizational Documents of the Company in effect as of the Closing Date, (ii) attached thereto are correct and complete copies of (A) all resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including the Mergers, and (B) resolutions of the Shareholders approving the Mergers and adopting this Agreement, and (iii) all such resolutions in clause (ii) are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(f) (i) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company, certifying that the Company is not, and has not been at any time during the five (5) years preceding the date of such statement, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, such statement in form and substance reasonably satisfactory to Parent and conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), and a notice of such statement to be delivered by Parent to the IRS on behalf of the Company in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), and (ii) an IRS Form W-9 from the Shareholders;

(g) an employment agreement, in form and substance reasonably acceptable to Parent and each of Shane Beams and Shawn Roberts (an “Employment Agreement”), duly executed by each of them, which shall provide for a three (3) year term of employment and grants of equity incentive awards (including restricted stock units) to be determined by the board of directors of Parent;

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(h) a Parent stockholders’ agreement, in form and substance reasonably acceptable to Parent and the Shareholder Representative (the “Parent Stockholder Agreement”), duly executed by the Shareholders which shall, among other things, provide demand registration rights to the Shareholders in the event that one (1) year after the issuance of the “Rollover Shares” (defined below), the Shareholders are deemed to be “affiliates” under Rule 144 of the Securities Act;

(i) a certificate executed and delivered by an executive officer of the Company, in his or her capacity as such, dated as of the Closing Date, certifying therein that the conditions set forth in Section 6.1(a), Section 6.1(b) and Section 6.1(c) have been satisfied;

(j) the First Certificates of Merger, duly executed by the Company;

(k) written evidence, in form and substance reasonably acceptable to Parent, of the consent to, or the waiver or approval of, the transactions contemplated by this Agreement by all Persons (including governmental, quasi-governmental and private third parties) where the absence of any such consent, waiver or approval would result in a violation of Law or a breach or default under any Material Contract to which the Company is subject; and

(l) a written resignation and release from each of the officers and directors of the Company (other than Shane Beams and Shawn Roberts), effective as of the Effective Time, in a form reasonably acceptable to Parent;

(m) duly executed payoff letters and customary lien-release documentation, in form and substance reasonably satisfactory to Parent, with respect to all indebtedness of the Company for borrowed money (including the Company’s secured credit facility, any revolving line of credit and the shareholder and related-party notes), together with UCC-3 termination statements and any other instruments reasonably necessary to evidence the discharge, at or prior to the Closing, of all Liens (other than Permitted Liens) securing such indebtedness;

(n) a letter of transmittal, in form and substance reasonably acceptable to Parent and the Shareholder Representative, duly executed by the Shareholders (“Letter of Transmittal”); and

(o) option termination agreements, in form and substance reasonably acceptable to Parent and the Shareholder Representative, duly executed by the optionees of the Company (the “Option Termination Agreements”).

Section 1.8. Deliveries by Parent.

At or prior to the Closing, Parent shall deliver or cause to be delivered to the Company and/or the Shareholders or Company option holders (as applicable):

(a) a certificate of the Secretary of Parent, Merger Sub X and Merger Sub XI, as applicable, in his or her capacity as such, dated as of the Closing Date, certifying that attached thereto are correct and complete copies of all resolutions adopted by the board of directors of Parent and Merger Sub X and the managers of Merger Sub XI authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including the Mergers, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

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(b) a certificate executed and delivered by an executive officer of Parent, Merger Sub X and Merger Sub XI, in his or her capacity as such, dated as of the Closing Date, certifying therein that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied;

(c) the Second Certificates of Merger, duly executed by Merger Sub XI;

(d) the Employment Agreements, duly executed by Merger Sub XI;

(e) the Parent Stockholder Agreement, duly executed by Parent; and

(f) the Option Termination Agreements, duly executed by Parent.

Section 1.9. Further Action.

If, at any time after the Effective Time or the Second Effective Time, the Surviving Corporation or the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation or the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of the Company, Merger Sub X or Merger Sub XI or otherwise to carry out the purposes of this Agreement, the officers of the Surviving Corporation or the Surviving Entity, as applicable, shall be authorized to execute and deliver, in the name and on behalf of the Company, Merger Sub X or Merger Sub XI, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, Merger Sub X or Merger Sub XI, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title, and interest in, to, and under such rights, properties or assets in the Surviving Corporation or the Surviving Entity, as applicable, or otherwise to carry out the purposes of this Agreement.

Article II

effect of the mergers

Section 2.1. Effect on Capital Stock.

(a) At the Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Sub X, Merger Sub XI, the Company or any Shareholder or option holder of the Company:

(i) Cancellation of Common Stock. Each share of Common Stock that is owned by the Company (as treasury stock or otherwise) or by any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. Any option to purchase shares of Common Stock that is not exercised in full prior to the Closing shall, as of the Effective Time, be cancelled and terminated without exercise pursuant to the applicable Option Termination Agreement, and such holder shall be entitled only to such consideration, if any, as provided therein.

(ii) Conversion of Common Stock. The shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be cancelled in accordance with Section 2.1(a)(i)) shall be automatically cancelled and retired and shall cease to exist or be outstanding, and shall be automatically converted, by virtue of the First Merger and without any action on the part of the holders thereof, into the right to receive, without interest, with respect to each such share, such share’s pro rata portion (based on the total number of shares of Common Stock outstanding immediately prior to the Effective Time, excluding shares cancelled pursuant to Section 2.1(a)(i)) of (A) a number of shares of Parent Common Stock equal to the Rollover Share Amount divided by the Rollover Share Price, rounded up to the nearest whole share (the “Rollover Shares”); and (B) cash, payable in the manner set forth in Section 2.2 hereof, in an amount equal to $3,000,000.00 (the “Cash Merger Consideration” and, together with the Rollover Shares, the “Merger Consideration”).

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(b) At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, Merger Sub X, Merger Sub XI, the Company or either Shareholder, (i) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be automatically cancelled and retired and shall cease to exist or be outstanding without any conversion thereof or payment therefor; and (ii) the membership interests of Merger Sub XI outstanding immediately prior to the Second Effective Time shall be converted into and become the membership interests of the Surviving Entity, which shall constitute all of the outstanding equity of the Surviving Entity. From and after the Second Effective Time, the membership interests of Merger Sub XI shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.

Section 2.2. Payment of Merger Consideration.

(a) At the Closing, Parent shall issue or cause to be issued to the Shareholders the Rollover Shares.

(b) At the Closing, Parent shall pay or cause to be paid to the account or accounts of the Shareholders the Cash Merger Consideration in an amount equal to $3,000,000.00 (less the Representative Reserve), in immediately available funds.

(c) At the Closing, Parent shall pay or cause to be paid to the Reserve Account, an amount equal to the Reserve Amount, in immediately available funds.

(d) The Shareholders agree that any claims for indemnification that have been fully and finally adjudicated, if any, pursuant to Article VII may be satisfied by deducting and otherwise offsetting such claims against the amounts otherwise payable by Parent to the Shareholders pursuant to this Section 2.2. Parent agrees to provide to the Shareholder Representative a full accounting of all deductions or offsets, if any, contemporaneously with the payment pursuant to this Section 2.2.

(e) In furtherance of Section 2.2(a), no later than three (3) Business Days following the Closing, Parent shall deliver, or cause to be delivered, irrevocable written instructions to its transfer agent directing the issuance of the Rollover Shares to the Shareholders in book-entry form (or, if applicable, in certificated form) registered in the name of the Shareholders.

(f) Parent shall use commercially reasonable efforts to file with the Securities and Exchange Commission, no later than thirty (30) days following the Closing, a registration statement registering the resale of the Rollover Shares, and to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable thereafter; provided, that if the audited financial statements of the Company required under Rule 3-05 of Regulation S-X are not available as of such date despite Parent’s use of commercially reasonable efforts, such filing deadline shall be extended to the date that is ten (10) Business Days following the date on which such audited financial statements first become available.

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(g) Notwithstanding anything in this Agreement to the contrary, Parent shall not be required to issue any shares of Parent Common Stock to the extent such issuance would require the approval of the stockholders of Parent under the applicable rules of The Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635, unless such approval has been obtained prior to such issuance. If Parent determines in good faith that the issuance of all or any portion of the Rollover Shares would require such stockholder approval or otherwise would not be permitted under the applicable rules of The Nasdaq Stock Market LLC, then, to the extent necessary to comply with such rules, Parent shall, in consultation with the Shareholder Representative, (i) defer the issuance of such Rollover Shares until such time as the issuance thereof is permitted under the applicable rules of The Nasdaq Stock Market LLC, including following receipt of any required stockholder approval, or (ii) with the prior written consent of the Shareholder Representative, pay to the Shareholders an amount in cash equal to the value of the Rollover Shares that are not issued, with such value determined based on the greater of: (a) the Nasdaq Minimum Price as of the Closing Date or (b) the Nasdaq Minimum Price as of the date the Rollover Shares are issued to the Shareholders. For the avoidance of doubt, Parent shall have no obligation to issue any shares of Parent Common Stock in violation of the applicable rules of The Nasdaq Stock Market LLC or applicable Law. Parent shall use commercially reasonable efforts to obtain any required stockholder approval as promptly as practicable but in no event more than thirty (30) days following the Closing. Promptly (and in any event within five (5) Business Days) following the date on which any such deferred issuance becomes permitted under the applicable rules of The Nasdaq Stock Market LLC (including upon receipt of any required stockholder approval), Parent shall issue such Rollover Shares to the Shareholders in book-entry form in accordance with Section 2.2(e).

Section 2.3. Transfer of Books; No Further Ownership.

At the Effective Time, (a) all shares of Common Stock outstanding immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, and all holders of stock certificates representing shares of Common Stock that were outstanding immediately prior to the Effective Time (“Stock Certificates”) (it being understood that, for purposes of this Agreement, if a Stock Certificate is held in electronic form, then surrender of such Stock Certificate shall be effected by cancellation of such Stock Certificate on the electronic platform holding such Stock Certificate) shall cease to have any rights as shareholder of the Company, and each Stock Certificate shall thereafter represent the right to receive, on the terms and subject to the conditions set forth in this Agreement, the Merger Consideration payable with respect to such shares of Common Stock, without interest, upon the surrender of such Stock Certificate in accordance with the terms hereof and in the manner provided herein; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Stock Certificate is presented to the Surviving Corporation, the Surviving Entity or Parent, such Stock Certificate shall be cancelled and exchanged as provided in this Section 2.3.

Section 2.4. Withholding.

Each of Parent, the Surviving Corporation, the Surviving Entity and any other applicable payor shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any other provision of state, local or foreign Tax or other applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

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Section 2.5. Purchase Price Adjustment.

(a) Closing Statement. Not less than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the “Estimated Closing Statement”) setting forth the Company’s good-faith estimate, together with reasonable supporting detail, of (i) Closing Cash, (ii) Closing Indebtedness, (iii) Closing Net Working Capital, (iv) the amount, if any, by which Closing Net Working Capital is less than the Target Net Working Capital, (v) the amount, if any, by which Closing Net Working Capital is greater than the Target Net Working Capital, (vi) Unpaid Transaction Expenses, (vii) Indemnified Taxes, and (viii) Closing Related Party Amounts. The Estimated Closing Statement shall be prepared in accordance with GAAP applied consistently with the Company Financial Statements and the Company’s past practices.

(b) Closing Adjustment. The Merger Consideration shall be adjusted at Closing as follows: (i) increased dollar-for-dollar by the amount, if any, by which Closing Net Working Capital exceeds the Target Net Working Capital; (ii) decreased dollar-for-dollar by the amount, if any, by which Closing Net Working Capital is less than the Target Net Working Capital; (iii) increased dollar-for-dollar by Closing Cash; (iv) decreased dollar-for-dollar by Closing Indebtedness; (v) decreased dollar-for-dollar by Unpaid Transaction Expenses; (vi) decreased dollar-for-dollar by Indemnified Taxes; and (vii) decreased dollar-for-dollar by Closing Related Party Amounts. Parent may satisfy any downward adjustment by reducing the Cash Merger Consideration, reducing the number of Rollover Shares based on the Rollover Share Price, or any combination of the foregoing, as determined by Parent in its sole and absolute discretion; provided that in no event shall the aggregate downward adjustment result in the Cash Merger Consideration plus any other consideration that does not constitute Parent Common Stock exceeding twenty percent (20%) of the aggregate Merger Consideration.

(c) Post-Closing Statement. Within ninety (90) days after the Closing Date, Parent shall prepare and deliver to the Shareholder Representative a statement (the “Final Closing Statement”) setting forth Parent’s calculation of Closing Cash, Closing Indebtedness, Closing Net Working Capital, Unpaid Transaction Expenses, Indemnified Taxes, Closing Related-Party Amounts and the resulting adjustment to the Merger Consideration. Parent and its Representatives shall be entitled to review the books, records, working papers and personnel of the Company for purposes of preparing the Final Closing Statement.

(d) Review; Dispute. The Shareholder Representative shall have ninety (90) days after receipt of the Final Closing Statement to deliver a written notice of dispute to Parent specifying in reasonable detail each item disputed and the basis for such dispute. Any item not so disputed within such ninety (90)-day period shall be final, binding and conclusive. Parent and the Shareholder Representative shall negotiate in good faith to resolve any disputed items. If any disputed items remain unresolved after thirty (30) days, of Parent’s receipt of the Shareholder’s written notice of dispute such items shall be submitted to an independent accounting firm mutually selected by Parent and the Shareholder Representative, or, if they cannot agree within ten (10) Business Days, a nationally recognized independent accounting firm mutually acceptable to the Parent and the Shareholder Representative that has not provided material services to Parent, the Company or the Shareholders during the prior two (2) years. The determination of such accounting firm shall be final, binding and conclusive absent manifest error. The fees and expenses of such accounting firm shall be allocated between Parent and the Shareholders in inverse proportion to the relative success of their respective positions.

(e) Payment of Final Adjustment. If the final adjustment as determined pursuant to this Section 2.5 results in an additional amount owing to Parent, the Shareholder Representative shall pay such amount to Parent within five (5) Business Days after final determination by wire transfer of immediately available funds. If the final adjustment results in an additional amount owing to the Shareholders, Parent shall pay such amount to the Shareholder Representative within five (5) Business Days after final determination by wire transfer of immediately available funds; provided that, with the prior written consent of the Shareholder Representative, Parent may satisfy such obligation by issuing additional shares of Parent Common Stock valued at the Rollover Share Price, subject in all cases to compliance with the applicable rules of The Nasdaq Stock Market LLC and applicable Law.

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(f) No Limitation on Indemnity. The rights and remedies set forth in this Section 2.5 are in addition to, and shall not limit, Parent’s rights to indemnification under Article VII or any other rights or remedies available under this Agreement, at law or in equity; provided, however, that any amount recovered by Parent under this Section 2.5 with respect to any matter shall reduce any Damages recoverable by Parent under Article VII with respect to the same matter, and vice versa.

Article III

Representations and Warranties relating to the Company

Except as set forth on the Disclosure Schedules, the Company and the Shareholders hereby represent and warrant to Parent, Merger Sub X and Merger Sub XI as follows:

Section 3.1. Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, operate, lease and hold its properties and assets and to carry on its business as and where such properties and assets are presently located and such business is presently conducted. The Company is duly qualified, licensed or authorized to do business as a foreign corporation and is, to the extent applicable, in good standing under the Laws of each jurisdiction in which the properties and assets owned, operated, leased or held by it, or the nature of the business conducted by it, makes such qualification, licensing or authorization necessary, except where the failure to be so duly qualified, licensed or authorized and in such good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company does not own, and has never owned, directly or indirectly, any Equity Interest in any other Person.

(c) The Company has furnished or otherwise made available to Parent correct and complete copies of the Organizational Documents of the Company, as amended and/or restated and in effect as of the date hereof, which Organizational Documents are in full force and effect. The Company is not in violation of its Organizational Documents.

Section 3.2. Authority, Approval and Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Company is or will be a party, to perform its covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is or will be a party, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board and, except for the adoption of this Agreement by the Shareholders and the filing of the First Certificates of Merger and the Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, no other corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement or the Ancillary Agreements to which the Company is or will be a party, the performance by the Company of its covenants and obligations hereunder and thereunder, and/or the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which the Company is or will be a party has been or will be duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors’ rights generally or by general principles of equity.

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(b) Each Shareholder has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Shareholder is or will be a party, to perform the Shareholder’s covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which the Shareholder is or will be a party has been or will be duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors’ rights generally or by general principles of equity.

Section 3.3. Capitalization.

(a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 17,652,990 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are held by the Shareholder and in the amounts set forth on Schedule 3.3(a) of the Disclosure Schedules, which further sets forth for the Shareholder the number of shares held, the number of the applicable stock certificates representing such shares and the domicile addresses of record of the Shareholder. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in accordance with the requirements under the Organizational Documents of the Company and applicable securities Laws or pursuant to a valid exemption therefrom. All issued and outstanding shares of Common Stock are owned beneficially and of record by the Shareholder free and clear of any and all Liens whatsoever, and no shares of Common Stock are held in the Company’s treasury.

(b) The Company has adopted, the 2020 Equity Incentive Plan (the “Option Plan”) under which the Company has reserved 1,700,000 shares of Common Stock as equity incentive to employees, independent contractors, and consultants. The Company has issued and outstanding options to purchase 695,000 shares of Common Stock as set forth on Schedule 3.3(a) of the Disclosure Schedules.

(c) Except for options outstanding under the Option Plan as set forth on Schedule 3.3(a) of the Disclosure Schedules, there are no outstanding Security Rights (i) for the purchase or acquisition from the Company of any shares of Common Stock or any other Equity Interests of the Company, or (ii) for the purchase or acquisition of any shares of Common Stock or any other Equity Interests of the Company from any Shareholder. There are no obligations, contingent or otherwise, of the Company to (x) repurchase, redeem or otherwise acquire any shares of Common Stock or any other Equity Interests of the Company, (y) issue or award any Security Right or Common Stock to any Person or (z) make any material investment in (in the form of a loan, capital contribution or otherwise) any Person. There are no outstanding or authorized equity appreciation, phantom stock, profit participation or other similar rights with respect to the Company (whether payable in shares, cash or otherwise).

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(d) There are no agreements to which the Company or any Shareholder is a party relating to the voting of any shares of Common Stock or the registration, sale or transfer of any shares of Common Stock.

Section 3.4. No Conflicts; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is or will be a party, the compliance by the Company with its obligations hereunder and thereunder and/or the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of or conflict with the Organizational Documents of the Company; (ii) conflict with, violate or constitute (with or without notice or lapse of time, or both) a violation of, in any material respect, any Law applicable to the Company or by which any property or asset of the Company is bound; (iii) result in a breach of any Order to which the Company is subject or which is binding on the Company; (iv) require the delivery of any notice or consent under, result in a violation or breach of, conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default or give rise to any right of termination, acceleration or cancellation or loss of benefit under, or accelerate the performance required by, or give rise to any obligation of the Company to make any payment under, any of the terms, conditions or provisions of any Material Contract; or (v) result in the creation of any Lien, except for Permitted Liens, on any property or asset of the Company.

(b) Except as set forth on Schedule 3.4(b) of the Disclosure Schedules, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is or will be a party, the compliance by the Company with its obligations hereunder and thereunder and/or the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not require any consent, approval or authorization of, waiting period expiration or termination, or registration, qualification, declaration or filing with or notification to, any Governmental Authority or any other Person, other than the filing of the First Certificates of Merger and Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA.

(c) The execution and delivery by the Shareholder of this Agreement and the Ancillary Agreements to which the Shareholder is or will be a party, the compliance by the Shareholder with the Shareholder’s obligations hereunder and thereunder and/or the consummation by the Shareholder of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, violate or constitute (with or without notice or lapse of time, or both) a violation of, in any material respect, any Law applicable to the Shareholder or by which any property or asset of the Shareholder is bound, or (ii) require the delivery of any notice or consent under, result in a violation or breach of, conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default or give rise to any right of termination, acceleration or cancellation or loss of benefit under, or accelerate the performance required by, or give rise to any obligation of the Shareholder to make any payment under, any of the terms, conditions or provisions of any Contract applicable to the Shareholder or by which any property or asset of the Shareholder is bound.

Section 3.5. Employee Benefit Matters.

(a) Schedule 3.5(a) of the Disclosure Schedules sets forth a correct and complete list of each Employee Benefit Plan, copies of which have been furnished to Parent.

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(b) For each Employee Benefit Plan, the Company has furnished to the Parent or otherwise made available to Parent accurate, current, and complete copies of each of the following: (i) the plan document with all amendments, or if not reduced to writing, a written summary of all material plan terms; (ii) any written contracts and arrangements related to such Employee Benefit Plan, including trust agreements or other funding arrangements, and insurance policies, certificates, and contracts; (iii) in the case of an Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recent favorable determination or national office approval letter issued by the IRS and any legal opinions issued thereafter with respect to the Employee Benefit Plan’s continued qualification; (iv) the most recent Form 5500 filed with respect to such Employee Benefit Plan; and (v) any material notices, audits, inquiries, or other correspondence from, or filings with, any Governmental Authority relating to the Employee Benefit Plan.

(c) Each Employee Benefit Plan and related trust has been established, administered, and maintained in accordance with its terms and in compliance in all material respects with all applicable Laws (including ERISA and the Code). Nothing has occurred with respect to any Employee Benefit Plan that has subjected or, to the Knowledge of the Company, could reasonably be expected to subject the Company or, with respect to any period on or after the Closing Date, Parent or any of its Affiliates, to a civil action, penalty, surcharge or Tax under applicable Law or which would jeopardize the previously-determined qualified status of any Employee Benefit Plan. All benefits, contributions, and premiums relating to each Employee Benefit Plan have been timely paid in accordance with the terms of such Employee Benefit Plan and all applicable Laws and accounting principles. Benefits accrued under any unfunded Employee Benefit Plan have been paid, accrued or adequately reserved for to the extent required by GAAP.

(d) The Company has not incurred and does not reasonably expect to incur: (i) any Liability under Title I or Title IV of ERISA, any related provisions of the Code, or applicable Law relating to any Employee Benefit Plan; or (ii) any Liability to the Pension Benefit Guaranty Corporation. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur.

(e) The Company has not now or at any time contributed to, sponsored, or maintained: (i) any “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) any “single-employer plan” as defined in Section 4001(a)(15) of ERISA; (iii) any “multiple employer plan” as defined in Section 413(c) of the Code; (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975(e)(7) of the Code; or (vi) any other Employee Benefit Plan subject to required minimum funding requirements.

(f) Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Employee Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason.

(g) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of the Company to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to amend or terminate any Employee Benefit Plan; (iv) increase the amount payable under any Employee Benefit Plan; (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

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Section 3.6. Labor and Employment Matters.

(a) Schedule 3.6(a) of the Disclosure Schedules lists: (i) all employees, independent contractors, and consultants of the Company; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the Closing Date have been paid in full. Each Person who is an employee of the Company is employed at will without any penalty, Liability or severance obligation. The Company does not have any employees or other service providers outside of the United States.

(b) The Company has properly classified all individuals who perform services for it as an employee or independent contractor and as exempt or non-exempt, and there is no Action pending or, to the Knowledge of the Company, threatened that challenges such classifications.

(c) The Company is not a party to any labor or collective bargaining agreement, and no employee of the Company is represented by any labor organization with respect to such employee’s employment with the Company. There are no (i) strikes, work stoppages, work slowdowns, lockouts or other material job actions pending or, to the Knowledge of the Company, threatened against or involving the Company, (ii) unfair labor practice charges or other material labor disputes pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company, (iii) elections, petitions or proceedings by a labor union or representative thereof to organize any employees of the Company, (iv) material grievance or arbitration demands against the Company whether or not filed pursuant to a collective bargaining agreement, or (v) charges, claims, compliance orders or investigations by any local labor or tax Governmental Authority in relation to the employment by the Company of any employee or engagement by the Company of any other Person.

(d) The Company (i) is and has been in compliance in all material respects with all applicable Laws relating to employment, employment practices, wages, hours or other labor-related matters, including applicable Laws relating to discrimination, worker classification (including the proper classification of workers as independent contractors and consultants), wages and hours, compensation, labor relations, leave of absence requirements, occupational health and safety, harassment, retaliation, immigration or wrongful discharge of employees or former employees of the Company; and (ii) has withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to its employees.

Section 3.7. Financial Statements.

(a) Schedule 3.7(a) of the Disclosure Schedules includes a correct and complete copy of (i) the unaudited Financial Statements of the Company as of and for the fiscal years ended December 31, 2023, December 31, 2024 and December 31, 2025 (the “Annual Financial Statements”) and (ii) the unaudited interim Financial Statements of the Company as of and for the 5-month period ended May 31, 2026 (the “Interim Financial Statements,” and together with the Annual Financial Statements, the “Company Financial Statements”).

(b) The Company Financial Statements present fairly in all material respects the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the Interim Financial Statements do not contain footnotes and are subject to normal year-end adjustments, none of which, alone or in the aggregate, are reasonably expected to have a material impact on the results of operations of the Company. The books and records of the Company have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and the Company Financial Statements are consistent with such books and records.

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Section 3.8. Absence of Undisclosed Liabilities.

The Company has no material Liabilities, except for those Liabilities (a) reflected on the Company Balance Sheet, (b) incurred by the Company since the Balance Sheet Date in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law) or arising in conjunction with this Agreement and the consummation of the transactions contemplated hereby, (c) arising under the terms of any Contract or Permit binding upon the Company, excluding any liabilities arising from any breach or default under, or event that with the lapse of time or the giving of notice and passage of time without a cure would constitute a breach or default under such Contract or Permit, or (d) set forth on Schedule 3.8 of the Disclosure Schedules.

Section 3.9. Title to Tangible Personal Property and Assets.

The Company has good, valid and marketable title to, or a valid leasehold interest in or a valid right to use, all of the material equipment, furniture, fixtures and other tangible personal property and assets necessary for the Company to conduct its business and operations as presently conducted, free and clear of any Liens (other than Permitted Liens). All material personal property owned or leased by the Company is maintained in good operating condition, reasonable wear and tear excepted, for the purposes for which it is currently being used. None of the material personal property owned or leased by the Company is in the possession, custody or control of any Person other than the Company.

Section 3.10. Absence of Certain Changes or Events.

Since January 1, 2026 through the date of this Agreement, except for the execution of this Agreement and the discussions, negotiations and the transactions related hereto, (a) the Company has conducted its business in all material respects in the ordinary course of business consistent with past practice, and (b) there has not been a Material Adverse Effect.

Section 3.11. Compliance with Laws; Permits.

(a) The Company is and has been in compliance in all material respects with any and all Laws applicable to it and its business, properties and/or assets. Except as set forth on Schedule 3.11(a) of the Disclosure Schedules, (i) the Company has not received any written notices of any violation or deficiency with respect to any Laws applicable to the Company or its business, properties or assets; (ii) the Company is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Law applicable to the Company or its business, properties or assets; (iii) the Company has not received any notice of any formal or informal investigation or review related to the Company is being or has been conducted by any commission, board or other Governmental Authority, and, to the Knowledge of the Company, no such investigation or review is scheduled, pending or threatened; (iv) the Company has not made any voluntary disclosure to any Governmental Authority with respect to any actual or potential non-compliance with any Laws applicable to the Company or its business, properties or assets; and (v) the Company has not been the subject to any criminal Actions or convicted of any felony or misdemeanor.

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(b) The Company holds all Permits that are necessary for the Company to own, operate or lease its properties and assets and to carry on its business as currently conducted, a correct and complete list of which is set forth in Section 3.11(b) of the Disclosure Schedules. Except as set forth in Section 3.11(b) of the Disclosure Schedules, (i) the Company is and has been in compliance in all material respects with such Permits and (ii) no Action is pending or, to the Knowledge of the Company, threatened to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permits. None of the material Permits of the Company will be subject to termination or impairment or will become subject to consent, approval, notice or reissuance by the applicable Governmental Authority, in whole or in part, as a result of the consummation of the transactions contemplated hereby, including the Mergers.

Section 3.12. Absence of Litigation.

Except as set forth on Schedule 3.12 of the Disclosure Schedules, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or its business, properties and/or assets, and (b) the Company has not received or entered into, and is not subject to, any outstanding Order. There is no unsatisfied judgment or any open injunction binding upon the Company. There is no Action by the Company pending or, to the Knowledge of the Company, threatened or contemplated against any other Person.

Section 3.13. Real Property.

(a) The Company does not own, and has never owned, any real property or any ownership interest therein.

(b) Schedule 3.13(b) of the Disclosure Schedules sets forth the lease pursuant to which the Company leases the Leased Real Property (the “Lease”), a correct and complete copy of which has been furnished or otherwise made available to Parent. The Company does not lease, sublease or license any other real property. The Company has not received written notice of any claimed abatements, offsets, defenses or other basis for relief or adjustment with respect to the Lease. Neither the Company nor any other party or parties to the Lease have exercised or waived any expansion, renewal, rights of first offer, rights of first refusal or termination rights set forth in the Lease.

(c) With respect to the Leased Real Property, the Company has a good and valid leasehold interest in, and enjoys peaceful and undisturbed possession of, the Leased Real Property, free and clear of any and all Liens (other than Permitted Liens), covenants or title defects that have had or could reasonably be expected to have a material adverse effect on the Company’s use, occupancy or operation of the Leased Real Property.

(d) The Company has not received any written notice of any violation of a building code or zoning or similar Law applicable to the Leased Real Property or of any defect in all or any portion of the Leased Real Property.

(e) All maintenance and repairs have been made to the interior premises of the Leased Real Property in the normal course, and there is no deferred maintenance related to the interior premises of the Leased Real Property. All material portions of the Leased Real Property, including utilities, air conditioning, heating, plumbing, sprinkler system and electric wiring, are in good working order and repair, normal wear and tear excepted. The Company, as a tenant under the Lease, has not given written notice to the lessor under the Lease requesting that any such lessor make certain repairs to all or any portion of the Leased Real Property that remains uncured by the lessor.

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Section 3.14. Material Contracts.

(a) Except as set forth on Schedule 3.14(a) of the Disclosure Schedules, the Company is not a party to or otherwise bound by any of the following Contracts (with such Contracts to which the Company is a party to or otherwise bound by being referred to herein as the “Material Contracts”):

(i) any Contract (or group of related Contracts) that involved expenditures or guaranteed receipts by the Company of more than $50,000 in the last fiscal year or is expected to involve expenditures or guaranteed receipts by the Company of more than $50,000 in the current fiscal year;

(ii) (A) any Contract relating to indebtedness or providing for the creation of or granting any Lien upon any of the properties or assets of the Company, or (B) any Contract (1) relating to any loan or advance to any Person which is outstanding as of the date hereof, or (2) obligating or committing the Company to make any such loans or advances;

(iii) any Contract (A) containing covenants restricting or purporting to restrict competition which, in either case, have or would have the effect of prohibiting the Company or any of its Affiliates (including Parent and its Affiliates after the Closing) from engaging in any business or activity in any product, product application, market or geographic area or other jurisdiction; (B) containing covenants prohibiting or limiting the right of the Company to make, sell or distribute any products or services; (C) in which the Company has granted “exclusivity” or that requires the Company to deal exclusively with, any customer, vendor, supplier, distributor, contractor or other Person; (D) that includes minimum purchase conditions or other requirements; (E) containing a “most-favored-nation,” best pricing or other similar term or provision by which another party to such Contract or any other Person is, or could become, entitled to any benefit, right or privilege which, under the terms of such Contract, must be at least as favorable to such party as those offered to another Person; or (F) containing any “non-solicitation” or “no-hire” provisions or covenants running in favor of another Person;

(iv) any Contract involving any settlement of any actual or threatened Action involving the Company;

(v) any Contract under which the Company is a lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party;

(vi) any Contract pursuant to which the Company is granted a lease in, sublease in or the right to use or occupy any property, including each of the Leases;

(vii) any Contract with respect to any Intellectual Property to which the Company is a licensee or licensor (other than Contracts relating to unmodified, commercially available off-the-shelf software, or licenses granted to customers in the ordinary course of business with fees less than $15,000 per year or $20,000 in the aggregate);

(viii) any Contract not listed in clauses (i) through (vii) of this Section 3.14(a) that is otherwise material to the business of the Company.

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(b) The Company has furnished or otherwise made available to Parent complete and correct copies of each Material Contract, in each case as amended to and in effect on the date of this Agreement. Each Material Contract is valid, binding and enforceable as to the Company and is in full force and effect (other than due to ordinary expiration of the term thereof) and, to the Knowledge of the Company, is valid, binding and enforceable as to the other party or parties thereto. The Company has not received written or, to the Knowledge of the Company, oral notice of the intention or desire of any party to terminate, cancel, not renew or modify any Material Contract in any material respect. The Company has in all material respects performed all obligations required to be performed by it under each Material Contract to which it is a party. There is no material breach or default under any Material Contract by the Company or, to the Knowledge of the Company, any other party or parties thereto. No event has occurred that with or without the lapse of time or the giving of notice or both would constitute a material breach or default under any Material Contract by the Company or, to the Knowledge of the Company, any other party or parties thereto. The Company has not received any written or, to the Knowledge of the Company, oral notice regarding any actual violation or breach of, or default under, any Material Contract.

(c) All Material Contracts have been furnished to the Data Room.

Section 3.15. Insurance.

Schedule 3.15 of the Disclosure Schedules contains a list of all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by the Company as of the date of this Agreement (the “Insurance Policies”). The Company has furnished or otherwise made available to Parent correct and complete copies of all such Insurance Policies. All such Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date will have been paid as of the Closing, and no notice of cancellation, termination, non-renewal or denial of coverage has been received by the Company with respect to any such Insurance Policy. The Company is not in default under any such Insurance Policy. The Company has not received written or, to the Knowledge of the Company, oral notice of any threatened termination of, or material premium increase with respect to, any of the Insurance Policies. Such Insurance Policies are sufficient for compliance by the Company with all applicable Laws and all terms and requirements of all Material Contracts. There is no material Action pending under any such Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such Insurance Policy. At no time in the past five (5) years has there been any lapse in coverage of the insurance carried by the Company. None of such Insurance Policies provides for any retrospective premium adjustment or other experience-based liability on the part of the Company. The Company has at all times been in the past five (5) years, and is at the date of this Agreement, insured against accident, damage, injury, third party loss (including product liability), loss of profits and any other risk on terms and limits normally insured by a prudent person operating the types of business similar to the Company.

Section 3.16. Intellectual Property.

(a) The Company owns or has the right to use all of the material Intellectual Property necessary to enable the Company to conduct its business as it is currently conducted and as it is currently proposed to be conducted, including the design, development, manufacture, use, marketing, import for resale, distribution, licensing out and sale of any Company Product (the “Company Intellectual Property”).

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(b) Schedule 3.16(b) of the Disclosure Schedules sets forth a correct and complete list of all issued patents, registered trademarks, registered copyrights, registered domain names and pending applications for any of the foregoing, in each case owned or exclusively licensed by the Company (collectively, the “Registered Company Intellectual Property”) including (i) the record owner of such item, and, if different, the legal owner and beneficial owner of such item, (ii) the jurisdiction in which such item is issued, registered or pending, (iii) the issuance, registration or application date and number of such item, and (iv) for each domain name registration, the applicable domain name registrar, the name of the registrant and the expiration date for the registration. No interference, opposition, reissue, reexamination or other proceeding of any nature is or has been pending or to the Knowledge of the Company threatened, in which the scope, validity or enforceability of any Registered Company Intellectual Property is being or has been contested or challenged. All Registered Company Intellectual Property has been duly maintained (including the payment of maintenance and filing fees), and is in full force and effect. Each item of Registered Company Intellectual Property (A) is currently in compliance with formal legal requirements as necessary to maintain such item of Registered Company Intellectual Property (including payment of filing, examination and maintenance fees and proofs of use and the filing of necessary documents and certificates); (B) is subsisting, and except with respect to applications, valid and enforceable, and (C) is not subject to any late unpaid maintenance fees. To the Knowledge of the Company, there are no facts, information or circumstances, including any information or facts that would constitute prior art, that would render any of the Registered Company Intellectual Property invalid or unenforceable, or would affect any pending application for any Registered Company Intellectual Property.

(c) The Company is the sole and exclusive owner of all right, title and interest in and to (i) all Registered Company Intellectual Property and (ii) all other Company Intellectual Property owned or purported to be owned by, or subject to an obligation to be assigned to, the Company (clauses (i) and (ii) collectively, the “Owned Company Intellectual Property”), free and clear of all Liens, other than non-exclusive licenses in Company Intellectual Property made in the ordinary course of business consistent with past practice pursuant to the standard Company agreements substantially in the form furnished or otherwise made available to Parent. The Company has not (A) transferred to any Person ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or would have been, but for such transfer or grant, Company Intellectual Property, or (B) permitted the rights of the Company in any Owned Company Intellectual Property that are or were, at the time, material Company Intellectual Property rights to lapse or enter into the public domain other than as to trademark registrations where commercially reasonable to do so in the Company’s judgment. All Owned Company Intellectual Property is fully and freely transferable and assignable and may be transferred and assigned to Parent, the Surviving Corporation or the Surviving Entity without restriction and without payment of any kind to any third Person.

(d) All of the Company Intellectual Property that is not Owned Company Intellectual Property (collectively the “Licensed Intellectual Property”) is validly licensed to the Company. The Company has (and will continue to have immediately following the Closing) valid and continuing rights (under such Contracts) to use, sell, license and otherwise exploit, as the case may be, all Licensed Intellectual Property as the same are currently used, sold, licensed and otherwise exploited by the Company. All Licensed Intellectual Property is (or, upon Closing, will be) freely transferable to Parent, the Surviving Corporation or the Surviving Entity, or rights of the Company in such Licensed Intellectual Property may otherwise be extended to Parent, the Surviving Corporation and the Surviving Entity, under the terms of the applicable Contracts, without restriction and without payment of any kind to any third Person (other than license fees or similar fees that the Company would have had to pay in any event under the terms of the applicable Contracts even without any such sublicense or extension of rights to Parent, the Surviving Corporation or the Surviving Entity).

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(e) The Company Intellectual Property, the Company Products and the conduct of the Company’s business do not infringe, misappropriate or violate any Intellectual Property of any other Person and has not infringed, misappropriated or violated any Intellectual Property of any other Person. No Person (including employees and, to the Knowledge of the Company, former employees of the Company) is infringing, misappropriating or violating, or has infringed, misappropriated or violated, any Company Intellectual Property. The Company is not a party to or the subject of any pending or, to the Knowledge of the Company, threatened Action which involves a claim (x) against the Company of infringement, misappropriation or violation of any Intellectual Property of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property, or (y) contesting the right of the Company to use any Company Intellectual Property. The Company has not received any written notice from any Person inviting the Company to take a license under any Intellectual Property or to consider the applicability of any third party Intellectual Property rights to any Company Products or the conduct of the Company’s business.

(f) The Company has taken commercially reasonable measures to protect all Proprietary Information of the Company and all Proprietary Information of any third Person in the possession or control of the Company, or to which the Company has access, with respect to which the Company has a confidentiality obligation. No material Proprietary Information has been authorized to be disclosed or actually disclosed to any Person other than (i) pursuant to a written confidentiality Contract restricting the disclosure and use of such Proprietary Information or (ii) to a Person otherwise bound by fiduciary, professional, ethical or other legal obligations to the Company restricting the disclosure and/or use of such Proprietary Information. Each current and former employee, contractor, director and consultant of the Company that has been involved in the authorship, invention, creation, conception or other development of any Owned Company Intellectual Property has entered into an enforceable written non-disclosure and invention assignment Contract with the Company that assigns to the Company all Intellectual Property authored, invented, created, conceived or otherwise developed by such employee, contractor, director or consultant in the scope of his, her or its employment or engagement with the Company (an “Invention Assignment Agreement”), copies of which have been furnished or otherwise made available by the Company to Parent. No current or former employee, contractor, director or consultant of the Company has (i) excluded any Intellectual Property authored, invented, created, conceived or otherwise developed prior to the employment or engagement of such Person by the Company pursuant to such Person’s Invention Assignment Agreement or any other Contract entered into by such Person and the Company or (ii) alleged, to the Company or, to the Knowledge of the Company, to any third Person, ownership or other exclusive rights by such employee, contractor, director or consultant in any technology authored, invented, created, conceived or otherwise developed by such employee, contractor, director or consultant in the scope of his, her or its employment or engagement with the Company. No remuneration of any kind is due to any current or former employee, contractor, director or consultant of the Company that has been involved in the authorship, invention, creation, conception or other development of any Intellectual Property, in relation to the assignment or exploitation of any Intellectual Property, other than the remuneration expressly provided for in the given Invention Assignment Agreement or salary paid in the ordinary course. All current and former employees of the Company that has been involved in the authorship, invention, creation, conception or other development of any Owned Company Intellectual Property for or on behalf of the Company, and at the time of employment, residents of countries that recognize moral rights or whose employment relationships are or were governed by applicable Law in countries that recognize moral rights have executed written agreements with the Company that to the fullest extent permitted under applicable Law, waive for the benefit of the Company, all moral rights in any works of authorship relating to the business of the Company, including the right to the integrity of the work, the right to be associated with the work as its author by name or under a pseudonym and the right to remain anonymous.

(g) No government funding, facilities or resources of any government, international organization, university, college, other educational institution or research center was used in the development of the Company Products or Company Intellectual Property. No current or former director, officer, consultant or contractor of the Company, who was involved in, or who contributed to, the creation or development of the Company Products or Company Intellectual Property is obligated pursuant to any provision or covenant of any Contract with any governmental agency to assign or convey any right, title or interest in or to the Company Products or Company Intellectual Property to such governmental agency, nor is any such assignment or conveyance required pursuant to any applicable Laws.

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(h) Schedule 3.16 of the Disclosure Schedules sets forth each item of material open source, copyleft or community-source software (“Open Source Software”) used in, incorporated into, integrated or combined with, or distributed with any Company Product or otherwise used by the Company, together with the applicable license for each. The Company is in compliance in all material respects with all licenses applicable to such Open Source Software, and no Open Source Software is used or distributed by the Company in a manner that requires the Company to (i) disclose, license or otherwise make available the source code of any Owned Company Intellectual Property, (ii) license any Owned Company Intellectual Property on a royalty-free basis, or (iii) grant any right to modify, make derivative works of, reverse engineer or redistribute any Owned Company Intellectual Property. Each inbound license to the Company of third-party software integrated with the Company Products (including third-party stacks such as Pix4D and LP360) is a Material Contract or is set forth on Schedule 3.16.

Section 3.17. Privacy and Data Security.

(a) The Company is and has been in compliance in all material respects with all Data Security Requirements and, to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any material breach of any Data Security Requirements.

(b) The Company has not made any use of Company Product Data or Business Data collected by or on behalf of the Company in violation of Data Security Requirements, and, to the Knowledge of the Company, in the last five (5) years there have been no data breaches involving any Company Product Data or Business Data handled by or on behalf of the Company. The Company has conducted commercially reasonable privacy and data security audits (including independent third-party audits) at reasonable and appropriate intervals and has resolved any privacy or data security issues identified in such audits.

(c) To the Knowledge of the Company, the Company has not previously been and is not currently under investigation by any Governmental Authority regarding its protection, storage, collection, use, disclosure, processing and transfer of Personal Information. The Company has not received any written claim, complaint, inquiry or notice from any Governmental Authority or any other Person related to whether the Company’s collection, processing, use, storage, security and/or disclosure of Company Product Data or Business Data (i) is in violation of any applicable Data Security Requirements or (ii) otherwise constitutes an unfair, deceptive or misleading trade practice.

(d) The Company owns or has a valid right to access and use all Company IT Systems. There has been no (i) failure or systematic malfunction of any Company IT Systems which has caused any material disruption to the business of the Company, (ii) material unplanned downtime or service interruption with respect to any Company IT Systems, (iii) security breach or intrusion into the Company IT Systems or unauthorized access or use of the Company IT Systems, Company Product Data or Business Data, (iv) actual or reasonably suspected unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration or use of the Company IT Systems or any Company Product Data or Business Data, or (v) action or circumstance requiring the Company to notify a Governmental Authority of a data security breach or violation of any Data Security Requirements. The Company has not received written notice of any vulnerability in the Company IT Systems that could reasonably be expected to compromise any of the Company IT Systems or Company Product Data or Business Data or result in the loss of availability and/or integrity of the Company IT Systems or Company Product Data or Business Data. The Company has implemented firewall protections, implemented virus scans and has taken all steps in accordance with industry standards to protect the integrity and security of the Company IT Systems and the information stored therein (including all Company Product Data and Business Data and Intellectual Property owned, collected, protected or maintained by the Company) from misuse or unauthorized use, access, disclosure or modification by any Person and to ensure the continued, uninterrupted and error-free operation of the Company IT Systems. The Company has in effect industry standard disaster recovery plans and procedures in the event of any malfunction of or unauthorized access to any Company IT Systems. The Company IT Systems (i) are adequate for the operation of the business of the Company as currently conducted, and (ii) with respect to the Company IT Systems owned by the Company or under the Company’s control, perform in material conformance with their documentation and are free from any material defect. The consummation of the transactions contemplated hereby will not result in any material liabilities or obligations in connection with any Data Security Requirements or impair any right, title or interest of the Company in or to any IT Systems, Company Product Data or Business Data.

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Section 3.18. Environmental Matters.

Except as set forth on Schedule 3.18 of the Disclosure Schedules, (a) the operations of the Company have been conducted in compliance in all material respects with all applicable Environmental Laws; (b) the Company has not received written notice claiming or alleging that the Company was not in compliance, in any material respect, with any Environmental Laws applicable to it or its business, properties or assets; (c) the Company holds all material Permits required under applicable Environmental Laws for the continued operation of its business as currently conducted, including those relating to the management of Hazardous Substances, and the Company is in compliance in all material respects with such Permits; (d) to the Knowledge of the Company, there have been no underground or aboveground storage tanks, generators or known or suspected asbestos-containing materials on, at, under or about any property owned, operated or leased by the Company; (e) the Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, exposed any Person to, or released any Hazardous Substances or, to the Knowledge of the Company, owned or operated any real property or facility contaminated by any Hazardous Substance, so as to give rise to any material liabilities (contingent or otherwise) under Environmental Laws; (f) the Company has not assumed, undertaken or otherwise become subject to any material liability of another Person, or provided an indemnity with respect to any material liability, relating to Environmental Laws; and (g) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company alleging a material violation of or seeking to impose material liability pursuant to any Environmental Law. The Company has furnished or otherwise made available to Parent copies of any environmental investigation, study, test, audit, review, or other analysis in its possession or under its reasonable control in relation to the current or prior business or properties of the Company.

Section 3.19. Tax Matters.

(a) Except as set forth in Section 3.19(a) of the Disclosure Schedules, the Company has duly and timely filed all Tax Returns required to be filed by or with respect to the Company, and all such Tax Returns are true, complete and accurate in all material respects. Copies of all Tax Returns filed for the Company for all previously completed taxation years have been furnished or otherwise made available to Parent on or before the date of this Agreement. The Company has paid or remitted all Taxes that are required to be paid by or with respect to the Company (regardless of whether shown on any Tax Return) in accordance with applicable Laws; all Taxes of the Company accrued or accruing following the Balance Sheet Date have accrued in the ordinary course of business; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax returns, or payment of any Taxes by the Company; the Company has withheld from each payment made to any Person, including any of its officers, directors, and employees, and the amount of all Taxes, including income or withholding Tax, and other deductions required to be withheld therefrom and has paid the same to the proper taxing authority in accordance with applicable Laws; the Company has at any time engaged as (or made payments to) a contractor, consultant or otherwise any Person who may reasonably be characterized as an employee for purposes of any applicable Law in respect of Taxes.

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(b) All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(c) The Company is not currently the beneficiary of any extension of time within which to file any Tax Return that has not been filed. There are no Liens for Taxes (other than statutory liens for current Taxes not yet due and payable) upon any of the assets of the Company.

(d) The unpaid Taxes of the Company (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing Tax Returns. Since the Balance Sheet Date, the Company has not incurred any liability for Taxes outside the ordinary course of business.

(e) No deficiencies for Taxes against the Company have been claimed, proposed or assessed in writing by any Governmental Authority, except for deficiencies that have been paid or otherwise resolved in full.

(f) There is no past, pending or, to the Knowledge of the Company, threatened action, suit, claim, complaint, litigation, investigation, audit, proceeding, arbitration or other similar dispute associated with any Tax Return of the Company that has been or is being conducted by a Governmental Authority. The Company has not received from any Governmental Authority (including jurisdictions where the Company has not filed Tax Returns) any written (or, to the Company’s Knowledge, oral): (i) notice indicating an intent to open an audit or other review, or (ii) request for information related to Tax matters.

(g) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect.

(h) The Company has properly and timely withheld, collected, and deposited with the appropriate Governmental Authority all Taxes that are required to be withheld, collected and deposited under applicable Law, and has timely filed all material withholding and information Tax Returns for all periods through and including the Closing Date. All Persons who have provided services to the Company that have been classified by the Company as independent contractors for Tax purposes were properly so classified.

(i) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j) In the past three (3) years, the Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 or Section 361 of the Code.

(k) The Company has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return that could reasonably be expected to result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or non-U.S. applicable Law.

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(l) [Intentionally Omitted]

(m) The Company has furnished or made available to Parent complete and accurate copies of all income and other material Tax Returns of the Company for which the applicable statute of limitations has not expired, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against the Company. Schedule 3.19(m) of the Disclosure Schedules sets forth each jurisdiction where the Company will be required to file a Tax Return following the Closing with respect to any Pre-Closing Tax Period, including the type of Tax Return and the type of Tax required to be paid. The Company has not received or requested any private letter ruling from the IRS (or any comparable Tax ruling from any other Governmental Authority). No power of attorney with respect to Taxes has been granted with respect to the Company that will have any effect after the Closing Date.

(n) The Company is not a party to any agreement with any third party relating to allocating, indemnifying or sharing the payment of, or liability for, Taxes. The Company has not been a member of a group (other than a group the common parent of which was the Company) filing a consolidated, combined, or unitary income Tax Return. The Company does not have any liability for the Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law); (ii) as a transferee or successor; (iii) by Contract (other than pursuant to Contracts entered into in the ordinary course of business the primary purpose of which is not related to Taxes), or (iv) by operation of Law.

(o) The Company does not have, and has never had, any direct or indirect interest in any trust, joint venture, partnership, corporation, limited liability company or other business entity for U.S. federal income Tax purposes (including a Contract or arrangement treated as a partnership for U.S. federal income Tax purposes). The Company uses the accrual method of accounting for income Tax purposes.

(p) No claim has ever been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 3.19(p) of the Disclosure Schedules, the Company is not subject to Tax in any jurisdiction outside of the United States by virtue of having employees, a permanent establishment, an office or fixed place of business or other contacts with such jurisdiction.

(q) The Company is not, and has never been, an expatriated entity or surrogate foreign corporation within the meaning of Section 7874(a) of the Code or treated as a domestic entity pursuant to Section 7874(b) of the Code. The Company has not transferred intangible property the transfer of which would be subject to the rules of Section 367(d) of the Code. The Company is not subject to any gain recognition agreement Section 367 of the Code.

(r) The Company has not participated in any “reportable transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011-4(b).

(s) The Company has made and where required submitted each claim, declaration, election, notice and consent assumed to have been made and submitted for the purposes of any Tax Returns or Tax-related accounts with the appropriate Governmental Authority, and has in its possession records and details of all such claims, declarations, elections, notices and consents.

(t) The Company has complied in all material respects with all reporting obligations and document retention obligations prescribed by applicable Tax Law.

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(u) The Company has not, pursuant to the CARES Act, deferred until after the Closing the payment of any payroll Taxes the due date for the original payment of which was or will be before or on the Closing Date.

(v) The Company has not claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act (or any corresponding or similar provisions of state, local or foreign Law).

(w) The Company is, and at all times since its formation has been, classified as a corporation for U.S. federal income Tax purposes (such classification, the “Company Tax Classification”). The Company has never taken any position on any Tax Return which is inconsistent with the Company Tax Classification for U.S. federal income Tax purposes. No Governmental Authority has challenged or, to the Knowledge of the Company, threatened to challenge the Company Tax Classification.

Section 3.20. Brokers and Finders.

All negotiations relating to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried out without the intervention of any Person acting on behalf of the Company, any Shareholder or any of their respective Affiliates in such a manner as to give rise to any valid claim against Parent, Merger Sub X, Merger Sub XI or any of their respective Affiliates (including, after the closing, the Surviving Corporation or the Surviving Entity) for any investment banker, brokerage or finder’s commission, fee or similar compensation.

Section 3.21. [Intentionally Omitted]

Section 3.22. [Intentionally Omitted]

Section 3.23. Other Information.

The information furnished by the Company or the Shareholders to Parent, Merger Sub X and/or Merger Sub XI pursuant to this Agreement (including information contained in the exhibits hereto, the Disclosure Schedules, the instruments referred to in such Disclosure Schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Company at or prior to the Closing) is not, nor at the Closing will be, false or misleading in any material respect, or contain any misstatement of material fact, or omit to state any material fact required to be stated to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.24. NDAA and Supply-Chain Compliance.

Except as set forth on Schedule 3.24 of the Disclosure Schedules: (a) the Company and each Company Product is, and has been, in compliance in all material respects with all applicable supply-chain, country-of-origin and procurement-eligibility Laws and requirements applicable to unmanned aircraft systems, including Section 848 of the National Defense Authorization Act for Fiscal Year 2020, the American Security Drone Act of 2023 and Section 889 of the National Defense Authorization Act for Fiscal Year 2019, and is not, and does not incorporate any equipment, system, component or service that is, identified on the Federal Communications Commission’s Covered List; (b) no Company Product constitutes, contains or is produced by any “covered” foreign entity, “covered” equipment or other prohibited foreign-origin technology under any such Law or list, and each Company Product is designed, manufactured and assembled within the United States consistent with the representations made by the Company to its customers regarding domestic origin and NDAA compliance; (c) Schedule 3.24 sets forth the status of any application for, or listing on, the Defense Innovation Unit Blue UAS Cleared List and any comparable approved-product list, together with the current bill of materials and country-of-origin information for each Company Product; and (d) the Company has not received any written notice, and to the Knowledge of the Company there is no basis for any allegation, that any Company Product fails to satisfy any such Law or list requirement.

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Section 3.25. Export and Trade Controls.

Except as set forth on Schedule 3.25 of the Disclosure Schedules: (a) the Company is, and for the past five (5) years has been, in compliance in all material respects with all applicable export, import and trade-control Laws, including the Export Administration Regulations (including the classification of each Company Product under the appropriate Export Control Classification Number), the International Traffic in Arms Regulations (including registration with the Directorate of Defense Trade Controls, if applicable), the customs Laws administered by U.S. Customs and Border Protection, and the economic sanctions Laws administered by the Office of Foreign Assets Control; (b) the Company holds, and is in compliance with, all licenses, registrations, approvals and authorizations required for its export and import activities, all of which are set forth on Schedule 3.25; (c) the Company has not made any voluntary or directed disclosure to, and is not the subject of any pending or, to the Knowledge of the Company, threatened investigation or enforcement action by, any Governmental Authority with respect to any such Law; and (d) the Company has not engaged in any transaction or dealing, directly or indirectly, with any Person that is the target of U.S. economic sanctions or that appears on any restricted-party or denied-persons list, and has complied in all material respects with all applicable anti-boycott Laws.

Section 3.26. Government Contracts.

Schedule 3.26 of the Disclosure Schedules sets forth a list of each Contract between the Company, on the one hand, and any Governmental Authority or any prime contractor or higher-tier subcontractor to a Governmental Authority, on the other hand (each, a “Government Contract”). Except as set forth on Schedule 3.26: (a) the Company is, and has been, in compliance in all material respects with the terms of each Government Contract and with all applicable Laws relating thereto, including the Federal Acquisition Regulation and the Defense Federal Acquisition Regulation Supplement, the cybersecurity and safeguarding requirements of DFARS 252.204-7012 and NIST SP 800-171, and the Truth in Negotiations Act and the Cost Accounting Standards, to the extent applicable; (b) neither the Company nor any of its directors or officers is, or has been, debarred, suspended or proposed for debarment or suspension or otherwise excluded from participation in any government program, and no facts exist that could reasonably be expected to give rise to any such action; (c) the Company has not received any cure notice, show-cause notice, notice of termination for default or written allegation of a violation of the False Claims Act or of defective pricing or mischarging, and has no undisclosed organizational conflict of interest; and (d) Schedule 3.26 identifies each Government Contract that requires the consent of, or novation by, any Governmental Authority in connection with the transactions contemplated hereby, including any novation required under FAR Part 42.12.

Section 3.27. Product Warranty and Product Liability.

Except as set forth on Schedule 3.27 of the Disclosure Schedules: (a) Schedule 3.27 sets forth the standard terms and conditions of sale and the standard product warranties of the Company; (b) each Company Product has been designed, manufactured, sold and delivered in conformity in all material respects with all applicable contractual commitments, express and implied warranties and applicable Laws, and the Company has no material Liability for the replacement or repair thereof, or other Damages in connection therewith, in excess of any reserve therefor reflected in the Company Financial Statements; (c) there has been no epidemic, systemic or recurring defect in any Company Product and no recall, post-sale warning or similar field-corrective action with respect to any Company Product; and (d) there is no pending or, to the Knowledge of the Company, threatened Action against the Company alleging any defect in, or failure to warn with respect to, any Company Product or any breach of warranty in connection therewith.

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Section 3.28. Customers and Suppliers.

Schedule 3.28 of the Disclosure Schedules sets forth (a) the ten (10) largest customers of the Company and (b) the ten (10) largest suppliers of the Company, in each case by dollar volume for each of the two (2) most recently completed fiscal years and the interim period then ended, and identifies each supplier that is a sole or single source for any material product, component or service (including any component represented to be compliant under the NDAA or any other supply-chain or procurement-eligibility Law or list). Except as set forth on Schedule 3.28, within the twelve (12) months prior to the date hereof no such customer or supplier has terminated, cancelled or materially and adversely modified, or notified the Company in writing of its intention to terminate, cancel or materially and adversely modify, its relationship with the Company, and to the Knowledge of the Company no such customer or supplier intends to do so as a result of the transactions contemplated hereby.

Section 3.29. Anti-Corruption.

The Company and, to the Knowledge of the Company, each of its directors, officers, employees and agents acting on its behalf is, and has been, in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery and anti-corruption Laws. Neither the Company nor any such Person has, directly or indirectly, offered, promised, paid, authorized or given any money or anything of value to any Person, including any government official, for the purpose of improperly obtaining or retaining business or securing any improper advantage, and the Company maintains internal controls reasonably designed to ensure compliance with such Laws.

Section 3.30. Affiliate Transactions.

Schedule 3.30 of the Disclosure Schedules sets forth each Contract, arrangement, account, indebtedness or other obligation (including the shareholder notes and any accrued interest thereon) between the Company, on the one hand, and any Shareholder, any director, officer or manager of the Company, or any Affiliate or immediate family member of any of the foregoing (each, a “Related Party”), on the other hand. Except as set forth on Schedule 3.30, no Related Party (a) owns or has any interest in any asset used by the Company, (b) is indebted to, or has any amount owing to it from, the Company, or (c) is a party to any Contract with the Company, in each case other than the Employment Agreements and ordinary-course compensation for services as an employee or director.

Section 3.31. Inventory and Accounts Receivable.

Except as set forth on Schedule 3.31 of the Disclosure Schedules: (a) the inventory of the Company consists of items of a quality and quantity usable and saleable in the ordinary course of business, is not obsolete, damaged or defective except to the extent of reserves established therefor in the Company Financial Statements in accordance with GAAP, and is owned by the Company free and clear of all Liens other than Permitted Liens; and (b) all accounts receivable of the Company represent bona fide transactions arising in the ordinary course of business, are not subject to any setoff or counterclaim except to the extent of reserves established therefor in the Company Financial Statements in accordance with GAAP, and to the Knowledge of the Company are collectible in the ordinary course of business.

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Section 3.32. Aviation Regulatory Matters.

Except as set forth on Schedule 3.32 of the Disclosure Schedules: (a) the Company holds, and is in compliance in all material respects with, all Permits required under the Federal Aviation Regulations and the rules and regulations of the Federal Aviation Administration applicable to the design, production, marketing, sale and operation of its unmanned aircraft systems, including the applicable requirements of 14 C.F.R. Part 107 and the remote-identification requirements of 14 C.F.R. Part 89, all of which Permits are set forth on Schedule 3.32; and (b) the Company has not received any written notice from the Federal Aviation Administration alleging any material violation of, or asserting any material Liability under, any such requirement.

Section 3.33. CFIUS.

Schedule 3.33 of the Disclosure Schedules sets forth whether the Company is a “TID U.S. business” within the meaning of the regulations of the Committee on Foreign Investment in the United States (“CFIUS”) set forth at 31 C.F.R. Part 800, including whether the Company produces, designs, tests, manufactures, fabricates or develops one or more “critical technologies,” performs functions with respect to “covered investment critical infrastructure,” or maintains or collects “sensitive personal data” of U.S. citizens, in each case as defined therein. Except as set forth on Schedule 3.33, the Company has not received any notice, inquiry or request for information from CFIUS.

Article IV

Representations and Warranties of PARENT, MERGER SUB X AND

MERGER SUB XI

Parent, Merger Sub X and Merger Sub XI hereby represent and warrant to the Company as follows:

Section 4.1. Organization.

Each of Parent, Merger Sub X and Merger Sub XI is a company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate or limited liability company power and authority to own, operate, lease and hold its properties and assets and to carry on its business as and where such properties and assets are presently located and such business is presently conducted.

Section 4.2. Authority, Approval and Enforceability.

Each of Parent, Merger Sub X and Merger Sub XI has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Parent, Merger Sub X or Merger Sub XI is or will be a party, to perform its respective covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent, Merger Sub X and Merger Sub XI of this Agreement and the Ancillary Agreements to which Parent, Merger Sub X or Merger Sub XI is or will be a party, the performance by it of its respective covenants and obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the governing bodies of Merger Sub X and Merger Sub XI and, except if required by applicable Law or the rules of The Nasdaq Stock Market LLC, by the stockholders of Parent, and the filing of the First Certificates of Merger and the Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, no other corporate action on the part of Parent, Merger Sub X or Merger Sub XI is necessary to authorize the execution and delivery by each of Parent, Merger Sub X and Merger Sub XI of this Agreement and the Ancillary Agreements to which it is or will be a party, the performance by it of its respective covenants and obligations hereunder and thereunder and/or the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Agreements to which Parent, Merger Sub X or Merger Sub XI is or will be a party has been or will be duly executed and delivered by each of Parent, Merger Sub X and Merger Sub XI and, assuming the due authorization, execution and delivery by each of the other parties hereto or thereto, constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation of each of Parent, Merger Sub X and Merger Sub XI, enforceable against each of Parent, Merger Sub X and Merger Sub XI in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors’ rights generally or by general principles of equity.

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Section 4.3. No Conflict; Required Filings and Consents.

(a) The execution and delivery by each of Parent, Merger Sub X and Merger Sub XI of this Agreement and the Ancillary Agreements to which Parent, Merger Sub X or Merger Sub XI is or will be a party, the compliance by each of Parent, Merger Sub X and Merger Sub XI with its obligations hereunder and thereunder and/or the consummation by each of Parent, Merger Sub X and Merger Sub XI of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of or conflict with the Organizational Documents of Parent, Merger Sub X or Merger Sub XI; (ii) conflict with, violate or constitute (with or without notice or lapse of time, or both) a violation of, in any material respect, any material Law applicable to Parent, Merger Sub X or Merger Sub XI or by which any property or asset of Parent, Merger Sub X or Merger Sub XI is bound; or (iii) require the delivery of any notice or consent under, result in a violation or breach of, conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default or give rise to any right of termination, acceleration or cancellation or loss of material benefit under, or accelerate the performance required by, or give rise to any obligation of Parent, Merger Sub X or Merger Sub XI to make any material payment under, any of the terms, conditions or provisions of any material Contract to which Parent, Merger Sub X or Merger Sub XI is a party or by which Parent, Merger Sub X or Merger Sub XI or any of their respective properties or assets are bound.

(b) The execution and delivery by each of Parent, Merger Sub X or Merger Sub XI of this Agreement and the Ancillary Agreements to which Parent, Merger Sub X or Merger Sub XI is or will be a party, the compliance by each of Parent, Merger Sub X and Merger Sub XI with its obligations hereunder and thereunder and/or the consummation by each of Parent, Merger Sub X and Merger Sub XI of the transactions contemplated hereby and thereby, do not and will not require any consent, approval or authorization of, or registration, qualification, declaration or filing with or notification to, any Governmental Authority, other than (i) the filing of the First Certificates of Merger and the Second Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, and (ii) any other consents, approvals, authorizations, registrations, qualifications, declarations, filings, or notifications that, if not obtained, made, or given, would not have a material impact on the ability of Parent, Merger Sub X or Merger Sub XI to consummate the transactions contemplated hereby.

Section 4.4. Ownership and Operations of Merger Sub X and Merger Sub XI.

Merger Sub X and Merger Sub XI were formed solely for the purpose of engaging in the transactions contemplated hereby, have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby, and will have no assets, liabilities or obligations other than those incident to their organization and the execution of this Agreement and the consummation of the transactions contemplated hereby. The authorized capital stock of Merger Sub X consists of [●] shares of common stock, par value $0.00001 per share, all of which are issued and outstanding. All of the issued and outstanding shares of common stock of Merger Sub X have been duly authorized and validly issued and are fully paid and nonassessable and are owned, and as of the Effective Time will be owned, of record and beneficially by Parent, free and clear of any and all Liens. All of the outstanding membership interests of Merger Sub XI have been duly authorized and validly issued and are owned, and as of the Second Effective Time will be owned, of record and beneficially by Parent, free and clear of any and all Liens.

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Section 4.5. Brokers and Finders.

All negotiations relating to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried out without the intervention of any Person acting on behalf of Parent, Merger Sub X, Merger Sub XI or any of their respective Affiliates in such a manner as to give rise to any valid claim against the Company for any investment banker, brokerage or finder’s commission, fee or similar compensation.

Section 4.6. Valid Issuance of Rollover Shares.

The Rollover Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will be issued free and clear of any and all Liens (other than restrictions on transfer arising under applicable securities Laws or the Parent Stockholder Agreement). The issuance of the Rollover Shares will be in compliance with all applicable securities Laws and will not be subject to, or issued in violation of, any preemptive or similar right of any Person.

Article V

Covenants and agreements

Section 5.1. Conduct of Business by the Company.

(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms (the “Interim Period”), except (x) as required or otherwise expressly permitted or contemplated by this Agreement, or (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall (i) conduct its business in the ordinary course consistent with past practice, and (ii) use its commercially reasonable efforts to (A) preserve in all material respects the business organization of the Company, (B) preserve the current relationships of the Company with any Persons with which the Company has material business relations, and (C) retain the services of the present officers and key employees of the Company; provided, however, that no action or omission by the Company with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action constitutes a breach of such provision of Section 5.1(b).

(b) Other than in the ordinary course of the Company’s business consistent with past practice, during the Interim Period, except (x) as required or otherwise expressly permitted or contemplated by this Agreement, or (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not:

(i) amend its Organizational Documents;

(ii) (A) declare, set aside or pay any dividends, or make any distributions or other payments in respect of its Equity Interests, (B) split, combine, recapitalize or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests, or (C) purchase, redeem or otherwise acquire any of its Equity Interests or any outstanding Security Right for the purchase or acquisition of any of its Equity Interests;

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(iii) authorize for issuance, issue, grant, sell, deliver or agree or commit to issue, grant, sell or deliver any of its Equity Interests, or any Security Rights for the purchase or acquisition of any of its Equity Interests;

(iv) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness;

(v) make or commit to make any capital expenditures, capital additions, capital improvements or purchase of fixed assets;

(vi) reduce the amount of insurance coverage provided by the Insurance Policies;

(vii) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any properties or assets except (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to any Material Contract;

(viii) adopt, amend, terminate or make any other change to any Employee Benefit Plan, increase the compensation payable to any employee (including any increase pursuant to any bonus, profit-sharing or other incentive plan or commitment), or hire or fire any officer or any employee whose annual base salary is in excess of $75,000;

(ix) merge into or with or consolidate with, or acquire the business or assets of, any Person;

(x) purchase any securities of any Person;

(xi) (A) make, change or revoke any Tax election, (B) change any annual Tax accounting period, (C) adopt or change any method of Tax accounting, (D) file any amended Tax Return, (E) enter into any closing agreement, (F) settle any Tax claim or assessment, (G) surrender any right to claim a Tax refund, offset or other reduction in Tax liability, (H) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, (I) fail to file any Tax Return or pay any Tax (including any estimated Tax) when due and payable, or (J) in each case, take any other similar action or agree to take any such action relating to the filing of any Tax Return or the payment of any Tax;

(xii) amend, modify, terminate, novate or assign, or consent to any change of control or novation of, any Material Contract (including any Government Contract), or enter into any Contract that would be a Material Contract had such Contract been entered into by the Company prior to the date hereof;

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(xiii) settle any Action or file any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

(xiv) sell, license, transfer, mortgage, pledge, encumber, abandon or permit to lapse or expire any Company Intellectual Property, except for non-exclusive licenses granted to or from third parties in the ordinary course of business consistent with past practice;

(xv) maintain its books and records other than in the usual, regular and ordinary manner on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

(xvi) change, modify or qualify the bill of materials, the suppliers or the country of origin for any component or part used in any Company Product that is, or is represented to be, compliant under the NDAA or any other supply-chain, country-of-origin or procurement-eligibility Law or list;

(xvii) make any payment, distribution or loan to, forgive any obligation of, or enter into, amend or modify any Contract or arrangement with, any Shareholder or any director, officer, manager or Affiliate of the Company, other than the payment of compensation and benefits to employees in the ordinary course of business consistent with past practice;

(xviii) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

(xix) agree or commit to do any of the foregoing.

(c) Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall (i) give Parent, Merger Sub X or Merger Sub XI, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time, or (ii) require Parent or the Company to take or refrain from taking any action that would result in a violation of any applicable Law.

(d) Immediately following execution and delivery of this Agreement and immediately prior to the Closing, (a) the Shareholders shall execute and deliver, in accordance with the DGCL and the Organizational Documents of the Company and in their capacity as the shareholders of the Company, a written consent adopting this Agreement in a form reasonably acceptable to Parent and Shareholder Representative, and, promptly thereafter, deliver to Parent a copy of such written consent, and (b) Parent shall execute and deliver, in accordance with the DGCL, the DLLCA, and the Organizational Documents of Merger Sub X, Merger Sub XI and the Surviving Corporation and in its capacity as the sole stockholder of Merger Sub X and the Surviving Corporation and the sole member of Merger Sub XI, a written consent adopting this Agreement in a form reasonably acceptable to the Company and, promptly thereafter, deliver to the Company a copy of such written consent.

Section 5.2. Access to Information.

During the Interim Period, the Company shall, and shall cause each of its officers, employees and other Representatives to, grant Parent and its Representatives reasonable access, during normal business hours upon reasonable advance notice, to the facilities, properties, key employees, books and records of the Company as from time to time may be reasonably requested by Parent in writing.

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Section 5.3. Exclusivity.

(a) During the Interim Period, the Company and the Shareholder shall not, and the Company and the Shareholder shall not permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate, seek, encourage, promote, formally approve or support any Acquisition Proposal, (ii) furnish any non-public information regarding the Company to any Person concerning a possible Acquisition Proposal, or (iii) participate in any discussions or negotiations with, or enter into any agreements or other instruments (whether or not binding) regarding any Acquisition Proposal. The Company and the Shareholder shall immediately cease and cause to be terminated, and shall cause their respective Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

(b) At all times during the Interim Period, the Company and the Shareholders shall promptly notify Parent if the Company, the Shareholder or any of their respective Representatives receives any communication, offer or proposal regarding or relating to a potential Acquisition Proposal, which notice shall include the identity of the party making any such communication, offer or proposal, the specific terms of such communication, offer or proposal, as the case may be (including a copy of any written material and electronic communications received from such party), and such other information related thereto as Parent may reasonably request.

(c) The Company and the Shareholders agree that the rights and remedies for noncompliance with this Section 5.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent.

Section 5.4. Efforts to Consummate the Mergers.

Subject to the terms and conditions of this Agreement, each party hereto shall use its commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under this Agreement and applicable Law to consummate the Mergers and the other transactions contemplated hereby as promptly as practicable, including (a) obtaining all Permits, authorizations, consents and approvals of any Governmental Authority or other Person which are required for or in connection with the consummation of the Mergers and the other transactions contemplated hereby and by the Ancillary Agreements, (b) taking any and all reasonable actions necessary to satisfy all of the conditions to each party’s obligations hereunder as set forth in Article VI, and (c) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing, in each case in order to consummate the Mergers and the other transactions contemplated hereby.

Section 5.5. Public Announcements.

Neither the Shareholders nor any of their respective Representatives shall issue any statement or communication to any third party (other than its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby without the prior written consent of Parent; provided, however, that the foregoing restrictions in this Section 5.5 shall not prevent any Person from complying with applicable Law compelling any such statement or communication (which statements or communications will contain no more information regarding the subject matter of this Agreement or the transactions contemplated hereby than is so legally required to be disclosed). Neither Parent nor any of its Representatives shall issue any statement or communication to any third party (other than its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing restrictions shall not prevent Parent from complying with applicable Law or the rules of The Nasdaq Stock Market LLC. After the Effective Time, Parent shall not be restricted from issuing any statement or communication to any third party, except that Parent shall use commercially reasonable efforts to consult with the Shareholder Representative in advance regarding the content of any public announcement that specifically names any Shareholder.

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Section 5.6. Tax Matters.

(a) Tax Returns.

(i) With respect to Tax Returns of the Company for any Pre-Closing Tax Period that (A) constitute a federal, state or municipal income Tax Return, (B) are required to be filed after the Closing Date and (C) do not constitute a Straddle Period (collectively, the “Pre-Closing Shareholder Tax Returns”), the Shareholder Representative shall prepare and file or cause to be prepared and filed such Pre-Closing Shareholder Tax Returns in accordance with the prior positions and practices of the Company, unless otherwise required pursuant to applicable Law. The Shareholder Representative shall provide each Pre-Closing Shareholder Tax Return to Parent no later than thirty (30) days before the due date (after giving effect to any applicable extensions of time for filing) for such Pre-Closing Shareholder Tax Returns for Parent’s review, comment and consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii) With respect to Tax Returns of the Company that either (A) relate to a Pre-Closing Tax Period and are not filed by the Shareholder Representative pursuant to Section 5.6(a)(i) or (B) include a Straddle Period and, in either case, such Tax Return could give rise to an indemnification obligation by the Shareholder Representative pursuant to this Agreement (such Tax Returns, “Parent Tax Returns”), Parent shall prepare and file or cause or cause to be prepared and filed such Parent Tax Returns in accordance with the prior positions and practices of the Company, unless otherwise required pursuant to applicable Law. Parent shall provide the Parent Tax Returns to the Shareholder (x) for income Tax Returns, no later than thirty (30) days before the due date (after giving effect to any applicable extensions of time for filing) for such Parent Tax Returns and (y) for all other Parent Tax Returns no later than thirty (30) days before the due date for such Parent Tax Returns (after giving effect to any applicable extensions of time for filing), in each case, for the Shareholder’ review, comment and consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a failure by Parent to timely provide Parent Tax Returns to the Shareholder Representative shall not relieve the Shareholder Representative of any liability or indemnification obligation pursuant to this Agreement, except to the extent the Shareholders are actually and materially prejudiced by such failure.

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(iii) Each such Parent Tax Return shall be final and binding on the Shareholders and Parent, unless, within ten (10) days after the date of receipt by the Shareholder Representative of such Parent Tax Return, the Shareholder Representative deliver to Parent a written request for changes to such Parent Tax Return. If the Shareholder Representative delivers such a request, the Shareholder Representative and Parent shall undertake in good faith to resolve the issues raised in such request; provided, however, in no event shall any dispute preclude Parent from filing the Parent Tax Return on the due date (including any extension thereof) for such Tax Return.

(iv) In connection with the preparation of Tax Returns under this Section 5.6(a), the determination of Closing Net Working Capital, the determination of Indemnified Taxes, and any other matters related to Tax, Parent and the Shareholders agree that:

(A) In the case of Taxes based on income, receipts or payroll of the Company that are payable with respect to a Straddle Period, the portion of such Taxes allocable to (1) the Pre-Closing Tax Period, for which the Shareholders are responsible, and (2) the portion of the Straddle Period beginning on the day next succeeding the Closing Date (the “Post-Closing Tax Period”), for which Parent is responsible, shall be determined on the basis of a deemed closing at the end of the Closing Date of the books and records of the Company, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period in proportion to the number of days in each period; and

(B) In the case of any Taxes of the Company (other than Taxes described in Section 5.6(a)(iv)(A)) that are payable with respect to a Straddle Period, the portion of such Taxes allocable to the Pre-Closing Tax Period shall be equal to the product of all such Taxes multiplied by a fraction (1) the numerator of which is the number of days in the Straddle Period from the commencement of the Straddle Period through and including the Closing Date and (2) the denominator of which is the number of days in the entire Straddle Period; provided, however, that appropriate adjustments shall be made to reflect specific events that can be identified and specifically allocated as occurring on or prior to the Closing Date (in which case the Shareholders shall be responsible for any Taxes related thereto) or occurring after the Closing Date (in which case, Parent, the Surviving Corporation and/or the Surviving Entity shall be responsible for any Taxes related thereto).

(b) Contests.

(i) If a Governmental Authority asserts a claim for Taxes against Parent, the Surviving Corporation and/or the Surviving Entity or begins an examination or audit with respect to which the Shareholders would have an indemnification obligations pursuant to this Agreement (any such claim or proceeding, a “Tax Claim”), then the party hereto first receiving notice (whether directly, or indirectly through an Affiliate of such party) of such Tax Claim shall promptly provide to the other parties hereto written notice specifying in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the Governmental Authority in respect of such Tax Claim; provided, however, that the failure by Parent to notify the Shareholder Representative shall not relieve the Shareholders of any liability or indemnification obligation pursuant to this Agreement, except to the extent the Shareholders are actually and materially prejudiced by such failure.

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(ii) The Shareholder Representative shall control the defense or prosecution of any Tax Claim for a Pre-Closing Tax Period that (y) does not include a Straddle Period and (z) is commenced within four (4) years subsequent to the Closing Date (each, a “Shareholders’ Pre-Closing Tax Claim”). For any Shareholders’ Pre-Closing Tax Claim, (A) the Shareholder Representative shall defend or prosecute the Shareholders’ Pre-Closing Tax Claim diligently and in good faith; (B) the Shareholder Representative shall not, without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned, or delayed, enter into any compromise or settlement of such Shareholders’ Pre-Closing Tax Claim; (C) the Shareholder Representative shall inform Parent of all material developments and events relating to such Shareholders’ Pre-Closing Tax Claim (including providing to Parent copies of relevant portions of all written materials relating to such Shareholders’ Pre-Closing Tax Claim); (D) Parent shall provide or cause to be provided to the Shareholder Representative any information reasonably requested by the Shareholder Representative relating to such Shareholders’ Pre-Closing Tax Claim and Parent shall otherwise cooperate in good faith with the Shareholder Representative and their authorized Representatives in order to contest effectively such Shareholders’ Pre-Closing Tax Claim; and (E) Parent or its authorized Representatives shall be entitled, at the expense of Parent, to attend and participate in, but not control, all conferences, meetings, and proceedings relating to such Shareholders’ Pre-Closing Tax Claim.

(iii) Parent shall control the defense or prosecution of any Tax Claim other than a Shareholders’ Pre-Closing Tax Claim. In the event such Tax Claim relates to a Pre-Closing Tax Period or a Straddle Period and could give rise to an indemnification obligation by the Shareholders pursuant to this Agreement (each, a “Parent Tax Claim”) (A) Parent shall defend or prosecute the Parent Tax Claim diligently and in good faith; (B) Parent shall not, without the prior written consent of the Shareholder Representative, which consent shall not be unreasonably withheld, conditioned, or delayed, enter into any compromise or settlement of such Parent Tax Claim; (C) Parent shall inform the Shareholder Representative of all material developments and events relating to such Parent Tax Claim (including providing to the Shareholder Representative copies of relevant portions of all written materials relating to such Parent Tax Claim); (D) the Shareholder Representative shall provide or cause to be provided to Parent any information reasonably requested by Parent relating to such Parent Tax Claim and the Shareholder shall otherwise cooperate in good faith with Parent and its authorized Representatives in order to contest effectively such Parent Tax Claim; and (E) the Shareholder Representative or their authorized Representatives shall be entitled, at the expense of the Shareholder, to attend and participate in, but not control, all conferences, meetings, and proceedings relating to such Parent Tax Claim.

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(c) Cooperation. The Shareholder Representative, Parent, the Surviving Corporation and the Surviving Entity shall cooperate fully, as and to the extent reasonably requested by any party to this Agreement, in connection with the filing of any Tax Return, in any audit, litigation or other Action with respect to Taxes. Such cooperation shall include the retention and (upon any other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Shareholder Representative, Surviving Corporation and the Surviving Entity agree to retain all books and records with respect to Tax matters pertinent to the Company and which relate to a Pre-Closing Tax Period until the expiration of the applicable statute of limitations (and, if notified in writing by another party, any extensions thereof), and to abide by all record retention agreements entered into with any Governmental Authority. The parties agree to give each other party reasonable written notice prior to transferring, destroying or discarding any such books and records, and if another party so requests, to give such other party possession of such books and records until the expiration of the applicable statute of limitations (and, if notified in writing by another party, any extensions thereof). The Shareholder Representative, Parent, Surviving Corporation and the Surviving Entity further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person or take any other action as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on any party hereto (including with respect to the transactions contemplated hereby).

(d) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other similar fees and charge (including any penalties and interest) incurred in connection with the transactions contemplated hereby (such Taxes, “Transfer Taxes”) shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Shareholders. Parent shall pay such Transfer Taxes when due, and Parent shall file all necessary Tax Returns and other documentation with respect to such Taxes. The Shareholder Representative and Parent shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.

(e) Tax Free Reorganization Matters. The parties intend that, for United States federal income Tax purposes, the transactions contemplated hereby, including the Mergers, will qualify as a reorganization to which each of the parties are to be parties under Section 368(b) of the Code and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). The parties further intend that the Cash Merger Consideration, together with any other consideration that does not constitute Parent Common Stock, shall not exceed twenty percent (20%) of the aggregate Merger Consideration, so as to preserve the qualification of the Mergers as a 368 Transaction, and no party shall take any position inconsistent with such qualification except as required by a final determination within the meaning of Section 1313(a) of the Code.

Section 5.7. Non-Competition; Non-Solicitation; Confidentiality.

(a) Each Shareholder acknowledges and agrees that, during the Restrictive Period, the Shareholder will not, in all or any part of the Restricted Territory, whether on its own account or in association or conjunction with or on behalf of any other Person, directly or indirectly, and whether as an employee, director, officer, joint venture, partner, stockholder, lender, principal, agent, consultant, advisor, owner, investor or in any other capacity whatsoever, (i) be employed by; (ii) carry on or be engaged in; (iii) perform services in respect of; (iv) lend money to or otherwise invest in; (v) guarantee the debts or obligations of; or (vi) be concerned with or interested in, any other business or undertaking that is the same as or similar to, or competitive in any way with, the Business or that offers products or services that are the same as or similar to, or are competitive in any way with, those offered by the Business as of the Closing Date; provided, that nothing in this Section 5.7(a) shall prohibit the Shareholder from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation which is publicly traded so long as the Shareholder, as applicable, does not have any active participation in the business of such corporation.

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(b) Each Shareholder covenants and agrees that, during the Restrictive Period, the Shareholder will not, directly or indirectly, either as an individual, employee, consultant, associate, broker, director, officer, owner, investor, agent or stockholder or otherwise on behalf of any Person:

(i) canvass or solicit the business of (or procure or assist the canvassing or soliciting or the business of) any customer, prospective customer, supplier or prospective supplier for any purpose that is competitive with the Business; or

(ii) supply (or procure or assist the supply of) any goods or services to any customer, prospective customer, supplier or prospective supplier for any purpose that is competitive with the Business.

(c) Each Shareholder covenants and agrees that, during the Restrictive Period, the Shareholder will not, directly or indirectly, in any capacity whatsoever, alone or in connection with any Person, (i) employ, engage, offer employment or engagement to or solicit the employment of engagement of or otherwise entice away from the employment or engagement of the Surviving Entity or any of its Affiliates, any individual who is employed or engaged by the Company or any of its Affiliates, whether or not such individual would commit any breach of his or her contract or terms of employment or engagement by leaving the employ or the engagement of the Surviving Entity or any of its Affiliates; or (ii) procure or assist any Person to employ, engage, offer employment or engagement or solicit the employment or engagement of any individual who is employed or engaged by the Surviving Entity or any of its Affiliates or otherwise entice away from the employment or engagement of the Surviving Entity or any of its Affiliates any such individual; provided, that the Shareholder will not be in breach of this Section 5.7(c) as a result of any solicitation that occurs as a result of general advertisements not specifically directed at such employees, including with respect to any hiring of such employees that respond to such general advertisements.

(d) No Shareholder will, on its own behalf or on behalf of or in connection with any other Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, principal, agent, joint venture, partner, stockholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier or trustee or by and through any Person or otherwise, persuade or attempt to persuade any customer, prospective customer, supplier or prospective supplier or employee of the Surviving Entity or any of its Affiliates to discontinue or adversely alter such Person’s relationship with the Surviving Entity or any of its Affiliates.

(e) During the Restrictive Period, the Shareholder will, and will cause its Affiliates and Representatives to, treat and hold in confidence all of the Confidential Information and not use or disclose any of the Confidential Information except as is reasonably required in connection with enforcing the Shareholder’s rights under this Agreement, preparing Tax Returns or conducting Tax audits or similar proceedings. In the event that either Shareholder or one of its Affiliates or Representatives is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) under applicable Law to disclose any Confidential Information, the Shareholder will notify Parent promptly of the request or requirement so that Parent may seek an appropriate protective Order or waive compliance with the provisions of this Section 5.7(e). If, in the absence of a protective Order or the receipt of a waiver hereunder, the Shareholder or one of its Affiliates or Representatives is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Shareholder or its Affiliate or Representative, as applicable, may disclose the Confidential Information to the tribunal; provided, however, that the Shareholder shall use its commercially reasonable efforts to obtain, at the reasonable request and expense of Parent, an Order or other assurance that confidential treatment will be accorded to the Confidential Information.

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(f) Each of the Shareholder acknowledge that (i) the Shareholder are selling to Parent the shares of Common Stock in connection with the transactions contemplated by this Agreement, (ii) the Shareholder, as direct equity owners of the Company, benefit directly from the transactions contemplated by this Agreement, including the Mergers; and (iii) the covenants and agreements set forth in this Section 5.7 were a material inducement to Parent to enter into this Agreement and to perform its obligations hereunder.

(g) It is recognized and hereby acknowledged by the parties that a breach or violation by any party hereto of the covenants set forth in this Section 5.7 (the “Protective Covenants”) may cause irreparable harm and damage to the other parties hereto in a monetary amount that may be difficult to ascertain. As a result, each party recognizes and hereby acknowledges that the other parties hereto shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the Protective Covenants by any other party hereto and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies such party may possess hereunder, at law or in equity. Nothing contained in this Section 5.7 shall be construed to prevent the parties hereto from seeking and recovering Damages sustained by such parties as a result of any breach or violation by any other party hereto of any of the covenants or agreements contained in the Protective Covenants.

(h) If at the time of enforcement of any of the Protective Covenants, a court shall hold that the duration, scope or area restrictions stated therein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by applicable Law. The Shareholder have consulted with legal counsel regarding the Protective Covenants and based on such consultation has determined and hereby acknowledges that the Protective Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the legitimate, protectable interests of the Surviving Entity, the goodwill of the business of the Surviving Entity and its Affiliates (including Parent) and the substantial investment in the Company made by Parent pursuant to this Agreement.

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Section 5.8. Release.

In consideration of and as a condition to the Shareholder’s right to receive the consideration which is due to the Shareholder in accordance with this Agreement, and for other good and valuable consideration, the sufficiency of which Shareholder hereby agrees and acknowledges, effective for all purposes as of the Effective Time, Shareholder, on behalf of itself and each of the Shareholder’s executors, administrators, estate, successors, heirs and assigns, voluntarily, knowingly and irrevocably releases and forever discharges the Company, Parent and each of their respective officers, directors, managers, employees and Affiliates from any and all actions, agreements, amounts, claims, damages, expenses, liabilities and obligations of every kind, nature or description, known or unknown, arising or existing prior to the Effective Time, including any and all of the foregoing arising out of or relating to the Shareholder’s capacity as a shareholder of the Company, but in each case, except for (A) any right, claim or entitlement of the Shareholder under this Agreement or any Ancillary Agreement, and (B) any claim arising from fraud or willful misconduct by any officer or director of the Company prior to the Effective Time. Shareholder acknowledges that there is a risk that, after the execution of this Agreement or the Closing, Shareholder will discover, incur or suffer claims which were unknown or unanticipated as of the date or this Agreement or the Closing Date based solely on facts that existed or acts or omissions that occurred prior to the Closing Date (“Unknown Claims”), and which, if known by the Shareholder on the date of this Agreement or on the Closing Date, may have materially affected Shareholder’s decision to enter into this Agreement and/or grant the releases under this Section 5.8. Shareholder acknowledges and agrees that, by reason of entering into this Agreement, the Shareholder is assuming the risk of all Unknown Claims released in and by this Section 5.8. The Shareholder shall be deemed to relinquish all Unknown Claims, to the extent applicable, and to the full extent permitted by law, the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Shareholder, on behalf of itself and its Affiliates, hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against the Company, Parent and each of their respective officers, directors, managers, employees and Affiliates based upon any Unknown Claims released pursuant to this Section 5.8. Nothing set forth in this Section 5.8 shall in any way limit or be construed to limit the indemnification provided to Shareholder indemnified Parties under Section 7.3.

Section 5.9. Confidentiality Agreement.

Each of the parties acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. From and after the date of this Agreement, each of the parties agrees it shall be bound by and comply with the obligations of the Confidentiality Agreement. From and as of the Closing, the Confidentiality Agreement shall be deemed to have been terminated by the parties thereto and shall no longer be binding.

Section 5.10. Company Disclosure Letter.

The Company and the Shareholder Representative shall deliver to Parent, not later than ten (10) Business Days after the Execution of this Agreement, a draft of the Disclosure Schedules. No later than ten (10) Business Days after the execution of this Agreement the Company and the Shareholder Representative shall deliver to Parent the draft Disclosure Schedules, the Company and the Shareholder Representative shall consider in good faith the comments of Parent and its Representatives to such draft Disclosure Schedules. No later than August 7, 2026, the Company and the Shareholder shall deliver to Parent the final Disclosure Schedules. From time to time following the execution and delivery of this Agreement and prior to the Closing, the Company may supplement or update the Disclosure Schedules to reflect events, changes or circumstances arising after the date hereof; provided, however, that no such supplement or update shall be deemed to (a) modify or cure any representation or warranty that was inaccurate or breached as of the date hereof, (b) prevent or limit Parent’s ability to assert that any condition to Closing set forth in Section 6.1(a) has not been satisfied to the extent such supplement or update relates to a matter that would reasonably be expected to constitute a breach of a representation or warranty, or (c) limit or otherwise affect the rights of Parent Indemnified Parties to seek indemnification pursuant to Article VII with respect to any such matter. Without limiting the foregoing, any matter disclosed in any such supplement or update that would reasonably be expected to result in a breach of any representation or warranty shall be taken into account in determining whether the conditions set forth in Section 6.1(a) have been satisfied; and, to the extent Parent elects to consummate the Closing notwithstanding the existence of any such matter, such matter shall be deemed to give rise to a claim for indemnification under Article VII to the same extent as if such matter had not been disclosed in such supplement or update, so long as the supplement or update first disclosing such matter was delivered to Parent at least ten (10) Business Days prior to the Closing Date.

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Section 5.11. Financial Statements; Audit Cooperation.

From and after the date of this Agreement, the Company and the Shareholder Representative shall, and shall cause the Company’s officers, employees, accountants and other Representatives to, use commercially reasonable efforts to cooperate with Parent and its independent registered public accounting firm, at Parent’s sole cost and expense, in connection with the preparation and audit (or review) of such financial statements of the Company, and such pro forma financial information, as Parent reasonably determines are required to be included in, or incorporated by reference into, any registration statement, report or other filing of Parent under the Securities Act or the Securities Exchange Act of 1934, as amended (including any Current Report on Form 8-K and any related pro forma financial information), in each case in compliance with Regulation S-X. Such cooperation shall include (a) providing such accounting firm with reasonable access, during normal business hours, to the books, records, work papers and personnel of the Company; (b) executing and delivering customary management representation letters reasonably requested by such accounting firm in connection with such audit or review; and (c) using commercially reasonable efforts to obtain any consents of the Company’s historical auditors necessary for Parent to satisfy its reporting obligations under applicable securities Laws.

Section 5.12. Shareholder Representative.

(a) The Shareholder Representative is hereby appointed by the Company to serve as the representative of the Shareholders with respect to the matters expressly set forth in this Agreement to be performed by the Shareholder Representative. By delivery of a Letter of Transmittal or Option Cancellation Agreement, the Shareholders and option holders of the Company hereby irrevocably appoint the Shareholder Representative as the representative, true and lawful agent, proxy and attorney in fact of the Shareholders and option holders for all purposes of this Agreement, with full power and authority on such Shareholder’s or option holder’s behalf (i) to consummate the transactions contemplated herein, (ii) to pay such Shareholder’s or option holder’s expenses (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of this Agreement, (iii) to receive, give receipt and disburse any funds received hereunder on behalf of or to such Shareholder or option holder and to hold back from disbursement any such funds to the extent it reasonably determines may be necessary, (iv) to execute and deliver any certificates representing the Company’s stock and execution of such further instruments as the Parent shall reasonably request, (v) to execute and deliver on behalf of such Shareholders and option holders all documents contemplated herein and any amendment or waiver hereto, (vi) to take all other actions to be taken by or on behalf of such Shareholder or option holder in connection herewith, (vii) to negotiate, settle, compromise and otherwise handle all disputes under this Agreement, including without limitation, disputes arising under this Agreement, (viii) to waive any condition to the obligation of the Shareholders to consummate the transactions contemplated herein, (ix) to give and receive notices on behalf of the Shareholders and (x) to do each and every act and exercise any and all rights which such Shareholder is, or the Shareholders collectively are, permitted or required to do or exercise under this Agreement. The Shareholders, by approving the principal terms of the Merger and/or accepting the consideration payable to them hereunder, irrevocably grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the Shareholders might or could do in person. Each of the Shareholders agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity or bankruptcy of any Shareholder.

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(b) All decisions, actions, consents and instructions of the Shareholder Representative shall be final and binding upon all the Shareholders and no Shareholder shall have any right to object, dissent, protest or otherwise contest the same, except for fraud, bad faith or willful misconduct. Neither the Shareholder Representative nor any agent employed by Shareholder Representative shall incur any liability to any Shareholder relating to the performance of its duties hereunder except for actions or omissions constituting fraud, bad faith or willful misconduct. The Shareholder Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Shareholder, except in respect of amounts actually received on behalf of such Shareholder. The Shareholder Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

(c) The Shareholders shall cooperate with the Shareholder Representative and any accountants, attorneys or other agents whom the Shareholder Representative may retain to assist in carrying out Shareholder Representative’s duties hereunder. The Shareholders shall reimburse the Shareholder Representative for all costs and expenses, including professional fees, incurred.

(d) The Shareholder Representative shall hold the Reserve Amount in trust in the Reserve Account to cover and reimburse the fees and expenses and other payment obligations incurred by the Shareholder Representative for its or the Shareholders’ obligations, including indemnification obligations, in connection with this Agreement and the transactions contemplated herein. Any balance of the Reserve Account not incurred for such purposes shall be distributed to the Shareholders and option holders in accordance with the terms of this Agreement as soon as reasonably practicable (and in any event within sixty (60) days) after the later of (i) the General Expiration Date and (ii) the final resolution of all pending indemnification claims, after payment of the Shareholder Representative the amount due to it from the Reserve Account.

5.13 Letters of Transmittal. Prior to the Closing, the Company shall use its reasonable best efforts to cause each Shareholder to execute and deliver to Parent (or the applicable exchange agent), a Letter of Transmittal. Without limiting the foregoing, the Company shall actively solicit the prompt execution and delivery of such Letters of Transmittal and shall keep Parent reasonably informed of the status thereof. As a condition to such Shareholder’s receipt of any portion of the Merger Consideration, each Letter of Transmittal shall provide, among other things, that such holder (a) agrees to be bound by all provisions of this Agreement applicable to the Shareholders, including Article VII, (b) expressly and directly agrees to indemnify Parent and the other Parent Indemnified Parties in accordance with Article VII as if such holder were a party to this Agreement, (c) acknowledges that Parent and the Parent Indemnified Parties may enforce such obligations directly against such holder, and (d) agrees to the appointment of the Shareholder Representative and to be bound by all actions taken by the Shareholder Representative pursuant to this Agreement. The Company shall use its reasonable best efforts to obtain executed Letters of Transmittal from not less than 100% of the Shareholders prior to the Closing. The Company shall not waive, amend or modify any provision of any Letter of Transmittal in any manner adverse to Parent without the prior written consent of Parent.

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Article VI

CONDITIONS TO THE MERGERS

Section 6.1. Conditions to the Obligations of Parent, Merger Sub X and Merger Sub XI.

The obligations of each of Parent, Merger Sub X and Merger Sub XI to effect the Mergers are subject to the satisfaction or waiver in writing by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company and the Shareholders contained in Article III of this Agreement (other than the Fundamental Representations) shall be true and correct in all material respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and at and as of the Closing, as if made on the Closing Date (other than such representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time), and (ii) the Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and at and as of the Closing, as if made on the Closing Date (other than such representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time).

(b) Performance of Obligations of the Company and the Shareholder. The Company and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Company.

(d) Shareholder Approval. This Agreement shall have been adopted and approved by the Shareholders in accordance with the DGCL and the Organizational Documents of the Company.

(e) No Restraints. No Action (excluding any such Action initiated by or on behalf of Parent, Merger Sub X or Merger Sub XI) shall be pending or threatened before any Governmental Authority, and no Order shall have been entered by any Governmental Authority, seeking to restrain Parent, Merger Sub X or Merger Sub XI or prohibit the Closing or seeking Damages against Parent, Merger Sub X or Merger Sub XI as a result of the consummation of the transactions contemplated by this Agreement.

(f) Due Diligence Investigation. Parent shall have completed its due diligence investigation of the Company, and the results thereof shall not have revealed that the representations of the Company and the Shareholder set forth herein are untrue or inaccurate in any respect, or otherwise be unsatisfactory to Parent in its sole and absolute discretion.

(g) Closing Deliveries. Parent shall have received all of the deliveries contemplated to be delivered to Parent pursuant to Section 1.7. In addition, Parent shall have received a duly executed Letter of Transmittal from each Shareholder and a duly executed Option Termination Agreement from each holder of Company options, in each case in the form prepared by Parent and including such holder’s representations as to title to its Company securities and, with respect to the Rollover Shares, its status as an “accredited investor” and its investment intent, from holders representing one hundred percent (100%) of the outstanding Company equity securities (on a fully diluted basis).

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(h) Debt Payoff and Lien Releases. Parent shall have received (A) payoff letters and customary lien-release documentation, in form and substance reasonably satisfactory to Parent, with respect to all indebtedness of the Company for borrowed money (including the Company’s secured credit facility, any revolving line of credit and the shareholder and related-party notes), and (B) UCC-3 termination statements and any other instruments necessary to release all Liens (other than Permitted Liens) securing such indebtedness, and all such indebtedness shall have been repaid in full and all such Liens discharged at or prior to the Closing.

(i) Required Consents. The consents, approvals, waivers and authorizations set forth on Schedule 3.4(b) of the Disclosure Schedules, and any consent to assignment or novation required under any Government Contract (including any novation required under FAR Part 42.12), shall have been obtained and shall be in full force and effect.

(j) Disclosure Schedules. The completed Disclosure Schedules delivered by the Company and the Shareholder Representative pursuant to Section 5.10 shall not disclose any matter that, individually or in the aggregate, constitutes a Material Adverse Effect with respect to the Company.

Section 6.2. Conditions to the Obligation of the Company and the Shareholders.

The obligations of the Company and the Shareholders to effect the Mergers are subject to the satisfaction or waiver in writing by the Company or the Shareholder Representative at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent, Merger Sub X and Merger Sub XI set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing, as if made on the Closing Date (other than such representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time).

(b) Performance of Obligations of Parent, Merger Sub X and Merger Sub XI. Parent, Merger Sub X and Merger Sub XI shall each have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) Shareholder Approval. This Agreement shall have been adopted and approved by the Shareholders in accordance with the DGCL and the Organizational Documents of the Company.

(d) No Restraints. As of the Closing Date, no Action (excluding any such Action initiated by or on behalf of the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking Damages against the Company as a result of the consummation of the transactions contemplated by this Agreement.

(e) Closing Deliveries. The Company and/or the Shareholders shall have received all of the deliveries contemplated to be delivered to the Company and/or the Shareholder pursuant to Section 1.8.

(f) Due Diligence Investigation. The Company and/or the Shareholders shall have completed its due diligence investigation of Parent, and the results thereof shall not have revealed that the representations of Parent, Merger Sub X and Merger Sub XI set forth herein are untrue or inaccurate in any respect, or otherwise be unsatisfactory to the Company and the Shareholder Representative in their sole and absolute discretion.

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(g) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Parent.

(h) Reorganization Treatment. The Mergers shall, to the reasonable satisfaction of the Company and the Shareholder Representative, qualify as a 368 Transaction.

Section 6.3. Frustration of Closing Conditions.

None of the Company, the Shareholders, Parent, Merger Sub X or Merger Sub XI may rely on the failure of any condition set forth in Section 6.1 or Section 6.2, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the transactions contemplated hereby, as required by and subject to Section 5.4.

Article VII

Indemnification

Section 7.1. Survival.

The representations and warranties of the Company and the Shareholders contained herein or in any certificate or other instrument required to be delivered pursuant to this Agreement, including the Letters of Transmittal, shall survive the Closing and continue in full force and effect until the date that is eighteen (18) months following the Closing Date (the date of expiration of such eighteen (18)-month period, the “General Expiration Date”); provided, however, that (a) the Fundamental Representations shall not expire and shall survive indefinitely, (b) the Tax Representations shall survive until the date that is ninety (90) days after the expiration of the applicable statute of limitations with respect to the underlying subject matter of such representations and warranties (giving effect to any waiver, mitigation or extension thereof), (c) the Specified Representations shall survive until the date that is ninety (90) days after the expiration of the applicable statute of limitations with respect to the underlying subject matter of such representations and warranties (giving effect to any waiver, mitigation or extension thereof), and (d) in the event of fraud, willful breach or intentional misrepresentation with respect to a representation or warranty, such representation or warranty shall survive indefinitely; and provided, further, that all representations and warranties of the Company and the Shareholder shall survive beyond the General Expiration Date or other survival periods specified above with respect to any breach thereof or inaccuracy therein if a claim is made hereunder in writing setting forth the specific claim and the basis therefor prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved. The representations and warranties of Parent, Merger Sub X and Merger Sub XI contained herein or in any certificate or other instrument required to be delivered pursuant to this Agreement shall survive the Closing and continue in full force and effect until the General Expiration Date; provided, however, that the representations and warranties of Parent set forth in Section 4.1 (Organization), Section 4.2 (Authority, Approval and Enforceability) and Section 4.6 (Valid Issuance of Rollover Shares) (collectively, the “Parent Fundamental Representations”) shall survive the Closing and continue in full force and effect until the date that is thirty-six (36) months following the Closing Date. All covenants and other agreements contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. The indemnification obligations of the Shareholder set forth in Section 7.2(e) (collectively, the “Special Indemnitiy Items”) shall survive the Closing and continue in full force and effect until the date that is forty-eight (48) months following the Closing Date. For the avoidance of doubt, it is the intention of the parties hereto that the foregoing respective survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties.

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Section 7.2. Indemnification by the Shareholder.

The Shareholders shall indemnify, defend and hold harmless the Parent Indemnified Parties from and against any and all Damages paid, incurred, suffered or sustained by the Parent Indemnified Parties, or any of them, directly or indirectly, arising out of, resulting from or in any way related to any of the following:

(a) any breach of, or inaccuracy in, any of the representations or warranties contained in Article III of this Agreement;

(b) (i) any breach by the Company (prior to the Closing) of any covenant or agreement of the Company in this Agreement that, by its terms, provides for performance by the Company prior to the Closing, or (ii) any breach by any Shareholder of any representation, warranty, covenant or agreement of such Shareholder in this Agreement, or such Shareholder’s Letter of Transmittal;

(c) any fraud, willful misconduct or intentional misrepresentation on the part of the Company or a Shareholder in connection with this Agreement or the transactions contemplated hereby;

(d) any Unpaid Transaction Expenses which are outstanding as of the Closing;

(e) (i) any failure of the Company or any Company Product to comply, at or prior to the Closing, with any Law or list requirement referenced in Section 3.24 (NDAA and Supply-Chain Compliance), Section 3.25 (Export and Trade Controls) or Section 3.26 (Government Contracts), in each case whether or not disclosed; (ii) any indebtedness of the Company for borrowed money outstanding as of the Closing, including the Company’s secured credit facility, any revolving line of credit and the shareholder and related-party notes (and any accrued interest thereon), and any Liens securing the same; and (iii) the capitalized research-and-development payroll and related cost-classification matters reflected in the Company Financial Statements, including any adjustment to the Company’s historical cost of goods sold or gross margin arising therefrom;

(f) any Indemnified Taxes; and/or

(g) any of the matters identified in Schedule 7.2(g) (which Schedule shall be prepared by Parent, in consultation with the Company and the Shareholder Representative, and mutually agreed upon by Parent and the Shareholder Representative, and delivered within ten (10) days after receipt of the final Disclosure Schedules).

The parties acknowledge and agree that, if after the Closing the Surviving Corporation or the Surviving Entity suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation or the Surviving Entity as a Parent Indemnified Party) Parent shall also be deemed, by virtue of its ownership of the Surviving Corporation and/or the Surviving Entity, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

Section 7.3. Indemnification by Parent.

Subject to the limitations set forth in this Article VII, from and after the Closing, Parent shall indemnify and hold harmless the Shareholder and the Shareholder’s Affiliates and Representatives from and against any and all Damages incurred by any such Person to the extent arising out of or resulting from (a) any breach of any representation or warranty made by Parent, Merger Sub X or Merger Sub XI in Article IV of this Agreement, (b) any breach of any covenant or agreement of Parent, Merger Sub X, Merger Sub XI, the Surviving Corporation or the Surviving Entity contained in this Agreement that is required to be performed after the Closing, or (c) fraud, intentional misrepresentation or willful misconduct by Parent, Merger Sub X or Merger Sub XI.

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Notwithstanding anything to the contrary in this Agreement, Parent shall have no indemnification obligation to the Shareholder or any other Person for (i) the business, operations, assets, liabilities or obligations of the Company, the Surviving Corporation or the Surviving Entity, except to the extent arising from a breach by Parent, Merger Sub X or Merger Sub XI of an express covenant or agreement contained in this Agreement, or (ii) any failure of the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code, except to the extent such failure is caused by a breach by Parent, Merger Sub X or Merger Sub XI of an express covenant or agreement contained in this Agreement or by an action taken by Parent after the Closing that is inconsistent with the qualification of the Mergers as a 368 Transaction.

Section 7.4. Certain Limitations on Indemnification.

The indemnification provided for in this Article VII shall be subject to the following limitations:

(a) Claims Threshold. The Parent Indemnified Parties shall only be entitled to indemnification pursuant to Section 7.2(a) to the extent the aggregate amount of all Damages incurred by the Parent Indemnified Parties for which the Parent Indemnified Parties are entitled to indemnification pursuant to Section 7.2(a) exceeds $100,000 (the “Threshold Amount”), in which case the Parent Indemnified Parties shall be entitled to indemnification for all such Damages, including the Threshold Amount; provided, however, that the foregoing limitation shall not apply to (i) claims for breaches of, or inaccuracies in, any of the Fundamental Representations, the Tax Representations and/or the Specified Representations, or (ii) claims based on fraud, willful misconduct or intentional misrepresentation. For the avoidance of doubt, the limitations set forth in this Section 7.4(a) shall not apply to indemnification claims under Sections 7.2(b) through 7.2(g), inclusive.

(b) Source and Order of Recovery. If there is determined to be any amount owing to a Parent Indemnified Party or Shareholder Indemnified Party as a result of indemnification under this Article VII, the Parent Indemnified Party or Shareholder Indemnified Party shall be entitled to recourse directly against the Shareholder or Parent, Merger Sub X and Merger Sub XI, jointly and severally, subject to the limitations set forth herein. Any such amount owing to a Parent Indemnified Party may be satisfied, at the election of such Parent Indemnified Party in such Parent Indemnified Party’s sole discretion, through any or all of the following means: (i) by payment of cash; (ii) through a set-off against any amounts owed by any Parent Indemnified Party to the Shareholder under this Agreement (including, notwithstanding anything in this Agreement to the contrary, an express right of setoff against the amounts payable under Section 2.2 hereof after the Closing); or (iii) the redemption of Rollover Shares valued at the higher of (x) the volume-weighted average price per share of Parent Common Stock on The Nasdaq Stock Market LLC for the twenty (20) consecutive Trading Days ending on (and including) the third (3rd) Trading Day immediately preceding the redemption date and (y) the Rollover Share Price; or (iv) any combination of the means set forth in the foregoing clauses (i) through (iii).

(c) Materiality. For any and all purposes of this Article VII, all qualifications and exceptions relating to materiality, Material Adverse Effect or words of similar import (but not specific dollar thresholds) shall be disregarded for purposes of determining or calculating the amount of any Damages.

(d) Certain Damages. No Parent Indemnified Party shall be entitled to indemnification for any punitive damages except to the extent such damages are awarded and actually paid by the Parent Indemnified Party to an unaffiliated third party in connection with a third party claim.

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(e) Indemnification Cap. The maximum indemnification by any Shareholder shall not exceed such Shareholder’s pro rata share of the Merger Consideration. The aggregate indemnification payable by either the Shareholders pursuant to Section 7.2 or the Parent pursuant to Section 7.3 shall not exceed $1,500,000. Notwithstanding the above, the indemnification cap shall not apply to any claims based on fraud, willful misconduct or intentional misrepresentation. For the avoidance of doubt, the foregoing cap shall apply to claims under Section 7.2(e) (Special Indemnities).

(f) Effect of Knowledge. The right of any Parent Indemnified Party or Shareholder Indemnified Party to indemnification, payment of Damages or any other remedy under this Article VII shall not be affected or limited by, and no such Indemnified Party shall be deemed to have waived any such right by reason of, any knowledge or investigation (or opportunity to investigate) of any Indemnified Party or any of its Representatives, whether before or after the date of this Agreement or the Closing, with respect to the accuracy or inaccuracy of, or compliance with, any representation, warranty, covenant or agreement, or by reason of the fact that any such matter was, or could have been, included in or omitted from the Disclosure Schedules.

Section 7.5. Indemnification Claim Procedures.

(a) Parent Indemnified Parties Whenever any claim shall arise for indemnification hereunder, the Parent Indemnified Parties shall promptly provide written notice of such claim to the Shareholder Representative. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Shareholder Representative, at his or her sole cost and expense and upon written notice to the Parent Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Parent Indemnified Party. The Parent Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Shareholder Representative does not assume the defense of any such Action, the Parent Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Shareholder Representative, on such terms as the Parent Indemnified Party may deem appropriate and no action taken by the Parent Indemnified Party in accordance with such defense and settlement shall relieve the Shareholder Representative of his or her indemnification obligations herein provided with respect to any damages resulting therefrom. The Shareholder Representative shall not settle any Action without the Parent Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Shareholder Indemnified Parties. Whenever any claim shall arise for indemnification hereunder, the Shareholder Indemnified Parties shall promptly provide written notice of such claim to the Parent. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Parent, at its sole cost and expense and upon written notice to the Shareholder Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Shareholder Indemnified Party. The Shareholder Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Parent does not assume the defense of any such Action, the Shareholder Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Parent, on such terms as the Shareholder Indemnified Party may deem appropriate and no action taken by the Shareholder Indemnified Party in accordance with such defense and settlement shall relieve the Parent of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Parent shall not settle any Action without the Shareholder Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

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Section 7.6. Tax Treatment of Indemnification Payments.

Any payment made to a Parent Indemnified Party by the Shareholder, or a Shareholder Indemnified Party by the Parent pursuant to the indemnification obligations under this Article VII shall be treated as an adjustment to the Merger Consideration by the parties for Tax purposes, unless otherwise required by applicable Law.

Section 7.7. Indemnification Sole and Exclusive Remedy.

Except with respect to (a) claims based on fraud, willful misconduct or intentional misrepresentation, (b) claims for specific performance or other equitable relief in respect of any covenant or agreement contained herein or in any Ancillary Agreement, and (c) the rights and remedies set forth in Section 2.5, following the Closing, indemnification pursuant to this Article VII shall be the sole and exclusive remedy of the parties and any parties claiming by or through any party (including the Parent Indemnified Parties and Shareholder Indemnified Parties) related to or arising from any breach of any representation, warranty, covenant or agreement contained in, or otherwise pursuant to, this Agreement and none of Parent, Merger Sub X, Merger Sub XI, the Surviving Corporation, the Surviving Entity or any Shareholder shall have any other rights or remedies in connection with any breach of this Agreement or any other liability arising out of the negotiation, entry into or consummation of the transactions contemplated hereby, whether based on contract, tort, strict liability, other Laws or otherwise. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth in this Article VII.

Article VIII

Termination

Section 8.1. Termination.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by Parent and the Shareholder:

(a) by the mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, if (i) there is any failure to satisfy the conditions to the Closing set forth in Article VI; or (ii) any Governmental Authority of competent jurisdiction shall have issued a final non-appealable Order or enacted a Law that prohibits, prevents or makes illegal the consummation of the Mergers; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have complied with its obligations under Section 5.4;

(c) by either Parent or the Company, if the Mergers shall not have been consummated on or before September 3, 2026 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party that is then in material breach of its representations, warranties, covenants or agreements contained in this Agreement which would cause the failure of a closing condition set forth in Article VI;

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(d) by Parent, if the Company or the Shareholder breach any of their respective representations or warranties contained in this Agreement or breach or fail to perform any of their respective covenants or agreements contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to Parent’s obligations to consummate the Mergers set forth in Section 6.1(a) or Section 6.1(b) incapable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Company by Parent, cannot be cured or has not been cured by the earlier of the Termination Date and ten (10) Business Days after the delivery of such notice; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Parent if Parent, Merger Sub X or Merger Sub XI is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement which breach or failure to perform would render a condition precedent to the Company’s and the Shareholder’ obligations to consummate the Mergers set forth in Section 6.2(a) or Section 6.2(b) incapable of being satisfied;

(e) by the Company, if Parent, Merger Sub X or Merger Sub XI breaches any of its representations or warranties contained in this Agreement or breaches or fails to perform any of its covenants or agreements contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Company’s and the Shareholder’ obligations to consummate the Mergers set forth in Section 6.2(a) or Section 6.2(b) incapable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to Parent by the Company, cannot be cured or has not been cured by the earlier of the Termination Date and ten (10) Business Days after the delivery of such notice; provided, however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to the Company if the Company or the Shareholder are then in material breach of any representation, warranty, covenant or agreement contained in this Agreement which breach or failure to perform would render a condition precedent to Parent’s obligations to consummate the Mergers set forth in Section 6.1(a) or Section 6.1(b) incapable of being satisfied;

Section 8.2. Manner and Effect of Termination.

(a) The party desiring to terminate this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other parties hereto, specifying the provision hereof pursuant to which such termination is made.

(b) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, and there shall be no liability or obligation under this Agreement on the part of Parent, Merger Sub X, Merger Sub XI, the Company, the Shareholder or any of their respective directors, officers, employees, partners or equityholders, except that Section 5.5, Section 5.9, this Section 8.2 and Article IX of this Agreement shall survive any such termination; provided, however, that nothing herein shall relieve any party from liability for a willful and intentional breach of this Agreement prior to such termination. Notwithstanding the foregoing, if this Agreement is terminated by the Company (other than as a result of a breach by Parent or pursuant to Section 8.1(c)), or by Parent as a result of a breach by the Company which has not been cured as set forth in Section 8.1(d), then the Company shall pay to Parent a fee of $450,000, in immediately available funds, within five (5) Business Days after such termination. The parties agree that such fee constitutes liquidated damages and not a penalty.

Article IX

Miscellaneous

Section 9.1. Amendment and Waivers.

(a) This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption of this Agreement by the Shareholders); provided, however, that after any such adoption of this Agreement by the Shareholders, no amendment shall be made which by Law requires further approval of the Shareholders without the further approval of such Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any provision of this Agreement (including any Exhibit or Schedule) may be waived if, but only if, such waiver is in writing and is signed by the party against whom the waiver is to be effective.

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(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

(c) No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, unless the waiver of such other provision is expressly referenced, nor shall any waiver constitute a continuing waiver.

Section 9.2. Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been duly given and effective: (a) upon personal delivery to the party to whom such notice is required or permitted to be given; or (b) on the second Business Day following the date of dispatch if delivered by a nationally recognized overnight courier service, with written proof of such delivery of the notice. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:

if to Parent, Merger Sub X or Merger Sub XI, to:

Mobix Labs, Inc.

[***]

Attention: General Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

[***]

Attention: Raymond Lee

Email: [***]

if to the Company (prior to the Closing):

Vision Aerial, Inc.

[***]

Attention: KC Tolliver, Chief Executive Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Free Vector Law Group PC

[***]

Attn: Daren Nitz

Email: [***]

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if to the Shareholder Representative:

James Ness

[***]

Email: [***]

with a copy (which shall not constitute notice) to:

Free Vector Law Group PC

[***]

Attn: Daren Nitz

Email: [***]

Section 9.3. Severability.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 9.4. Entire Agreement; Assignment.

(a) This Agreement, together with the Ancillary Agreements and the Disclosure Schedules, constitute the entire agreement among the parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that Parent may assign any or all of its rights under this Agreement to any of its Affiliates or, as collateral, to any Person providing financing to it or any of its Affiliates (provided that any such assignment shall not relieve Parent of any of its obligations under this Agreement, and Parent shall remain jointly and severally liable with any such assignee for all obligations hereunder). Any attempted assignment not in accordance with this Section 9.4(b) shall be null and void.

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Section 9.5. Remedies.

Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 9.6. Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and, except for the rights of the Parent Indemnified Parties and the Shareholder Indemnified Parties, and the rights of any director or officer of any party to indemnification, under Article VII, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.7. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 9.8. Waiver of Jury Trial.

TO THE EXTENT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO IS, PURSUANT TO SECTION 9.12, PERMITTED TO BE BROUGHT OR MAINTAINED IN A COURT, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

Solely with respect to any claim, action or proceeding that, pursuant to Section 9.12, is not required to be resolved by arbitration (including any action seeking injunctive relief or specific performance), each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, agrees that all such claims, actions and proceedings shall be heard and determined exclusively in such courts, irrevocably waives any objection to the laying of venue in any such court and any claim that any such court is an inconvenient forum, and consents to service of process in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.8 shall limit the right of any party to enforce any arbitral award or any judgment in any court of competent jurisdiction.

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Section 9.9. Fees and Expenses.

Except as otherwise set forth in this Agreement, whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of counsel, financial advisors, and accountants, shall be paid by the party hereto incurring such fees or expenses.

Section 9.10. Counterparts.

This Agreement may be executed and delivered in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.11. Calculation of Time for Notices.

If the date specified for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next date which is a Business Day.

Section 9.12. Dispute Resolution.

The parties intend that this dispute resolution provision will be valid, binding, enforceable, exclusive, and irrevocable and that it shall survive any termination of this Agreement. Any dispute, controversy, or claim, whether in contract or tort, arising or relating to this Agreement or the enforcement, breach, termination, or validity thereof (“Dispute”), including the determination of the scope or applicability of this Agreement to arbitrate, shall be submitted to final and binding arbitration in the State of Delaware before one neutral and impartial arbitrator, in accordance with the laws of the state of Delaware. The arbitration shall be administered by JAMS pursuant to the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures, as in effect on the date of this Agreement. The parties hereto shall appoint one arbitrator within fifteen (15) days of a demand for arbitration. If an arbitrator is not appointed within such 15-day period, the arbitrator shall be appointed by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures, as in effect on the date of this Agreement. The arbitrator shall designate the place and time of the hearing. The award, which shall set forth the arbitrator’s findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to appeal or collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof. If JAMS no longer exists or is otherwise unavailable, the parties agree that the American Arbitration Association (“AAA”) shall administer the arbitration in accordance with the Expedited Procedures set forth in its Commercial Arbitration Rules as in effect on the date of this Agreement. In such event, all references herein to JAMS shall mean AAA. Notwithstanding the foregoing, recognizing the irreparable damage will result to the parties in the event of the breach or threatened breach of any of the covenants hereof and that the parties’ remedies at law for any such breach or threatened breach will be inadequate, the parties shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining such breach.

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Section 9.13. Force Majeure.

No party shall be liable or responsible to the other parties, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligation to make payments), in each case to the extent such failure or delay is caused by or results from acts or circumstances beyond the reasonable control of such party, including acts of God, flood, fire, earthquake, epidemic or pandemic, explosion, war, terrorism, invasion, riot or other civil unrest, strikes or other labor disturbances, embargoes, or national or regional emergency (each, a “Force Majeure Event”); provided, that the affected party gives prompt written notice of the Force Majeure Event to the other parties and uses commercially reasonable efforts to end the failure or delay and resume performance as soon as practicable.

Article X

Definitions and general interpretation

Section 10.1. Definitions.

For purposes of this Agreement:

“Acquisition Proposal” shall mean any inquiry, offer, proposal or indication of interest (other than this Agreement or any other inquiry, offer, proposal or indication of interest by Parent), or any public announcement of intention to make any inquiry, offer, proposal or indication of interest (including any request for information from the Company, the Shareholder or their respective Representatives), contemplating, relating to or otherwise involving in any way any Alternative Transaction.

“Action” means any action, charge, claim, complaint, demand, grievance, arbitration, mediation, audit, assessment, hearing, investigation, inquiry, directive, notice of violation or infraction, notice potential penalty, responsibility or liability, notice of intent to sue, warning letter, request for information, legal proceeding, administrative enforcement proceeding, litigation, suit or other proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced or brought by any Person, or conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Transaction” means (a) any acquisition or purchase of Common Stock from the Company by any persons or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) representing more than a twenty percent (20%) voting interest in the Common Stock, any tender offer or exchange offer or privately negotiated share transfer that if consummated would result in any persons or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning Common Stock representing twenty percent (20%) or more of the voting interest in the Common Stock, or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the Shareholder hold less than eighty percent (80%) of the equity interests in any class or series of capital stock of the surviving or resulting entity of such transaction; (b) any sale, lease, exchange, transfer, license, acquisition or disposition of a substantial portion of the assets of the Company; (c) any sale, lease, exchange, transfer, license or disposition to a third party of a material portion of the business, properties, assets or technologies of the Company; (d) any joint venture or other strategic investment in or involving the Company (other than an ongoing commercial or strategic relationship in the ordinary course of business consistent with past practice), including any new financing, investment round or recapitalization of the Company other than financing or investment to maintain the solvency of the Company; or (e) any initial public offering of capital stock or other securities of the Company pursuant to a registration statement filed under the Securities Act; or (f) any similar transaction that is not in the ordinary course of business consistent with past practice.

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“Ancillary Agreements” means any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Employment Agreements, the Parent Stockholder Agreement and the Letters of Transmittal.

“Balance Sheet Date” means May 31, 2026.

“Business” means the design, development, engineering, manufacture, integration, marketing, sale, support and servicing of unmanned aircraft systems and related payloads, sensors, components, ground-control systems and software products and services, in each case as conducted by the Company.

“Business Data” means all data and personal information accessed, processed, collected, stored or disseminated by the Company, including any Personal Information.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in the state of California are authorized or required by Law to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, and applicable rules and regulations thereunder, as amended from time to time.

“Change of Control Payments” means, without duplication of any Company Transaction Expenses, any amounts (including severance, termination, “golden parachute,” Tax gross-up, stay bonus, retention bonus, transaction bonus or other similar payments) that become payable by the Company as a result of, based upon or in connection with the consummation of the transactions contemplated hereby (either alone or in combination with any other event, whether contingent or otherwise) and that are owing or may become owing to any current or former employees, consultants, independent contractors or equity holders of the Company pursuant to employment agreements, Contracts or other Employee Benefit Plans.

“Closing Cash” means, as of immediately prior to the Closing, all cash and cash equivalents of the Company, determined in accordance with GAAP, net of issued but uncleared checks, wire transfers and drafts, and excluding restricted cash or cash that is not freely usable by Parent after the Closing.

“Closing Indebtedness” means, as of immediately prior to the Closing, without duplication, all indebtedness of the Company for borrowed money, all obligations evidenced by notes, bonds, debentures or similar instruments, all capital lease obligations, all obligations for deferred purchase price, all obligations under lines of credit, all guarantees, all accrued and unpaid interest, premiums, penalties, breakage costs, prepayment fees and other amounts payable in connection with the discharge thereof, and all shareholder, officer, director, employee, Affiliate or other related-party notes, loans, advances or similar obligations.

“Closing Net Working Capital” means Current Assets minus Current Liabilities, determined as of immediately prior to the Closing in accordance with GAAP applied consistently with the Company Financial Statements and the Company’s past practices; provided that Closing Net Working Capital shall exclude Closing Cash, Closing Indebtedness, Unpaid Transaction Expenses, Indemnified Taxes, income Tax assets and liabilities, deferred Tax assets and liabilities, and any amounts owed to or from Related Parties.

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“Closing Related Party Amounts” means, as of immediately prior to the Closing, without duplication, all amounts payable to or from any Related Party, including shareholder notes, accrued interest, loans, advances, payables, receivables and other related-party balances, except to the extent such Closing Related Party Amounts are paid in full and discharged at or prior to the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Balance Sheet” means the unaudited balance sheet of the Company as of the Balance Sheet Date included in the Company Financial Statements.

“Company IT Systems” means all servers, software (including interpreted or compiled source code, object code, documentation, tools, drawings, specifications, metadata and data), computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, peripherals, computer systems and related systems of or used by the Company, including any outsourced systems and processes that are owned or used by or for, or provided to the Company’s customers by, the Company in the conduct of its business.

“Company Product Data” means all data and information, including Personal Information, whether in electronic or any other form or medium, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed or disposed of by or on behalf of any of the Company Products, including (a) all data and content uploaded or otherwise provided by or for customers of the Company to the Company Products, or provided to or stored by end users of the customers of the Company on the Company Products, (b) all data and content created, compiled, inferred, derived or otherwise collected or obtained by or for the Company Products or by or for the Company in its provision of the Company Products or operation of the business of the Company, and (c) data and content compiled, inferred, or derived directly or indirectly from any of the data and content described in subclauses (a) and (b) above.

“Company Products” means all products and services developed (including products and services for which development is ongoing), manufactured, made commercially available, marketed, distributed, supported, sold, imported for resale or licensed out by or on behalf of the Company since its inception, including any of the Company’s websites, mobile applications, software, devices or other products and services.

“Company Transaction Expenses” means, without duplication, all fees, costs and expenses incurred or to be incurred by or on behalf of the Company and the Shareholder in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including (a) the fees, costs and expenses of investment bankers, attorneys, accountants and other advisors and service providers, (b) any Change of Control Payments, (c) any Transaction Payroll Taxes, (d) any payments to third parties under any Contract of the Company triggered by the transactions contemplated hereby, or any payment or consideration arising under or in relation to obtaining any consents, waivers or approvals of any third party under any Contract of the Company required to be obtained in connection with the transactions contemplated hereby in order for any such Contract to remain in full force and effect following the Closing or resulting from agreed-upon modification or early termination of any such Contract, and (e) fifty percent (50%) of any Transfer Taxes payable with respect to the transactions contemplated hereby.

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“Confidential Information” means any information of or relating to the Company, Parent or the Company’s business, including proprietary Intellectual Property and proprietary information related to the Company’s business; provided that “Confidential Information” does not include information which is or becomes generally available to the public other than as a result of a disclosure by the Shareholder or their respective Affiliates or available to the Shareholder or any of their respective Affiliates after the Closing Date on a non-confidential basis (provided that the source of such information was not known by the Shareholder or any of their respective Affiliates to be bound by a legal, fiduciary or contractual obligation of confidentiality to the Company, Parent or their respective Affiliates).

“Confidentiality Agreement” shall mean that certain Mutual Nondisclosure Agreement, dated as of March 5, 2026, between Mobix Labs, Inc. and Vision Aerial, Inc.

“Contract” means, when described as being those of or applicable to any Person, any written or oral contracts, agreements, commitments, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such Person is a party or to which or by which such Person or the properties or assets of such Person is subject or bound.

“Current Assets” means the current assets of the Company included in the calculation of Closing Net Working Capital, including accounts receivable, inventory and prepaid expenses, in each case only to the extent arising in the ordinary course of business and collectible or usable in the ordinary course of business, and excluding Closing Cash, Tax assets, deferred Tax assets, related-party receivables and any assets not freely usable by Parent after the Closing.

“Current Liabilities” means the current liabilities of the Company included in the calculation of Closing Net Working Capital, including accounts payable, accrued expenses, customer deposits, deferred revenue, accrued compensation, accrued vacation or paid time off, accrued warranty obligations and other current liabilities, and excluding Closing Indebtedness, Unpaid Transaction Expenses, Indemnified Taxes, income Tax liabilities, deferred Tax liabilities and related-party payables.

“Damages” means any and all damages, liabilities, obligations, awards, fines, judgments, administrative orders, remediation requirements, suits, actions, causes of action, enforcement actions, claims, demands, deficiencies, losses, costs, wages, penalties, charges, liquidated damages, expenses, assessments, Taxes, interest and penalties, accountants’, consultants’, engineers’ and experts’ fees and expenses and including any such reasonable expenses incurred in connection with investigating, defending against, or settling any of the foregoing (subject to Section 7.4(d)). Notwithstanding the foregoing, Damages excludes any attorney’s or arbitration fees or costs incurred in the prosecution or defense of any claim, Dispute, arbitration or action against another party to this Agreement, except to the extent an arbitrator or court awards such fees and costs to the prevailing party.

“Data Room” means the “Project Hawk” virtual data room hosted by DealRoom.net, and which has been populated by the Company and its Representatives for purposes of the transaction contemplated hereby.

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“Data Security Requirements” means all of the following to the extent relating to the access, collection, processing, recording, organization, adaptation, alteration, storage, transfer, retrieval, disclosure, dissemination, combination and/or use of data or otherwise relating to data security, cyber security, e-commerce, privacy or security breach notification requirements: (a) the rules, policies and procedures of the Company; (b) all applicable Laws and/or industry self-regulatory programs governing the receipt, collection, compilation, use, analysis, retention, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Information, including, if and to the extent applicable, the GDPR (and any European Union member states’ laws and regulations implementing it), Canada’s Personal Information Protection and Electronic Documents Act (PIPEDA), the Financial Services Modernization Act of 1999, the Federal Information Security Management Act (FISMA), the Federal Trade Commission Act, the Privacy Act of 1974, the Gramm-Leach-Bliley Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Fair Credit Reporting Act (FCRA) and its state law equivalents, California Online Privacy Protection Act of 2003 (CalOPPA), California Consumer Privacy Act (CCPA) the Cybersecurity Requirements For Financial Services Companies, 23 NYCRR 500 (2017) and any Laws promulgated under the foregoing Laws, and all applicable Laws governing Personal Information collection, retention, disclosure and breach notifications (the “Data Privacy Laws”); (c) all applicable industry requirements, including the Payment Card Industry Data Security Standard (PCI DSS) and all other applicable security rules and requirements as promulgated by the PCI Security Standards Council, by any member thereof, or by any entity that functions as a card brand, card association, card network, payment processor, acquiring bank, payment services provider, merchant bank or issuing bank, including, without limitation, all merchant- and service provider-specific requirements, the Payment Application Data Security Standards (PA-DSS) and all audit, scanning and filing requirements, to the extent applicable; and (d) Contracts into which the Company has entered or by which it is otherwise bound.

“Disclosure Schedules” means the disclosure schedules delivered by the Company to Parent.

“Employee Benefit Plan” means (a) all employee benefit plans (as defined in Section 3(3) of ERISA); (b) all bonus, incentive, equity or equity-based compensation, stock purchase, deferred compensation, retiree medical, life insurance, retirement, health and welfare benefit, salary continuation, section 125 cafeteria, health reimbursement, flexible spending, dependent care, employee loan, individual tax gross up, leave of absence, vacation pay, educational assistance, employee assistance or other employee benefit plans, policies or agreements; and (c) all employment, retention, individual consulting, collective bargaining, termination, severance or other similar agreements, in each case, (i) that are sponsored, maintained, contributed to or required to be contributed to by the Company, (ii) with respect to which the Company is a party or has any obligation or liability (contingent or otherwise), or (iii) with respect to which any current or former employee, officer, director or individual consultant of the Company (or any of their respective dependents or beneficiaries) is eligible to participate or receive benefits.

“Environmental Laws” means any applicable Law concerning pollution, contamination, remediation, protection of natural resources or the environment, or protection of human health and safety.

“Equity Interest” means, with respect to any Person, any capital stock, shares, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Financial Statements” means balance sheets and related statements of operations and cash flows.

“Fundamental Representations” means those representations and warranties of the Company and the Shareholders set forth in Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.2 (Authority, Approval and Enforceability), Section 3.3 (Capitalization), Section 3.4(a)(i) (No Conflict with Organizational Documents) and Section 3.20 (Brokers and Finders).

“GAAP” means U.S. generally accepted accounting principles.

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“GDPR” means Regulation (EU) 2016/679 (General Data Protection Regulation) of the European Parliament and of the Council on the protection of natural persons with regard to the processing of personal data and on the free movement of such data as currently in effect and as may be amended from time to time.

“Governmental Authority” means any federal, state, local or foreign government, any governmental, regulatory or administrative authority, agency, division, bureau or commission, or any court, tribunal or judicial or arbitral body.

“Hazardous Substance” means any substance, material or waste listed, defined, designated, or classified as hazardous, toxic, radioactive, dangerous, or a “pollutant” or “contaminant” or otherwise regulated, or for which liability or standards of conduct may be imposed, under any Environmental Law.

“Indemnified Taxes” means, without duplication, (a) any Taxes of the Company that are attributable to any Pre-Closing Tax Period, including any such Taxes arising in any Straddle Period that are attributable to a Pre-Closing Tax Period in accordance with Section 5.6(a)(iv), (b) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law or regulation, (c) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, pursuant to a Contract or pursuant to any Law or otherwise, which Taxes relate to an event or transaction occurring before the Closing, (d) any Transaction Payroll Taxes, (e) any Taxes arising from or in connection with any breach of or misrepresentation with respect to any of the Tax Representations, and (f) any Transfer Taxes required to be borne by the Shareholder in accordance with Section 5.6(d).

“Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created, or arising under the Laws of the United States or any other jurisdiction, whether registered or unregistered, including all: (a) patents and patent applications, including all continuations, divisionals, continuations-in-part, provisionals, petty patents, utility models, design patents, designs, rights to inventions and patents issuing on any of the foregoing, and all renewals, reexaminations, substitutions, extensions, and reissues of any of the foregoing; (b) trademarks, service marks, service names, brand names, trade dress, trade names, logos, corporate names, and other source or business identifiers, together with all of the goodwill associated with any of the foregoing, and any registrations, applications for registration, renewals, and extensions of any of the foregoing; (c) copyrights and works of authorship, compilations, data, database, and design rights, and mask works, in each case, whether or not registered or published, and all registrations, applications for registration, renewals, extensions and reversions of any of the foregoing; (d) inventions, know-how, research records, trade secrets, discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, product designs, engineering specifications and drawings, formulae, customer lists, supplier lists, market analyses and other confidential and proprietary information and rights therein; (e) internet domain names and social media accounts or user names, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data hereon or relating thereto, whether or not copyrights; (f) software, computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (g) rights of publicity; (h) all rights to sue and recover for any past, present, or future infringement, misappropriation, or other violation of any of the foregoing, and (i) other intellectual property rights arising under the Laws of any jurisdiction throughout the world or pursuant to any international convention.

“IRS” means the Internal Revenue Service.

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“Knowledge of the Company” means the actual knowledge of Shane Beams and Shawn Roberts, in each case with respect to the matter in question, after reasonable inquiry of those employees and advisors of the Company who would reasonably be expected to have knowledge of the relevant matter.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or Order of any Governmental Authority having applicable jurisdiction or other similar binding requirement of a Governmental Authority having applicable jurisdiction.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company.

“Liability” or “liability” means any liability, indebtedness or obligation of any nature whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, disputed or undisputed, secured or unsecured, joint or several, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of the applicable Person.

“Lien” means any lien, mortgage, pledge, adverse claim, easement, charge, security interest, encumbrance or other restriction or limitation whatsoever.

“Material Adverse Effect” means any change, effect, fact, occurrence, circumstance, development or event that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, results of operations, condition (financial or otherwise) or existing business of the Company or Parent (as applicable), taken as a whole; provided, however, that none of the following, individually or in the aggregate, shall be deemed to constitute, or shall be taken into account in determining whether there has occurred, a Material Adverse Effect: (a) general economic, financial, capital market, regulatory, political or social conditions; (b) conditions generally affecting the industry in which the Company or Parent (as applicable) operates; (c) changes in GAAP or other applicable accounting standards; (d) changes in applicable Law or the interpretation thereof; (e) acts of war (whether or not declared), armed hostilities, sabotage, terrorism or military actions, or any escalation or worsening thereof; (f) any epidemic, pandemic, disease outbreak or other public health emergency; (g) earthquakes, hurricanes, floods or other natural disasters or acts of God; (h) any failure by the Company or Parent (as applicable) to meet any internal or external projections, forecasts, budgets or estimates (provided that the underlying causes thereof may be considered); or (i) the announcement, pendency or consummation of the transactions contemplated hereby, except, in the case of each of clauses (a) through (g), to the extent such change, effect, fact, occurrence, circumstance, development or event has a disproportionate impact on the Company or Parent (as applicable) relative to other participants in the industry in which the Company or Parent (as applicable) operates.

“Nasdaq Minimum Price” means the “Minimum Price” within the meaning of Nasdaq Listing Rule 5635(d), being the lower of (a) the Nasdaq Official Closing Price of the Parent Common Stock immediately preceding the signing of this Agreement; or (b) the average Nasdaq Official Closing Price of the Parent Common Stock for the five (5) trading days immediately preceding the signing of this Agreement, in each case as determined in accordance with the rules and interpretations of the Nasdaq Stock Market.

“Order” means any decree, decision, injunction, judgment, order, citation, complaint, consent order, compliance schedule, ruling, verdict or similar enforcement order entered, issued, made or rendered by any Governmental Authority, in each case, having applicable jurisdiction.

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“Organizational Documents” means, as to any Person, the organizational documents of such Person, including any charter, certificate or articles of incorporation, certificate or articles of formation, articles of association, articles of organization, certificate of limited partnership, statement of partnership, bylaws, limited liability company agreement, stockholders agreement, investor rights agreement, voting agreement, right of first refusal agreement, co-sale agreement, operating agreement, partnership agreement or similar governing document.

“Parent Common Stock” means the common stock, par value $0.00001 per share, of Parent.

“Parent Indemnified Party” means any of Parent, Merger Sub X, Merger Sub XI and their respective Subsidiaries and Affiliates (including any parent company or companies, the Surviving Corporation and the Surviving Entity) and each of their respective officers, directors, managers, employees, Affiliates, agents and Representatives.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders, operating authorities, franchises, easements, applications, filings, registrations and other authorizations under any Laws or otherwise granted or required by any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an adequate reserve, determined in accordance with GAAP, has been established therefor on the Company Financial Statements; (b) mechanics’, carriers’, workers’, repairers’, and similar Liens arising or incurred in the ordinary course of business and related to amounts that are not yet delinquent, provided an adequate reserve, determined in accordance with GAAP, has been established therefor on the Company Financial Statements; (c) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security or similar programs mandated by applicable legislation; (d) with respect to real property only, zoning restrictions, building codes and other land use Laws regulating the use or occupancy of property which are not material in amount or do not, individually or in the aggregate, materially detract from the value of or materially impair the existing use of the property affected by such Law (to the extent there are no violations of the same); and (e) transfer restrictions of general applicability under applicable federal and state securities Laws.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, trust, association or other entity or organization.

“Personal Information” means any data or information defined as “personal information,” “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information,” or “personally identifiable financial information” under any applicable Data Privacy Laws, including information that identifies, could be used to identify or is otherwise identifiable with an individual or a device.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date.

“Proprietary Information” means all information and materials not generally known to the public, including trade secrets, designs, software, computer programs, source code, know-how, technical information, confidential marketing and other confidential and proprietary information.

“Representatives” means, with respect to any Person, all directors, managers, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

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“Reserve Account” means the account designated by the Shareholder Representative.

Reserve Amount” means $50,000.00.

“Restrictive Period” means the period beginning on the Closing Date and ending on the earlier of (i) the third (3rd) anniversary of the Closing Date, and (ii) the date on which Parent no longer actively conducts the Business.

“Restricted Territory” means any state in the United States in which the Company has distributed any Company Product within the twelve (12) month period prior to the Closing Date.

“Rollover Share Amount” means $12,000,000.00.

“Rollover Share Price” means the VWAP on the Closing Date, provided the Rollover Share Price shall not be less than $2.00 nor greater than $3.00 (subject to adjustment for any stock split, stock dividend, recapitalization, or similar event).

“Security Right” means any option, warrant, convertible securities, subscription right, call right, put right, right to subscribe, right of first refusal, right of first offer, conversion right or other right requiring the issuance of Equity Interests of the applicable Person, whether vested or unvested, or any other security or obligation convertible into or exchangeable for any such Equity Interests or evidencing the right to subscribe for or purchase such Equity Interests. “Security Right” includes rights conferred by any Law, the Organizational Documents of the Company or by Contract.

“Shareholder Indemnified Party” means the Shareholder Representative, any of the Shareholders, and their respective Affiliates (including any manager of the Shareholder) and each of its respective Affiliates, agents and Representatives.

“Specified Representations” means those representations and warranties of the Company set forth in Section 3.5 (Employee Benefit Matters) and Section 3.18 (Environmental Matters).

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means, with respect to any Person, a corporation, limited liability company, partnership, joint venture, trust or other organization of which (a) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) if a corporation, a majority of the total voting power vote in the election of directors, voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote to elect the board of directors or others performing similar functions with respect to such organization is held, owned or controlled, directly or indirectly, by such Person or by any one or more of such Person’s Subsidiaries or a combination thereof, (c) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or any other Subsidiary of such Person or a combination thereof, or (d) at least fifty percent (50%) of the equity interests of such Person are controlled by such Person or by any one or more of such Person’s Subsidiaries or a combination thereof.

“Target Net Working Capital” means $150,000.

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“Tax” or “Taxes” means (a) any federal, state, local or foreign tax of any kind or charge of any kind in the nature of, or similar to, taxes, including any income, gross receipts, license, payroll, employment, unclaimed property or escheat, excise, severance, stamp, occupation, premium, windfall profits, environmental, vehicle, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition to tax, whether disputed or not, and any amounts payable pursuant to the determination or settlement of an audit; (b) any liability for the payment of any amounts of the type described in clause (a) arising as a result of being (or having been) a member of any affiliated, combined, consolidated, or unitary group (or being included (or required to be included) in any Tax Return relating thereto); and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) above as a result of any express or implied obligation to indemnify, allocate or otherwise assume or succeed to the liability of any other Person.

“Tax Representations” means those representations and warranties of the Company set forth in Section 3.19 (Tax Matters) and those representations with respect to Taxes in Section 3.5 (Employee Benefit Matters).

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

“Trading Day” means any day on which shares of Parent Common Stock are traded on The Nasdaq Stock Market LLC.

“Transaction Payroll Taxes” means the employer portion of any employment or payroll Taxes, whether payable by Parent, Merger Sub X, Merger Sub XI, the Company, Surviving Corporation or the Surviving Entity with respect to any Change of Control Payments and any other compensatory payments made in connection with the transactions contemplated hereby.

“Treasury Regulations” means the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury under its authority under the Code, and any successor regulations.

“Unpaid Transaction Expenses” means the aggregate amount of Company Transaction Expenses incurred and unpaid as of the Closing.

“VWAP” means the volume-weighted average price per share of Parent Common Stock on The Nasdaq Stock Market LLC, as reported by Bloomberg L.P. or, if not reported by Bloomberg L.P., by another nationally recognized financial market data provider reasonably selected by Parent, for the twenty (20) consecutive Trading Days ending on (and including) the third (3rd) Trading Day immediately preceding the Closing Date.

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Section 10.2. Cross-Reference Table.

The following terms defined in this Agreement shall have the meaning set forth in the sections set forth below:

Defined Term	Section
AAA	Section 9.12
Agreement	Preamble
Annual Financial Statements	Section 3.7(a)
Cash Merger Consideration	Section 2.1(a)(ii)
Closing	Section 1.2
Closing Date	Section 1.2
Company	Preamble
Company Board	Recitals
Company Financial Statements	Section 3.7(a)
Company Intellectual Property	Section 3.16(a)
DGCL	Recitals
Dispute	Section 9.12
DLLCA	Recitals
Effective Time	Section 1.3(a)
Employment Agreement	Section 1.7(g)
Estimated Closing Statement	Section 2.5(a)
Final Closing Statement	Section 2.5(c)
First Certificates of Merger	Section 1.3(a)
First Merger	Recitals
Force Majeure Event	Section 9.13
General Expiration Date	Section 7.1
Insurance Policies	Section 3.15
Interim Financial Statements	Section 3.7(a)
Interim Period	Section 5.1(a)
Invention Assignment Agreement	Section 3.16(f)
Lease	Section 3.13(b)
Licensed Intellectual Property	Section 3.16(d)
Material Contracts	Section 3.14(a)
Merger Consideration	Section 2.1(a)(ii)
Merger Sub X	Preamble
Merger Sub XI	Preamble
Mergers	Recitals
Open Source Software	Section 3.16
Owned Company Intellectual Property	Section 3.16(c)
Parent	Preamble
Parent Stockholder Agreement	Section 1.7(h)
Parent Tax Claim	Section 5.6(b)(iii)
Parent Tax Returns	Section 5.6(a)(ii)
Post-Closing Tax Period	Section 5.6(a)(iv)(A)
Pre-Closing Shareholder Tax Returns	Section 5.6(a)(i)
Protective Covenants	Section 5.7(g)
Registered Company Intellectual Property	Section 3.16(b)
Rollover Shares	Section 2.1(a)(ii)
Second Certificates of Merger	Section 1.3(b)
Second Effective Time	Section 1.3(b)
Second Merger	Recitals
Securities Act	Section 3.22(d)
Shareholder(s)	Preamble
Shareholder Pre-Closing Tax Claim	Section 5.6(b)(ii)
Stock Certificates	Section 2.3
Surviving Corporation	Recitals
Surviving Entity	Recitals
Tax Claim	Section 5.6(b)(i)
Termination Date	Section 8.1(c)
Threshold Amount	Section 7.4(a)
Transfer Taxes	Section 5.6(d)

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Section 10.3. General Interpretation.

(a) The parties agree that they have been represented by counsel during, and have jointly participated in, the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b) In this Agreement, except to the extent otherwise provided or that the context otherwise requires, (i) when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated; (ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;” (iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (v) the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall;” (vi) references to days means calendar days unless otherwise specified; (vii) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation include any successor to said section; (viii) references to any agreement or instrument are to the agreement or instrument as from time to time amended, modified, supplemented or replaced from time to time, including by waiver or consent; (ix) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (x) the use of “furnished to Parent,” “made available to Parent” or similar phrases means that the subject documents were posted to, and freely accessible by Parent and its Representatives in, the Data Room at least two (2) Business Days prior to the date hereof; (xi) references to a Person are also to its successors and permitted assigns; (xii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; (xiii) references to monetary amounts are to the lawful currency of the United States; (xiv) the words “in the ordinary course of business” or similar phrases shall mean “in the ordinary course of business consistent with past practice;” and (xv) words importing the singular include the plural and vice versa and words importing gender include all genders.

Section 10.4. Disclosure Schedules.

Matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. To the extent any such additional matters are included, they are included for informational purposes and do not necessarily include other matters of a similar nature. Headings and subheadings have been inserted in the Disclosure Schedules for convenience of reference only and shall not have the effect of amending or changing the express description thereof as set forth in this Agreement. Disclosure of any information, fact or item in this Agreement or in the Disclosure Schedules referenced by a particular Section of this Agreement shall be deemed to have been disclosed with respect to every other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other Sections. Nothing in the Disclosure Schedules is intended to broaden the scope of any representation or warranty made in this Agreement. Neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Disclosure Schedules is intended to imply that such amounts, higher or lower amounts, or the item so included or other items, are or are not material or are within or outside the ordinary course of business. Any capitalized term used in the Disclosure Schedules but not otherwise defined therein shall have the meaning given to such term in this Agreement.

[Remainder Of Page Intentionally Left Blank]

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In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

Parent:

Mobix Labs, Inc.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President and CFO

Merger Sub X:

Mobix Merger Sub X, Inc.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President and CFO

Merger Sub XI:

Mobix Merger Sub XI, LLC

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President and CFO

Company:

Vision Aerial, Inc.

By:	/s/ Kaci Tolliver
Name:	KC Tolliver
Title:	Chief Executive Officer

Signature Page To Agreement And Plan Of Merger

67

Shareholder Representative:

By:	/s/ James Ness
JAMES NESS

Signature Page To Agreement And Plan Of Merger

68

Exhibit 10.7

Please be advised that certain identified information has been excluded in this Exhibit because it is the type of information that the registrant treats as private or confidential and is (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that has been redacted/omitted is symbolized by “[***]”.

AGREEMENT AND PLAN OF MERGER

by and among

Mobix Labs, Inc.,

Mobix Merger Sub XIV, Inc.,

Mobix Merger Sub XV, LLC,

Special Project Delivery, Inc.

and

the Stockholder Representative named herein

Dated as of August 13, 2026

-ii-

-iii-

-iv-

-v-

-vi-

Agreement and Plan of Merger

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of August 13, 2026 (the “Effective Date”), by and among (i) Mobix Labs, Inc., a Delaware corporation (“Parent”); (ii) Mobix Merger Sub XIV, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“First Merger Sub”); (iii) Mobix Merger Sub XV, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Second Merger Sub”); (iv) Special Project Delivery, Inc., a Delaware corporation (the “Company”); and (v) Paul Singarella, solely in his capacity as the Stockholder Representative (the “Stockholder Representative”). Parent, First Merger Sub, Second Merger Sub and the Company are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Section 10.1.

If either of First Merger Sub or Second Merger Sub has not been duly formed, validly existing and in good standing as of the execution and delivery of this Agreement, then Parent shall, and shall cause its Affiliates to, promptly (and in any event not later than ten (10) Business Days following execution of this Agreement) take all actions necessary to form such entity as a wholly owned direct Subsidiary of Parent. Upon its formation, each such entity shall (a) satisfy in all respects the representations and covenants applicable to it under this Agreement, (b) become a party to this Agreement and bound by all of the terms, conditions and obligations hereof applicable to “First Merger Sub” or “Second Merger Sub,” as applicable, by executing and delivering a joinder in form and substance reasonably acceptable to the Company, and (c) be deemed, from and after such joinder (and, for all purposes of this Agreement other than representations made as of the date hereof, as if it were an original signatory hereto), to be a party to this Agreement as “First Merger Sub” or “Second Merger Sub,” as applicable.

Recitals

Whereas, the Company is a Delaware corporation engaged in the business of sourcing, structuring, developing, and advancing rare earth, critical minerals, energy, and water infrastructure projects and technologies, including rare earth/critical minerals (“REE/CM”) acquisition opportunities and technology platforms, data center water and energy plays, California water-supply and public-private partnership development positions, and Salton Sea geothermal and direct-lithium-extraction development interests;

Whereas, the Company was converted from a California limited liability company to a Delaware corporation effective June 1, 2026, in accordance with the DGCL and the applicable provisions of California law governing such conversion, and after such conversion the Company has a board of directors and outstanding shares of common stock;

Whereas, upon the terms and subject to the conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), the Parties intend to effect an integrated business combination transaction by which: (a) at the Effective Time, First Merger Sub will merge with and into the Company (the “First Merger”), whereupon the separate corporate existence of First Merger Sub will cease and the Company will survive the First Merger and continue as the surviving corporation of the First Merger and a wholly owned Subsidiary of Parent (the Company, in its capacity as the surviving corporation of the First Merger, the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same integrated transaction, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), whereupon the separate corporate existence of the Surviving Corporation will cease and Second Merger Sub will continue as the surviving company of the Second Merger and a wholly owned Subsidiary of Parent (Second Merger Sub, in its capacity as the surviving company of the Second Merger, the “Surviving Company”);

Whereas, upon consummation of the Mergers, Parent will own one hundred percent (100%) of the outstanding equity interests of the Surviving Company, and the Surviving Company will hold all of the former business, assets and liabilities of the Company, and the holders of Shares immediately prior to the Effective Time (the “Company Stockholders”) will have the right to receive the Aggregate Stock Consideration as provided in Article II;

Whereas, the management, financing, and project-development capabilities of the Company and its principals are complementary to, and would materially augment, the strategic platform that Parent is developing through (i) the acquisition of the Company hereunder, and (ii) the joint efforts of the Parties for Parent to enter into verticals associated with matters of strategic, national importance, including the REE/CM space, with a focus on midstream acquisitions to acquire rare earth processing capabilities and capacity, the energy space with a focus on energy for data centers, and other potential growth opportunities into matters of national and economic security;

Whereas, the Company Stockholders include Persons who are, or who upon or in connection with the Closing are expected to become, related parties of Parent within the meaning of Item 404 of Regulation S-K and the rules of The Nasdaq Stock Market LLC, and the Company and one or more of its Affiliates are parties to existing commercial arrangements with Parent and its Subsidiaries, and accordingly the Parties have treated the Transactions as a related-party transaction, including for purposes of the approvals described in the following recital and the representations, covenants and conditions of this Agreement specifically addressed thereto;

Whereas, the board of directors of Parent (the “Parent Board”), acting upon the unanimous recommendation of the audit committee of the Parent Board (the “Parent Audit Committee”) composed solely of independent and disinterested directors, which committee reviewed the Transactions in accordance with the related-party transaction policies of Parent, Rule 5630 of The Nasdaq Stock Market LLC and Section 144 of the DGCL, has, by the affirmative vote of the disinterested directors and with each interested director (if any) having disclosed his or her interest and abstained, (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers and the issuance of Parent Class A Common Stock contemplated by Article II, are advisable, fair to, and in the best interests of, Parent and its stockholders (including its stockholders unaffiliated with the Company Stockholders), AND (ii) approved this Agreement and the transactions contemplated hereby;

Whereas, the board of directors of First Merger Sub and the sole member and (if applicable) manager of Second Merger Sub have (or, upon formation and joinder, will have) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, and Parent, as sole stockholder of First Merger Sub and sole member of Second Merger Sub, has approved (or, upon formation and joinder, will approve) this Agreement and the transactions contemplated hereby;

Whereas, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are fair to, and in the best interests of, the Company and the Company Stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend that the Company Stockholders adopt this Agreement and approve the transactions contemplated hereby;

Whereas, for U.S. federal income Tax purposes (and for purposes of any applicable state or local Tax Law that follows the U.S. federal income Tax treatment), each of the Parties intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (and any comparable provision of state or local Tax Law), and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3 (the Mergers, taken together and so treated, the “368 Transaction”);

Whereas, the Parties acknowledge that the Pre-Closing Dilution Stack is a material factor in the calculation of the Aggregate Stock Consideration, and the Parties intend that the Aggregate Stock Consideration be calculated as of, and fixed as of, the Closing, and be delivered as provided in Article II without any post-Closing anti-dilution adjustment, earn-out, restorative equity-grant mechanism, or milestone-contingent issuance of merger consideration, it being understood that any equity-based award granted to a Company Stockholder following the Closing under any equity incentive plan of Parent is granted in respect of continuing service and does not constitute merger consideration; and

Whereas, the Parties acknowledge that the continued operation of the Surviving Company will require working capital and operating funding (including in respect of (i) the Surviving Company’s continuing obligations under existing contracts and agreements, (ii) ordinary-course operating expenses, and (iii) compensation of personnel engaged in the continuing development and management of the Surviving Company’s project portfolio), and the Parties intend that Parent capitalize the Surviving Company at Closing in the amount and on the terms set forth in Section 2.12 and Schedule A, with the understanding that additional capitalizations may be required from time to time after the Closing.

Agreement

Now, Therefore, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGERS

Section 1.1. The Mergers.

(a) First Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL (including Section 251 thereof), at the Effective Time, First Merger Sub shall be merged with and into the Company, the separate corporate existence of First Merger Sub shall thereupon cease, and the Company shall survive the First Merger and shall continue as the Surviving Corporation and, from and after the Effective Time, as a wholly owned Subsidiary of Parent. For the avoidance of doubt, the Company shall be the surviving corporation of the First Merger, and the separate corporate existence of the Company, with all of its rights, privileges, powers, franchises, properties, assets, debts and liabilities, shall continue unaffected by the First Merger, except as expressly provided in this Agreement.

(b) Second Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL (including Section 264 thereof) and the DLLCA (including Section 18-209 thereof), at the Second Effective Time, the Surviving Corporation shall be merged with and into Second Merger Sub, the separate corporate existence of the Surviving Corporation shall thereupon cease, and Second Merger Sub shall continue as the Surviving Company in the Second Merger and shall remain a wholly owned Subsidiary of Parent.

Section 1.2. Closing. The closing of the transactions contemplated hereby, including the Mergers (the “Closing”), shall take place remotely via the exchange of executed counterparts and electronic deliverables at 10:00 a.m., Pacific time, on the date that is no later than the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by Parent and the Company. All deliveries by one Party to any other Party at the Closing shall be deemed to have occurred simultaneously and none shall be effective unless and until all have occurred, unless Parent and the Company agree otherwise. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3. Effective Times.

(a) Upon the terms and subject to the conditions set forth in this Agreement, concurrently with or as soon as practicable following the Closing, the Parties shall (i) cause a certificate of merger with respect to the First Merger, substantially in the form agreed to by the Parties (the “First Certificate of Merger”), to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, and (ii) make all other filings or recordings required by the DGCL in connection with the First Merger. The First Merger shall become effective at the time when the First Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Parent and the Company in writing and specified in the First Certificate of Merger (the time the First Merger becomes effective, the “Effective Time”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable following the Effective Time, and in any event on the same day as the Effective Time, the Parties shall (i) cause a certificate of merger with respect to the Second Merger, substantially in the form agreed to by the Parties (the “Second Certificate of Merger”), to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and the DLLCA, and (ii) make all other filings or recordings required by the DGCL and the DLLCA in connection with the Second Merger. The Second Merger shall become effective at the time when the Second Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Second Certificate of Merger (the time the Second Merger becomes effective, the “Second Effective Time”).

Section 1.4. Effects of the Mergers.

(a) The First Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and First Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and First Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b) The Second Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all property, rights, privileges, powers and franchises of the Surviving Corporation and Second Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Surviving Corporation and Second Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

Section 1.5. Governing Documents. At the Effective Time, by virtue of the First Merger, (a) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth in the exhibit to the First Certificate of Merger (which shall be in substantially the form of the certificate of incorporation of First Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Special Project Delivery, Inc.” or such other name as Parent shall designate prior to the Closing), and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, and (b) the bylaws of First Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that references therein to the name of First Merger Sub shall be deemed references to the name of the Surviving Corporation), in each case until thereafter amended as provided therein or by applicable Law. At the Second Effective Time, the certificate of formation and limited liability company agreement of Second Merger Sub as in effect immediately prior to the Second Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving Company until thereafter amended as provided therein or by applicable Law, except that the name of the Surviving Company shall be “Special Project Delivery, LLC” or such other name as is determined by Parent.

Section 1.6. Directors, Managers and Officers of the Surviving Corporation and the Surviving Company.

(a) The directors and officers of First Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors and officers of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

(b) The managers (or managing member) and officers of Second Merger Sub immediately prior to the Second Effective Time shall be, from and after the Second Effective Time, the managers (or managing member) and officers of the Surviving Company, to hold office in accordance with the certificate of formation and limited liability company agreement of the Surviving Company until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Notwithstanding the foregoing, Parent shall cause the Surviving Company to retain such of the Company’s officers as are mutually agreed by Parent and the Company prior to the Closing in roles that support the continuity of the Company’s project portfolio.

Section 1.7. Deliveries by the Company and the Company Stockholders. At or prior to the Closing, the Company and the Company Stockholders (as applicable) shall deliver or cause to be delivered to Parent:

(a) a certificate of good standing (or its equivalent) of the Company and each of its Subsidiaries from its jurisdiction of formation and each other jurisdiction in which such entity is qualified, licensed or authorized to do business, in each case dated no more than seven (7) days prior to the Closing Date;

(b) a certified copy of the certificate of incorporation of the Company from the Secretary of State of the State of Delaware, together with evidence reasonably satisfactory to Parent of the Company’s conversion from a California limited liability company to a Delaware corporation, including the certificate of conversion filed with the Secretary of State of the State of Delaware, the corresponding conversion filing made with the Secretary of State of the State of California, and the resolutions of the Company’s prior managers and members and current Company Board authorizing such conversion;

(c) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying that (i) attached thereto are correct and complete copies of the Organizational Documents of the Company in effect as of the Closing Date, (ii) attached thereto are correct and complete copies of (A) all resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including the Mergers, and (B) the Company Stockholder Approval, and (iii) all such resolutions and consents are in full force and effect and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(d) a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company, certifying that the Company is not, and has not been at any time during the five (5) years preceding the date of such statement (or, if shorter, the period of the Company’s existence as a corporation, taking into account any predecessor status), a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, such statement in form and substance reasonably satisfactory to Parent and conforming to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), together with a notice of such statement to be delivered by Parent to the IRS on behalf of the Company in accordance with Treasury Regulations Section 1.897-2(h)(2), and (ii) an IRS Form W-9 from each Company Stockholder;

(e) the Employment Agreements, duly executed by each of Paul Singarella and John Dewey;

(f) the Investor Rights Agreement, duly executed by each Company Stockholder;

(g) a Letter of Transmittal, duly executed by each Company Stockholder;

(h) a certificate executed and delivered by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied;

(i) the First Certificate of Merger, duly executed by the Company (to the extent execution is required by the DGCL);

(j) written evidence, in form and substance reasonably acceptable to Parent, of the consent to, or the waiver or approval of, the transactions contemplated by this Agreement by all Persons (including governmental, quasi-governmental and private third parties) where the absence of any such consent, waiver or approval would result in a violation of Law or a breach or default under any Material Contract, in each case as set forth on Schedule 3.11(a);

(k) a written resignation and release from each of the officers and directors of the Company (other than any officer whom Parent designates to continue with the Surviving Company pursuant to Section 1.6(b)), effective as of the Effective Time, in a form reasonably acceptable to Parent;

(l) to the extent the Company or any Subsidiary has any indebtedness for borrowed money (including any stockholder or related-party notes), duly executed payoff letters and customary lien-release documentation, in form and substance reasonably satisfactory to Parent, together with UCC-3 termination statements and any other instruments reasonably necessary to evidence the discharge, at or prior to the Closing, of all Liens (other than Permitted Liens) securing such indebtedness;

(m) evidence reasonably satisfactory to Parent of the termination (or, if designated by Parent pursuant to Section 5.16(c), the amendment or ratification) of each Contract set forth on Schedule 5.16(c); and

(n) the updated Allocation Schedule contemplated by Section 2.4(c), certified by an officer of the Company.

Section 1.8. Deliveries by Parent. At or prior to the Closing, Parent shall deliver or cause to be delivered to the Company and/or the Company Stockholders (as applicable):

(a) a certificate of the Secretary of each of Parent, First Merger Sub and Second Merger Sub, dated as of the Closing Date, certifying that attached thereto are correct and complete copies of all resolutions adopted by the Parent Board (including the resolutions of the Parent Audit Committee and the disinterested directors described in the Recitals), the board of directors of First Merger Sub, and the sole member or manager of Second Merger Sub, and the written consents of Parent as sole stockholder of First Merger Sub and sole member of Second Merger Sub, in each case authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including the Mergers, and that all such resolutions and consents are in full force and effect;

(b) a certificate executed and delivered by an executive officer of Parent, dated as of the Closing Date, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied;

(c) the Parent Solvency Certificate, delivered in accordance with Section 6.3(f);

(d) the Second Certificate of Merger, duly executed by Second Merger Sub (to the extent execution is required by the DGCL or the DLLCA);

(e) the Employment Agreements, duly executed by Parent (or the applicable Subsidiary of Parent);

(f) the Investor Rights Agreement, duly executed by Parent; and

(g) a copy of an executed indemnification agreement between Parent and each Covered Executive in substantially the form contemplated by Section 5.17(d), together with the insurance deliverables contemplated by Section 5.17(f).

Section 1.9. Further Action. If, at any time after the Effective Time or the Second Effective Time, the Surviving Corporation or the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation or the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of the Company, First Merger Sub or Second Merger Sub or otherwise to carry out the purposes of this Agreement, the officers of the Surviving Corporation or the Surviving Company, as applicable, shall be authorized to execute and deliver, in the name and on behalf of the Company, First Merger Sub or Second Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, First Merger Sub or Second Merger Sub, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or the Surviving Company, as applicable, or otherwise to carry out the purposes of this Agreement.

ARTICLE II

EFFECT OF THE MERGERS; MERGER CONSIDERATION

Section 2.1. Effect on Capital Stock and Membership Interests.

(a) First Merger. At the Effective Time, by virtue of the First Merger and without any action on the part of Parent, First Merger Sub, Second Merger Sub, the Company or any Company Stockholder:

(i) Cancellation of Treasury Shares. Each Share that is owned by the Company (as treasury stock or otherwise) or by any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(a)(i) and Dissenting Shares) shall be automatically cancelled and retired and shall cease to exist or be outstanding, and shall be automatically converted into the right of the holder thereof to receive, without interest, such holder’s Pro Rata Share of the Aggregate Stock Consideration, issuable and deliverable in accordance with this Article II. From and after the Effective Time, the Company Stockholders shall have only the rights expressly set forth in this Agreement and the Ancillary Agreements (or, in the case of Dissenting Shares, under Section 262 of the DGCL).

(iii) First Merger Sub Stock. Each share of common stock of First Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, Parent shall be the sole stockholder of the Surviving Corporation.

(iv) Company Equity Rights. The Company represents in Section 3.3 that no options, warrants, restricted stock, restricted stock units, convertible or exchangeable securities, promissory notes convertible into equity, profits interests, phantom equity, or other Security Rights with respect to the Company are issued or outstanding, other than as set forth on Schedule 3.3(a). Any Security Right set forth on Schedule 3.3(a) that is not exercised, converted, or settled in full prior to the Effective Time shall, as a condition to Closing, have been terminated at or prior to the Effective Time pursuant to a termination agreement in form and substance reasonably acceptable to Parent, without any consideration payable therefor except as expressly set forth in such termination agreement, and, as of the Effective Time, shall be cancelled and of no further force or effect.

(b) Second Merger. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, First Merger Sub, Second Merger Sub or any other Person, (i) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be automatically cancelled and retired and shall cease to exist or be outstanding, without any conversion thereof or payment therefor; and (ii) the membership interests of Second Merger Sub outstanding immediately prior to the Second Effective Time shall remain outstanding and shall constitute all of the outstanding equity interests of the Surviving Company. From and after the Second Effective Time, Parent shall be the sole member of the Surviving Company. For the avoidance of doubt, the Merger Consideration is payable only in respect of the conversion of Shares in the First Merger pursuant to Section 2.1(a)(ii), and no additional consideration shall be or become payable in respect of the Second Merger.

Section 2.2. Aggregate Stock Consideration.

(a) Subject to the terms and conditions of this Agreement, the aggregate consideration payable to the Company Stockholders in respect of all Shares (the “Merger Consideration”) shall consist solely of the Aggregate Stock Consideration, which shall be issued, delivered and paid in a single tranche at the Closing in accordance with Section 2.4. No cash consideration shall be payable to the Company Stockholders in respect of the Shares, and no Company Stockholder shall be entitled to any earn-out, milestone-contingent issuance, anti-dilution adjustment, retained interest, or other contingent consideration of any kind. The Parties acknowledge that the issuance of the Aggregate Stock Consideration at the Closing requires the prior approval of Parent’s stockholders under Nasdaq Listing Rule 5635, and such approval (the “Parent Stockholder Approval”) shall be obtained prior to the Closing as provided in Section 5.11 and Section 6.1(b).

(b) “Aggregate Stock Consideration” means 4,800,000 shares of Parent Class A Common Stock as adjusted for any stock split, reverse stock split, stock dividend, recapitalization, reclassification, or similar transaction effected after the Effective Date and prior to the Closing, rounded down to the nearest whole share.

(c) For the avoidance of doubt: (i) the Aggregate Stock Consideration is a fixed, hard floor and ceiling, and the Aggregate Stock Consideration shall be issued in a single tranche at the Closing, subject to receipt of the Parent Stockholder Approval prior to the Closing. The Aggregate Stock Consideration is calculated as of and fixed as of the Closing and is not subject to any post-Closing adjustment, anti-dilution true-up, or restorative equity-grant mechanism; the Company Stockholders bear, on a pro rata and pari passu basis with other holders of Parent Class A Common Stock, any dilution from issuances of Parent Common Stock after the Closing.

Section 2.3. [Reserved].

Section 2.4. Payment of Merger Consideration; Allocation Schedule.

(a) At the Closing, Parent shall issue and deliver to each Company Stockholder (subject to such Company Stockholder’s delivery of a duly executed Letter of Transmittal and IRS Form W-9) such Company Stockholder’s Pro Rata Share of the Aggregate Stock Consideration, in book-entry form, free and clear of all Liens other than transfer restrictions arising under applicable securities Laws and the Investor Rights Agreement. No later than three (3) Business Days following the Closing, Parent shall deliver, or cause to be delivered, irrevocable written instructions to its transfer agent directing the issuance of such shares in book-entry form registered in the names of the Company Stockholders.

(b) The shares of Parent Class A Common Stock delivered pursuant to this Article II shall be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, and shall bear customary restrictive legends. Each Company Stockholder’s Letter of Transmittal shall include representations as to such Company Stockholder’s status as an “accredited investor” within the meaning of Regulation D, investment intent, and such other matters as Parent reasonably requires to establish the availability of such exemption. Parent shall timely file a Form D with the U.S. Securities and Exchange Commission (the “SEC”) and any required state blue-sky notices in respect of such issuance.

(c) Not less than three (3) Business Days prior to the Closing, the Company shall deliver to Parent an updated allocation schedule (the “Allocation Schedule”), in the form of Schedule D, setting forth: (i) the name and address of each Company Stockholder; (ii) the type and number of Shares held by such Company Stockholder immediately prior to the Effective Time; (iii) such Company Stockholder’s Pro Rata Share; (iv) the number of shares of Parent Class A Common Stock issuable to such Company Stockholder at the Closing; and (v) delivery instructions for the issuance of book-entry shares to such Company Stockholder. The Allocation Schedule shall be prepared in accordance with the Company’s Organizational Documents and applicable Law and shall be certified as accurate by an officer of the Company. Parent and its Representatives shall be entitled to rely conclusively on the Allocation Schedule, and in no event shall the aggregate number of shares issuable pursuant to the Allocation Schedule exceed the Aggregate Stock Consideration.

Section 2.5. No Holdback; Indemnity Security.

Notwithstanding any other provision of this Agreement, no portion of the Aggregate Stock Consideration shall be withheld, held back, placed in escrow, or made subject to forfeiture at or following the Closing as security for the indemnification obligations of the Company Stockholders. The Aggregate Stock Consideration shall be issued to the Company Stockholders at the Closing. The indemnification obligations of the Company Stockholders under Article VII shall instead be satisfied in the first instance through the means set forth in Section 7.4(b) (including, in the sole discretion of the Company Stockholders, and each of them, by payment of cash, set-off against amounts otherwise owed by a Parent Indemnified Party to a Company Stockholder under this Agreement (other than compensation for services, and other than any salary, bonus, equity or other compensation or benefits payable to a Company Stockholder in his capacity as a director, officer or employee of Parent or any of its Subsidiaries), and the surrender for cancellation of shares of Parent Class A Common Stock issued hereunder and still held by such Company Stockholder), and no shares shall be withheld or reserved for indemnification purposes. For the avoidance of doubt, nothing in this Section 2.5 shall limit any Parent Indemnified Party’s rights and remedies under Article VII, at law, or in equity to enforce the indemnification obligations of the Company Stockholders, including the right to pursue collection of unpaid amounts and to obtain judgment against any Company Stockholder failing to satisfy such obligations.

Section 2.6. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by a Company Stockholder who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who has properly demanded appraisal of such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the consideration described in Section 2.1(a)(ii), and such Company Stockholder shall be entitled only to such rights as are granted by Section 262 of the DGCL, unless and until such Company Stockholder fails to perfect, effectively withdraws, or otherwise loses such holder’s right to appraisal, in which case such Shares shall be deemed to have been converted as of the Effective Time into the right to receive the consideration described in Section 2.1(a)(ii), without interest. The Company shall give Parent prompt notice of any demands for appraisal received by the Company and the opportunity to participate in all negotiations and proceedings with respect thereto, and shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any portion of the Aggregate Stock Consideration allocable to Dissenting Shares shall not be issued, and the Aggregate Stock Consideration shall be reduced accordingly.

Section 2.7. Fractional Shares. No fractional shares of Parent Class A Common Stock shall be issued in connection with the Mergers, and each Company Stockholder waives and relinquishes any right such Company Stockholder otherwise may have to the value of any fractional share, which value is not included in the consideration hereunder. In allocating the Aggregate Stock Consideration among the Company Stockholders in accordance with their respective Pro Rata Shares, each Company Stockholder’s allocation shall be rounded down to the nearest whole share, and any whole share remaining as a result of such rounding shall be allocated to John Dewey.

Section 2.8. Withholding. Each of Parent, the Surviving Corporation, the Surviving Company and any other applicable payor shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any other provision of applicable Tax Law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Parent shall, to the extent practicable, provide the Company with prior notice of any anticipated withholding and shall reasonably cooperate with the Company to mitigate or eliminate such withholding to the extent permitted by applicable Law. As of the Effective Date of this Agreement, Parent is not aware of, and has no present plan to make, any such deduction or withholding from the Aggregate Stock Consideration.

Section 2.9. Transfer of Books; No Further Ownership. At the Effective Time, (a) all Shares outstanding immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate or book-entry position that immediately prior to the Effective Time represented Shares shall cease to have any rights as a stockholder of the Company, except the right to receive, on the terms and subject to the conditions set forth in this Agreement, the consideration payable in respect of such Shares pursuant to this Article II (or, in the case of Dissenting Shares, the rights afforded by Section 262 of the DGCL); and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time, and no further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, any certificate formerly representing Shares is presented to the Surviving Corporation, the Surviving Company or Parent, it shall be cancelled and exchanged as provided in this Article II.

Section 2.10. Nasdaq Compliance. Notwithstanding anything in this Agreement to the contrary, Parent shall not be required or permitted to issue any shares of Parent Class A Common Stock at the Closing unless the Parent Stockholder Approval has been obtained prior to the Closing in accordance with Section 5.11 and Section 6.1(b). In no event shall any shares of Parent Class A Common Stock be issued in circumvention of, or in a manner intended to avoid the application of, Nasdaq Listing Rule 5635.

Section 2.11. Tax and Accounting Treatment.

(a) The Parties intend that the First Merger and the Second Merger, taken together, constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3. The Aggregate Stock Consideration is calculated as of, and fixed as of, the Closing, and consists solely of voting stock of Parent; no portion of the Merger Consideration is contingent upon, or subject to adjustment by reference to, any event occurring after the Closing (any satisfaction of indemnification obligations by surrender or cancellation of shares pursuant to Section 7.4(b), and the Tax treatment thereof, being addressed in Section 7.6, with the Parties cooperating to preserve the qualification of the Mergers as the 368 Transaction to the greatest extent permitted by applicable Law). Each Party shall use commercially reasonable efforts to cause the Mergers, taken together, to so qualify and shall not take any action, or fail to take any action, that would reasonably be expected to prevent or impede such qualification. The Second Merger shall occur on the same day as, and as part of the same integrated plan as, the First Merger, and no Party shall take any action that would cause the two Mergers to fail to be treated as steps in a single integrated transaction. The Parties shall report the Mergers on their respective Tax Returns in a manner consistent with such intended treatment, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. The Parties acknowledge that any equity-based award granted to any Company Stockholder following the Closing under any equity incentive plan of Parent is granted in respect of such Person’s service to Parent or its Subsidiaries and does not constitute additional consideration for the Mergers or any part of the Aggregate Stock Consideration.

(b) The Parties acknowledge that the accounting treatment of the Mergers, including the identification of the accounting acquirer and whether the Mergers are accounted for as a business combination or an asset acquisition under Accounting Standards Codification Topic 805, has not been determined as of the Effective Date and shall be determined by Parent in consultation with its independent registered public accounting firm. Each Party shall reasonably cooperate with the other Parties and with such firm in connection with that determination, including by furnishing such financial information and supporting documentation as may reasonably be requested. No representation, warranty, covenant, or condition set forth in this Agreement shall be construed as a representation, warranty, or agreement by any Party as to the accounting treatment of the Mergers, and no particular accounting treatment shall constitute a condition to the obligations of any Party hereunder.

Section 2.12. Budget.

(a) Budget. Schedule A sets forth the Budget governing the operations of the Surviving Company for the three-month period immediately following the Closing. The Budget reflects, among other things, the Surviving Company’s continuing operating obligations, ordinary-course operating expenses, and compensation of personnel engaged in the continuing development and advancement of the Surviving Company’s project portfolio. Following the Closing, the Budget may be amended, supplemented, or replaced by mutual agreement of the Surviving Company and Parent from time to time as operating circumstances require, without amendment of this Agreement; provided that any compensation or other payment under the Budget or any successor budget to any Company Stockholder or other related party of Parent shall be subject to the compensation-approval and related-party-transaction policies of Parent, including review by the Parent Audit Committee or the compensation committee of the Parent Board, as applicable. The aggregate Closing Capitalization set forth in the Budget is US$280,000, to be applied by the Surviving Company in accordance with the Budget over the three-month period immediately following the Closing (the “Initial Budget Period”). Within ten (10) Business Days after the Closing, Parent shall fund US$180,000 of the Budget to the Surviving Company by wire transfer of immediately available funds in accordance with instructions provided by the Surviving Company, and Parent shall pay the balance of US$100,000 to the Surviving Company within ten (10) weeks after Closing. Notwithstanding the foregoing and as an express limitation thereof, each such payment shall be reduced by, and offset dollar-for-dollar against, any and all salaries and wages paid by Parent to Surviving Company personnel, and any Surviving Company expenses paid directly by Parent at the request of the Surviving Company, so that no such amounts are counted twice.

(b) Nature of the Stock Consideration. Parent agrees and acknowledges that the Aggregate Stock Consideration issued to the Company Stockholders under this Agreement constitutes consideration for the Mergers and the acquisition of the Company, and does not constitute, and shall not be used, treated, or characterized as, consideration payable to any third party in connection with any other acquisition, business combination, or transaction by Parent or any of its Subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Except as set forth on the Disclosure Schedules (subject to Section 10.3), the Company represents and warrants to Parent, First Merger Sub and Second Merger Sub, as of the Effective Date and as of the Closing Date, as follows (it being understood that each Company Stockholder makes the representations and warranties set forth in Section 3.2(b), Section 3.24 and Section 3.25, and such other representations as are set forth in such Company Stockholder’s Letter of Transmittal, severally as to itself):

Section 3.1. Organization and Qualification; Conversion; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, operate, lease and hold its properties and assets and to carry on its business as and where such properties and assets are presently located and such business is presently conducted. The Company is duly qualified, licensed or authorized to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which the properties and assets owned, operated, leased or held by it, or the nature of the business conducted by it, makes such qualification, licensing or authorization necessary, except where the failure to be so qualified, licensed or authorized would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company was, prior to the Effective Date, duly converted from a California limited liability company to a Delaware corporation in accordance with Section 17710.06 of the California Revised Uniform Limited Liability Company Act and Section 265 of the DGCL, effective June 1, 2026; such conversion was duly authorized by all necessary action of the Company’s then managers and members; the Company’s prior status as a limited liability company has been effectively terminated; and the Company has succeeded to all of the assets, rights, liabilities and obligations of the converting entity by operation of law.

(c) Schedule 3.1(c) sets forth a correct and complete list of (i) each Subsidiary of the Company, including its jurisdiction of formation and the Company’s percentage ownership thereof, and (ii) each membership interest, equity interest, or other ownership interest held by the Company in any other Person that is not a Subsidiary. Except as set forth on Schedule 3.1(c), the Company has no Subsidiaries and does not own, directly or indirectly, any Equity Interest in any Person and is not obligated to acquire any such interest. Without limiting the foregoing:

(i) Montezuma Water Systems, LLC (“MWS”) is a California limited liability company and, as of the Effective Date, a wholly owned Subsidiary of the Company. MWS has been duly formed, is validly existing and in good standing under the Laws of its jurisdiction of formation, and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as presently conducted. As of the Effective Date, the Company owns all of the issued and outstanding membership interests of MWS free and clear of all Liens other than Permitted Liens, and at the Closing the Company will own not less than ninety-seven percent (97%) of such membership interests free and clear of all Liens other than Permitted Liens. As disclosed on Schedule 3.1(c), the Company has offered a minority membership interest in MWS of approximately three percent (3%) to a third-party strategic participant in connection with the development of a designated water project; if and when that interest is issued, MWS will cease to be wholly owned by the Company but will remain a Subsidiary. MWS is an asset of the Company and is not disregarded, collapsed, or merged out of existence in connection with the Mergers.

(ii) Montezuma Carbon, LLC is a California limited liability company in which the Company holds a minority, non-controlling membership interest as more particularly described on Schedule 3.1(c). Montezuma Carbon, LLC is not a Subsidiary of the Company, and the Company does not control its management, operations, or business affairs.

(d) The Company has furnished or otherwise made available to Parent correct and complete copies of the Organizational Documents of the Company and each Subsidiary, as amended and/or restated and in effect as of the date hereof, which Organizational Documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of its Organizational Documents.

(e) Except where the context otherwise requires, each representation and warranty set forth in this Article III, and each covenant of the Company set forth in Article V, shall be deemed to be made with respect to the Company and each of its Subsidiaries, taken together.

Section 3.2. Authority, Approval and Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Company is or will be a party, to perform its covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and such Ancillary Agreements, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board and, except for the Company Stockholder Approval and the filing of the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, no other corporate proceedings or actions on the part of the Company are necessary to authorize the same. This Agreement and each Ancillary Agreement to which the Company is or will be a party has been or will be duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors’ rights generally or by general principles of equity.

(b) Each Company Stockholder has all requisite power, authority and legal capacity to execute and deliver this Agreement (to the extent a party thereto), the Letter of Transmittal and the other Ancillary Agreements to which such Company Stockholder is or will be a party, to perform such Company Stockholder’s covenants and obligations thereunder and to consummate the transactions contemplated thereby, and each such instrument, when executed and delivered, will constitute the legal, valid and binding obligation of such Company Stockholder, enforceable in accordance with its terms, subject to the enforceability exceptions described in Section 3.2(a).

(c) The affirmative vote or written consent of holders of Shares representing not less than the percentage of the outstanding Shares required under the Company’s Organizational Documents and the DGCL to adopt this Agreement and approve the transactions contemplated hereby (the “Company Stockholder Approval”) is the only vote or consent of holders of the Company’s capital stock required to adopt this Agreement and approve the Mergers. The Company Stockholder Approval has been obtained and is in full force and effect or, if not obtained as of the Effective Date, will be obtained by written consent in lieu of a meeting within two (2) Business Days following the Effective Date, in each case in accordance with the Company’s Organizational Documents and the DGCL.

Section 3.3. Capitalization.

(a) Schedule 3.3(a) of the Disclosure Schedules sets forth, as of the Effective Date, a correct and complete statement of (i) the authorized capital stock of the Company, (ii) each Company Stockholder and the type and number of Shares held of record and beneficially by such Company Stockholder, and (iii) each option, warrant, restricted stock unit, profits interest, convertible or exchangeable security, promissory note convertible into equity, or other Security Right of any Person to acquire any Share or other Equity Interest of the Company. All outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the Organizational Documents of the Company (or its predecessor limited liability company) and applicable securities Laws or pursuant to valid exemptions therefrom.

(b) Except as set forth on Schedule 3.3(a), (i) there are no outstanding Security Rights for the purchase or acquisition from the Company of any Shares or other Equity Interests of the Company; (ii) there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any Shares, to issue or award any Security Right, or to make any material investment in any Person; (iii) there are no outstanding or authorized equity appreciation, phantom stock, profit participation or similar rights with respect to the Company; and (iv) there are no preemptive rights, rights of first refusal or similar rights with respect to the issuance or sale of Shares.

(c) There are no agreements to which the Company or any Company Stockholder is a party relating to the voting of any Shares or the registration, sale, redemption or transfer of any Shares, other than this Agreement and the Ancillary Agreements.

Section 3.4. No Conflicts; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is or will be a party, the compliance by the Company with its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of or conflict with the Organizational Documents of the Company or any Subsidiary; (ii) conflict with, violate or constitute (with or without notice or lapse of time, or both) a violation of, in any material respect, any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound; (iii) result in a breach of any Order to which the Company or any Subsidiary is subject; (iv) require the delivery of any notice or consent under, result in a violation or breach of, conflict with any provision of, or constitute a default or give rise to any right of termination, acceleration or cancellation or loss of benefit under, or accelerate the performance required by, or give rise to any obligation of the Company or any Subsidiary to make any payment under, any Material Contract, except as set forth on Schedule 3.11(a); or (v) result in the creation of any Lien, except for Permitted Liens, on any property or asset of the Company or any Subsidiary.

(b) Except as set forth on Schedule 3.4(b), no consent, approval or authorization of, waiting period expiration or termination, or registration, qualification, declaration or filing with or notification to, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, other than the filing of the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA.

Section 3.5. Financial Statements; Undisclosed Liabilities.

(a) The Company has delivered to Parent (or will deliver prior to the Closing) correct and complete copies of the unaudited Financial Statements of the Company for the two (2) most recently completed fiscal years (including the corresponding periods of its predecessor limited liability company) and any subsequent interim period (collectively, the “Company Financial Statements”), in each case prepared on the basis described in Schedule 3.5(a) of the Disclosure Schedules. The Company Financial Statements present fairly, in all material respects, the financial position and results of operations of the Company as of the dates and for the periods indicated, subject to (i) normal year-end adjustments, (ii) the absence of footnotes that would otherwise be required by GAAP, and (iii) the qualifications described in Schedule 3.5(a), which the Parties acknowledge reflect the Company’s status as a development-stage enterprise. The books and records of the Company have been maintained in all material respects in accordance with applicable legal and accounting requirements, and the Company Financial Statements are consistent with such books and records.

(b) The Company has no material Liabilities, except for Liabilities (i) reflected on the most recent balance sheet included in the Company Financial Statements, (ii) incurred since the date of such balance sheet in the ordinary course of business consistent with past practice (none of which results from, arises out of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) arising under the executory terms of any Contract or Permit binding on the Company (excluding liabilities arising from any breach or default thereunder), (iv) arising in connection with this Agreement and the transactions contemplated hereby, or (v) set forth on Schedule 3.5(b) of the Disclosure Schedules.

Section 3.6. Absence of Certain Changes. Since the date of the most recent balance sheet included in the Company Financial Statements through the date of this Agreement, except for the execution of this Agreement and the discussions, negotiations and transactions related hereto, (a) the Company has conducted its business in all material respects in the ordinary course of business consistent with past practice, and (b) there has not occurred a Material Adverse Effect with respect to the Company.

Section 3.7. Title to Assets. The Company has good, valid and marketable title to, or a valid leasehold interest in or a valid right to use, all of the material properties and assets (tangible and intangible) used in or necessary for the conduct of its business as presently conducted, free and clear of any Liens other than Permitted Liens. No material asset used in the business of the Company is in the possession, custody or control of any Person other than the Company, and no Related Party owns or has any interest in any asset used by the Company in its business, except as set forth on Schedule 3.23.

Section 3.8. Real Property. Schedule 3.8 of the Disclosure Schedules lists each parcel of real property (including any mineral, geothermal or water rights or interests therein) owned, leased, licensed or contracted for by the Company or any Subsidiary, including the Russell Bros. Ranches site at 6998 Kalin Road, Calipatria, California, to the extent the Company holds or has rights to such site. The Company has good and marketable title to, or valid leasehold or contractual interests in, each such parcel or interest, free and clear of all Liens other than Permitted Liens. Neither the Company nor any Subsidiary has received written notice of any violation of any zoning, land-use or similar Law applicable to any such property that remains uncured, or of any pending or threatened condemnation or similar proceeding affecting any such property.

Section 3.9. Compliance with Laws; Permits.

(a) The Company is, and at all times during the three (3)-year period prior to the Effective Date has been (including as to its predecessor limited liability company), in compliance in all material respects with all Laws applicable to it or its business, properties or assets, except as set forth on Schedule 3.9(a). Except as set forth on Schedule 3.9(a), (i) the Company has not received any written notice of any violation or deficiency with respect to any applicable Law; (ii) to the Knowledge of the Company, no investigation or review by any Governmental Authority relating to the Company is pending or threatened; and (iii) the Company has not made any voluntary disclosure to any Governmental Authority with respect to any actual or potential material non-compliance with applicable Law.

(b) The Company holds all Permits that are necessary for the Company to own, operate or lease its properties and assets and to carry on its business as currently conducted, a correct and complete list of which is set forth on Schedule 3.9(b). The Company is and has been in compliance in all material respects with such Permits, and no Action is pending or, to the Knowledge of the Company, threatened to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit. No such Permit will be subject to termination or impairment, or will become subject to any consent, approval, notice or reissuance requirement, as a result of the consummation of the transactions contemplated hereby, including the Mergers (it being acknowledged that the operator-of-record and bonding matters described on Schedule 3.9(b) are governed by the arrangements identified therein).

Section 3.10. Litigation. Except as set forth on Schedule 3.10, (a) there is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary or their respective businesses, properties or assets, and (b) neither the Company nor any Subsidiary has received or entered into, or is subject to, any outstanding Order. There is no unsatisfied judgment or open injunction binding upon the Company. There is no Action by the Company pending or, to the Knowledge of the Company, threatened or contemplated against any other Person.

Section 3.11. Material Contracts.

(a) Schedule 3.11(a) of the Disclosure Schedules sets forth a correct and complete list of each of the following Contracts to which the Company or any Subsidiary is a party or is otherwise bound (the “Material Contracts”): (i) any Contract (or group of related Contracts) that involved expenditures or receipts of more than $100,000 in the last fiscal year or that is expected to involve expenditures or receipts of more than $100,000 in the current fiscal year; (ii) any Contract relating to indebtedness, any Lien on any property or asset, or any loan or advance to, or investment in, any Person; (iii) any Contract relating to any joint venture, partnership, joint development, teaming, sponsorship, or similar arrangement, including any Contract relating to any Designated Project or any project-level special purpose vehicle; (iv) any Contract with any Governmental Authority or any prime contractor or higher-tier subcontractor to a Governmental Authority; (v) any Contract containing covenants restricting competition, granting exclusivity, containing most-favored-nation pricing, minimum purchase requirements, or “non-solicitation” or “no-hire” provisions running in favor of another Person; (vi) any Contract involving the settlement of any Action; (vii) any Contract under which the Company is a lessee of, or holds or operates, real or material personal property owned by a third party; (viii) any Contract with respect to Intellectual Property to which the Company is a licensee or licensor (other than unmodified, commercially available off-the-shelf software); (ix) any Contract with any Related Party or any Parent Related Party; (x) any Contract relating to the acquisition or disposition of any business, project, mineral or water right, or material asset (whether by merger, sale of stock, sale of assets, assignment or otherwise), including the Catellus PSA and the related assignment and management arrangements described in Section 3.23; and (xi) any other Contract not listed in clauses (i) through (x) that is otherwise material to the business of the Company.

(b) The Company has furnished or otherwise made available to Parent complete and correct copies of each Material Contract, in each case as amended and in effect on the date of this Agreement. Each Material Contract is valid, binding and enforceable as to the Company or its applicable Subsidiary and is in full force and effect (other than due to ordinary expiration of its term) and, to the Knowledge of the Company, is valid, binding and enforceable as to the other party or parties thereto, subject to the enforceability exceptions described in Section 3.2(a). Neither the Company nor any Subsidiary is in material breach or default under any Material Contract, and, to the Knowledge of the Company, no other party to any Material Contract is in material breach or default thereunder, and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute such a material breach or default. The Company has not received written or, to the Knowledge of the Company, oral notice of the intention of any party to terminate, cancel, not renew or materially modify any Material Contract.

Section 3.12. Intellectual Property.

(a) The Company owns, or has valid and enforceable rights to use, all material Intellectual Property used in or necessary for the conduct of its business as presently conducted, free and clear of all Liens other than Permitted Liens (the “Company Intellectual Property”), including the Company’s proprietary deal-sourcing methodologies, project-development frameworks (including the “Mesa-template” architecture), pro forma model libraries, and water-purchase-agreement bankable form templates. Schedule 3.12 of the Disclosure Schedules lists all issued patents, registered trademarks, registered copyrights, registered domain names and pending applications for any of the foregoing owned or exclusively licensed by the Company, if any.

(b) To the Knowledge of the Company, the Company is not infringing, misappropriating or violating any Intellectual Property of any third party, and no third party is infringing, misappropriating or violating any Company Intellectual Property. The Company is not a party to or the subject of any pending or, to the Knowledge of the Company, threatened Action involving any claim of infringement, misappropriation or violation of Intellectual Property, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property.

(c) The Company has taken commercially reasonable measures to protect the confidentiality of its material Proprietary Information. Each current and former employee, consultant, special advisor and contractor of the Company who has been involved in the authorship, invention, creation, conception or other development of any material Company Intellectual Property has executed and delivered to the Company a customary intellectual property assignment and confidentiality agreement, and copies of all such agreements have been provided to Parent. No such Person has excluded from assignment, or asserted any ownership or exclusive right in, any such Intellectual Property, and no remuneration is due to any such Person in respect of any assignment or exploitation thereof other than as expressly provided in such agreements.

(d) No government funding, or facilities or resources of any government, international organization, university, college, other educational institution or research center, was used in the development of any material Company Intellectual Property in a manner that would grant any such Person any right, title or interest therein.

Section 3.13. Privacy; Data Security; IT Systems. The Company is and has been in compliance in all material respects with all applicable Data Security Requirements. To the Knowledge of the Company, in the last five (5) years there has been no security breach or intrusion into, or unauthorized access to or use of, the Company’s information-technology systems or any Personal Information or business data handled by or on behalf of the Company, and no circumstance has required the Company to notify any Person or Governmental Authority of any data-security breach. The Company’s information-technology systems are adequate in all material respects for the operation of the business of the Company as currently conducted.

Section 3.14. Environmental Matters. Except as set forth on Schedule 3.14: (a) the operations of the Company and its Subsidiaries have been conducted in compliance in all material respects with all applicable Environmental Laws; (b) neither the Company nor any Subsidiary has received written notice claiming or alleging any material non-compliance with, or material liability under, any Environmental Law; (c) the Company and its Subsidiaries hold, and are in compliance in all material respects with, all material Permits required under applicable Environmental Laws for the operation of the business as currently conducted; (d) neither the Company nor any Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, exposed any Person to, or released any Hazardous Substance, or owned, operated or held any interest in any real property or facility (including any well, mineral right or geothermal interest) contaminated by any Hazardous Substance, in each case so as to give rise to any material liability (contingent or otherwise) under Environmental Laws; (e) neither the Company nor any Subsidiary has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to any material liability of any other Person relating to Environmental Laws (except as expressly set forth in a Material Contract listed on Schedule 3.11(a)); and (f) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary alleging a material violation of, or seeking to impose material liability under, any Environmental Law. The Company has furnished or otherwise made available to Parent copies of all environmental site assessments, investigations, studies, audits, well records, plugging and abandonment estimates, and similar reports in its possession or reasonable control relating to the current or former businesses, properties, projects or interests of the Company or any Subsidiary.

Section 3.15. Tax Matters. Except as set forth on Schedule 3.15:

(a) The Company has duly and timely filed all income and other material Tax Returns required to be filed by or with respect to it (including, for all relevant periods, its predecessor limited liability company), and all such Tax Returns are true, complete and accurate in all material respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. The unpaid Taxes of the Company did not, as of the date of the most recent balance sheet included in the Company Financial Statements, exceed the reserve for Tax liability set forth thereon, and the Company has not incurred any liability for Taxes outside the ordinary course of business since such date.

(b) There are no Liens for Taxes (other than statutory liens for current Taxes not yet due and payable) upon any of the assets of the Company. No deficiencies for Taxes have been claimed, proposed or assessed in writing against the Company by any Governmental Authority that have not been paid or otherwise resolved in full, and no audit, examination or other Action with respect to Taxes of the Company is pending or, to the Knowledge of the Company, threatened. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that remains in effect.

(c) The Company has properly and timely withheld, collected and remitted all Taxes required to be withheld, collected and remitted under applicable Law, including in respect of amounts paid to any consultant, special advisor, independent contractor or other service provider, and all Persons who have provided services to the Company and have been classified as independent contractors were properly so classified for Tax purposes.

(d) Schedule 3.15(d) sets forth a description of the Company’s U.S. federal income tax classification for all periods since formation, including the effects of the Company’s conversion from a California limited liability company to a Delaware corporation effective June 1, 2026 (including whether such conversion was treated as a contribution described in Section 351 of the Code or otherwise, the Tax classification of the predecessor limited liability company for each period, and any elections filed under Treasury Regulations Section 301.7701-3). The Company is, and at all times since June 1, 2026 has been, classified as a corporation for U.S. federal income Tax purposes, and has taken no position on any Tax Return inconsistent with such classification.

(e) The Company is not a party to any Tax allocation, sharing or indemnification agreement (other than customary commercial Contracts entered into in the ordinary course of business the primary purpose of which is not Taxes); has not been a member of any affiliated, consolidated, combined or unitary group filing Tax Returns (other than a group of which the Company is the common parent); has no liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or by operation of Law; has not participated in any “reportable transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011-4(b); and has not constituted a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355 of the Code in the past three (3) years.

(f) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) The Company has not taken any action, nor to the Knowledge of the Company is there any fact or circumstance, that would reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.16. Employees; Consultants; Benefit Plans.

(a) The Company has no employees and has never had any employee, whether classified as a W-2 employee or otherwise. The Company is, and since its formation has been, operated directly by its two founding stockholders, Paul Singarella and John Dewey, each of whom provides services to the Company in his capacity as an owner and manager of the Company and not as an employee; the Company was member-managed during the period in which it existed as a California limited liability company.

(b) The Company maintains a roster of special advisors and consultants with whom it consults on a routine basis, the substantial majority of whom provide services on a sweat-equity basis and certain of whom provide services on a fee basis. Schedule 3.16(b) of the Disclosure Schedules sets forth a correct and complete list, as of the Effective Date, of each special advisor and consultant engaged by the Company, the basis on which each is engaged, and all compensation (cash, equity, contingent or otherwise) payable to each. The Company has properly classified all such Persons under applicable Law, and there is no Action pending or, to the Knowledge of the Company, threatened challenging any such classification. No such Person is entitled to any severance, change-in-control, transaction, retention or similar payment as a result of the transactions contemplated hereby.

(c) The Company sponsors, maintains, and contributes to no Employee Benefit Plan, no equity incentive plan, and no deferred compensation arrangement, has no liability (contingent or otherwise) with respect to any of the foregoing, and has no obligation to establish any of the foregoing. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will, alone or in combination with any other event, result in any payment or benefit that would constitute an “excess parachute payment” within the meaning of Section 280G(b) of the Code or require any “gross-up” payment to any Person.

Section 3.17. Insurance. Schedule 3.17 of the Disclosure Schedules lists all policies of insurance owned or held by the Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due thereon have been paid, and no notice of cancellation, termination, non-renewal or denial of coverage has been received by the Company with respect thereto. The Company is not in default under any such policy, and there is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed.

Section 3.18. Project Portfolio; Status of Development. Schedule 3.18 of the Disclosure Schedules sets forth a true, complete, and correct status report on each of the Company’s development projects, in each case as of the Effective Date, including: (a) the current project plan, schedule, and budget; (b) the identity of all counterparties, including offtakers, sponsoring agencies, joint venture partners, and engineering, procurement, and construction contractors; (c) the status of each material permit, consent, and Governmental Authority approval; and (d) any material risks or uncertainties identified by the Company. The factual information set forth in such status report (as distinct from any view, estimate or projection, which is addressed exclusively by Section 3.19) is true, complete and correct in all material respects. The status report may also set forth the Company’s then-current views as to the probability of achieving financial close; the Company makes no representation or warranty as to any such view, estimate, or projection, which is addressed exclusively by Section 3.19. The Company makes no representation or warranty as to the actual outcome of any such development project, and Parent acknowledges that all such development projects are in pre-construction and/or pre-financial-close stages and are subject to the development risks customary for projects of their type.

Section 3.19. Designated Projects; Development Pipeline. Schedule 3.19 sets forth, as of the Effective Date, a list of the project origination and development opportunities and federal program pursuits currently under evaluation, negotiation, or active pursuit by the Company (the “SPD Pipeline”; the projects, assets and businesses so listed, the “Designated Projects”). The information set forth on Schedule 3.19 was prepared in good faith based on the Company’s internal project-based assessments and the counterparty, agency, and engineering relationships of its principals and technical team. Notwithstanding the foregoing, the Company makes no representation or warranty as to the projected commencement year, probability of execution, probability of achieving financial close, revenue, contract value, award amount, or any other estimate set forth on or furnished in respect of Schedule 3.19, each of which is uncertain and subject to material revision. The inclusion of any item on Schedule 3.19 shall not constitute a representation or warranty that the Company holds any contractual right, option, license, award, or other binding interest in respect of such item, that the Company has consummated or will consummate any sale, lease, license, joint venture, project award, or other transaction in respect thereof, or that any such item is or will become a binding commitment of the Company or of any other Person. The Company’s interest in each item listed on Schedule 3.19 is, as of the Effective Date, of a relationship-, design-, pilot-, application-, or proposal-stage nature, except to the extent expressly stated otherwise on Schedule 3.19, and the stage of advancement, capital intensity, and likelihood of consummation varies materially across the items listed. This Section 3.19 is the sole and exclusive representation and warranty of the Company with respect to Schedule 3.19, the Designated Projects, and the SPD Pipeline, and no other representation or warranty in this Agreement, including Section 3.18, shall be construed to apply to any of the foregoing; provided, that (i) this Section 3.19 does not apply to, and does not qualify or disclaim, the Company’s membership interest in Montezuma Carbon, LLC, which is represented in Section 3.1(c) and described on Schedule 3.1(c) (the inclusion of Montezuma Carbon, LLC on Schedule 3.19 reflecting the project opportunity associated with that entity and not the ownership interest itself), and (ii) nothing in this Section 3.19 qualifies or disclaims the representations in Section 3.26 (Other Information) as they apply to factual (as distinct from predictive) information furnished to Parent.

Section 3.20. Government Programs; Anti-Corruption; Trade Controls.

(a) Schedule 3.20 lists each Contract, grant, cooperative agreement, or program participation of the Company with or under any Governmental Authority (including any U.S. Department of Energy or U.S. Department of Defense program), and each pending application or proposal therefor. The Company is, and has been, in compliance in all material respects with the terms of each of the foregoing and all applicable Laws relating thereto; the Company has not been debarred, suspended or proposed for debarment or suspension or otherwise excluded from participation in any government program; and the Company has not received any cure notice, show-cause notice, notice of termination for default, or written allegation of any violation of the False Claims Act.

(b) The Company and, to the Knowledge of the Company, each of its directors, officers, consultants and agents acting on its behalf is, and has been, in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery and anti-corruption Laws. Neither the Company nor any such Person has, directly or indirectly, offered, promised, paid, authorized or given any money or anything of value to any Person, including any government official, for the purpose of improperly obtaining or retaining business or securing any improper advantage.

(c) The Company is, and has been, in compliance in all material respects with all applicable export, import, trade-control and economic sanctions Laws, and has not engaged in any transaction or dealing, directly or indirectly, with any Person that is the target of U.S. economic sanctions or that appears on any restricted-party list.

Section 3.21. Brokers and Finders. Except as set forth on Schedule 3.21 of the Disclosure Schedules, no broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Stockholder. Schedule 3.21 identifies each broker, finder or intermediary who has acted for or been engaged by the Company or any Company Stockholder in connection with the transactions contemplated hereby or any related transaction, and discloses whether any such Person has also acted for or been engaged by Parent or any of its Affiliates.

Section 3.22. [Reserved].

Section 3.23. Affiliate and Parent Related-Party Transactions.

(a) Schedule 3.23 of the Disclosure Schedules sets forth a true, complete, and correct list of each Contract, arrangement, account, indebtedness or other obligation between the Company or any Subsidiary, on the one hand, and any Company Stockholder, any director, officer or manager of the Company, or any Affiliate or immediate family member of any of the foregoing (each, a “Related Party”), on the other hand. Except as set forth on Schedule 3.23, no Related Party (i) owns or has any interest in any asset used by the Company, (ii) is indebted to, or has any amount owing to it from, the Company, or (iii) is a party to any Contract with the Company, in each case other than ordinary-course arrangements disclosed pursuant to Section 3.16.

(b) Schedule 3.23 further sets forth a true, complete, and correct list and description of every transaction, Contract, arrangement, payment, loan, compensation arrangement, ownership interest or other relationship, whether or not in writing, between the Company, any Subsidiary or any Company Stockholder (or any Affiliate or immediate family member of any of them), on the one hand, and Parent, any Subsidiary of Parent, or any director, officer, five percent (5%) or greater stockholder, employee or Affiliate of Parent, on the other hand (each such counterparty, a “Parent Related Party”), including (i) the Catellus mineral-rights purchase and sale arrangements and the assignment thereof to Parent or its designee, (ii) the Management and Operating Services Agreement between the Company and Parent (or its designated subsidiary), (iii) any other project origination, assignment, fee, reimbursement or services arrangement between the Company or its Affiliates and Parent or its Affiliates (including any arrangement relating to the transactions referred to by the Parties as the “Trevi” and “Winner” opportunities), and (iv) any engagement of any broker, advisor or intermediary who has acted for both the Company (or any Company Stockholder) and Parent (or any of its Affiliates). The Company has furnished to Parent correct and complete copies (or, if oral, accurate written summaries) of each of the foregoing.

(c) The Company and the Company Stockholders have furnished to Parent all information in their possession or control reasonably necessary for Parent to comply with its disclosure obligations under Item 404 of Regulation S-K and the rules of The Nasdaq Stock Market LLC in respect of the relationships and arrangements described in this Section 3.23, and such information is true, complete and correct in all material respects.

Section 3.24. Title to Shares. Each Company Stockholder owns, beneficially and of record, the Shares set forth opposite such Company Stockholder’s name on Schedule 3.3(a), free and clear of any and all Liens (other than transfer restrictions of general applicability under applicable securities Laws), and has full power and authority to transfer such Shares pursuant to the First Merger. No Company Stockholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any Shares, other than this Agreement and the Ancillary Agreements.

Section 3.25. Investment Representations. Each Company Stockholder has made, or prior to the Closing will make, in such Company Stockholder’s Letter of Transmittal, representations and warranties to Parent as to such Company Stockholder’s status as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, investment intent, access to information concerning Parent, understanding of the restricted nature of the shares of Parent Class A Common Stock issuable hereunder, and related matters, and each such representation and warranty will be true and correct as of the Closing.

Section 3.26. Other Information. The information furnished by the Company or the Company Stockholders to Parent, First Merger Sub and/or Second Merger Sub pursuant to this Agreement (including information contained in the exhibits hereto, the Disclosure Schedules, the instruments referred to in the Disclosure Schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Company at or prior to the Closing) is not, and at the Closing will not be, false or misleading in any material respect, and does not contain any misstatement of material fact or omit to state any material fact required to be stated to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made under this Section 3.26 as to any view, estimate or projection of the kind addressed exclusively by Section 3.18 and Section 3.19.

Section 3.27. Disclaimer. Except for the representations and warranties expressly set forth in this Article III (as qualified by the Disclosure Schedules) and in the Ancillary Agreements, neither the Company nor any of its Representatives has made or makes any other representation or warranty, express or implied, and the Company hereby disclaims any such other representation or warranty, including with respect to the future probability of success of any development project or the future amount of any fee payable in respect thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB

Except as set forth in the Parent Disclosure Schedule (the principal portions of which are set forth as Schedule B) or in Parent’s SEC Reports filed with the SEC on or after January 1, 2025 and prior to the Effective Date (other than any disclosure included in any “risk factors” or “forward-looking statements” section of such SEC Reports or any other disclosure to the extent it is predictive, cautionary, or forward-looking in nature), Parent, First Merger Sub and Second Merger Sub jointly and severally represent and warrant to the Company, as of the Effective Date and as of the Closing Date, as follows:

Section 4.1. Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. First Merger Sub is (or upon formation will be) a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Second Merger Sub is (or upon formation will be) a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, First Merger Sub and Second Merger Sub has the requisite corporate or limited liability company power and authority to own, operate, lease and hold its properties and assets and to carry on its business as presently conducted.

Section 4.2. Authority, Approval and Enforceability. Each of Parent, First Merger Sub and Second Merger Sub has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party, to perform its respective covenants and obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent, First Merger Sub and Second Merger Sub of this Agreement and such Ancillary Agreements, the performance by it of its respective covenants and obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or limited liability company action, including (a) the approval of this Agreement by the Parent Board (acting on the recommendation of the Parent Audit Committee and by the affirmative vote of the disinterested directors, as described in the Recitals), (b) the approval of this Agreement by the board of directors of First Merger Sub and by Parent as the sole stockholder of First Merger Sub, and (c) the approval of this Agreement by the manager or managing member of Second Merger Sub and by Parent as the sole member of Second Merger Sub, and, except if required by applicable Law or the rules of The Nasdaq Stock Market LLC as contemplated by Section 2.10 and the filing of the First Certificate of Merger and the Second Certificate of Merger, no other corporate or limited liability company action on the part of Parent, First Merger Sub or Second Merger Sub is necessary to authorize the same. This Agreement and each Ancillary Agreement to which Parent, First Merger Sub or Second Merger Sub is or will be a party has been or will be duly executed and delivered by it and, assuming the due authorization, execution and delivery by each of the other parties hereto or thereto, constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar Laws of general applicability relating to or affecting creditors’ rights generally or by general principles of equity.

Section 4.3. No Conflict; Required Filings and Consents.

(a) The execution and delivery by each of Parent, First Merger Sub and Second Merger Sub of this Agreement and the Ancillary Agreements to which it is or will be a party, the compliance by it with its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of or conflict with its Organizational Documents; (ii) conflict with, violate or constitute (with or without notice or lapse of time, or both) a violation of, in any material respect, any material Law applicable to it or by which any of its properties or assets is bound; or (iii) require the delivery of any notice or consent under, result in a violation or breach of, conflict with any provision of, or constitute a default or give rise to any right of termination, acceleration or cancellation or loss of material benefit under, any material Contract to which it is a party, except as set forth on Schedule B.

(b) No consent, approval or authorization of, or registration, qualification, declaration or filing with or notification to, any Governmental Authority is required in connection with the execution, delivery and performance by Parent, First Merger Sub or Second Merger Sub of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing of the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a Form D and any state blue-sky notices, (iii) the filings and notices required under the Exchange Act and the rules of The Nasdaq Stock Market LLC (including a Current Report on Form 8-K and a listing-of-additional-shares notification), and (iv) any other consents, approvals, authorizations, registrations, qualifications, declarations, filings, or notifications that, if not obtained, made, or given, would not have a material adverse impact on the ability of Parent, First Merger Sub or Second Merger Sub to consummate the transactions contemplated hereby.

Section 4.4. Ownership and Operations of the Merger Subs. First Merger Sub and Second Merger Sub were (or will be) formed solely for the purpose of engaging in the transactions contemplated hereby, have not engaged (and prior to the Effective Time will not engage) in any business activities or conducted any operations other than in connection with the transactions contemplated hereby, and have (and at the Effective Time will have) no assets, liabilities or obligations other than those incident to their organization and the execution of this Agreement and the consummation of the transactions contemplated hereby. All of the issued and outstanding shares of capital stock of First Merger Sub are (and as of the Effective Time will be) duly authorized, validly issued, fully paid and nonassessable and owned of record and beneficially by Parent, free and clear of all Liens. All of the outstanding membership interests of Second Merger Sub are (and as of the Second Effective Time will be) duly authorized and validly issued and owned of record and beneficially by Parent, free and clear of all Liens. Second Merger Sub is, and at all times through the Second Effective Time will be, an entity disregarded as separate from Parent for U.S. federal income Tax purposes.

Section 4.5. Capitalization. Schedule B sets forth, as of the Effective Date, a true, complete, and correct statement of Parent’s capital structure on a fully-diluted basis, including (a) the number of authorized, issued, and outstanding shares of each class of Parent Common Stock and Parent preferred stock; (b) the number of shares of Parent Common Stock issuable upon the exercise, conversion, vesting, or settlement of all options, warrants, restricted stock units, convertible securities, and other rights to acquire Parent Common Stock then outstanding; and (c) Parent’s good-faith projection of the Pre-Closing Dilution Stack as of the anticipated Closing Date.

Section 4.6. Valid Issuance. The shares of Parent Class A Common Stock to be issued as Aggregate Stock Consideration hereunder, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will be issued free and clear of all Liens other than transfer restrictions arising under applicable securities Laws and the Investor Rights Agreement, and will not be issued in violation of any preemptive or similar right of any Person. The issuance of such shares will be in compliance with all applicable securities Laws, assuming the accuracy of the representations of the Company Stockholders referred to in Section 3.25.

Section 4.7. SEC Reports. Except as set forth in Schedule B, Parent has timely filed or furnished, as applicable, all reports, schedules, forms, statements, and other documents required to be filed or furnished by it with or to the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2025 (collectively, the “SEC Reports”). As of their respective filing dates (or, if amended or superseded by a filing prior to the Effective Date, on the date of such amendment or superseding filing), the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 4.8. Listing. The Parent Class A Common Stock is listed on The Nasdaq Stock Market. Except as disclosed in the SEC Reports, Parent has not received any notice from Nasdaq or any other Governmental Authority of any delisting or threatened delisting of the Parent Class A Common Stock.

Section 4.9. [Reserved].

Section 4.10. Sufficient Authorized Shares. Parent has, as of the Effective Date, and will have as of the Closing, a sufficient number of authorized but unissued shares of Parent Class A Common Stock to permit the issuance of the Aggregate Stock Consideration contemplated by this Agreement, after taking into account all other shares of Parent Common Stock reserved for issuance under Parent’s equity incentive plans and pursuant to outstanding options, warrants, and convertible securities.

Section 4.11. Brokers and Finders. Except as set forth on Schedule B, no broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, First Merger Sub or Second Merger Sub. Schedule B identifies each broker, finder or intermediary who has acted for or been engaged by Parent or any of its Affiliates in connection with the transactions contemplated hereby or any related transaction, and discloses whether any such Person has also acted for or been engaged by the Company or any Company Stockholder.

Section 4.12. Independent Investigation. Parent, First Merger Sub and Second Merger Sub each acknowledge that they have conducted, to their satisfaction (subject to Section 6.2(g)), an independent investigation of the financial condition, results of operations, assets, liabilities, obligations, tangible and intangible properties and interests, and projected operations of the Company and the Company’s development projects and prospects, and, in making the determination to proceed with the transactions contemplated by this Agreement, Parent, First Merger Sub and Second Merger Sub have relied on the results of their own independent investigation and on the representations and warranties of the Company and the Company Stockholders expressly set forth in Article III, the Letters of Transmittal and the Ancillary Agreements. Nothing in this Section 4.12 shall limit or affect any claim in respect of any such representation or warranty, any claim under Article VII, or any claim based on fraud, willful misconduct or intentional misrepresentation.

Section 4.13. Tax Matters.

(a) Parent and its Subsidiaries have duly and timely filed all income and other material Tax Returns required to be filed by or with respect to it, and all such Tax Returns are true, complete and accurate in all material respects. All Taxes due and owing by Parent and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. The unpaid Taxes of the Parent and its Subsidiaries did not, as of the date of the most recent balance sheet for Parent and its Subsidiaries, exceed the reserve for Tax liability set forth thereon, and the Parent and its Subsidiaries have not incurred any liability for Taxes outside the ordinary course of business since such date.

(b) There are no Liens for Taxes (other than statutory liens for current Taxes not yet due and payable) upon any of Parent’s assets or its Subsidiaries’ assets. No deficiencies for Taxes have been claimed, proposed or assessed in writing against Parent and its Subsidiaries by any Governmental Authority that have not been paid or otherwise resolved in full, and no audit, examination or other Action with respect to Taxes of Parent and/or its Subsidiaries is pending or, to the Knowledge of Parent and/or its Subsidiaries, threatened. Parent and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that remains in effect.

(c) Parent and its Subsidiaries have properly and timely withheld, collected and remitted all Taxes required to be withheld, collected and remitted under applicable Law, including in respect of amounts paid to any consultant, special advisor, independent contractor or other service provider, and all Persons who have provided services to Parent and its Subsidiaries and have been classified as independent contractors were properly so classified for Tax purposes.

(d) Parent and its Subsidiaries are not a party to any Tax allocation, sharing or indemnification agreement (other than customary commercial Contracts entered into in the ordinary course of business the primary purpose of which is not Taxes); has not been a member of any affiliated, consolidated, combined or unitary group filing Tax Returns (other than a group of which Parent is the common parent); has no liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or by operation of Law; has not participated in any “reportable transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011-4(b); and has not constituted a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355 of the Code in the past three (3) years.

(e) Parent and its Subsidiaries have not taken any action, nor to the Knowledge of Parent and its Subsidiaries, is there any fact or circumstance, that would reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1. Conduct of Business by the Company.

(a) From the Effective Date until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms (the “Interim Period”), except (x) as required by applicable Law, (y) as required or otherwise expressly permitted or contemplated by this Agreement (including in connection with any Excluded Activities) or as set forth on Schedule 5.1, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice, and (ii) use commercially reasonable efforts to (A) preserve substantially intact its business organization, (B) preserve its current relationships with material counterparties, including project counterparties, sponsoring agencies, and advisors, and (C) maintain in effect its Permits and insurance.

(b) Without limiting Section 5.1(a), during the Interim Period, except (x) as required by applicable Law, (y) as required or otherwise expressly permitted or contemplated by this Agreement or as set forth on Schedule 5.1, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each Subsidiary not to:

(i) amend its Organizational Documents (other than any amendment or amendment and restatement of the limited liability company agreement of MWS effected solely to admit the third-party strategic participant, and to issue the minority membership interest, described on Schedule 3.1(c));

(ii) (A) declare, set aside or pay any dividend or make any distribution or other payment in respect of its Equity Interests, (B) split, combine, recapitalize or reclassify any of its Equity Interests, or (C) purchase, redeem or otherwise acquire any of its Equity Interests or any Security Right;

(iii) authorize for issuance, issue, grant, sell, deliver or agree or commit to issue, grant, sell or deliver any of its Equity Interests or any Security Rights (other than the MWS minority interest described in clause (i));

(iv) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, or make any loan or advance to any Person;

(v) make or commit to make any capital expenditure, capital addition or capital improvement in excess of $50,000 individually or $150,000 in the aggregate;

(vi) sell, transfer, lease, license, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, license, mortgage, encumber or otherwise dispose of, any material properties or assets (including any interest in any Designated Project, mineral or water right, or project-level special purpose vehicle), except in the ordinary course of business consistent with past practice;

(vii) enter into, amend, modify, terminate, novate or assign any Material Contract, or enter into any Contract that would be a Material Contract had it been entered into prior to the date hereof, in each case in a manner that would reasonably be expected to be material and adverse to the combined business;

(viii) increase the compensation of, or pay any bonus, retention, transaction or similar payment to, any officer, special advisor, consultant or other service provider, or adopt or enter into any Employee Benefit Plan, equity incentive plan or deferred compensation arrangement, or hire any employee;

(ix) make any payment, distribution or loan to, forgive any obligation of, or enter into, amend or modify any Contract or arrangement with, any Related Party or any Parent Related Party, other than (A) reimbursement of ordinary-course, documented out-of-pocket expenses consistent with past practice and (B) performance in the ordinary course of the existing Contracts disclosed on Schedule 3.23 in accordance with their terms as in effect on the Effective Date;

(x) settle any Action, or waive, release or assign any material right or claim;

(xi) (A) make, change or revoke any Tax election, (B) change any annual Tax accounting period or method of Tax accounting, (C) file any amended Tax Return, (D) enter into any closing agreement, (E) settle any Tax claim or assessment, (F) surrender any right to claim a Tax refund, or (G) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

(xii) sell, license, transfer, encumber, abandon or permit to lapse or expire any material Company Intellectual Property;

(xiii) fail to maintain its books and records in the usual, regular and ordinary manner on a basis consistent with prior periods, or change any method of accounting;

(xiv) merge into or with or consolidate with, or acquire the business, securities or material assets of, any Person, or propose or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or

(xv) agree or commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall (i) give Parent, First Merger Sub or Second Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time, or (ii) require any Party to take or refrain from taking any action that would result in a violation of applicable Law.

Section 5.2. Access to Information. During the Interim Period, the Company shall, and shall cause its officers, advisors and other Representatives to, afford Parent and its Representatives reasonable access, during normal business hours and upon reasonable advance notice, to the facilities, properties, personnel, advisors, books, records, contracts and other documents and information of or relating to the Company, its Subsidiaries and the Company’s development projects, as may from time to time be reasonably requested by Parent, in each case subject to (a) any existing confidentiality or non-disclosure obligations of the Company to third parties, and (b) attorney-client privilege and work-product protections (provided that the Company shall use commercially reasonable efforts to make disclosure in a manner that does not waive such privilege or protection, including through common-interest arrangements).

Section 5.3. Exclusivity.

(a) During the Interim Period, the Company and the Company Stockholders shall not, and shall not permit any of their respective Representatives to, directly or indirectly: (i) solicit, initiate, seek, facilitate (including by means of furnishing or disclosing non-public information), encourage, promote, approve or support any Acquisition Proposal; (ii) furnish any non-public information regarding the Company to any Person in connection with any Acquisition Proposal; (iii) participate in any discussions or negotiations regarding, or enter into any agreement or other instrument (whether or not binding) regarding, any Acquisition Proposal; or (iv) approve, endorse or recommend any Acquisition Proposal. The Company and the Company Stockholders shall immediately cease, and cause their Representatives to cease, all existing discussions or negotiations with any Person conducted heretofore with respect to, or that could lead to, an Acquisition Proposal; provided, however, that this Section 5.3(a) shall not apply to any Acquisition Proposal or other action prohibited or restricted by this Section 5.3(a) that (x) began or occurred prior to the Effective Time or (y) that occurred or occurs prior to or after the Effective Time with the Knowledge of Parent (x and y being collectively referred to as “Excluded Activities”), as set forth in Schedule 5.3.

(b) During the Interim Period, the Company and the Company Stockholders shall, other than with respect to any Excluded Activities, promptly (and in any event within two (2) Business Days) notify Parent if the Company, any Company Stockholder or any of their respective Representatives receives any communication, offer or proposal regarding or relating to a potential Acquisition Proposal, which notice shall include the identity of the Person making such communication, offer or proposal and its specific terms (including a copy of any written materials received).

(c) The Parties agree that the rights and remedies for noncompliance with this Section 5.3 shall include having such provision specifically enforced (in accordance with Section 9.11), it being acknowledged that any breach or threatened breach would cause irreparable injury to Parent and that money damages would not provide an adequate remedy.

Section 5.4. No Solicitation by Parent. During the Interim Period, Parent shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly, solicit, initiate, facilitate, or knowingly encourage any inquiry, proposal, or offer with respect to any acquisition of the Company or any material portion of the Company’s development projects from any Person (other than the Company and its Representatives). This Section 5.4 does not restrict, and shall not be construed to restrict, Parent from pursuing, negotiating or consummating any acquisition, investment, business combination, joint venture, financing or other strategic transaction that does not, directly or indirectly, involve the acquisition of the Company, the Company’s development projects, or any material portion thereof, including any transaction in the REE/CM, energy, data center or water verticals generally.

Section 5.5. Efforts to Consummate; Regulatory Matters. Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under this Agreement and applicable Law to consummate the Mergers and the other transactions contemplated hereby as promptly as practicable, including (a) obtaining all Permits, authorizations, consents and approvals of any Governmental Authority or other Person required in connection therewith, (b) taking all reasonable actions necessary to satisfy the conditions set forth in Article VI, and (c) executing and delivering all agreements and documents required to be delivered at or prior to the Closing. The Parties shall cooperate in good faith to identify, prepare, and file all notices, applications, and other filings required to be made with any Governmental Authority in connection with the Mergers. The Parties acknowledge that, as of the Effective Date, no filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is anticipated to be required in connection with the Mergers; if such a filing is determined to be required, the Parties shall cooperate to make such filing promptly, with the filing fees borne by Parent.

Section 5.6. Notice of Certain Events. During the Interim Period, each Party shall promptly notify the other Parties in writing of (a) any notice or other communication from any Governmental Authority alleging or relating to any actual or potential violation of Law in connection with the transactions contemplated hereby; (b) any Action commenced or, to such Party’s Knowledge, threatened relating to or affecting the transactions contemplated hereby; (c) any fact, event or circumstance that would reasonably be expected to cause any condition set forth in Article VI not to be satisfied; and (d) the occurrence of any event or development that has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company (in the case of notice by the Company) or with respect to Parent (in the case of notice by Parent). No notice under this Section 5.6 shall cure any breach, affect any representation, warranty, covenant or condition, or limit any right or remedy.

Section 5.7. Confidentiality; Public Announcements.

(a) Each Party shall hold all non-public information received from any other Party in connection with this Agreement in strict confidence, subject to customary exceptions for (i) disclosure to Representatives on a need-to-know basis who are bound by confidentiality obligations, (ii) disclosure required by applicable Law or stock exchange rule (after, to the extent legally permissible, reasonable advance notice to the disclosing Party and a reasonable opportunity to seek confidential treatment), and (iii) information that is or becomes publicly available other than through a breach of this Section 5.7.

(b) Neither the Company nor any Company Stockholder nor any of their respective Representatives shall issue any press release or make any public statement or communication regarding the existence or terms of this Agreement or the transactions contemplated hereby without the prior written consent of Parent. Parent shall not issue any press release or make any public announcement regarding the existence or terms of this Agreement without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), except that Parent may, without such consent, make any disclosure that Parent determines, upon advice of counsel, is required by applicable Law or the rules of The Nasdaq Stock Market LLC, including the filing of this Agreement and the disclosure of its material terms on a Current Report on Form 8-K following the Effective Date, any disclosure required in Parent’s periodic reports and proxy statements (including disclosure required by Item 404 of Regulation S-K), and any listing-of-additional-shares or related submission to Nasdaq. After the Effective Time, Parent shall not be restricted from issuing any statement or communication, except that Parent shall use commercially reasonable efforts to consult with the Stockholder Representative in advance regarding the content of any public announcement that specifically names any Company Stockholder (other than as required by applicable Law or stock exchange rule).

Section 5.8. Tax Matters.

(a) Tax Returns. Parent shall prepare and file or cause to be prepared and filed all Tax Returns of the Company and its Subsidiaries that are required to be filed after the Closing Date. Any such Tax Return that relates to a Pre-Closing Tax Period or a Straddle Period and that could give rise to an indemnification obligation of the Company Stockholders pursuant to this Agreement shall be prepared in accordance with the prior positions and practices of the Company, unless otherwise required by applicable Law, and shall be provided to the Stockholder Representative for review and comment no later than thirty (30) days before the due date thereof (giving effect to applicable extensions), and Parent shall consider in good faith all reasonable comments of the Stockholder Representative; provided that no failure to timely provide any such Tax Return shall relieve the Company Stockholders of any liability or indemnification obligation except to the extent they are actually and materially prejudiced thereby.

(b) Straddle Periods. In the case of Taxes based on income, receipts or payroll that are payable with respect to a Straddle Period, the portion of such Taxes allocable to the Pre-Closing Tax Period shall be determined on the basis of a deemed closing of the books at the end of the Closing Date; and in the case of all other Taxes payable with respect to a Straddle Period, the portion allocable to the Pre-Closing Tax Period shall be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through and including the Closing Date and the denominator of which is the total number of days in the Straddle Period, with appropriate adjustments for specific identifiable events.

(c) Contests. Parent shall control the defense of any audit, examination or other Action with respect to Taxes of the Company; provided that, with respect to any such Action relating to a Pre-Closing Tax Period that could give rise to an indemnification obligation of the Company Stockholders, (i) Parent shall keep the Stockholder Representative reasonably informed, (ii) the Stockholder Representative shall be entitled, at the Company Stockholders’ expense, to participate in (but not control) such Action, and (iii) Parent shall not settle or compromise such Action without the prior written consent of the Stockholder Representative (not to be unreasonably withheld, conditioned or delayed).

(d) Cooperation. The Stockholder Representative, Parent, the Surviving Corporation and the Surviving Company shall cooperate fully, as and to the extent reasonably requested, in connection with the filing of Tax Returns and any audit, litigation or other Action with respect to Taxes, including the retention and provision of records and information and making personnel available on a mutually convenient basis. The Parties shall retain all books and records with respect to Tax matters pertinent to the Company relating to any Pre-Closing Tax Period until the expiration of the applicable statute of limitations.

(e) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated hereby (“Transfer Taxes”) shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Company Stockholders. Parent shall file all necessary Tax Returns with respect to Transfer Taxes, and the Parties shall cooperate to minimize the amount of any Transfer Taxes.

(f) Reorganization Matters; Tax Opinions. Each Party shall (i) use its commercially reasonable efforts to cause the Mergers, taken together, to qualify as the 368 Transaction, (ii) not take any action, or fail to take any action, that would reasonably be expected to prevent or impede such qualification, and (iii) cooperate in good faith in obtaining any Tax Opinion required as a condition to the Closing, including by executing and delivering customary representation letters to the applicable counsel.

Section 5.9. Employment Agreements; Continuing Service Arrangements.

(a) At the Closing, Parent (or a Subsidiary of Parent) shall enter into employment agreements with each of Paul Singarella and John Dewey, in a form to be mutually agreed by each such individual, Parent, and the Company prior to the Closing (the “Employment Agreements”), providing for each of Mr. Singarella’s and Mr. Dewey’s respective engagements as an employee on a W-2 basis, effective as of the Closing. The Employment Agreements shall provide for services commensurate with each individual’s background and the strategic objectives of the combined enterprise (in respect of the Surviving Company and, as the Surviving Company and Parent may from time to time agree, other matters of Parent), in each case on commercially reasonable terms, including market compensation approved by the compensation committee of the Parent Board and customary protective covenants (including confidentiality, invention-assignment, and non-solicitation covenants, and, to the extent enforceable under applicable Law, non-competition covenants) of reasonable scope, duration, and geography. The Employment Agreements shall have initial terms of not less than twenty-four (24) months following the Closing, renewable upon mutual agreement of the parties thereto.

(b) From and after the Closing, any individual who is a party to an Employment Agreement, and any other Company Stockholder who subsequently becomes an employee, executive officer, or director of Parent or any Subsidiary of Parent (in each case pursuant to a separate determination of the Parent Board or its compensation committee), shall be eligible to participate in Parent’s equity incentive plans on terms consistent with such role, in addition to and not in lieu of any rights such individual may have under this Agreement in respect of the Aggregate Stock Consideration.

(c) Except as expressly set forth in this Section 5.9, neither this Agreement nor any Ancillary Agreement constitutes a commitment, undertaking, or pre-arrangement by Parent or any Subsidiary of Parent to appoint any Company Stockholder to the Parent Board or to any officer position of Parent.

Section 5.10. Investor Rights Agreement; Registration.

(a) At the Closing, Parent and the Company Stockholders shall enter into the Investor Rights Agreement, in substantially the form attached as Exhibit C, providing for (i) customary piggyback registration rights with respect to all shares of Parent Class A Common Stock issued to the Company Stockholders hereunder, and (ii) a customary lock-up restricting the resale of such shares for the period set forth in the Investor Rights Agreement (anticipated to be six (6) months following the Closing, subject to customary exceptions).

(b) Subject to the terms of the Investor Rights Agreement, Parent shall use commercially reasonable efforts to maintain in effect, for not less than two (2) years following the Closing Date, an effective shelf registration statement on Form S-3 (or, if Parent is not then eligible to use Form S-3, on Form S-1) covering the resale of all shares of Parent Class A Common Stock issued to the Company Stockholders hereunder, subject to customary exceptions and blackout periods and to the availability of any financial statements of the Company required under Regulation S-X.

Section 5.11. Nasdaq Matters. Parent shall use commercially reasonable efforts to cause the shares of Parent Class A Common Stock to be issued as Aggregate Stock Consideration to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to or as of the Closing Date, including by timely submitting a listing-of-additional-shares notification.

Section 5.12. Financial Statements; Audit Cooperation. From and after the Effective Date, the Company and, following the Closing, the Stockholder Representative shall, and shall cause the Company’s officers, advisors, accountants and other Representatives to, use commercially reasonable efforts to cooperate with Parent and its independent registered public accounting firm, at Parent’s sole cost and expense, in connection with the preparation and audit (or review) of such financial statements of the Company, and such pro forma financial information, as Parent reasonably determines are required to be included in, or incorporated by reference into, any registration statement, report or other filing of Parent under the Securities Act or the Exchange Act (including the proxy statement to be filed with the SEC by Parent in connection with obtaining the Parent Stockholder Approval, any Current Report on Form 8-K and any financial statements required by Rule 3-05 of Regulation S-X and any pro forma financial information required by Article 11 of Regulation S-X). Such cooperation shall include (a) providing such accounting firm with reasonable access, during normal business hours, to the books, records, work papers and personnel of the Company; (b) executing and delivering customary management representation letters reasonably requested by such accounting firm; and (c) using commercially reasonable efforts to obtain any consents of the Company’s historical accountants necessary for Parent to satisfy its reporting obligations under applicable securities Laws.

Section 5.13. Disclosure Schedules. The Company and the Stockholder Representative shall deliver to Parent, not later than ten (10) Business Days after the execution of this Agreement, a draft of the Disclosure Schedules, shall consider in good faith the comments of Parent and its Representatives thereto, and shall deliver the final Disclosure Schedules to Parent no later than August 31, 2026. From time to time following the delivery of the final Disclosure Schedules and prior to the Closing, the Company may supplement or update the Disclosure Schedules to reflect events, changes or circumstances arising after the date of delivery; provided, however, that no such supplement or update shall be deemed to (a) modify or cure any representation or warranty that was inaccurate or breached as of the Effective Date or the date of delivery of the final Disclosure Schedules, (b) prevent or limit Parent’s ability to assert that any condition to Closing set forth in Section 6.2(a) has not been satisfied to the extent such supplement or update relates to a matter that would reasonably be expected to constitute a breach of a representation or warranty, or (c) limit or otherwise affect the rights of the Parent Indemnified Parties to seek indemnification pursuant to Article VII with respect to any such matter. Any matter disclosed in any such supplement or update that would reasonably be expected to result in a breach of any representation or warranty shall be taken into account in determining whether the conditions set forth in Section 6.2(a) have been satisfied; and, to the extent Parent elects to consummate the Closing notwithstanding the existence of any such matter, such matter shall be deemed to give rise to a claim for indemnification under Article VII to the same extent as if such matter had not been disclosed in such supplement or update, so long as the supplement or update first disclosing such matter was delivered to Parent at least ten (10) Business Days prior to the Closing Date.

Section 5.14. Letters of Transmittal. Prior to the Closing, the Company shall use its reasonable best efforts to cause each Company Stockholder to execute and deliver to Parent a letter of transmittal, in form and substance reasonably acceptable to Parent and the Stockholder Representative (each, a “Letter of Transmittal”). As a condition to such Company Stockholder’s receipt of any portion of the Merger Consideration, each Letter of Transmittal shall provide, among other things, that such holder (a) agrees to be bound by all provisions of this Agreement applicable to the Company Stockholders, including Article VII, Section 5.15 and the appointment of the Stockholder Representative under Section 5.20, (b) expressly and directly agrees to indemnify the Parent Indemnified Parties in accordance with Article VII as if such holder were a party to this Agreement, (c) acknowledges that the Parent Indemnified Parties may enforce such obligations directly against such holder, (d) makes the title, authority, accredited-investor and investment-intent representations described in Section 3.24 and Section 3.25, and (e) includes the release described in Section 5.15. The Company shall obtain executed Letters of Transmittal from one hundred percent (100%) of the Company Stockholders prior to the Closing and shall not waive, amend or modify any provision of any Letter of Transmittal in any manner adverse to Parent without the prior written consent of Parent.

Section 5.15. Release. Effective as of the Effective Time, each Company Stockholder, on behalf of such Company Stockholder and such Company Stockholder’s executors, administrators, estate, successors, heirs and assigns, voluntarily, knowingly and irrevocably releases and forever discharges the Company, its Subsidiaries, Parent, First Merger Sub, Second Merger Sub and each of their respective officers, directors, managers, employees and Affiliates from any and all actions, agreements, amounts, claims, damages, expenses, liabilities and obligations of every kind, nature or description, known or unknown, arising or existing prior to the Effective Time, including any of the foregoing arising out of or relating to such Company Stockholder’s capacity as a stockholder (or former member) of the Company, except in each case for (a) any right, claim or entitlement of such Company Stockholder under this Agreement or any Ancillary Agreement (including the right to receive the Merger Consideration, the rights under the Investor Rights Agreement and the Employment Agreements, and the rights under Sections 5.17 and 9.9), (b) accrued and unpaid ordinary-course compensation or documented expense reimbursement disclosed on Schedule 3.23, and (c) any claim arising from fraud or willful misconduct. Each Company Stockholder acknowledges the risk of Unknown Claims (as defined below) and expressly waives, to the fullest extent permitted by Law, the provisions, rights, and benefits conferred by California Civil Code Section 1542 (and any Law of similar effect), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” “Unknown Claims” means claims discovered, incurred or suffered after the execution of this Agreement or the Closing based solely on facts that existed, or acts or omissions that occurred, prior to the Closing Date. Nothing in this Section 5.15 limits the indemnification provided to the Stockholder Indemnified Parties under Section 7.3 or the rights of any Covered Executive under Section 5.17.

Section 5.16. Related-Party Matters.

(a) Approvals; Process. Parent shall maintain, and shall furnish to the Company upon reasonable request, evidence of (i) the review and approval of this Agreement and the transactions contemplated hereby by the Parent Audit Committee in accordance with Parent’s related-party transaction policies and Nasdaq Rule 5630, and (ii) the approval of this Agreement and the transactions contemplated hereby by the Parent Board acting by the affirmative vote of a majority of the disinterested directors, in each case after disclosure of the material facts as to the relationships and interests described in Section 3.23 and with any interested director abstaining, it being the intent of the Parties that such approvals satisfy Section 144(a)(1) of the DGCL. The minutes and records of such deliberations shall be prepared and maintained in a manner that documents the basis for the Parent Board’s determinations, including the fairness of the consideration to Parent.

(b) Disclosure Cooperation. The Company and each Company Stockholder shall promptly furnish to Parent all information concerning the business and financial condition of the Company, the relationships and arrangements described in Section 3.23, and such other information concerning the Company and the Company Stockholders and their Affiliates, in each case as Parent reasonably determines is required in connection with (i) Parent’s disclosure obligations under Item 404 of Regulation S-K, Form 8-K, and Parent’s periodic reports and proxy statements, including, the proxy statement to be filed with the SEC by Parent in connection with obtaining the Parent Stockholder Approval, and (ii) any review by, or submission to, The Nasdaq Stock Market LLC.

(c) Treatment of Existing Arrangements. Schedule 5.16(c) sets forth each Contract or arrangement between the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, that is to be terminated, amended, or ratified effective at or prior to the Closing, as designated by Parent after review by the Parent Audit Committee (it being acknowledged that, from and after the Closing, any continuing arrangement between Parent and the Surviving Company will be an intercompany arrangement). Without limiting the foregoing, the Parties shall cooperate to terminate or amend, effective as of the Closing, any provision of any such Contract providing for fees payable by Parent or its Subsidiaries to the Company or any Company Stockholder that would be duplicative of, or inconsistent with, the post-Closing arrangements contemplated by this Agreement (including the Budget and the Employment Agreements).

(d) Section 16 Matters. Prior to the Closing, the Parent Board (or an appropriate committee thereof composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act) shall take such actions as are reasonably necessary to approve, for purposes of Rule 16b-3, the acquisition of shares of Parent Class A Common Stock hereunder by any Company Stockholder who is or will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby (including service as an officer of Parent from and after the Closing).

Section 5.17. Directors’ and Officers’ Matters; Covered Executives.

(a) Company D&O Tail. From and after the Closing, Parent shall cause the Surviving Company to (i) maintain in effect (or assume the obligations in respect of) the indemnification, exculpation, and advancement-of-expenses provisions in favor of the current and former directors, officers, and managers of the Company (and its predecessor limited liability company) that are set forth in the Company’s Organizational Documents as of the Effective Date, for a period of not less than six (6) years following the Closing Date in respect of acts or omissions occurring on or prior to the Closing, and (ii) maintain in effect for not less than six (6) years following the Closing Date a directors’ and officers’ liability insurance “tail” policy on customary terms covering acts and omissions occurring on or prior to the Closing Date, with coverage limits and terms reasonably acceptable to the Stockholder Representative, the cost of such policy to be borne by Parent.

(b) Covered Executive Insurance. From and after the Closing, for so long as each Covered Executive serves as an officer or employee of Parent or any Subsidiary of Parent, Parent shall maintain directors’ and officers’ liability insurance providing coverage for the benefit of such Covered Executive on terms no less favorable than those applicable to similarly situated executive officers of Parent, including coverage as an “Insured Person” for securities claims, derivative actions, and regulatory investigations, and shall use commercially reasonable efforts to maintain adequate “Side A” coverage for the benefit of such Covered Executive on the same basis as for other executive officers. Parent shall not materially reduce such coverage as it applies to any Covered Executive on a basis that discriminates against such Covered Executive relative to similarly situated executive officers of Parent.

(c) Covered Executive Indemnification. From and after the Closing, Parent shall indemnify and hold harmless each Covered Executive to the fullest extent permitted by applicable Law and on the same basis as Parent’s other executive officers against losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to the fact that such Covered Executive is or was a director, officer, employee, or agent of Parent or any of its Subsidiaries from and after the Closing, and shall advance expenses on the same basis as for Parent’s other executive officers, subject to receipt of a customary undertaking.

(d) Indemnification Agreements. At or prior to the Closing, Parent shall enter into a separate indemnification agreement with each Covered Executive in substantially the form entered into with Parent’s other senior executive officers.

(e) Pre-Closing Activities. From and after the execution of this Agreement and prior to the Closing, to the extent that any Covered Executive undertakes activities at the written request of Parent in anticipation of serving as an officer or employee of Parent or any of its Subsidiaries following the Closing, Parent shall (i) include such Covered Executive, where practicable, as an Insured Person under its directors’ and officers’ liability insurance policy in respect of such requested activities, and (ii) indemnify and hold such Covered Executive harmless in respect of such requested activities to the same extent as is provided for post-Closing under Section 5.17(c).

(f) Insurance Certificates. No fewer than three (3) Business Days prior to the Closing, Parent shall furnish the Company with copies of the declaration pages and certificates of insurance evidencing the coverage described in this Section 5.17.

Section 5.18. Capital-Access Facilities; Reporting.

(a) Parent shall use commercially reasonable efforts to arrange the capital-access facilities required to fund the working capital support described in Section 2.12 and to finance the growth and scale-up of the business, which, in Parent’s sole discretion, may include an equity line of credit, takedowns under a shelf registration statement, a private investment in public equity, a resale registration statement, project finance, credit facilities, and equipment and supply-chain financing.

(b) Parent shall deliver to the Company Stockholders (or to the Stockholder Representative on their behalf), within forty-five (45) days after the end of each calendar quarter during 2027 and 2028, a report on the status of the working capital support described in Section 2.12 and the capital-access facilities described in Section 5.18(a).

(c) Nothing in this Section 5.18 constitutes a representation, warranty, or guarantee by Parent that any particular capital-access facility will be available or will be arranged on any particular terms. The sole and exclusive remedy of the Company and the Company Stockholders in respect of the availability of capital from, or arranged by, Parent is the Capital Off-Ramp set forth in Section 6.3(g), and no failure of any facility described in this Section 5.18 to become available shall, standing alone, give rise to any claim for damages against Parent, First Merger Sub or Second Merger Sub.

Section 5.19. Parent Name Change. The Parties acknowledge that Parent intends, at or following the Closing, to change its corporate name and its trading symbol in connection with the repositioning of the combined enterprise (the “Parent Name Change”). The Company shall reasonably cooperate with Parent in connection with the Parent Name Change, including by furnishing such information and executing such documents as Parent may reasonably request. Neither the effectiveness nor the timing of the Parent Name Change shall constitute a condition to the obligations of any Party hereunder.

Section 5.20. Stockholder Representative.

(a) The Stockholder Representative is hereby appointed by the Company, and, by delivery of a Letter of Transmittal, each Company Stockholder irrevocably appoints the Stockholder Representative, as the representative, true and lawful agent, proxy and attorney-in-fact of the Company Stockholders for all purposes of this Agreement, with full power and authority on each Company Stockholder’s behalf to (i) consummate the transactions contemplated hereby, (ii) receive and disburse any funds or shares received hereunder on behalf of such Company Stockholder, (iii) execute and deliver all documents contemplated hereby and any amendment or waiver hereto, (iv) take all other actions to be taken by or on behalf of such Company Stockholder in connection herewith, (v) negotiate, settle, compromise and otherwise handle all disputes under this Agreement (including all indemnification claims under Article VII), (vi) give and receive notices on behalf of the Company Stockholders, and (vii) do each and every act and exercise any and all rights which such Company Stockholder or the Company Stockholders collectively are permitted or required to do or exercise under this Agreement. Each Company Stockholder agrees that such agency and proxy are coupled with an interest, are irrevocable, and shall survive the death, incapacity or bankruptcy of any Company Stockholder.

(b) All decisions, actions, consents and instructions of the Stockholder Representative shall be final and binding upon all Company Stockholders, and no Company Stockholder shall have any right to object, dissent, protest or otherwise contest the same, except for fraud, bad faith or willful misconduct. The Stockholder Representative shall not incur any liability to any Company Stockholder relating to the performance of its duties hereunder except for actions or omissions constituting fraud, bad faith or willful misconduct. The Company Stockholders shall severally (in accordance with their Pro Rata Shares) reimburse the Stockholder Representative for all costs and expenses, including professional fees, reasonably incurred by the Stockholder Representative in performing its duties hereunder, and Parent shall have no obligation or liability in respect thereof.

(c) Parent and the other Parent Indemnified Parties shall be entitled to rely conclusively, without independent verification or investigation, upon any action, decision, consent or instruction of the Stockholder Representative as being the action, decision, consent or instruction of each Company Stockholder.

ARTICLE VI

CONDITIONS TO THE MERGERS

Section 6.1. Mutual Conditions. The respective obligations of the Parties to consummate the Closing are subject to the satisfaction or waiver (where permissible under applicable Law) at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained and shall be in full force and effect.

(b) Parent Stockholder Approval . The Parent Stockholder Approval shall have been obtained and shall be in full force and effect.(c) No Injunction. No Order shall be in effect, and no Law shall have been enacted, in either case that prohibits, restrains, or makes illegal the consummation of the Mergers or the other transactions contemplated hereby.

(d) Regulatory Approvals. All approvals, consents, and authorizations of any Governmental Authority required to consummate the transactions contemplated hereby shall have been obtained, except for those the failure of which to obtain would not, individually or in the aggregate, be material to the Parties or the transactions contemplated hereby.

(e) Nasdaq Listing. The shares of Parent Class A Common Stock to be issued as Aggregate Stock Consideration at the Closing shall have been approved for listing on The Nasdaq Stock Market, subject to official notice of issuance.

Section 6.2. Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub. The obligations of Parent, First Merger Sub and Second Merger Sub to consummate the Closing are subject to the satisfaction, or waiver in writing by Parent, at or prior to the Closing of each of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company and the Company Stockholders contained in Article III of this Agreement and in the Letters of Transmittal (other than the Fundamental Representations) shall be true and correct in all material respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the Effective Date and at and as of the Closing, as if made on the Closing Date (other than representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time), and (ii) the Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies) as of the Effective Date and at and as of the Closing, as if made on the Closing Date (other than representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time).

(b) Performance of Covenants. The Company and the Company Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) No Material Adverse Effect. Since the Effective Date, there shall not have occurred a Material Adverse Effect with respect to the Company that is continuing.

(d) Officer Certificate. Parent shall have received the certificate described in Section 1.7(h).

(e) Closing Deliveries. Parent shall have received all of the deliveries contemplated by Section 1.7, including duly executed Letters of Transmittal from Company Stockholders holding one hundred percent (100%) of the outstanding Shares and duly executed termination agreements in respect of any Security Rights set forth on Schedule 3.3(a).

(f) No Dissenting Shares. No Company Stockholder shall have demanded or remain entitled to demand appraisal of any Shares pursuant to Section 262 of the DGCL.

(g) Due Diligence; Disclosure Schedules. Parent shall have completed its business, legal, financial, tax and technical due diligence investigation of the Company and its Subsidiaries, and the results thereof shall not have revealed that any representation or warranty of the Company or the Company Stockholders is untrue or inaccurate in any material respect or otherwise be reasonably unsatisfactory to Parent; and the final Disclosure Schedules delivered pursuant to Section 5.13 shall not disclose any matter that, individually or in the aggregate, constitutes or would reasonably be expected to constitute a Material Adverse Effect with respect to the Company or a material Liability of the Company not previously disclosed to Parent.

(h) Required Consents. The consents, approvals, waivers and authorizations set forth on Schedule 3.4(b) shall have been obtained and shall be in full force and effect.

(i) Employment Agreements. Each of Paul Singarella and John Dewey shall have executed and delivered his Employment Agreement, and each such agreement shall be in full force and effect as of the Closing.

(j) Debt; Liens. All indebtedness of the Company or any Subsidiary for borrowed money (including any stockholder or other related-party notes), if any, shall have been repaid or discharged (or shall be repaid at Closing pursuant to payoff letters delivered under Section 1.7(l)), and all Liens (other than Permitted Liens) on the assets of the Company or any Subsidiary shall have been released.

(k) Related-Party Arrangements. Each Contract or arrangement set forth on Schedule 5.16(c) shall have been terminated, amended, or ratified, as designated thereon, effective at or prior to the Closing.

(l) Financial Statements. The Company shall have delivered the Company Financial Statements contemplated by Section 3.5(a) and such other financial information of the Company as is reasonably required for Parent to timely satisfy its reporting obligations under the Exchange Act and Regulation S-X in connection with the Closing.

(m) Tax Opinion. Parent shall have received a Tax Opinion, in form and substance reasonably satisfactory to Parent, to the effect that the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(n) Corporate Conversion. The Company shall have delivered the conversion evidence described in Section 1.7(b).

Section 6.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction, or waiver in writing by the Company, at or prior to the Closing of each of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent, First Merger Sub and Second Merger Sub set forth in Article IV shall be true and correct in all material respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the Effective Date and at and as of the Closing, as if made on the Closing Date (other than representations and warranties that expressly speak only as of a specific date or time, which shall be so true and correct as of such specified date or time), except, in the case of representations and warranties other than those set forth in Sections 4.1, 4.2, 4.4, 4.6, and 4.10, for failures to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent.

(b) Performance of Covenants. Parent, First Merger Sub and Second Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) No Material Adverse Effect. Since the Effective Date, there shall not have occurred a Material Adverse Effect with respect to Parent that is continuing.

(d) Officer Certificate; Deliveries. The Company shall have received the certificate described in Section 1.8(b) and the other deliveries contemplated by Section 1.8.

(e) Issuance; Parent shall be prepared to issue and deliver the Aggregate Stock Consideration in accordance with Section 2.4.

(f) Parent Solvency. As of the Closing Date, (i) Parent shall not have filed or otherwise commenced any voluntary case or proceeding under chapter 7 or chapter 11 of the United States Bankruptcy Code (or any analogous proceeding under the insolvency Laws of any other jurisdiction); (ii) no involuntary petition or similar involuntary insolvency proceeding shall have been filed or commenced against Parent and remained undismissed for thirty (30) days; and (iii) no receiver, liquidator, assignee, custodian, trustee, or sequestrator shall have been appointed for Parent or any material portion of its assets.

(g) Parent Milestone; Capital Off-Ramp.

(i) Parent Milestone. Parent shall satisfy, as of the Closing, each of the following objective criteria (the “Parent Milestone”): (A) Parent’s Class A Common Stock shall be listed on a national securities exchange; (B) Parent shall have not less than $2,000,000 of unrestricted cash and cash equivalents; (C) the mechanism for, and the Surviving Company’s access to, the working capital support described in Section 2.12 shall have been confirmed; and (D) if the Parent stockholder approval described in Section 6.1(b) is required, there shall be a reasonable likelihood of obtaining it. If these criteria are not materially satisfied, the Company may terminate this Agreement as provided in Section 8.1(f), without penalty, cost, or liability.

(ii) Capital Off-Ramp. Parent shall endeavor to provide, or arrange for, the public-markets liquidity and capital-access facilities described in Section 5.18 in an amount sufficient to fund the working capital support described in Section 2.12 (the “Capital Availability Condition”; and the right of the Company to terminate this Agreement for failure of that condition, the “Capital Off-Ramp”). This Section 6.3(g)(ii) is the sole and exclusive provision of this Agreement addressing the availability of capital from, or arranged by, Parent, and no other provision shall be construed to create a separate or overlapping condition, termination right, or remedy in respect of that subject matter. The following apply to the Capital Off-Ramp: (A) if the Capital Availability Condition is not materially satisfied, the Company may terminate this Agreement pursuant to Section 8.1(f); the Capital Off-Ramp is a condition to the obligations of the Company and a termination right of the Company, and confers no condition, termination right, or benefit on Parent, First Merger Sub or Second Merger Sub; (B) any termination pursuant to the Capital Off-Ramp shall be without penalty, cost, or liability of any kind, and without any break-up, termination, expense-reimbursement, reverse-termination, or similar fee, and each Party shall bear its own expenses in accordance with Section 9.9; (C) this Section 6.3(g)(ii) does not constitute a representation, warranty, guarantee, or affirmative covenant by Parent, First Merger Sub or Second Merger Sub that any particular liquidity or capital-access facility will be available, and the failure of the Capital Availability Condition shall not, standing alone, give rise to any claim for damages against Parent, First Merger Sub or Second Merger Sub; and (D) Parent shall use commercially reasonable, good-faith efforts to satisfy the Capital Availability Condition; the Capital Off-Ramp may not be exercised by the Company at any time when the Company is in material breach of this Agreement, and the Capital Off-Ramp shall not be available after the Outside Date.

(h) Tax Opinion. The Company shall have received a Tax Opinion, in form and substance reasonably satisfactory to the Company, to the effect that the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 6.4. Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such Party’s failure to use its commercially reasonable efforts to consummate the transactions contemplated hereby, as required by and subject to Section 5.5.

ARTICLE VII

INDEMNIFICATION

Section 7.1. Survival. The representations and warranties of the Company and the Company Stockholders contained in this Agreement or in any Letter of Transmittal, certificate or other instrument delivered pursuant to this Agreement shall survive the Closing and continue in full force and effect until the date that is eighteen (18) months following the Closing Date (the “General Expiration Date”); provided, however, that (a) the Fundamental Representations shall survive until the date that is six (6) years following the Closing Date; (b) the Tax Representations shall survive until the date that is ninety (90) days after the expiration of the applicable statute of limitations with respect to the underlying subject matter thereof (giving effect to any waiver, mitigation or extension thereof); and (c) in the event of fraud, willful breach or intentional misrepresentation with respect to a representation or warranty, such representation or warranty shall survive indefinitely as to the matters that are the subject of such fraud, willful breach or intentional misrepresentation; and provided, further, that any representation or warranty shall survive beyond its stated survival period with respect to any breach thereof or inaccuracy therein if a claim is made hereunder in writing setting forth the specific claim and the basis therefor prior to the expiration of such survival period, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved. The representations and warranties of Parent, First Merger Sub and Second Merger Sub contained in this Agreement shall survive the Closing until the General Expiration Date; provided that the representations and warranties set forth in Section 4.1 (Organization), Section 4.2 (Authority, Approval and Enforceability) and Section 4.6 (Valid Issuance) (the “Parent Fundamental Representations”) shall survive until the date that is thirty-six (36) months following the Closing Date. All covenants and other agreements contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. The Parties intend that the foregoing survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties.

Section 7.2. Indemnification by the Company Stockholders. Subject to the limitations set forth in this Article VII, from and after the Closing, the Company Stockholders shall severally (in accordance with their respective Pro Rata Shares) indemnify, defend and hold harmless the Parent Indemnified Parties from and against any and all Damages paid, incurred, suffered or sustained by the Parent Indemnified Parties, or any of them, directly or indirectly, arising out of, resulting from or in any way related to any of the following:

(a) any breach of, or inaccuracy in, any of the representations or warranties contained in Article III of this Agreement or in any Letter of Transmittal;

(b) (i) any breach by the Company (prior to the Closing) of any covenant or agreement of the Company in this Agreement that, by its terms, provides for performance by the Company prior to the Closing, or (ii) any breach by any Company Stockholder of any representation, warranty, covenant or agreement of such Company Stockholder in this Agreement or such Company Stockholder’s Letter of Transmittal;

(c) any fraud, willful misconduct or intentional misrepresentation on the part of the Company or any Company Stockholder in connection with this Agreement or the transactions contemplated hereby;

(d) any Company Transaction Expenses that are unpaid as of the Closing and were not disclosed pursuant to Section 9.9(b);

(e) any Indemnified Taxes;

(f) any Dissenting Shares, to the extent the amounts paid in respect thereof (including costs of defense) exceed the value of the consideration that would otherwise have been issuable in respect of such Shares hereunder; and/or

(g) any of the matters identified on Schedule 7.2(g) (which Schedule shall be prepared by Parent, in consultation with the Company and the Stockholder Representative, and mutually agreed upon by Parent and the Stockholder Representative, and delivered within ten (10) days after receipt of the final Disclosure Schedules).

The Parties acknowledge and agree that, if after the Closing the Surviving Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Company as a Parent Indemnified Party) Parent shall also be deemed, by virtue of its ownership of the Surviving Company, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

Section 7.3. Indemnification by Parent. Subject to the limitations set forth in this Article VII, from and after the Closing, Parent shall indemnify, defend and hold harmless the Stockholder Indemnified Parties from and against any and all Damages incurred by any such Person to the extent arising out of or resulting from (a) any breach of any representation or warranty made by Parent, First Merger Sub or Second Merger Sub in Article IV, (b) any breach of any covenant or agreement of Parent, First Merger Sub, Second Merger Sub, the Surviving Corporation or the Surviving Company contained in this Agreement that is required to be performed after the Closing, or (c) fraud, intentional misrepresentation or willful misconduct by Parent, First Merger Sub or Second Merger Sub. Notwithstanding anything to the contrary in this Agreement, Parent shall have no indemnification obligation to any Company Stockholder or any other Person for (i) the business, operations, assets, liabilities or obligations of the Company, the Surviving Corporation or the Surviving Company, except to the extent arising from a breach by Parent, First Merger Sub or Second Merger Sub of an express covenant or agreement contained in this Agreement, or (ii) any failure of the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code, except to the extent such failure is caused by a breach by Parent, First Merger Sub or Second Merger Sub of an express covenant or agreement contained in this Agreement or by an action taken by Parent after the Closing that is inconsistent with or contrary to the qualification of the Mergers as the 368 Transaction.

Section 7.4. Certain Limitations on Indemnification.

(a) Threshold. The Parent Indemnified Parties shall only be entitled to indemnification pursuant to Section 7.2(a) to the extent the aggregate amount of all Damages for which the Parent Indemnified Parties are entitled to indemnification pursuant to Section 7.2(a) exceeds $100,000 (the “Threshold Amount”), in which case the Parent Indemnified Parties shall be entitled to indemnification for all such Damages from the first dollar, including the Threshold Amount; provided that the foregoing limitation shall not apply to (i) claims for breaches of, or inaccuracies in, any Fundamental Representation or Tax Representation, or (ii) claims based on fraud, willful misconduct or intentional misrepresentation; and provided, further, that the limitations set forth in this Section 7.4(a) shall not apply to indemnification claims under Sections 7.2(c) through 7.2(g), inclusive.

(b) Source and Order of Recovery. Any amount owing to a Parent Indemnified Party under this Article VII shall be satisfied, subject to the caps in Section 7.4(e), at the election of the applicable Company Stockholder, (A) by payment of cash, (B) by the surrender for cancellation of shares of Parent Class A Common Stock issued hereunder and still held by such Company Stockholder, valued at the higher of (x) the VWAP as of the Closing Date and (y) the VWAP as of the date such claim is finally resolved, or (C) by set-off against any amounts otherwise owed by any Parent Indemnified Party to such Company Stockholder under this Agreement (other than compensation for services), or any combination of the foregoing. Any amount owing to a Stockholder Indemnified Party under this Article VII shall be payable by Parent in cash or, with the prior written consent of the Stockholder Representative, in shares of Parent Class A Common Stock valued as provided in clause (B) of the immediately preceding sentence, subject in all cases to compliance with the applicable rules of The Nasdaq Stock Market LLC and applicable Law.

(c) Materiality Scrub. For purposes of this Article VII, solely with respect to the Fundamental Representations and the Tax Representations, all qualifications and exceptions relating to materiality, Material Adverse Effect or words of similar import (but not specific dollar thresholds) shall be disregarded for purposes of determining whether a breach or inaccuracy has occurred and for calculating the amount of any Damages in respect thereof. With respect to all other representations and warranties, the qualifications and exceptions relating to materiality, Material Adverse Effect and words of similar import shall be given full force and effect for all purposes of this Article VII.

(d) Certain Damages. No Indemnified Party shall be entitled to indemnification for any punitive or consequential damages except to the extent such damages are awarded and actually paid to an unaffiliated third party in connection with a third-party claim. No Damages shall be calculated using, and in no event shall any Indemnified Party be entitled to indemnification for any amount determined by reference to, any multiple of earnings, revenue, book value, cash flow or other financial metric, or any diminution-in-value theory, in each case except to the extent such amount is awarded and actually paid to an unaffiliated third party in connection with a third-party claim. Damages shall be determined net of (i) any insurance proceeds actually received by the Indemnified Party in respect of such Damages (less the costs of recovery and any resulting premium increases) and (ii) any Tax benefit actually realized by the Indemnified Party as a result of such Damages; and each Indemnified Party shall use commercially reasonable efforts to mitigate any Damages for which it seeks indemnification.

(e) Caps. The aggregate indemnification payable pursuant to Section 7.2(a) and Section 7.2(g), taken together (other than in respect of Fundamental Representations and Tax Representations), shall not exceed five percent (5%) of the value of the Aggregate Stock Consideration (with shares valued at the VWAP as of the Closing Date). The aggregate indemnification payable by any Company Stockholder under this Article VII shall not exceed the value (determined in accordance with Section 7.4(b)) of such Company Stockholder’s Pro Rata Share of the Aggregate Stock Consideration. The aggregate indemnification payable by Parent pursuant to Section 7.3(a) shall not exceed the value (determined in accordance with Section 7.4(b)) of the Aggregate Stock Consideration. None of the foregoing caps shall apply to claims based on fraud, willful misconduct or intentional misrepresentation.

(f) Effect of Knowledge. Notwithstanding anything to the contrary contained in this Agreement, no Party (or any of its Affiliates) shall have any right to indemnification or any other remedy hereunder with respect to any breach or inaccuracy in any representation or warranty made by another Party in this Agreement (or in any certificate delivered pursuant hereto) to the extent that the Party seeking such indemnification or remedy (or any of its Representatives or Affiliates) had actual knowledge, as of the date of this Agreement or as of the Closing Date, of the facts, circumstances, or conditions giving rise to such breach or inaccuracy. For purposes of this Section 7.4(f), “actual knowledge” means the conscious awareness of a fact, circumstance, or condition by Philip Sansone, without any duty of inquiry or investigation and without imputation of knowledge of any other Person to such individual.

(g) No Duplication; Insurance. Damages shall be calculated net of insurance proceeds actually received by the Indemnified Party in respect thereof (less the costs of recovery and any resulting premium increases), and no Indemnified Party shall be entitled to recover the same Damages more than once.

Section 7.5. Indemnification Claim Procedures.

(a) Whenever any claim shall arise for indemnification by the Company Stockholders hereunder, the Parent Indemnified Party shall promptly provide written notice of such claim to the Stockholder Representative (it being agreed that no delay in providing such notice shall relieve the Company Stockholders of their indemnification obligations except to the extent they are actually and materially prejudiced thereby). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Stockholder Representative, at the Company Stockholders’ sole cost and expense and upon written notice to the Parent Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Parent Indemnified Party; provided that the Stockholder Representative shall not be entitled to assume the defense of any Action (i) seeking injunctive or other equitable relief against the Parent Indemnified Party, (ii) involving any criminal or quasi-criminal allegation, or (iii) in which the reasonably anticipated Damages exceed the aggregate indemnification cap applicable to the Company Stockholders under Section 7.4(e). The Parent Indemnified Party shall be entitled to participate in the defense of any such Action with its own counsel at its own expense. If the Stockholder Representative does not (or is not entitled to) assume the defense of any such Action, the Parent Indemnified Party may defend against such Action in such manner as it may deem appropriate, including settling such Action after giving notice to the Stockholder Representative, and no such action shall relieve the Company Stockholders of their indemnification obligations with respect to Damages resulting therefrom. The Stockholder Representative shall not settle any Action without the Parent Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Whenever any claim shall arise for indemnification by Parent hereunder, the Stockholder Indemnified Party shall promptly provide written notice of such claim to Parent, and the provisions of Section 7.5(a) shall apply mutatis mutandis (with Parent in the role of the Stockholder Representative and the Stockholder Indemnified Party in the role of the Parent Indemnified Party).

Section 7.6. Tax Treatment of Indemnification Payments. Any payment made (including any surrender or cancellation of shares pursuant to Section 7.4(b)) pursuant to the indemnification obligations under this Article VII shall be treated as an adjustment to the Merger Consideration by the Parties for Tax purposes, unless otherwise required by applicable Law.

Section 7.7. Indemnification Sole and Exclusive Remedy. Except with respect to (a) claims based on fraud, willful misconduct or intentional misrepresentation, (b) claims for specific performance or other equitable relief in respect of any covenant or agreement contained herein or in any Ancillary Agreement, and (c) the termination rights and related provisions of Article VIII, following the Closing, indemnification pursuant to this Article VII shall be the sole and exclusive remedy of the Parties and any Persons claiming by or through any Party (including the Parent Indemnified Parties and the Stockholder Indemnified Parties) related to or arising from any breach of any representation, warranty, covenant or agreement contained in, or otherwise pursuant to, this Agreement, and no Party shall have any other rights or remedies in connection with any breach of this Agreement or any other liability arising out of the negotiation, entry into or consummation of the transactions contemplated hereby, whether based on contract, tort, strict liability, other Laws or otherwise. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth in this Article VII.

ARTICLE VIII

TERMINATION

Section 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of Parent and the Company;

(b) by either Parent or the Company, by written notice to the other, if the Closing shall not have occurred on or before the date that is one hundred eighty (180) days after the Effective Date (as such date may be extended pursuant to Section 2.10, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant, or agreement contained in this Agreement has been a principal cause of, or has resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by either Parent or the Company, by written notice to the other, if any Governmental Authority of competent jurisdiction shall have issued a final, non-appealable Order permanently prohibiting the consummation of the Mergers; provided that the Party seeking to terminate shall have complied with its obligations under Section 5.5;

(d) by Parent, by written notice to the Company, if the Company or any Company Stockholder has breached any representation, warranty, covenant or agreement contained in this Agreement (or any Letter of Transmittal) such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not then be satisfied, and such breach is either incapable of being cured by the Outside Date or, if curable, is not cured within thirty (30) days following the Company’s receipt of written notice of such breach from Parent; provided that Parent shall not have such right if Parent, First Merger Sub or Second Merger Sub is then in material breach of this Agreement such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not then be satisfied;

(e) by the Company, by written notice to Parent, if Parent, First Merger Sub or Second Merger Sub has breached any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not then be satisfied, and such breach is either incapable of being cured by the Outside Date or, if curable, is not cured within thirty (30) days following Parent’s receipt of written notice of such breach from the Company; provided that the Company shall not have such right if the Company or any Company Stockholder is then in material breach of this Agreement such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not then be satisfied;

(f) by the Company, by written notice to Parent delivered prior to the Outside Date, if the Parent Milestone (Section 6.3(g)(i)) or the Capital Availability Condition (Section 6.3(g)(ii)) has not been satisfied, such termination to be subject to, and governed exclusively by, the terms of the Capital Off-Ramp set forth in Section 6.3(g)(ii), including the one-way and cost-free nature of that right; or

(g) by Parent, by written notice to the Company delivered prior to the Outside Date, if Parent’s due diligence investigation of the Company or the final Disclosure Schedules reveal any matter of the kind described in Section 6.2(g) that is incapable of being cured or remediated to Parent’s reasonable satisfaction by the Outside Date.

Section 8.2. Manner and Effect of Termination.

(a) The Party desiring to terminate this Agreement pursuant to Section 8.1 (other than Section 8.1(a)) shall give written notice of such termination to the other Parties, specifying the provision hereof pursuant to which such termination is made.

(b) In the event of the termination of this Agreement in accordance with Section 8.1, this Agreement shall forthwith become null and void and have no effect, and there shall be no liability or obligation under this Agreement on the part of any Party or any of their respective directors, officers, employees, partners, members, stockholders or Representatives, except that Section 5.7 (Confidentiality; Public Announcements), this Section 8.2 and Article IX (including Section 9.9) shall survive any such termination; provided, however, that nothing herein shall relieve any Party from liability for fraud or for a willful and intentional breach of this Agreement occurring prior to such termination. No termination fee, break-up fee, expense-reimbursement fee, or similar payment shall be payable by any Party in connection with any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Amendment and Waivers.

(a) This Agreement may be amended with the approval of the respective boards of directors (or equivalent governing bodies) of the Company and Parent at any time (whether before or after the receipt of the Company Stockholder Approval); provided, however, that (i) after receipt of the Company Stockholder Approval, no amendment shall be made which by Law requires further approval of the Company Stockholders without such further approval, (ii) any amendment having effect after the Closing that adversely affects the rights of the Company Stockholders under Article II, Article VII, Section 5.10, Section 5.17 or Section 9.9 shall also require the written consent of the Stockholder Representative, and (iii) any amendment on the part of Parent shall be subject to the related-party approval requirements described in Section 5.16(a) to the extent applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b) Any provision of this Agreement (including any Exhibit or Schedule) may be waived if, but only if, such waiver is in writing and is signed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, nor shall any waiver constitute a continuing waiver.

Section 9.2. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been duly given and effective: (a) upon personal delivery to the party to whom such notice is required or permitted to be given; (b) on the second Business Day following the date of dispatch if delivered by a nationally recognized overnight courier service, with written proof of delivery; or (c) upon transmission by email (with confirmation of receipt, and provided no bounce-back or error message is generated). The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:

if to Parent, First Merger Sub, Second Merger Sub or, after the Closing, the Surviving Corporation or the Surviving Company, to:

Mobix Labs, Inc.

[***]

Attention: General Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

[***]

Attention: Raymond Lee

Email: [***]

if to the Company (prior to the Closing), to:

Special Project Delivery, Inc.

[***]

Attention: Paul Singarella, Chief Executive Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

[***]

Attention: Michael Scheinberg

Email: [***]

if to the Stockholder Representative or, after the Closing, the Company Stockholders, to:

Paul Singarella

[***]

Email: [***]

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

[***]

Attention: Michael Scheinberg

Email: [***]

Section 9.3. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or arbitrator to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

Section 9.4. Entire Agreement; Assignment.

(a) This Agreement (including the Exhibits and Schedules hereto and the Disclosure Schedules), together with the Ancillary Agreements, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to such subject matter, including that certain non-binding Letter of Intent, dated May 12, 2026, between Parent and the Company.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any Party without the prior written consent of the other Parties; provided, however, that Parent may assign any or all of its rights under this Agreement to any direct or indirect wholly owned Subsidiary of Parent or, as collateral, to any Person providing financing to Parent or its Affiliates (provided that no such assignment shall relieve Parent of any of its obligations under this Agreement). Any attempted assignment not in accordance with this Section 9.4(b) shall be null and void.

Section 9.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except (a) the rights of the Company Stockholders under Article II to receive the Merger Consideration, (b) the rights of the Parent Indemnified Parties and the Stockholder Indemnified Parties under Article VII, (c) the rights of the Persons entitled to indemnification, exculpation, advancement or insurance under Section 5.17, and (d) the rights of the Company Stockholders under Section 5.10, Section 5.18(b) and Section 9.9.

Section 9.6. Governing Law. This Agreement, and all matters, claims and causes of action (whether in contract, tort, statute, equity or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 9.7. Jurisdiction. Subject to Section 9.10 (Dispute Resolution), which provides for the final and binding resolution of Disputes by arbitration seated in Orange County, California, each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Orange County, California, solely for the limited purposes of (a) compelling arbitration, (b) confirming, entering judgment upon, vacating, or enforcing an arbitral award, and (c) seeking interim or provisional relief in aid of arbitration pursuant to Section 9.11, in each case arising out of or relating to this Agreement, and irrevocably waives any objection to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Nothing in this Section 9.7 permits any Party to litigate the merits of any Dispute that is subject to arbitration under Section 9.10.

Section 9.8. Waiver of Jury Trial. TO THE EXTENT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO IS, PURSUANT TO SECTION 9.10, PERMITTED TO BE BROUGHT OR MAINTAINED IN A COURT, EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

Section 9.9. Fees and Expenses.

(a) Except as otherwise expressly set forth in this Agreement (including this Section 9.9), whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of counsel, financial advisors, and accountants, shall be paid by the Party incurring such fees or expenses.

(b) The aggregate amount of Reimbursable Transaction Expenses (excluding legal fees and expenses, which are addressed separately below) that is reimbursable by Parent shall not exceed $100,000 (the “Expense Cap”), whenever such expenses are incurred. Notwithstanding the foregoing and for the avoidance of doubt, the legal fees and expenses incurred by the Company or the Company Stockholders in connection with this Agreement and the transactions contemplated hereby are excluded from, and shall not count against or be limited by, the Expense Cap, and Parent shall reimburse such legal fees and expenses in full at the Closing in addition to (and without regard to) the Expense Cap. The $100,000 Expense Cap applies to all other Reimbursable Transaction Expenses regardless of when incurred or when the Closing occurs. All Reimbursable Transaction Expenses (including such legal fees and expenses) shall be due and payable at the Closing. All Reimbursable Transaction Expenses are separate and distinct from the consideration payable in the Mergers, (i) no portion of the Merger Consideration is being paid in respect of such expenses, and (ii) such expenses are being paid solely in satisfaction of obligations of the Company or its stockholders independent of the exchange of Shares in the Mergers. The Parties shall treat all such payments consistently for all Tax purposes, including as non-consideration transaction expenses, except as otherwise required by applicable Law. For the avoidance of doubt, the payment of Reimbursable Transaction Expenses shall not increase or decrease the Merger Consideration and shall not be treated as consideration paid in exchange for Shares.

Section 9.10. Dispute Resolution. Any dispute, controversy, or claim, whether in contract or tort, arising out of or relating to this Agreement, or the enforcement, breach, termination, or validity thereof (a “Dispute”), including the determination of the scope or applicability of the agreement to arbitrate, that has not been resolved through good-faith negotiations within thirty (30) days following written notice from one Party to the other(s), shall, at the election of any Party, first be submitted to non-binding mediation administered by a mutually selected mediator in Orange County, California. If the Dispute is not resolved through mediation within an additional sixty (60) days, it shall be finally resolved by binding arbitration seated in Orange County, California, before a single neutral and impartial arbitrator, administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures then in effect. The Parties shall endeavor to appoint the arbitrator within fifteen (15) days of a demand for arbitration; failing such appointment, the arbitrator shall be appointed by JAMS in accordance with such rules. The arbitrator shall issue a reasoned written award setting forth findings of fact and conclusions of law, which shall be final and binding and not subject to appeal or collateral attack, and judgment upon the award may be entered in any court of competent jurisdiction. If JAMS no longer exists or is otherwise unavailable, the American Arbitration Association shall administer the arbitration in accordance with its Commercial Arbitration Rules, and references herein to JAMS shall mean the American Arbitration Association. The arbitrator shall have no authority to award punitive or exemplary damages (except to the extent contemplated by Section 7.4(d)). Each Party irrevocably waives any right to commence or maintain any action arising out of or relating to this Agreement in any court, except as permitted by Section 9.7.

Section 9.11. Specific Performance. Each Party acknowledges and agrees that the other Parties would be irreparably damaged in the event Section 5.3 of this Agreement were not performed in accordance with its terms, that no adequate remedy at law would exist for any such failure to perform, and that monetary damages would not be a sufficient remedy. Accordingly, each Party shall be entitled to specific performance of the terms set forth in Section 5.3 and to injunctive or other equitable relief (including from any court of competent jurisdiction in aid of arbitration, as contemplated by Section 9.7) to prevent any breach or threatened breach, in each case in addition to any other remedy to which such Party may be entitled hereunder, and without the necessity of posting any bond or other security.

Section 9.12. Counterparts; Electronic Signature. This Agreement may be executed and delivered in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Signatures transmitted by facsimile, by electronic mail in “portable document format” (.pdf), via DocuSign or an equivalent platform, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.13. Calculation of Time. If the date specified for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period) shall be the next date which is a Business Day.

Section 9.14. No Recourse. This Agreement may be enforced only against, and any claim based upon or related to this Agreement may be brought only against, the Persons expressly named as Parties hereto (and, to the extent of their express obligations under the Letters of Transmittal, the Company Stockholders), and then only with respect to the specific obligations set forth herein or therein. No past, present, or future director, officer, employee, member, partner, stockholder, Affiliate, agent, or Representative of any named Party shall have any liability for any obligations of such Party under this Agreement. Notwithstanding the foregoing, nothing in this Section 9.14 shall limit, impair, or otherwise affect (a) the obligations of the Company Stockholders under Article VII and the Letters of Transmittal, (b) the rights of any Covered Executive under Section 5.17, (c) the rights of any Person entitled to indemnification, exculpation, or advancement of expenses under Section 5.17(a), (d) the rights of any Company Stockholder under Article II, Section 5.10 or Section 9.9, or (e) the rights of any Person under any Ancillary Agreement, each of which may be enforced in accordance with its terms. Nothing in this Section 9.14 shall limit the liability of any Person for fraud or willful breach.

Section 9.15. Further Assurances. From and after the Closing, each Party shall, and shall cause its Affiliates to, execute and deliver such further instruments and documents, and take such further actions, as may be reasonably necessary or appropriate to give effect to the transactions contemplated by this Agreement, including the orderly integration of the Company’s business into the combined enterprise.

ARTICLE X

DEFINITIONS AND GENERAL INTERPRETATION

Section 10.1. Definitions. For purposes of this Agreement:

“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest (other than this Agreement or any inquiry, offer, proposal or indication of interest by Parent), or any public announcement of intention to make any of the foregoing, contemplating, relating to or otherwise involving in any way (a) any acquisition, merger, business combination, recapitalization, equity investment, or similar transaction involving the Company, (b) any sale, lease, exchange, transfer, license, acquisition or disposition of all or any material portion of the assets, business, properties, projects or technologies of the Company (including any Designated Project or any material interest therein), or (c) any joint venture or other strategic investment in or involving the Company (other than ordinary-course project-level arrangements expressly permitted by Section 5.1).

“Action” means any action, charge, claim, complaint, demand, grievance, arbitration, mediation, audit, assessment, hearing, investigation, inquiry, directive, notice of violation, legal proceeding, administrative enforcement proceeding, litigation, suit or other proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced or brought by any Person, or conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Agreements” means the First Certificate of Merger, the Second Certificate of Merger, the Employment Agreements, the Investor Rights Agreement, the Letters of Transmittal, and all other agreements, certificates, and instruments required or expressly provided under this Agreement to be executed and delivered by Parent, First Merger Sub, Second Merger Sub, the Company, the Stockholder Representative or any Company Stockholder in connection with the transactions contemplated hereby.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in the State of California or the State of Delaware are authorized or required by Law to be closed.

“Budget” means the budget for the Surviving Company set forth on Schedule A, as the same may be amended, supplemented, or replaced from time to time following the Closing in accordance with Section 2.12(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Transaction Expenses” means, without duplication, all fees, costs and expenses incurred or to be incurred by or on behalf of the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including the fees, costs and expenses of investment bankers, attorneys, accountants and other advisors and service providers, any change-of-control, transaction, retention or similar payments payable by the Company as a result of the transactions contemplated hereby, and any employer-side payroll Taxes attributable to any of the foregoing; provided that Reimbursable Transaction Expenses reimbursed by Parent pursuant to Section 9.9(b) shall not constitute Company Transaction Expenses for purposes of Section 7.2(d).

“Contract” means any written or oral contract, agreement, arrangement, commitment, understanding, letter of intent, memorandum of understanding, term sheet, license, lease, sublease, indenture, instrument, note, bond, mortgage, deed of trust, purchase order, work order, statement of work, guarantee, indemnity, franchise agreement, joint venture agreement, partnership agreement, or other legally binding obligation of any nature, in each case to which the applicable Person is a party or by which the applicable Person or any of its properties or assets is bound or affected, and including all amendments, modifications, supplements, restatements, and waivers thereto.

“Covered Executives” means each of Paul Singarella and John Dewey.

“Damages” means any and all damages, liabilities, obligations, awards, fines, judgments, administrative orders, remediation requirements, suits, actions, causes of action, enforcement actions, claims, demands, deficiencies, losses, costs, penalties, charges, liquidated damages, expenses, assessments, Taxes, interest and penalties, and reasonable accountants’, consultants’, engineers’ and experts’ fees and expenses, including reasonable expenses incurred in connection with investigating, defending against, or settling any of the foregoing (subject to Section 7.4(d)); provided that Damages excludes any attorneys’ fees or arbitration fees or costs incurred in the prosecution or defense of any claim or Dispute against another Party, except to the extent an arbitrator or court awards such fees and costs to the prevailing party.

“Data Security Requirements” means, to the extent applicable to the Company and relating to data security, cyber security, privacy or security-breach notification: (a) the Company’s own rules, policies and procedures; (b) applicable Laws (including, to the extent applicable, the California Consumer Privacy Act); (c) applicable industry standards by which the Company is contractually bound; and (d) Contracts into which the Company has entered or by which it is otherwise bound.

“DGCL” has the meaning set forth in the Recitals; “DLLCA” has the meaning set forth in the Recitals.

“Disclosure Schedules” means the disclosure schedules delivered by the Company to Parent pursuant to Section 5.13 and, where the context requires, the other Schedules to this Agreement delivered by the Company.

“Employee Benefit Plan” means (a) any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended); (b) any bonus, incentive, equity or equity-based compensation, deferred compensation, retiree medical, life insurance, retirement, health and welfare, severance or similar plan, policy or agreement; and (c) any employment, retention, individual consulting, termination or similar agreement, in each case that is sponsored, maintained, contributed to or required to be contributed to by the Company, or with respect to which the Company has any obligation or liability (contingent or otherwise).

“Environmental Laws” means any applicable Law concerning pollution, contamination, remediation, protection of natural resources or the environment, or protection of human health and safety, including any Law relating to wells, drilling, plugging and abandonment, mineral extraction, geothermal resources, or water quality or supply.

“Equity Interest” means, with respect to any Person, any capital stock, shares, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person.

“Exchange Act” has the meaning set forth in Section 4.7.

“Financial Statements” means balance sheets and related statements of operations and cash flows (or, for periods during which the Company was a limited liability company, the equivalent statements maintained by it).

“Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Qualification; Conversion; Subsidiaries), Section 3.2 (Authority, Approval and Enforceability), Section 3.3 (Capitalization), Section 3.4(a)(i) (No Conflict with Organizational Documents), Section 3.21 (Brokers and Finders), Section 3.23 (Affiliate and Parent Related-Party Transactions), Section 3.24 (Title to Shares) and Section 3.25 (Investment Representations).

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any U.S. federal, state, local, or municipal or any foreign government, any governmental, regulatory or administrative authority, agency, division, bureau, instrumentality or commission, any court, tribunal or judicial or arbitral body, or any self-regulatory organization or stock exchange (including The Nasdaq Stock Market LLC).

“Hazardous Substance” means any substance, material or waste listed, defined, designated, or classified as hazardous, toxic, radioactive, dangerous, or a “pollutant” or “contaminant” or otherwise regulated, or for which liability or standards of conduct may be imposed, under any Environmental Law, including petroleum, brines, drilling fluids and naturally occurring radioactive materials.

“Indemnified Taxes” means, without duplication, (a) any Taxes of the Company or any Subsidiary attributable to any Pre-Closing Tax Period (including the portion of any Straddle Period ending on the Closing Date, determined in accordance with Section 5.8(b)); (b) any Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company, including its predecessor limited liability company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law; (c) any Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by Contract or otherwise, which Taxes relate to an event or transaction occurring before the Closing; (d) any employer-side payroll Taxes attributable to compensatory payments made in connection with the transactions contemplated hereby; (e) any Taxes arising from or in connection with any breach of or inaccuracy in any Tax Representation; and (f) any Transfer Taxes required to be borne by the Company Stockholders pursuant to Section 5.8(e); provided that Indemnified Taxes shall not include any Taxes resulting from any action taken by Parent or its Affiliates outside the ordinary course of business on the Closing Date after the Closing.

“Investor Rights Agreement” means the Investor Rights Agreement, in substantially the form agreed to by the Parties, providing for registration rights and a customary lock-up applicable to the shares of Parent Class A Common Stock issuable as Aggregate Stock Consideration.

“Knowledge” means (a) with respect to the Company (including the phrase “Knowledge of the Company”), the actual knowledge of each Person listed on Schedule C, in each case after reasonable inquiry of such Person’s direct reports and of those advisors of the Company who would reasonably be expected to have knowledge of the relevant matter, and (b) with respect to Parent (including the phrase “Knowledge of Parent”), the actual knowledge of Philip Sansone, in each case after reasonable inquiry of such Person’s direct reports.

“Law” means any federal, state, local, or foreign statute, law (including common law), ordinance, regulation, rule, code, Order, or other legally binding requirement enacted, promulgated, or enforced by any Governmental Authority.

“Liability” means any liability, indebtedness or obligation of any nature whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, disputed or undisputed, secured or unsecured, joint or several, vested or unvested, executory, determined, determinable or otherwise, and whether or not required to be accrued on financial statements.

“Lien” means any lien, claim, mortgage, pledge, adverse claim, easement, charge, security interest, encumbrance, option, right of first refusal, restriction on transfer (other than transfer restrictions of general applicability under applicable securities Laws) or other restriction or adverse interest of any kind.

“Material Adverse Effect” means, with respect to the Company or Parent (as applicable), any change, effect, fact, occurrence, circumstance, development or event that, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) has prevented or materially delayed, or would reasonably be expected to prevent or materially delay, the consummation by such Person of the transactions contemplated hereby; provided, however, that, in the case of clause (a), none of the following, individually or in the aggregate, shall be deemed to constitute, or shall be taken into account in determining whether there has occurred, a Material Adverse Effect: (i) general economic, financial, capital market, regulatory, political or social conditions; (ii) conditions generally affecting the industries in which such Person operates; (iii) changes in GAAP or applicable Law or the interpretation thereof; (iv) acts of war, armed hostilities, sabotage, terrorism, epidemics, pandemics, natural disasters or acts of God; (v) any failure by such Person to meet any internal or external projections, forecasts, budgets or estimates (provided that the underlying causes thereof may be considered); or (vi) the announcement, pendency or consummation of the transactions contemplated hereby; except, in the case of clauses (i) through (iv), to the extent such matter has a disproportionate impact on such Person relative to other participants in the industries in which such Person operates.

“Order” means any decree, decision, injunction, judgment, order, citation, consent order, ruling, verdict or similar enforcement order entered, issued, made or rendered by any Governmental Authority of competent jurisdiction.

“Organizational Documents” means, as to any Person, the organizational documents of such Person, including any charter, certificate or articles of incorporation, certificate or articles of formation or organization, certificate of conversion, bylaws, limited liability company agreement, operating agreement, stockholders agreement, voting agreement or similar governing document.

“Parent Class A Common Stock” means the Class A Common Stock, par value $0.00001 per share, of Parent; “Parent Common Stock” means, collectively, the Parent Class A Common Stock and the Class B Common Stock, par value $0.00001 per share, of Parent.

“Parent Disclosure Schedule” means the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement, the principal portions of which are set forth as Schedule B, and which is incorporated by reference into, and constitutes an integral part of, this Agreement.

“Parent Indemnified Party” means any of Parent, First Merger Sub, Second Merger Sub and their respective Subsidiaries and Affiliates (including the Surviving Corporation and the Surviving Company) and each of their respective officers, directors, managers, employees, agents and Representatives.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, orders, operating authorities, franchises, easements, applications, filings, registrations and other authorizations under any Law or otherwise granted or required by any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar Liens arising in the ordinary course of business and not yet due and payable; (c) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance or similar programs; (d) with respect to real property and mineral or water interests, zoning, entitlement, building and other land-use regulations, and royalties, reservations and similar burdens of record that do not materially impair the value or continued use of the affected assets; and (e) transfer restrictions of general applicability under applicable federal and state securities Laws.

“Person” means any individual, partnership, limited partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, Governmental Authority, or other entity of any kind.

“Pre-Closing Dilution Stack” means, as of any reference date, the sum of Parent’s basic outstanding Common Stock calculated on a non-diluted basis as of such date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date.

“Pro Rata Share” means, with respect to each Company Stockholder, the percentage set forth opposite such Company Stockholder’s name on Schedule D (Allocation Schedule), as the same may be updated by the Company in good faith prior to the Closing Date pursuant to Section 2.4(c).

“Proprietary Information” means all information and materials not generally known to the public, including trade secrets, designs, software, know-how, technical information, deal-sourcing methodologies, project-development frameworks, pro forma models, form templates, and confidential marketing and other confidential and proprietary information.

“Reimbursable Transaction Expenses” means all reasonable and documented out-of-pocket fees and expenses incurred by the Company or its founding stockholders, Paul Singarella and John Dewey (in their capacity as such), in connection with the negotiation, preparation, execution, and consummation of this Agreement and the transactions contemplated hereby, including: (a) legal, accounting, and financial advisory fees; (b) filing fees and similar administrative costs; (c) reasonable travel and lodging expenses incurred in connection with relevant meetings and diligence; and (d) other customary transaction-related expenses; provided, however, that Reimbursable Transaction Expenses shall not include: (i) any amounts payable as compensation for services (including bonuses, retention payments, or change-in-control payments); (ii) any amounts contingent upon or determined by reference to the consideration payable in the Mergers; (iii) any expenses not supported by reasonable documentation; (iv) any liabilities or obligations unrelated to the transactions contemplated hereby; or (v) any amounts in excess of the Expense Cap.

“Related Party” has the meaning set forth in Section 3.23(a); “Parent Related Party” has the meaning set forth in Section 3.23(b).

“Representatives” means, with respect to any Person, all directors, managers, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“SEC” has the meaning set forth in Section 2.4(b); “Securities Act” has the meaning set forth in Section 2.4(b).

“Security Right” means any option, warrant, convertible or exchangeable security, subscription right, call right, put right, right of first refusal, right of first offer, conversion right, profits interest, phantom equity, equity appreciation right or other right requiring, or convertible into or exchangeable for, the issuance of Equity Interests of the applicable Person, whether vested or unvested, and whether conferred by Law, Organizational Document or Contract.

“Share” means a share of common stock, par value $0.0001 per share, of the Company.

“Stockholder Indemnified Party” means the Stockholder Representative, any of the Company Stockholders, and their respective Affiliates, agents and Representatives.

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person of which (a) more than fifty percent (50%) of the voting securities or other voting equity interests are owned, directly or indirectly, by such first Person, or (b) such first Person or any Subsidiary of such first Person is a general partner or managing member.

“Tax” or “Taxes” means (a) all federal, state, local, and foreign taxes, assessments, duties, levies, imposts, and other governmental charges of any kind or in the nature of taxes, including any income, gross receipts, license, payroll, employment, unclaimed property or escheat, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or estimated tax, including any interest, penalties, and additions thereto, whether or not disputed; (b) any liability for the payment of any amounts of the type described in clause (a) arising as a result of being (or having been) a member of any affiliated, combined, consolidated, or unitary group; and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify, allocate or otherwise assume or succeed to the liability of any other Person.

“Tax Law” means any Law relating to Taxes, including the Code.

“Tax Opinion” means an opinion of counsel to Parent or the Company, as applicable, in form and substance reasonably satisfactory to the receiving Party, to the effect that the Mergers, taken together, should qualify as a reorganization within the meaning of Section 368(a) of the Code.

“Tax Representations” means the representations and warranties set forth in Section 3.15 (Tax Matters) and, to the extent relating to Taxes, Section 3.16 (Employees; Consultants; Benefit Plans).

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Trading Day” means any day on which shares of Parent Class A Common Stock are traded on The Nasdaq Stock Market LLC.

“Transfer Taxes” has the meaning set forth in Section 5.8(e).

“Treasury Regulations” means the regulations issued by the U.S. Department of the Treasury under the Code, as in force from time to time.

“VWAP” means, as of any date, the volume-weighted average price per share of Parent Class A Common Stock on The Nasdaq Stock Market LLC, as reported by Bloomberg L.P. or, if not reported by Bloomberg L.P., by another nationally recognized financial market data provider reasonably selected by Parent, for the twenty (20) consecutive Trading Days ending on (and including) the third (3rd) Trading Day immediately preceding such date.

Other capitalized terms are defined elsewhere in this Agreement and have the meanings ascribed to them where they appear, including: “368 Transaction” (Recitals); “Agreement” (Preamble); “Allocation Schedule” (Section 2.4(c)); “Capital Availability Condition” and “Capital Off-Ramp” (Section 6.3(g)(ii)); “Closing” and “Closing Date” (Section 1.2); “Company,” “Parent,” “First Merger Sub,” “Second Merger Sub” and “Stockholder Representative” (Preamble); “Company Board” (Recitals); “Company Financial Statements” (Section 3.5(a)); “Company Intellectual Property” (Section 3.12(a)); “Company Stockholder Approval” (Section 3.2(c)); “Company Stockholders” (Recitals); “Designated Projects” and “SPD Pipeline” (Section 3.19); “Dispute” (Section 9.10); “Dissenting Shares” (Section 2.6); “Effective Date” (Preamble); “Effective Time” and “Second Effective Time” (Section 1.3); “Employment Agreements” (Section 5.9(a)); “Excluded Activities” (Section 5.3); “Expense Cap” (Section 9.9(b)); “First Certificate of Merger” and “Second Certificate of Merger” (Section 1.3); “First Merger,” “Second Merger” and “Mergers” (Recitals); “Surviving Corporation” and “Surviving Company” (Recitals); “General Expiration Date” (Section 7.1); “Interim Period” (Section 5.1(a)); “Letter of Transmittal” (Section 5.14); “Material Contracts” (Section 3.11(a)); “Merger Consideration” (Section 2.2(a)); “MWS” (Section 3.1(c)); “Outside Date” (Section 8.1(b)); “Parent Audit Committee” and “Parent Board” (Recitals); “Parent Fundamental Representations” (Section 7.1); “Parent Milestone” (Section 6.3(g)(i)); “Parent Name Change” (Section 5.19); “Parent Solvency Certificate” (Section 6.3(f)); “Parties” and “Party” (Preamble); “SEC Reports” (Section 4.7); “Threshold Amount” (Section 7.4(a)); and “Unknown Claims” (Section 5.15).

Section 10.2. General Interpretation.

(a) The Parties agree that they have been represented by counsel during, and have jointly participated in, the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b) In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (i) references to Articles, Sections, Exhibits and Schedules are to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (ii) the table of contents and headings are for reference purposes only and do not affect the meaning or interpretation of this Agreement; (iii) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (iv) the words “hereof,” “herein” and “hereunder” refer to this Agreement as a whole; (v) the word “will” has the same meaning and effect as the word “shall”; (vi) references to days mean calendar days unless Business Days are specified; (vii) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time, and include any rules and regulations promulgated thereunder and any successor provisions; (viii) references to any agreement or instrument are to the agreement or instrument as from time to time amended, modified, supplemented or replaced; (ix) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (x) the use of “furnished to Parent” or “made available to Parent” or similar phrases means that the subject documents were delivered to Parent or its Representatives or posted to, and freely accessible by Parent and its Representatives in, the virtual data room maintained by or on behalf of the Company at least two (2) Business Days prior to the date hereof; (xi) references to a Person are also to its successors and permitted assigns; (xii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; (xiii) references to monetary amounts are to the lawful currency of the United States; (xiv) the phrase “ordinary course of business” means “ordinary course of business consistent with past practice”; and (xv) words importing the singular include the plural and vice versa and words importing gender include all genders.

Section 10.3. Disclosure Schedules. Matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected therein; any such additional matters are included for informational purposes and do not necessarily include other matters of a similar nature. Headings in the Disclosure Schedules are for convenience of reference only. Disclosure of any information, fact or item in any Section of the Disclosure Schedules shall be deemed to have been disclosed with respect to every other Section of this Agreement and the Disclosure Schedules to the extent it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other Sections. Nothing in the Disclosure Schedules is intended to broaden the scope of any representation or warranty. The mere inclusion of any item in the Disclosure Schedules shall not be deemed an admission that such item is material, and neither the specification of any dollar amount nor the inclusion of any specific item is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material or within or outside the ordinary course of business. In the event of any conflict or inconsistency between any provision of this Agreement and any Schedule or Exhibit, the provisions of this Agreement shall control; provided that the inclusion of an item in a Disclosure Schedule shall not be deemed a conflict or inconsistency for this purpose.

[Remainder of page intentionally left blank; signature pages follow.]

In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

PARENT:

MOBIX LABS, INC.

By:	/s/ Philip Sansone
Name:	Philip Sansone
Title:	Chief Executive Officer

FIRST MERGER SUB:

MOBIX MERGER SUB XIV, INC.

By:	/s/ Philip Sansone
Name:	Philip Sansone
Title:	Chief Executive Officer

SECOND MERGER SUB:

MOBIX MERGER SUB XV, LLC

By: Mobix Labs, Inc., its sole member

By:	/s/ Philip Sansone
Name:	Philip Sansone
Title:	Chief Executive Officer

COMPANY:

SPECIAL PROJECT DELIVERY, INC.

By:	/s/ Paul Singarella
Name:	Paul Singarella
Title:	Chief Executive Officer

STOCKHOLDER REPRESENTATIVE:

By:	/s/ Paul Singarella
Paul Singarella,
solely in his capacity as Stockholder Representative

Signature Page to Mobix/SPD Agreement and Plan of Merger

INDEX OF SCHEDULES

Agreement Schedules

Schedule A — Budget

Schedule B — Parent Disclosure Schedules

Schedule C — Company’s Knowledge

Schedule D — Allocation Schedule

Company Disclosure Schedules (to be delivered pursuant to Section 5.13)

Schedule 3.1(c) — Subsidiary of the Company

Schedule 3.3(a) — Capitalization; Security Rights

Schedule 3.4(b) — Required Consents

Schedule 3.5(a) — Financial Statements; Basis of Preparation

Schedule 3.5(b) — Liabilities

Schedule 3.8 — Real Property; Mineral and Water Interests

Schedule 3.9(a) — Compliance Exceptions

Schedule 3.9(b) — Permits

Schedule 3.10 — Litigation

Schedule 3.11(a) — Material Contracts

Schedule 3.12 — Intellectual Property

Schedule 3.14 — Environmental Matters

Schedule 3.15 — Tax Matters

Schedule 3.15(d) — Tax Classification; Conversion

Schedule 3.16(b) — Special Advisors and Consultants

Schedule 3.17 — Insurance

Schedule 3.18 — Project Portfolio Status Report

Schedule 3.19 — Subsidiaries and Membership Interests

Schedule 3.20 — Government Programs

Schedule 3.21 — Brokers

Schedule 3.23 — Affiliate and Parent Related-Party Transactions

Schedule 5.1 — Expressly Permitted Activities

Schedule 5.3 — Excluded Activities

Schedule 5.16(c) — Related-Party Arrangements To Be Terminated, Amended or Ratified at Closing

Schedule 7.2(g) — Indemnification Matters

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Philip Sansone, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 of Mobix Labs, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 17, 2026	By:	/s/ Philip Sansone
Philip Sansone
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Keyvan Samini, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 of Mobix Labs, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 17, 2026	By:	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mobix Labs, Inc. (the “Registrant”) on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 17, 2026	By:	/s/ Philip Sansone
Philip Sansone
Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mobix Labs, Inc. (the “Registrant”) on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 17, 2026	By:	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer
(Principal Financial Officer)